UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material under to §240.14a-12

COUNTERPATH CORPORATION
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share, of CounterPath Corporation

(2)  Aggregate number of securities to which transaction applies:

6,452,478 shares of Common Stock

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11, the filing fee was determined by multiplying 0.0001091 by the underlying value of the transaction of $22,519,148.22, which has been calculated as the product of 6,452,478 shares of Common Stock issued and outstanding as of December 28, 2020 and the merger consideration of  $3.49 per share.

(4)  Proposed maximum aggregate value of transaction:

$22,519,148.22

(5)  Total fee paid:

$2,456.84

[X]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

COUNTERPATH CORPORATION
Suite 300 - 505 Burrard Street, Box 95
Vancouver, British Columbia
Canada V7X 1M3

MERGER PROPOSAL - YOUR VOTE IS VERY IMPORTANT

January 20, 2021

Dear Stockholder:

We cordially invite you to attend a special meeting of stockholders of CounterPath Corporation, a Nevada corporation, which we refer to as "CounterPath," the "Company," "we," "us" or "our" in the accompanying proxy statement, to be held on February 22, 2021 at 2:00 p.m. (Vancouver time) at Suite 300 - 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

On December 6, 2020, we entered into an agreement and plan of merger, which, as it may be amended from time to time, we refer to as the "Merger Agreement," with Alianza, Inc., a Delaware corporation, which we refer to as "Alianza" in the accompanying proxy statement, and CounterPath Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Alianza, which we refer to as "Merger Sub" in the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into CounterPath, which we refer to as the "Merger" in the accompanying proxy statement, with CounterPath continuing as the surviving corporation and becoming a wholly owned subsidiary of Alianza. If the Merger is completed, you will not own any shares of the surviving corporation and will instead be entitled to receive $3.49 in cash, without interest and less any applicable withholding taxes, for each share of CounterPath common stock you own at the effective time of the Merger.  At the special meeting, we will ask you to consider and vote upon a proposal to approve the Merger Agreement by and among CounterPath, Alianza and Merger Sub, thereby approving the Merger, and certain other matters as set forth in the stockholder notice and the accompanying proxy statement.

The receipt of cash in exchange for shares of our common stock in the Merger will generally be a taxable transaction to "U.S. holders" for U.S. federal income tax purposes. See the section entitled "The Merger Proposal - Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders" beginning on page 55 of the accompanying proxy statement for additional information.

The approval of the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share, which we refer to as the "CounterPath common stock" or "our common stock" in the accompanying proxy statement, entitled to vote is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, which we refer to as the "Merger Transaction" in the accompanying proxy statement. In addition, the proposal to approve the Merger Transaction must be approved under applicable Canadian securities laws by a majority of the votes cast by the holders of CounterPath common stock, present in person or represented by proxy at the special meeting and entitled to vote, excluding those holders of Company Common Stock whose votes are required to be excluded pursuant to Part 8 of Multilateral Instrument 61-101-Protection of Minority Security Holders in Special Transactions. See "Proposal 1: Approval of the Merger Agreement-Canadian Securities Law Matters-Excluded Votes" beginning on page 53 of this proxy statement for more information.

A special transaction committee comprised of independent members of our board of directors, which we refer to as the "special transaction committee" in the accompanying proxy statement, monitored the negotiation of, and carefully reviewed and considered the terms and conditions of, the Merger Transaction. The special transaction committee has unanimously determined that the Merger Transaction is advisable and fair to and in the best interests of CounterPath and its stockholders. The special transaction committee also recommended that our board of directors approve and declare the advisability of the Merger Transaction, and recommends that our stockholders approve the Merger Transaction.

Our board of directors has unanimously determined that the Merger Transaction is advisable and fair to and in the best interests of CounterPath and its stockholders, and unanimously approved the Merger Transaction. Our board of directors made its determination based in part on the unanimous recommendation of a special transaction committee and after consultation with independent legal and financial advisors, and in part after consideration of a number of other material factors as described in the accompanying proxy statement.

The special transaction committee unanimously recommends and the CounterPath board of directors also unanimously recommends (after having received the unanimous recommendation of the special transaction committee) that you vote:

• "FOR" the proposal to approve the Merger Transaction; and

• "FOR" the proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the CounterPath board of directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Transaction.

In connection with the Merger Agreement, on December 6, 2020, seven CounterPath stockholders, Wesley Clover International Corporation, Owen Matthews, Steven Bruk, Karen Bruk, KMB Trac Two Holdings Ltd., David Karp and Todd Carothers, whom we refer to as the "key stakeholders" in the accompanying proxy statement, entered into a voting agreement with Alianza, which we refer to as the "voting agreement" in the accompanying proxy statement, pursuant to which all agreed, among other things, to vote their shares of CounterPath common stock in favor of the proposal to approve the Merger Transaction. Accordingly, because the key stakeholders collectively own approximately 51.1% of the outstanding shares of CounterPath common stock, so long as each remains obligated under the terms of the voting agreement, the Merger Transaction will be approved at the special meeting. The terms of the voting agreement are described in more detail under the section entitled "The Voting Agreement" beginning on page 83 of the accompanying proxy statement.

The accompanying proxy statement provides you with detailed information about the Merger Agreement, the Merger and the voting agreement, and provides specific information regarding the special meeting. A copy of the Merger Agreement and a copy of the voting agreement are included as Exhibit A and Exhibit B, respectively, to the proxy statement. You can also obtain other information about CounterPath from documents that we have filed with the Securities and Exchange Commission and Canadian Securities Commissions. The proxy statement also describes the actions and determinations of the special transaction committee and our board of directors in connection with its evaluation of the Merger Transaction. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the exhibits carefully and in their entirety.

Your vote is very important to us regardless of the number of shares of CounterPath common stock you own. The Merger cannot be completed unless the holders of a majority of the outstanding shares of CounterPath common stock vote "for" the proposal to approve the Merger Transaction. If your shares of CounterPath common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote in accordance with the voting instruction card furnished by your broker, bank or other nominee. If you fail to vote on the Merger Transaction or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the Merger Transaction. We greatly appreciate your cooperation in voting your shares. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record.  Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

On behalf of the CounterPath board of directors, we thank you for your support of CounterPath Corporation and appreciate your consideration of this matter.

BY ORDER OF THE BOARD OF DIRECTORS

By:  /s/ Terence Matthews
Terence Matthews
Chairman of the Board

Dated:  January 20, 2021

The proxy statement is dated January 20, 2021 and it and the enclosed proxy card are first being mailed to stockholders on or about January 22, 2021.

ii

This transaction has not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or any provincial securities commission. Neither the Securities and Exchange Commission nor any state securities commission or any provincial securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

iii

COUNTERPATH CORPORATION
Suite 300 - 505 Burrard Street, Box 95
Vancouver, British Columbia
Canada V7X 1M3

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

FEBRUARY 22, 2021
2:00 P.M. VANCOUVER TIME

TO THE STOCKHOLDERS OF COUNTERPATH CORPORATION:

NOTICE IS HEREBY GIVEN that CounterPath Corporation (the "Company"), a Nevada corporation, will hold a special meeting of stockholders (the "Meeting") on February 22, 2021 at 2:00 p.m. (Vancouver time) at Suite 300 - 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

The Meeting is being held for the following purposes:

1. To consider and vote on a proposal to approve the agreement and plan of merger, dated as of December 6, 2020 (as it may be amended from time to time, the "Merger Agreement"), among the Company, Alianza, Inc., a Delaware corporation ("Parent" or "Alianza"), and CounterPath Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the transactions contemplated thereby, which we refer to as the "Merger Transaction"; a copy of the Merger Agreement is attached to the accompanying proxy statement as Exhibit A and is incorporated herein by reference;

2. To consider and vote upon a proposal to approve the adjournment of the Meeting if necessary or appropriate in the view of the CounterPath Board of Directors to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve the Merger Transaction, which we refer to as the "adjournment proposal" in the accompanying proxy statement; and

3.  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on January 15, 2021 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.  At the Meeting, each share of common stock represented at the meeting will be entitled to one vote on each matter properly brought before the Meeting.

The proposal to approve the Merger Transaction, must be approved by (i) the affirmative vote of the holders of a majority of the outstanding shares of CounterPath common stock, and (ii) under applicable Canadian securities laws, a majority of the votes cast by the holders of CounterPath common stock, present in person or represented by proxy at the special meeting and entitled to vote, excluding those holders of Company Common Stock whose votes are required to be excluded pursuant to Part 8 of Multilateral Instrument 61-101-Protection of Minority Security Holders in Special Transactions. See "Proposal 1: Approval of the Merger Agreement-Canadian Securities Law Matters-Excluded Votes" beginning on page 53 of this proxy statement for more information.

In connection with the Merger Agreement, on December 6, 2020, seven CounterPath stockholders, Wesley Clover International Corporation, Owen Matthews, Steven Bruk, Karen Bruk, KMB Trac Two Holdings Ltd., David Karp and Todd Carothers, whom we refer to as the "key stakeholders" in this proxy statement, entered into a voting agreement with Alianza, which we refer to as the "voting agreement" in the accompanying proxy statement, pursuant to which all agreed, among other things, to vote their shares of CounterPath common stock in favor of the proposal to approve the Merger Transaction. Accordingly, because the key stakeholders collectively own approximately 51.1% of the outstanding shares of CounterPath common stock, so long as each remains obligated under the terms of the voting agreement, the Merger Transaction will be approved at the Meeting. The terms of the voting agreement are described in more detail under the section entitled "The Voting Agreement" beginning on page 83 of the accompanying proxy statement.

The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the adjournment proposal at the Meeting.

Stockholders have a statutory right to dissent from the Merger and demand payment of the fair value of their shares as determined in a judicial proceeding in accordance with Nevada Revised Statutes Section 92A.300 through 92A.500, inclusive of the Nevada Revised Statutes, plus interest from the effective date of the Merger. The fair value or fair market value may be more or less than the amount CounterPath stockholders will receive pursuant to the Merger Agreement.  In order to qualify for these rights, CounterPath stockholders must comply with the procedural requirements under the Nevada Revised Statutes. In addition, under our bylaws, our stockholders are entitled, after complying with certain requirements of our bylaws, to dissent from approval of the Merger and to be paid the "fair value" of their shares of CounterPath common stock, determined as of the close of business on the date before the proposal is approved. We will require strict compliance with the procedures set out in our bylaws.

Your attention is directed to the accompanying proxy statement and exhibits which summarize each item to be voted upon. Stockholders who do not expect to attend the Meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy in the enclosed envelope, or via the telephone or the Internet by following the instructions provided in the enclosed proxy card, as soon as possible. To be represented at the meeting, proxies must be submitted to the Company's transfer agent, Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or by facsimile (toll free North American facsimile: 1-866-249-7775, international facsimile: 1-416-263-9524), or, if by telephone voting, at 1-866-732-8683, or, if by Internet voting, at https://www.investorvote.com, no later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting or adjournment thereof.

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.  YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU.  PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.  FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD.  EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS

By:

/s/ Terence Matthews
Terence Matthews
Chairman of the Board

Dated:  January 20, 2021

In this proxy statement, the terms "we," "us," "our," "CounterPath" and the "Company" refer to CounterPath Corporation. In this proxy statement, we refer to Alianza, Inc. as "Alianza" or "Parent" and CounterPath Merger Sub, Inc. as "Merger Sub." All references to the "Merger" refer to the Merger of Merger Sub with and into CounterPath with CounterPath surviving as a wholly owned subsidiary of Alianza; and, unless otherwise indicated or as the context requires, all references to the "Merger Agreement" refer to the Agreement and Plan of Merger, dated as of December 6, 2020, as it may be amended from time to time, by and among CounterPath, Alianza and Merger Sub, a copy of which is included as Exhibit A to this proxy statement. CounterPath, following the completion of the Merger, is sometimes referred to in this proxy statement as the "surviving corporation."

All references to "$" herein are to United States dollars unless otherwise specified.

COUNTERPATH CORPORATION
Suite 300 - 505 Burrard Street, Box 95
Vancouver, British Columbia
Canada V7X 1M3

PROXY STATEMENT

SPECIAL MEETING OF STOCK HOLDERS

TO BE HELD ON FEBRUARY 22, 2021

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

The following questions and answers are intended to address some commonly asked questions regarding the Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the Exhibits to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Why am I receiving these materials?

The enclosed proxy is solicited on behalf of our Board of Directors of CounterPath (the "Board") for use at the special meeting of stockholders (the "Meeting") to be held on February 22, 2021 at 2:00 p.m. (Vancouver time) or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Meeting and any business properly brought before the Meeting.  Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Meeting.  We intend to mail this proxy statement and accompanying proxy card on or about January 22, 2021 to all holders of record of shares of our common stock, being all of the stockholders entitled to vote at the Meeting.  The Meeting will be held at Suite 300 - 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

What is included in these materials?

These materials include:

  the notice of the special meeting of stockholders;

  this proxy statement for the special meeting of stockholders; and

  the proxy card.

What is the Merger?

The Merger is the acquisition of CounterPath by Alianza pursuant to an agreement and plan of merger dated as of December 6, 2020, as it may be amended from time to time, by and among the Company, Parent, and Merger Sub. If the Merger Agreement is approved by the Company's stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into the Company. The Company will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Parent.

What items will be voted on at the Meeting?

Our stockholders will vote on:

  the approval of the Merger Transaction, whereby Alianza's wholly-owned subsidiary, Merger Sub, will merge with and into the Company; and

  the approval of the adjournment of the Meeting, if necessary, to solicit additional proxies if sufficient votes to approve the Merger Transaction have not been received, which we refer to as the "adjournment proposal" in this proxy statement.

What will I receive in the Merger?

If the Merger is completed, you will be entitled to receive $3.49 in cash, without interest and less any applicable withholding taxes (the "Merger Consideration"), for each share of CounterPath common stock you own at the effective time of the Merger.

What do I need to do now?

We urge you to carefully read and consider the information contained in this proxy statement. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the Meeting, but you do not need to attend the Meeting in person to vote your shares. Even if you do not plan to attend the Meeting, please vote by proxy by following instructions provided in the proxy card.

Who can vote at the Meeting?

You are entitled to vote if you were a holder of record of shares of CounterPath common stock as of the close of business on January 15, 2021, which is referred to in this proxy statement as the "record date."  Your shares of CounterPath common stock can be voted at the Meeting only if you are present in person or represented by a valid proxy.

As of the close of business on the record date, an aggregate of 278,792 votes will be required to be excluded pursuant to Part 8 of Multilateral Instrument 61-101-Protection of Minority Security Holders in Special Transactions, which is referred to in this proxy statement as "MI 61-101." See "Proposal 1: Approval of the Merger Agreement - Canadian Securities Law Matters - Excluded Votes" beginning on page 53 of this proxy statement for more information.

What is the quorum requirement?

Holders of record of shares of CounterPath common stock at the close of business on January 15, 2021, the record date, will be entitled to receive notice of and vote at the Meeting.  At the Meeting, each of the shares of CounterPath common stock represented at the Meeting will be entitled to one (1) vote on each matter properly brought before the Meeting.  On the record date, there were 6,455,645 shares of CounterPath common stock issued and outstanding.

In order to carry on the business of the Meeting, we must have a quorum.  Under our amended and restated bylaws, stockholders representing at least 33 1/3% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at any meeting of stockholders.

What approvals by the stockholders are required for the proposals at the Meeting?

Approval of the Merger Transaction requires (i) the affirmative vote of the holders of a majority of the outstanding shares of CounterPath common stock, and (ii) under applicable Canadian securities laws, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and that are present in person or by proxy at the Meeting, excluding those holders of CounterPath common stock whose votes are required to be excluded pursuant to Part 8 of MI 61-101.

The voting agreement requires Wesley Clover International Corporation, Owen Matthews, Steven Bruk, Karen Bruk, KMB Trac Two Holdings Ltd., David Karp and Todd Carothers (collectively, the "key stakeholders"), who collectively own approximately 51.1% of the outstanding CounterPath common stock, to, among other things, vote their shares of CounterPath common stock in favor of the Merger Transaction and certain related matters, as applicable, and against alternative acquisition proposals. Additionally, each of the key stakeholders has granted Alianza an irrevocable proxy (subject to the terms and conditions set forth in the voting agreement) to vote the shares of CounterPath common stock held by such stockholder in favor of the Merger Transaction and against any alternative acquisition proposal. However, if the CounterPath board of directors changes its recommendation to approve the Merger Transaction or if the Merger Agreement is terminated, in each case in accordance with the terms set forth in the Merger Agreement, including in respect of a superior proposal, all stockholders party to the voting agreement will be relieved of their obligation to approve the merger proposal and all other voting obligations under the voting agreement. Accordingly, because they collectively own a majority of the outstanding CounterPath common stock, if the stockholders party to the voting agreement are not relieved of their voting obligations, the vote required to approve the merger proposal will be obtained and the Merger Agreement will be approved at the Meeting.

As of the close of business on the record date, an aggregate of 278,792 votes will be required to be excluded when determining whether "minority approval" has been obtained pursuant to Part 8 of MI 61-101. See "Proposal 1: Approval of the Merger Agreement - Canadian Securities Law Matters - Excluded Votes" beginning on page 53 of this proxy statement for more information.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.

How does the special transaction committee and the board of directors recommend I vote?

The special transaction committee has unanimously determined, among other things, that the Merger Transaction is are advisable and fair to and in the best interests of CounterPath and its stockholders. Our board of directors, after careful consideration and acting after having received the unanimous recommendation of the special transaction committee, has unanimously determined that the Merger Transaction is advisable and fair to and in the best interests of CounterPath and its stockholders, and unanimously adopted the Merger Transaction. The material factors considered by the special transaction committee and the CounterPath board of directors in reaching its decision to approve the Merger Transaction, can be found in the section entitled "Proposal 1: Approval of the Merger Agreement - Reasons for the Merger" beginning on page 37 of this proxy statement.

The special transaction committee unanimously recommends and the CounterPath board of directors also unanimously recommends (after having received the unanimous recommendation of the special transaction committee) that CounterPath stockholders vote "FOR" the proposal to approve the Merger Transaction, and "FOR" the adjournment proposal.

How do I vote my shares?

Registered shareholders are entitled to vote at the Meeting.  The persons named as proxy holders (the "Designated Persons") in the enclosed form of proxy are directors and/or officers of our company.

A shareholder has the right to appoint a person or corporation (who need not be a shareholder) to attend and act for or on behalf of that shareholder at the Meeting, other than the Designated Persons named in the enclosed form of proxy.

To exercise this right, the shareholder may do so by inserting the name of such other person and, if desired, an alternate to such person, in the blank space provided in the form of proxy.

In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope, or via the telephone or the Internet by following the instructions provided in the enclosed proxy card. To be represented at the meeting, proxies must be submitted to Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or by facsimile (North American toll-free facsimile: 1-866-249-7775, international facsimile: 1-416-263-9524), or, if by telephone voting, at 1-866-732-8683, or, if by Internet voting, at https://www.investorvote.com, no later than forty-eight (48) hours, excluding Saturday, Sundays and holidays, prior to the time of the Meeting or adjournment thereof.

If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of each of the proposals set out in this proxy statement and at their discretion on any other matters that may properly come before the Meeting.  The Board knows of no other business that will be presented for consideration at the Meeting.  In addition, since no stockholder proposals were received by us on a timely basis, no such matters may be brought at the Meeting.

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or by facsimile (toll free North American facsimile: 1-866-249-7775, international facsimile: 1-416-263-9524), or by voting again on a later date via the telephone at 1-866-732-8683 or the Internet at https://www.investorvote.com (only your latest telephone or Internet proxy submitted prior to the Meeting will be counted) at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

The persons named as proxy holders in the proxy card were designated by the Board.  A stockholder has the right to appoint a person or corporation (who need not be a stockholder) to attend and act for and on behalf of that stockholder at the Meeting, other than the Designated Persons in the enclosed proxy card.  The stockholder may exercise this right by inserting the name of such other person and, if desired, an alternate to such person in the blank space provided in the proxy card.

The shares of CounterPath common stock represented by a stockholder's proxy card will be voted or withheld from voting in accordance with the instructions of the stockholder on any ballot that may be called for and, if the stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

How many votes do I have?

Holders of shares of CounterPath common stock of record on the record date, are entitled to one (1) vote for each share of CounterPath common stock on all matters to be voted upon at the Meeting. Holders of shares of CounterPath common stock may vote in person or by completing and mailing the enclosed proxy card.  All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies.  YOUR VOTE IS IMPORTANT.

How are votes counted?

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and votes withheld or abstained. Shares of CounterPath common stock represented by proxies that reflect votes withheld or abstained as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum.

Shares of CounterPath common stock represented by proxies that reflect a broker "non-vote" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.  A broker "non-vote" will be treated as unvoted for purposes of determining approval of a proposal and will not be counted as "for" or "against" that proposal; provided that a broker non-vote will have the same effect as a vote against the Merger Transaction.

Who pays for the cost of proxy preparation and solicitation?

We will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of CounterPath common stock in their names that are beneficially owned by others to forward to these beneficial owners.  We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of CounterPath common stock.  We are soliciting proxies and such solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Are stockholders entitled to appraisal and dissenter's rights in connection with the Merger?

Yes. Under Nevada law, CounterPath stockholders who do not wish to accept the Merger Consideration have a statutory right to dissent from the Merger and demand payment of the fair value of their CounterPath shares (excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion of any appreciation or depreciation would be inequitable). The fair value of the shares may be more or less than the Merger Consideration. Chapter 92A (Section 300 through 500 inclusive) of the Nevada Revised Statutes (the "NRS") provides that a CounterPath stockholder may elect to have CounterPath purchase the CounterPath shares held by such CounterPath stockholder for a cash price that is equal to the "fair value" of such shares, as determined by agreement of CounterPath and such stockholder or, if they cannot agree, in a judicial proceeding. The fair value of the CounterPath shares means the value of such shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion of any appreciation or depreciation would be inequitable.

If a CounterPath stockholder wishes to exercise his, her or its dissenters' rights or preserve the right to do so, he, she or it should carefully review Chapter 92A (Section 300 through 500 inclusive) of the NRS (a copy of which is attached as Exhibit E) to this proxy statement), particularly the special procedural steps required to perfect such rights. These rights may be lost if the provisions of NRS 92A.300 to 92A.500 are not fully and precisely satisfied.

In addition, under our bylaws, our stockholders are entitled, after complying with certain requirements of our bylaws, to dissent from approval of the merger proposal and to be paid the "fair value" of their shares of CounterPath Common Stock, determined as of the close of business on the date before the proposal is approved. We will require strict compliance with the procedures set out in our bylaws.

See " Proposal 1: Approval of the Merger Agreement -- Dissenters' Rights" beginning on page 57.

Can beneficial Stockholders vote at the Meeting?

Only registered holders of shares of CounterPath common stock or duly appointed proxyholders are permitted to vote at the Meeting.  If your shares are held in "street name" through a broker, bank or other nominee, you have the right to direct your broker, bank or other nominee on how to vote your shares. To direct your nominee on how to vote your shares please follow the instructions provided to you by your nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Meeting.

Proxies received at any time before the Meeting and not expired, revoked or superseded before being voted will be voted at the Meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted "FOR"  the proposal to approve the Merger Transaction, and "FOR" the approval of the adjournment proposal.

PROXY STATEMENT SUMMARY

This summary term sheet briefly summarizes material information found in this proxy statement. The proxy statement contains a more detailed description of the terms described in this summary. You are urged to read this proxy statement carefully, including any documents incorporated by reference, and the Annexes carefully and in their entirety, as this summary may not contain all of the information that may be important to you. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary term sheet. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where Stockholders Can Find Additional Information" beginning on page 87 of this proxy statement.

Parties Involved in the Merger (Page 23)

CounterPath Corporation

CounterPath designs, develops and sells software and services that enable enterprises and telecommunication service providers to deliver Unified Communications (UC) services, including voice, video, messaging and collaboration functionality, over their Internet Protocol, or IP, based networks. CounterPath is capitalizing upon numerous industry trends, including the rapid adoption of mobile technology, the proliferation of bring-your-own-device to work programs, the need for secure business communications, the need for centralized provisioning, the migration towards cloud-based services and the migration towards all IP networks. CounterPath is also capitalizing on a trend where communication services such as Skype and WhatsApp are becoming more available over-the-top (OTT) of the incumbent operators' networks or enterprise networks (a.k.a. Internet OTT providers). CounterPath offers its solutions under perpetual license agreements that generate one-time license revenue and under subscription license agreements that generate recurring license revenue. CounterPath sells its solutions through its own online store, through third-party online stores, directly using its in-house sales team and through channel partners. CounterPath's channel partners include original equipment manufacturers, value added distributers and value added resellers. Enterprises typically leverage CounterPath's Enterprise OTT solutions to increase employee productivity and to reduce certain costs. Telecommunication service providers typically deploy CounterPath's Operator OTT solutions as part of a broad strategy to defend their subscriber base from competitive threats by offering innovative new services. CounterPath's original equipment manufacturers and value added resellers typically integrate its solutions into their products and then sell a bundled solution to their end customers, which include both telecommunication service providers and enterprises.

CounterPath's common stock is listed on NASDAQ Capital Market (which we refer to as the "NASDAQ" in this proxy statement) under the symbol "CPAH" and on the Toronto Stock Exchange (which we refer to as the "TSX" in this proxy statement) under the symbol "PATH."

CounterPath's principal executive offices are located at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada, its telephone number is (604) 320-3344 and its Internet website address is www.counterpath.com. The information provided on or accessible through CounterPath's website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Alianza, Inc.

Alianza connects people by powering a feature-rich and robust suite of cloud communications products for service providers. Alianza makes it easy, highly profitable, and future-proof with its cloud native, agile software-as-a-service solution. Alianza's cloud communications platform is a better way to deliver VoIP and unified communications; untangling service providers from the restraints of obsolete networks and accelerating innovation and growth. Alianza is powered by a team of experts who are obsessed with the customer experience and have a passion to transform communications delivery.

Alianza's principal executive offices are located at 1064 S. North County Boulevard, Suite 500, Pleasant Grove, Utah 84062, and its telephone number is (801) 802-6400.

CounterPath Merger Sub, Inc.

Merger Sub, a wholly owned subsidiary of Alianza, is a Nevada corporation that was formed on December 4, 2020 by Alianza for the sole purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not engaged in any business other than in connection with the Merger and other related transactions. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into CounterPath, with Merger Sub ceasing to exist and CounterPath surviving the Merger as a wholly owned subsidiary of Alianza.

The principal executive offices of Merger Sub are located at 1064 S. North County Boulevard, Suite 500, Pleasant Grove, Utah 84062, and its telephone number is (801) 802-6400.

Terms of the Merger Agreement (Page 61)

The proposed transaction is the acquisition of CounterPath by Alianza pursuant to the Merger Agreement. At the Meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The acquisition will be effected by the Merger of Merger Sub with and into CounterPath, with CounterPath continuing as the surviving corporation and becoming a wholly owned subsidiary of Alianza. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation and will instead have the right to receive the Merger Consideration.

Expected Timing of the Merger (Page 63)

We expect to complete the Merger promptly following the approval of the Merger Transaction by CounterPath's stockholders as described herein, the receipt of all required regulatory approvals and the satisfaction or waiver of the other conditions precedent to the parties' respective obligations to complete the Merger, each as further set forth in the Merger Agreement, a copy of which is included as Exhibit A to this proxy statement.

We currently anticipate that the Merger will be completed in the first quarter of the 2021 calendar year. As noted above, however, consummation of the Merger is subject to various conditions and it is possible that factors outside the control of CounterPath and Alianza could result in the Merger being completed at a later time, or not at all. While we anticipate closing the Merger Transaction promptly following the Meeting, it is possible that there could be a substantial amount of time between the Meeting and the completion of the Merger.

Merger Consideration (Page 62)

If the Merger is completed, each share of our common stock, par value $0.001 per share, which we refer to as "CounterPath common stock" or "our common stock" in this proxy statement, issued and outstanding immediately prior to the effective time of the Merger, other than the shares of CounterPath common stock owned by CounterPath, Alianza, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries (which will be canceled at the consummation of the Merger), which shares we refer to collectively as the "excluded shares" in this proxy statement, will be converted into the right to receive the Merger Consideration. At or immediately prior to the effective time of the Merger, Alianza will deposit or cause to be deposited with the paying agent for the Merger all of the cash sufficient to pay the aggregate Merger Consideration.

Recommendations of the Special Transaction Committee and Our Board of Directors (Page 24)

A special transaction committee comprised of independent members of our board of directors, which we refer to as the "special transaction committee" throughout this proxy statement, oversaw the negotiation of, and reviewed and considered the terms and conditions of, the Merger Agreement and the transactions contemplated by the Merger Agreement. The special transaction committee has unanimously determined, among other things, that the Merger Transaction is advisable and fair to and in the best interests of CounterPath and its stockholders. The special transaction committee also recommended that our board of directors approve and declare the advisability of the Merger Transaction, and recommends that our stockholders approve the Merger Transaction.

Our board of directors, after careful consideration and acting after having received the unanimous recommendation of the special transaction committee, has unanimously determined that the Merger Transaction is advisable and fair to and in the best interests of CounterPath and its stockholders, and unanimously approved the Merger Transaction. Our board of directors made its determination based in part on the unanimous recommendation of the special transaction committee and after consultation with independent legal and financial advisors, as well as consideration of a number of other factors that the special transaction committee and the CounterPath board of directors deemed relevant. The material factors considered by the special transaction committee and the CounterPath board of directors in reaching its decision to approve the Merger Transaction can be found in the section entitled "Proposal 1: Approval of the Merger Agreement - Reasons for the Merger" beginning on page 37 of this proxy statement.

The special transaction committee unanimously recommends and the CounterPath board of directors also unanimously recommends (after having received the unanimous recommendation of the special transaction committee) that CounterPath stockholders vote:

• "FOR" the proposal to approve the Merger Transaction; and

• "FOR" the proposal to approve the adjournment of the Meeting if necessary or appropriate in the view of the CounterPath board of directors to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Special Meeting (Page 24)

Date, Time and Place (Page 24).  The Meeting will be held on February 22, 2021 at 2:00 p.m. (Vancouver time) at Suite 300 - 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

Purpose of the Special Meeting (Page 24).  At the Meeting, you will be asked: (i) to consider and vote upon a proposal to approve the Merger Transaction; and (ii) to consider and vote upon a proposal to approve the adjournment of the Meeting if necessary or appropriate in the view of the CounterPath board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve the Merger Transaction.

Record Date and Voting Information (Page 25).  Only stockholders who hold shares of our common stock at the close of business on January 15, 2021, the record date for the Meeting, will be entitled to vote at the Meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to stockholders for approval at the Meeting. As of the record date for the Meeting, there were 6,455,645 shares of our common stock outstanding and entitled to vote at the Meeting.

Quorum (Page 26).  Under our amended and restated bylaws, stockholders representing at least 33 1/3% of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of any business at such meeting. When a quorum is present at a meeting, it is not broken by the subsequent withdrawal of any CounterPath stockholders. As of the record date for the Meeting, 2,151,882 shares of CounterPath common stock will be required to obtain a quorum.

Required Vote (Page 26).  Approval of the Merger Transaction requires (i) the affirmative vote of the holders of a majority of the outstanding shares of CounterPath common stock, and (ii) under applicable Canadian securities laws, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and that are present in person or by proxy at the Meeting, excluding those holders of CounterPath common stock whose votes are required to be excluded pursuant to Part 8 of MI 61-101. A failure to vote your shares of common stock, an abstention from voting or the failure to advise your nominee how to vote will have the same effect as a vote against the Merger Transaction. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and any failure to advise your nominee how to vote, if any, will have no effect on the outcome of the adjournment proposal. In connection with the Merger Agreement, on December 6, 2020, the key stakeholders entered into a voting agreement with Alianza pursuant to which they each have agreed, among other things, to vote their shares of CounterPath common stock in favor of the merger proposal. Accordingly, because the key stakeholders collectively own approximately 51.1% of the outstanding shares of CounterPath common stock, so long as each remains obligated under the terms of the voting agreement, the Merger Transaction will be approved at the Meeting. The terms of the voting agreement are described in more detail under the section entitled "The Voting Agreement" beginning on page 83 of this proxy statement. As of the close of business on the record date, an aggregate of 278,792 votes will be required to be excluded when determining whether "minority approval" has been obtained pursuant to Part 8 of MI 61-101. See "Proposal 1: Approval of the Merger Agreement - Canadian Securities Law Matters - Excluded Votes" beginning on page 53 of this proxy statement.

Voting and Proxies (Page 27).  Any CounterPath stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the Internet or by telephone or may vote in person by appearing at the Meeting. If you are a beneficial owner and hold your shares of CounterPath common stock in "street name" through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of CounterPath common stock using the instructions provided by your broker, bank or other nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares. If you are a street name holder and wish to vote in person by ballot at the Meeting, you must provide a legal proxy from your bank, broker or other nominee.

Treatment of Stock Options and Deferred Share Units (Page 63)

Options

At the effective time of the Merger, and with the consent of each option holder, each vested option to purchase CounterPath common stock that is outstanding and vested immediately prior to the effective time of the Merger will be canceled in exchange for the right of the holder thereof to receive from the Company an amount in cash payable as soon as practicable following the effective time of the Merger (but no later than the first regular payroll date to occur following the fifteenth day after the closing of the Merger) equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such option and (ii) the number of shares of CounterPath common stock subject to such option, reduced by any required tax withholding.  Each unvested option to purchase CounterPath common stock and each option to purchase CounterPath common stock with a per share exercise price equal to or greater than the Merger Consideration shall be canceled without consideration as of the effective time of the Merger.

Deferred Share Units

At the effective time of the Merger, each CounterPath deferred share unit shall be canceled and converted into the right of the holder thereof to receive a cash payment from the Company payable as soon as practicable following the effective time of the Merger (but no later than the first regular payroll date to occur following the fifteenth day after the closing of the Merger) equal to the product of (i) the Merger Consideration and (ii) the number of shares of CounterPath common stock subject to such deferred share unit, reduced by any required tax withholding.

Delisting and Deregistration of Our Common Stock (Page 49)

After the Merger, we will no longer be required to file periodic reports with the SEC or with Canadian provincial securities commissions and our common stock will cease to be traded on NASDAQ and the TSX.

Opinion of CounterPath's Financial Advisor (Page 42 and Exhibit D)

Evans & Evans, Inc., which is referred to in this proxy statements as "Evans & Evans," was engaged by the special transaction committee on May 26, 2020, to act as financial advisor to CounterPath for purposes of issuing an opinion as to the fairness of the Merger, from a financial standpoint, to the holders of CounterPath common stock as at December 3, 2020, which is referred to in this proxy statement as the "Opinion." On December 3, 2020, Evans & Evans rendered its oral opinion, subsequently confirmed in writing, to the special transaction committee to the effect that, as of the date of review, and based upon and subject to various factors, assumptions, qualifications and limitations on the review undertaken set forth in the written Opinion, the Merger is fair, from a financial point of view, to the holders of CounterPath common stock.

The full text of the written Opinion of Evans & Evans, dated December 3, 2020 which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken in connection with the Opinion, is included as Exhibit D to this proxy statement and is incorporated herein by reference. Holders of shares of CounterPath common stock are encouraged to and should read the Opinion carefully and in its entirety. Evans & Evans's opinion was provided to the special transaction committee in connection with its evaluation of the Merger from a financial point of view. The Opinion of Evans & Evans does not address any other aspect of the Merger transaction and does not constitute a recommendation to the CounterPath board of directors, any holder of CounterPath common stock or any other person as to how to act or vote in connection with the Merger transaction or any other matter. The summary of the opinion of Evans & Evans set forth in this proxy statement is qualified in its entirety by reference to the full text of such Opinion.

Interests of CounterPath's Directors and Executive Officers in the Merger (Page 49)

In considering the recommendation of the CounterPath board of directors to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, CounterPath stockholders should be aware that certain directors and executive officers of CounterPath have interests in the Merger that are different from, or in addition to, those of CounterPath stockholders generally. These interests are described in the section entitled "Proposal 1: Approval of the Merger Agreement - Interests of CounterPath's Directors and Executive Officers in the Merger" beginning on page 49 of this proxy statement. The CounterPath board of directors was aware of these interests and considered them, among other matters, in evaluating the Merger Agreement, in reaching its decision to approve the Merger Agreement, and in recommending to CounterPath stockholders that the Merger Agreement and the transactions contemplated thereby, including the Merger, be approved.

These interests include the following, among others:

• executive officers of CounterPath who hold options to acquire CounterPath common stock will be paid in cash for all of their vested options in an amount in cash equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such option and (ii) the number of shares of CounterPath common stock subject to such option, reduced by any required tax withholding. If the exercise price of the option equals or exceeds the Merger Consideration, the option will be canceled without the payment of any consideration to the holder; and

• members of the CounterPath board of directors and executive officers who hold deferred share units of the Company will be paid in cash for all of their deferred share units in an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of shares of CounterPath common stock subject to such deferred share unit, reduced by any required tax withholding.

As of the close of business on the record date, an aggregate of 278,792 votes will be required to be excluded pursuant to Part 8 of MI 61-101. See "Proposal 1: Approval of the Merger Agreement - Canadian Securities Law Matters - Excluded Votes" beginning on page 53 of this proxy statement for more information.

No Financing Condition; Fees and Expenses (Page 49)

The Merger is not conditioned on Alianza obtaining the proceeds of any financing. We anticipate that the total amount of funds necessary to complete the Merger and the other transactions contemplated by the Merger Agreement will be approximately $25.9 million. These funds include the funds needed to pay our stockholders (including equity award holders) the amount due under the Merger Agreement.

We anticipate that the customary fees and expenses to be incurred by CounterPath in connection with the transactions contemplated by the Merger Agreement will be approximately $255,000.

No Solicitations of Alternative Proposals (Page 72)

CounterPath has agreed that it shall, and shall cause each of its subsidiaries (and shall instruct its and their respective directors, officers, managers, employees, consultants, legal counsel, financial advisors and agents and other representatives (collectively, "representatives")) to:

  following execution of the Merger Agreement, immediately cease any existing solicitations, discussions or negotiations with any persons that may be ongoing with respect to any inquiry, proposal, discussion, offer or request that constitutes or could reasonably be expected to lead to, or result in, an alternative proposal (as defined on page 73) (for the purposes of this section, an "inquiry");

  as promptly as reasonably practicable following the date of the Merger Agreement, request the prompt return or destruction of all confidential information previously furnished to any person that has, within the six-month period prior to the date of the Merger Agreement, made or indicated an intention to make an inquiry;

  enforce the provisions of any existing confidentiality or non-disclosure agreement entered into with respect to any inquiry; and

  until such time as the Merger Agreement is validly terminated pursuant to and in accordance with its terms, subject to the other provisions of the Merger Agreement, not, directly or indirectly,

  solicit, initiate, knowingly encourage or facilitate the submission of any inquiry or an alternative proposal,

  furnish non-public information to or afford access to the business, employees, officers, contracts, properties, assets, books and records of the Company and its subsidiaries to any person in connection with an inquiry or an alternative proposal, or enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to an inquiry or an alternative proposal.

Notwithstanding the restrictions described above, if at any time following the date of the Merger Agreement and prior to the earlier of the time the Company obtains the approval of its stockholders for the Merger and the date, if any, on which the Merger Agreement is validly terminated pursuant to and in accordance with its terms, the Company or any of its subsidiaries or any of their respective representatives receives a bona fide unsolicited written alternative proposal (which alternative proposal did not result from a material breach of the non-solicitation provisions of the Merger Agreement) by any person, the Company and its representatives may, if the Company's board of directors and the special transaction committee has determined in good faith (after consultation with its financial and outside legal advisors) that such alternative proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined on page 73 below) and that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law:

  furnish non-public information to and afford access to the business, employees, officers, contracts, properties, assets, books and records of the Company and the its subsidiaries to the person who made such alternative proposal and such person's representatives pursuant to (but only pursuant to) one or more acceptable confidentiality agreements (provided that the Company has previously furnished, made available or provided access to Alianza to any such non-public information or substantially concurrently (and in any event within twenty-four hours thereafter) does so); and

  enter into or otherwise participate in any discussions or negotiations with any person regarding such alternative proposal.

Changes in Board Recommendation (Page 73)

CounterPath has agreed that it shall, and shall cause each of its subsidiaries, and shall instruct its and their respective representatives, until the Merger Agreement is validly terminated pursuant to and in accordance with its terms and subject to the other provisions of the Merger Agreement, to not, directly or indirectly:

  approve, agree to, accept, endorse, recommend or submit to a vote of its stockholders any alternative proposal,

  fail to make, or withdraw, qualify, modify or amend, in a manner adverse to Alianza and Merger Sub, the Company recommendation (or recommend an alternative proposal),

  take any action to exempt any person from business combination, anti-takeover and similar laws,

  make any public statement, filing or release inconsistent with the Company recommendation,

  fail to publicly reaffirm the Company recommendation within three business days after Alianza so requests in writing,

  approve, adopt or recommend any alternative proposal, or propose publicly to approve, adopt or recommend, any alternative proposal, (any of the foregoing clauses, an "adverse recommendation change"), or enter into any letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other similar contract relating to or providing for any alternative proposal or a potential alternative proposal or requiring, or reasonably expected to cause, the Company to abandon, terminate, materially delay or fail to consummate, or that would otherwise materially impede or interfere with, the Merger or any of the other transactions contemplated thereby.

Prior to the earlier of obtaining stockholder approval of the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, or the date on which the Merger Agreement is terminated in accordance with its terms, if:

  the Company receives a bona fide unsolicited written alternative proposal (which alternative proposal did not result from a material breach of the non-solicitation provisions of the Merger Agreement) that the Company's board and the special transaction committee determines in good faith, after consultation with its financial and/or outside legal advisors, constitutes a superior proposal and the Company determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law, then the Company's board of directors may make an adverse recommendation change or terminate the Merger Agreement to enter into a definitive agreement with respect to such superior proposal; and

  if in response to material events, changes or developments in circumstances, unrelated to an alternative proposal, that were not known to or reasonably foreseeable by the Company Board and the Committee as of or prior to the date hereof, the Company's board of directors and the special transaction committee have determined in good faith, after consultation with its financial and outside legal advisors, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law, then the Company's board and the special transaction committee may make an adverse recommendation change.

Notwithstanding the foregoing, the CounterPath board of directors and the special transaction committee may not make an adverse recommendation change or terminate the Merger Agreement unless CounterPath has provided Alianza at least four business days in advance, prior written notice advising Alianza that it intends to effect an adverse recommendation change and has given Alianza an opportunity to propose revisions to the Merger Agreement.

If the CounterPath board of directors effects an adverse recommendation change under the Merger Agreement, CounterPath may terminate the Merger Agreement and pay, or Alianza may terminate the Merger Agreement and receive, a termination fee as more fully described below under the section entitled "Terms of the Merger Agreement - Termination Fees; Effect of Termination" beginning on page 81 of this proxy statement.

Conditions to Completion of the Merger (Page 78)

As more fully described in this proxy statement and in the Merger Agreement, each party's obligation to complete the Merger depends on a number of conditions being satisfied or, where legally permissible, waived, including:

  no governmental entity shall have enacted any applicable law or order which is then in effect and prevents, makes illegal or prohibits the consummation of the Merger;

  the approval of the Merger Agreement by CounterPath stockholders;

  the accuracy of all representations and warranties made by the other party in the Merger Agreement, except, in most, but not all cases, for inaccuracies that do not, individually or in the aggregate, constitute a material adverse effect;

  performance in all material respects by the other party of its obligations under the Merger Agreement;

  each party having received a certificate signed by an executive officer of the other party certifying as to the satisfaction of certain conditions to the obligations of such other party;

  since the date of the Merger Agreement, there has not occurred any material adverse effect on the business, assets, results of operations or financial condition of CounterPath and its subsidiaries, taken as a whole;

  all of the required consents and governmental approvals shall have been obtained and delivered to Alianza;

  Alianza shall have received a receipt from the Director under the Investment Canada Act advising that the transactions contemplated by the Merger Agreement are not subject to net benefit review;

  CounterPath shall have received and provided to Alianza, from each person who will be owed amounts in respect of CounterPath's expenses related to the transaction, a written acknowledgement setting out the entire amount of transaction expenses that are required to be paid to such person;

  there shall not be shares of CounterPath common stock held by a persons who have exercised their rights under the dissent provisions representing more than 4% of the outstanding CounterPath Common Stock;

  CounterPath shall have delivered to Alianza an affidavit by an officer of CounterPath certifying that CounterPath has not been a United States real property holding corporation at any time during the five-year period ending on the closing date of the Merger;

  the amended and restated employment agreements entered into between Alianza, CounterPath and certain key employees shall still be in full force and effect; and

  the Merger Agreement shall not have been validly terminated in accordance with its terms.

How the Merger Agreement May Be Terminated (Page 80)

The Merger Agreement may be terminated at any time prior to the effective time of the Merger by mutual written consent of each of Alianza and CounterPath. In addition, either Alianza or CounterPath may terminate the Merger Agreement before the effective time of the Merger, if:

  the Merger has not been completed on or prior May 31, 2021, which is referred to in this proxy statement as the "end date," provided, that this termination right will not be available to any party whose material breach of the Merger Agreement is the principal cause of or results in the Merger not being consummated by such date; or

  if a governmental body shall have enacted any applicable law or order which is then in effect and prevents, makes illegal or prohibits the consummation of the Merger, provided that this termination right will not be available to any party whose material breach of the Merger Agreement is the principal cause of or results in the issuance of such final and non-appealable law or order.

Alianza's failure to pay the Merger Consideration by the end date will result in a right for CounterPath to terminate the Merger Agreement, but shall not constitute a breach of the Merger Agreement for which any remedy may be sought other than the termination fee (as defined on page 81 below).

The Merger Agreement may also be terminated by CounterPath at any time prior to the effective time of the Merger:

  if there has been any breach or violation of any representation, warranty, covenant or agreement of Alianza or Merger Sub contained in the Merger Agreement, in each case, if such breach or violation would reasonably be expected to prevent Alianza or Merger Sub from consummating the Merger by the end date and such breach or violation is not capable of being cured, or is not cured by Alianza or Merger Sub on or before the earlier of (i) the end date and (ii) thirty days after delivery of written notice thereof by CounterPath; provided, however, that CounterPath may not terminate the Merger Agreement pursuant to the foregoing if CounterPath is then in material breach of any representation, warranty, covenant or agreement of the Company set forth in the Merger Agreement and Alianza's failure to pay the Merger Consideration by the end date shall not constitute a breach of the Merger Agreement; or

  in order to enter into a definitive written agreement providing for a superior proposal in accordance and compliance with the terms of the Merger Agreement.

The Merger Agreement may also be terminated by Alianza at any time prior to the effective time of the Merger if:

  there has been any breach or violation of any representation, warranty, covenant or agreement of CounterPath contained in the Merger Agreement which would give rise to the failure of a condition set forth the "Conditions to Completion of the Merger" section beginning on page 77 of this proxy statement with respect to the representations and warranties or covenants and obligations of CounterPath, and which such failure is not capable of being cured, or is not cured by CounterPath on or before the earlier of (i) the end date and (ii) thirty days after delivery of written notice thereof by Alianza; provided, however, that Alianza may not terminate the Merger Agreement pursuant to the foregoing if either if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the Merger Agreement; or

  the board of directors of CounterPath has effected an adverse recommendation change or if CounterPath shall have committed a willful breach of the non-solicitation provisions or the provisions related to the making of an adverse recommendation change contained in the Merger Agreement.

See the section entitled "Terms of the Merger Agreement - Termination of the Merger Agreement" beginning on page 80 of this proxy statement.

Effects of Termination of the Merger Agreement (Page 81)

If the Merger Agreement is terminated pursuant to its terms, the Merger Agreement will become void and have no effect, and there will be no further liability or obligation on the part of CounterPath, Alianza or Merger Sub following any such termination, subject to certain specified exceptions including, among others, that (i) certain specified provisions of the Merger Agreement will survive, including those described in this section entitled "Terms of the Merger Agreement - Termination Fees; Effect of Termination" and (ii) the covenants and agreements set forth in the Merger Agreement governing the confidentiality obligations of CounterPath and Merger Sub will survive.

Generally, all costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated under the Merger Agreement will be paid by the party incurring those expenses; however, in connection with the termination of the Merger Agreement, under specified circumstances, CounterPath may be required to pay to Alianza, or Alianza may be required to pay to CounterPath, a termination fee in the amount of $1.5 million. See the section entitled "Terms of the Merger Agreement - Termination Fees; Effect of Termination" beginning on page 81 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.

Material U.S. Federal Income Tax Considerations of the Merger for U.S. Holders (Page 55)

The exchange of shares of our common stock for cash pursuant to the Merger will generally be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A "U.S. holder" (as defined in the section entitled "Proposal 1: Approval of the Merger Agreement - Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders" beginning on page 55 of this proxy statement) who exchanges shares of our common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. You should consult your tax advisor for complete analysis of the U.S. federal, state, local and/or foreign tax consequences of the Merger to you. See the section entitled "Proposal 1: Approval of the Merger Agreement - Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders" beginning on page 55 of this proxy statement.

Consents, Approvals and Filings (Page 75)

CounterPath and Alianza have agreed to use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, to consummate the Merger as reasonably promptly as practicable after the date of the Merger Agreement, including preparing all necessary applications, notices, petitions, filings, ruling requests and other documents and to obtain all governmental approval necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement and taking all steps as may be necessary to obtain all such governmental approvals.

Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the Merger, there is no assurance that CounterPath and Alianza will obtain all required regulatory approvals or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on us or, after completion of the Merger, Alianza.

Voting Agreement (Page 83)

Concurrently with and as a condition to Alianza's execution of the Merger Agreement, on December 6, 2020, the key stakeholders entered into the voting agreement. The key stakeholders own approximately 51.1% of the total shares of outstanding CounterPath common stock.

The voting agreement requires the key stakeholders to, among other things, vote their shares of CounterPath common stock (i) in favor of the adoption and approval of the Merger Agreement and all of the transactions contemplated by the Merger Agreement, including the Merger (and in favor of any actions and proposals required, or submitted for approval at any meeting of the Company stockholders, in furtherance thereof), (ii) against any proposal presented to the Company's stockholders for approval at any meeting of the Company's stockholders, or any written consent in lieu thereof, if the action, transaction or agreement that is the subject of such proposal could be reasonably likely, directly or indirectly, to result in a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement, and (iii) against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (a) any alternative proposal; (b) any nominee for election to the Company's board of directors other than a person nominated by the board of directors or any committee thereof; or (c) any other action or proposal to be voted upon by the Company's stockholders at any meeting of the Company's stockholders, or any written consent in lieu thereof, if such action or proposal is intended, or would be reasonably likely, to prevent, impede, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement.

Subject to the terms therein, the voting agreement will terminate upon the earlier to occur of  (i) the termination of the voting agreement by mutual written consent of Alianza and the key stakeholders, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the effective time of the Merger, or (iv) the occurrence of an adverse recommendation change (as defined on page 74 of this proxy statement), provided, that, if the voting agreement is terminated solely as a result of an adverse recommendation change, the voting agreement shall be reinstated and shall be in full force and effect if the Company reverses the adverse recommendation change. In addition, a key stakeholder shall have the right to terminate the voting agreement upon any reduction in or change in the form of the Merger Consideration, unless such key stakeholder has consented to such reduction or change, or if the end date of May 31, 2021 for the consummation of the Merger is extended, unless such key stakeholder has consented to such extension.

Fees and Expenses (Page 82)

All fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger, will be paid by the party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by the Merger Agreement are consummated, with certain exceptions expressly set forth in the Merger Agreement.

Litigation Relating to the Merger (Page 55)

Other than as described below, CounterPath is not aware of any pending litigation relating to or challenging the Merger as of the date of this proxy statement.

On January 7, 2021, a putative class action complaint was filed in the Supreme Court of the State of New York, County of New York, captioned Chakra Chamala v. CounterPath Corporation, et al., NYCSC Index No. 650111/2021, against CounterPath and its directors.  The complaint alleges that CounterPath's directors breached their fiduciary duties by purportedly failing to engage in a sufficiently robust sales process prior to the Merger, allegedly failing to obtain sufficient consideration for CounterPath's stockholders in connection with the Merger, and purportedly failing to make adequate disclosures in the preliminary proxy statement regarding the Merger.  The Company cannot predict the outcome of or estimate the possible loss or range of loss from this matter.

Dissenters' Rights (Page 57)

CounterPath stockholders are entitled under Nevada law to dissent rights in connection with the Merger. For more information about such rights, see the provisions of NRS Sections 92A.300 - 92A.500 attached hereto as Exhibit E and the section entitled "Proposal 1: Approval of the Merger Agreement -- Dissenters' Rights" at page 57 of this proxy statement. In addition, under our bylaws, our stockholders are entitled, after complying with certain requirements of our bylaws, to dissent from approval of the merger proposal and to be paid the "fair value" of their shares of CounterPath Common Stock, determined as of the close of business on the date before the proposal is approved. The Merger Agreement, however, provides as a condition to the closing of the Merger, that CounterPath stockholders not exercise dissent rights with respect to more than 4% of the outstanding shares of CounterPath common stock.

Effects on CounterPath if the Merger is not Completed (Page 81)

In the event that the proposal to approve the Merger Transaction, does not receive the required approval from our stockholders, or if the Merger is not completed for any other reason, you will not receive any payment for your shares of CounterPath common stock in connection with the Merger. Instead, CounterPath will remain an independent public company and stockholders will continue to own their shares of CounterPath common stock. Under certain circumstances, if the Merger Agreement is terminated, we may be obligated to pay to Alianza a termination fee. See "Terms of the Merger Agreement - Termination Fees; Effect of Termination" beginning on page 81 of this proxy statement.

NEITHER THE U.S. SECURITIES EXCHANGE COMMISSION, WHICH WE REFER TO AS THE "SEC" IN THIS PROXY STATEMENT, NOR ANY STATE SECURITIES REGULATORY AGENCY OR ANY PROVINCIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS DOCUMENT, INCLUDING THE MERGER, OR DETERMINED IF THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

All statements in this communication other than statements of historical fact contained in this report are forward-looking statements. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words "anticipate," "guidance," "assumptions," "projects," "estimates," "outlook," "expects," "continues," "intends," "plans," "believes," "forecasts," future," "potential," "may," "foresee," "possible," "should," "would," "could" and variations of such words or similar expressions, including the negative thereof. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Risks and uncertainties that could cause results to differ materially from those expected by the management of the Company include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that our stockholders may not approve the Merger Transaction, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of CounterPath common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally, the risk the pending proposed transaction could distract management of the Company and it will incur substantial costs and other important factors that could cause actual results to differ materially from those projected.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties' businesses, including those described in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by the Company with the U.S. Securities and Exchange Commission, which we refer to as the "SEC" in this proxy statement. We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

THE PARTIES TO THE MERGER

CounterPath Corporation

CounterPath designs, develops and sells software and services that enable enterprises and telecommunication service providers to deliver Unified Communications ("UC") services, including voice, video, messaging and collaboration functionality, over their Internet Protocol, or IP, based networks. CounterPath is capitalizing upon numerous industry trends, including the rapid adoption of mobile technology, the proliferation of bring-your-own-device to work programs, the need for secure business communications, the need for centralized provisioning, the migration towards cloud-based services and the migration towards all IP networks. CounterPath is also capitalizing on a trend where communication services such as Skype and WhatsApp are becoming more available over-the-top (OTT) of the incumbent operators' networks or enterprise networks (a.k.a. Internet OTT providers). CounterPath offers its solutions under perpetual license agreements that generate one-time license revenue and under subscription license agreements that generate recurring license revenue. CounterPath sells its solutions through its own online store, through third-party online stores, directly using its in-house sales team and through channel partners. CounterPath's channel partners include original equipment manufacturers, value added distributers and value added resellers. Enterprises typically leverage CounterPath's Enterprise OTT solutions to increase employee productivity and to reduce certain costs. Telecommunication service providers typically deploy CounterPath's Operator OTT solutions as part of a broad strategy to defend their subscriber base from competitive threats by offering innovative new services. CounterPath's original equipment manufacturers and value added resellers typically integrate its solutions into their products and then sell a bundled solution to their end customers, which include both telecommunication service providers and enterprises.

CounterPath's common stock is listed on NASDAQ under the symbol "CPAH" and on the TSX under the symbol "PATH."

CounterPath's principal executive offices are located at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada, its telephone number is (604) 320-3344 and its Internet website address is www.counterpath.com. The information provided on or accessible through CounterPath's website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Alianza, Inc.

Alianza connects people by powering a feature-rich and robust suite of cloud communications products for service providers. Alianza makes it easy, highly profitable, and future-proof with its cloud native, agile software-as-a-service solution. Alianza's cloud communications platform is a better way to deliver VoIP and unified communications; untangling service providers from the restraints of obsolete networks and accelerating innovation and growth. Alianza is powered by a team of experts who are obsessed with the customer experience and have a passion to transform communications delivery.

Alianza's principal executive offices are located at 1064 S. North County Boulevard, Suite 500, Pleasant Grove, Utah 84062, and its telephone number is (801) 802-6400.

CounterPath Merger Sub, Inc.

Merger Sub, a wholly owned subsidiary of Alianza, is a Nevada corporation that was formed on December 4, 2020 by Alianza for the sole purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not engaged in any business other than in connection with the Merger and other related transactions. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into CounterPath, with Merger Sub ceasing to exist and CounterPath surviving the Merger as a wholly owned subsidiary of Alianza.

The principal executive offices of Merger Sub are located at 1064 S. North County Boulevard, Suite 500, Pleasant Grove, Utah 84062, and its telephone number is (801) 802-6400.

THE SPECIAL MEETING

This section contains information about the special meeting of CounterPath stockholders that has been called to consider and vote upon a proposal to approve the Merger Transaction, and to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the CounterPath board of directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Transaction.

This proxy statement is being provided to the stockholders of CounterPath as part of a solicitation of proxies by the CounterPath board of directors for use at the special meeting to be held at the date, time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof for the purposes set forth in this proxy statement and in the accompanying notice of special meeting.

Date, Time and Place

A special meeting of stockholders (the "Meeting") of CounterPath is scheduled to be held on February 22, 2021 at 2:00 p.m. (Vancouver time) or at any continuation, postponement or adjournment thereof. We intend to mail this proxy statement and accompanying proxy card on or about January 22, 2021 to all holders of record of shares of our common stock, being all of the stockholders entitled to vote at the Meeting.  The Meeting will be held at Suite 300 - 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

Purpose of the Meeting

At the Meeting, stockholders will be asked:

  to consider and vote upon a proposal to approve the Merger Agreement, which provides for the Merger of Merger Sub, with and into CounterPath, with CounterPath continuing as the surviving corporation, and the conversion in the merger of each share of CounterPath common stock, other than the excluded shares, into the right to receive $3.49 in cash, without interest and less any applicable withholding taxes; and

  to consider and vote upon a proposal to approve the adjournment of the Meeting if necessary or appropriate in the view of the CounterPath board of directors to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Recommendations of the Special Transaction Committee and Our Board of Directors

A special transaction committee comprised of independent members of our board of directors, which we refer to as the "special transaction committee" throughout this proxy statement, monitored the negotiation of, and carefully reviewed and considered the terms and conditions of, the Merger Agreement and the transactions contemplated by the Merger Agreement. The special transaction committee has unanimously determined, among other things, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of CounterPath and its stockholders. The special transaction committee also recommended that our board of directors approve and declare the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that our stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Our board of directors, after careful consideration and acting after having received the unanimous recommendation of the special transaction committee, has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of CounterPath and its stockholders, and unanimously approved the Merger Transaction. Our board of directors made its determination based in part on the unanimous recommendation of the special transaction committee and after consultation with independent legal and financial advisors, and in part after consideration of a number of other factors that the special transaction committee and the CounterPath board of directors deemed relevant.

The material factors considered by the special transaction committee and the CounterPath board of directors in reaching its decision to approve the Merger Agreement and the Merger can be found in the section entitled "Proposal 1: Approval of the Merger Agreement - Reasons for the Merger" beginning on page 37 of this proxy statement.

The special transaction committee unanimously recommends and the CounterPath board of directors also unanimously recommends (after having received the unanimous recommendation of the special transaction committee) that CounterPath stockholders vote "FOR" the proposal to approve the Merger Transaction, and "FOR" the adjournment proposal.

Our stockholders must approve the merger proposal in order for the Merger to occur. The voting agreement requires the key stakeholders, who collectively own approximately 51.1% of the outstanding CounterPath common stock, to, among other things, vote their shares of CounterPath common stock in favor of the merger proposal and certain related matters, as applicable, and against alternative acquisition proposals. Additionally, each of the key stakeholders has granted Alianza an irrevocable proxy (subject to the terms and conditions set forth in the voting agreement) to vote the shares of CounterPath common stock held by such stockholder in favor of the merger proposal and against any alternative acquisition proposal. However, if the CounterPath board of directors changes its recommendation to approve the merger proposal or if the Merger Agreement is terminated, in each case in accordance with the terms set forth in the Merger Agreement, including in respect of a superior proposal, all stockholders party to the voting agreement will be relieved of their obligation to approve the merger proposal and all other voting obligations under the voting agreement. Accordingly, because they collectively own a majority of the outstanding CounterPath common stock, if the stockholders party to the voting agreement are not relieved of their voting obligations, the vote required to approve the merger proposal will be obtained and the Merger Agreement and the transactions contemplated thereby, including the Merger, will be approved at the Meeting.

A copy of the Merger Agreement is attached as Exhibit A to this proxy statement and a copy of the voting agreement is attached as Exhibit B, and each is incorporated herein by reference, which we encourage you to read carefully and in their entirety.

Record Date and Voting Information

Only holders of record of our common stock at the close of business on January 15, 2021, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each matter submitted to stockholders for approval at the Meeting. If you sell or transfer your shares of our common stock after the record date but before the Meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote these shares at the Meeting unless you have granted the purchaser of your shares the power to vote your shares.

As of the close of business on the record date, there were 6,455,645 shares of CounterPath common stock, par value $0.001 per share, issued, outstanding and entitled to vote at the special meeting, which shares were held by approximately 136 holders of record.

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and votes withheld or abstained. Shares of CounterPath common stock represented by proxies that reflect votes withheld or abstained as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum.

Brokers, banks or other nominees who hold shares in "street name" for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, which include all of the proposals being voted on at the Meeting. Proxies submitted without a vote by brokers, banks or other nominees on these matters are referred to as "broker non-votes" and are discussed in greater detail below.

Quorum

Under our amended and restated bylaws, stockholders representing at least 33 1/3% of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of any business at such meeting. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any CounterPath stockholders. As of the record date for the special meeting, 2,151,882 shares of CounterPath common stock will be required to obtain a quorum. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to approve the merger proposal at the time of the Meeting, it is expected the Meeting will be adjourned or postponed to solicit additional proxies.

Required Vote; Effect of Abstentions and Broker Non-Votes

Approval of the merger proposal requires (i) the affirmative vote of the holders of a majority of the outstanding shares of CounterPath common stock, and (ii) under applicable Canadian securities laws, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and that are present in person or by proxy at the Meeting, excluding those holders of CounterPath common stock whose votes are required to be excluded pursuant to Part 8 of MI 61-101.

The voting agreement requires Wesley Clover International Corporation, Owen Matthews, Steven Bruk, Karen Bruk, KMB Trac Two Holdings Ltd., David Karp and Todd Carothers (collectively, the "key stakeholders"), who collectively own approximately 51.1% of the outstanding CounterPath common stock, to, among other things, vote their shares of CounterPath common stock in favor of the merger proposal and certain related matters, as applicable, and against alternative acquisition proposals. Additionally, each of the key stakeholders has granted Alianza an irrevocable proxy (subject to the terms and conditions set forth in the voting agreement) to vote the shares of CounterPath common stock held by such stockholder in favor of the merger proposal and against any alternative acquisition proposal. However, if the CounterPath board of directors changes its recommendation to approve the merger proposal or if the Merger Agreement is terminated, in each case in accordance with the terms set forth in the Merger Agreement, including in respect of a superior proposal, all stockholders party to the voting agreement will be relieved of their obligation to approve the merger proposal and all other voting obligations under the voting agreement. Accordingly, because they collectively own a majority of the outstanding CounterPath common stock, if the stockholders party to the voting agreement are not relieved of their voting obligations, the vote required to approve the merger proposal will be obtained and the Merger Agreement and the transactions contemplated thereby, including the Merger, will be approved at the Meeting. The terms of the voting agreement are described in more detail under the section entitled "The Voting Agreement" beginning on page 83 of this proxy statement.

As of the close of business on the record date, an aggregate of 278,792 votes will be required to be excluded when determining whether "minority approval" has been obtained pursuant to Part 8 of MI 61-101. See "Proposal 1: Approval of the Merger Agreement - Canadian Securities Law Matters - Excluded Votes" beginning on page 53 of this proxy statement for more information.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Abstentions and broker non-votes, if any, will be counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a broker, bank or other nominee holding shares of a beneficial stockholder does not vote on a particular proposal because it has not received instructions from the beneficial stockholder and the broker, bank or other nominee does not have discretionary voting power for that particular item.

It is important that you vote your shares. Because, under the NRS, the approval of the Merger Agreement requires the affirmative vote of a majority of the voting power of the outstanding shares of CounterPath common stock, and because, under the NRS and CounterPath's amended and restated bylaws, the approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the adjournment proposal, your abstaining from voting, failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote "AGAINST" approval of the Merger Agreement but will have no effect on the outcome of the adjournment proposal. Shares not in attendance will have no effect on the outcome of any vote on the adjournment proposal.

If the Meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Voting by Stockholders

After carefully reading and considering the information contained in this proxy statement, each stockholder of record of CounterPath common stock (that is, if your shares of CounterPath common stock are registered in your name with CounterPath's transfer agent, Computershare Trust Company of Canada) should vote by mail, through the Internet, by telephone or by attending the Meeting and voting by ballot, according to the instructions described below.

For beneficial owners of shares of CounterPath common stock, if your shares are held in "street name" through a broker, bank or other nominee, you have the right to direct your broker, bank or other nominee on how to vote your shares. To direct your nominee on how to vote your shares please follow the instructions provided to you by your nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Meeting.

If a properly executed proxy is returned without an indication as to how the shares of common stock represented are to be voted with regard to a particular proposal, the CounterPath common stock represented by the proxy will be voted "FOR" such proposal. All shares represented by properly executed proxies received (including proxies received via the Internet or by telephone) in time for the Meeting will be voted at the Meeting in the manner specified by the stockholder giving those proxies.

Holders of shares of CounterPath common stock of record on the record date, are entitled to one (1) vote for each share of CounterPath common stock on all matters to be voted upon at the Meeting.

Proxy Card and Revocation of Proxy

Registered shareholders are entitled to vote at the Meeting.  The persons named as proxy holders (the "Designated Persons") in the enclosed form of proxy are directors and/or officers of our company.

A shareholder has the right to appoint a person or corporation (who need not be a shareholder) to attend and act for or on behalf of that shareholder at the Meeting, other than the Designated Persons named in the enclosed form of proxy.

To exercise this right, the shareholder may do so by inserting the name of such other person and, if desired, an alternate to such person, in the blank space provided in the form of proxy.

In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope, or via the telephone or the Internet by following the instructions provided in the enclosed proxy card. To be represented at the meeting, proxies must be submitted to Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or by facsimile (North American toll-free facsimile: 1-866-249-7775, international facsimile: 1-416-263-9524), or, if by telephone voting, at 1-866-732-8683, or, if by Internet voting, at https://www.investorvote.com, no later than forty-eight (48) hours, excluding Saturday, Sundays and holidays, prior to the time of the Meeting or adjournment thereof.

If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of the nominees for directors and each of the proposals set out in this proxy statement and at their discretion on any other matters that may properly come before the Meeting.  The Board knows of no other business that will be presented for consideration at the Meeting.  In addition, since no stockholder proposals were received by us on a timely basis, no such matters may be brought at the Meeting.

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or by facsimile (toll free North American facsimile: 1-866-249-7775, international facsimile: 1-416-263-9524), or by voting again on a later date via the telephone at 1-866-732-8683 or the Internet at https://www.investorvote.com (only your latest telephone or Internet proxy submitted prior to the Meeting will be counted) at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

The persons named as proxy holders in the proxy card were designated by the Board.  A stockholder has the right to appoint a person or corporation (who need not be a stockholder) to attend and act for and on behalf of that stockholder at the Meeting, other than the Designated Persons in the enclosed proxy card.  The stockholder may exercise this right by inserting the name of such other person and, if desired, an alternate to such person in the blank space provided in the proxy card.

The shares of CounterPath common stock represented by a stockholder's proxy card will be voted or withheld from voting in accordance with the instructions of the stockholder on any ballot that may be called for and, if the stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

Solicitation of Proxies

We will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of CounterPath common stock in their names that are beneficially owned by others to forward to these beneficial owners.  We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of CounterPath common stock.  We are soliciting proxies and such solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Dissenting Stockholder Rights

Under Nevada law, CounterPath stockholders who do not wish to accept the Merger Consideration have a statutory right to dissent from the Merger and demand payment of the fair value of their CounterPath shares (excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion of any appreciation or depreciation would be inequitable). The fair value of the shares may be more or less than the amount CounterPath stockholders will receive pursuant to the Merger Agreement. Chapter 92A (Section 300 through 500 inclusive) of the Nevada Revised Statutes (the "NRS") provides that a CounterPath stockholder may elect to have CounterPath purchase the CounterPath shares held by such CounterPath stockholder for a cash price that is equal to the "fair value" of such shares, as determined in a judicial proceeding. The fair value of the CounterPath shares means the value of such shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion of any appreciation or depreciation would be inequitable.

If an CounterPath stockholder wishes to exercise his, her or its dissenters' rights or preserve the right to do so, he, she or it should carefully review Chapter 92A (Section 300 through 500 inclusive) of the NRS (a copy of which is attached as Exhibit E) to this proxy statement), particularly the special procedural steps required to perfect such rights. These rights may be lost if the procedural requirements of NRS 78.3793 along with the provisions of NRS 92A.300 to 92A.500 are not fully and precisely satisfied. See " Proposal 1: Approval of the Merger Agreement -- Dissenters' Rights" beginning on page 57.

In addition, under our bylaws, our stockholders are entitled, after complying with certain requirements of our bylaws, to dissent from approval of the merger proposal and to be paid the "fair value" of their shares of CounterPath Common Stock, determined as of the close of business on the date before the proposal is approved. We will require strict compliance with the procedures set out in our bylaws. See " Proposal 1: Approval of the Merger Agreement -- Dissenters' Rights" beginning on page 57.

Advice to Beneficial Stockholders

Only registered holders of shares of Common Stock or duly appointed proxyholders are permitted to vote at the Meeting.  Most shareholders are "non-registered" shareholders because the shares of Common Stock they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares of Common Stock.  More particularly, a person is not a registered shareholder in respect of the shares of Common Stock which are held on behalf of that person (the "Non-Registered Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the shares of Common Stock (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators or self-administered RRSP's, RRIF's, RESPs and similar plans); or (b) in the name of a clearing agency (such as The CDS Clearing and Depositary Services Inc. ("CDS")) of which the Intermediary is a participant.  In accordance with the requirements as set out in National Instrument 54-101 of the Canadian Securities Administrators and Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), we will distribute copies of the Notice of Meeting, this proxy statement and the form of proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them.  Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders.  Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a) be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares of Common Stock beneficially owned by the Non-Registered Holder but which is otherwise not completed.  Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy.  In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with our transfer agent as provided above; or

(b) more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow.  Typically, the proxy authorization form will consist of a one page pre-printed form.  Sometimes, instead of a one page pre-printed form, the proxy authorization will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar-code and other information.  In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit a Non-Registered Holder to direct the voting of the shares of Common Stock which they beneficially own.  Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the management proxyholders named in the form and insert the Non-Registered Holder's name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

As discussed below, stockholders are being asked to consider and vote on a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. You should read this proxy statement carefully and in its entirety for more detailed information concerning the Merger Agreement and the Merger. In particular, you should read carefully and in its entirety the Merger Agreement, which is attached as Exhibit A to this proxy statement.

The CounterPath board of directors unanimously recommends (based in part on the unanimous recommendation of the special transaction committee) that stockholders vote "FOR" the Merger Transaction.

If you return a properly executed proxy (including proxies received via the Internet or by telephone), but do not indicate instructions on your proxy, your shares of CounterPath common stock represented by such proxy will be voted "FOR" the Merger Transaction.

Approval of the merger proposal requires (i) the affirmative vote of the holders of a majority of the outstanding shares of CounterPath common stock, and (ii) under applicable Canadian securities laws, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and that are present in person or by proxy at the Meeting, excluding those holders of CounterPath common stock whose votes are required to be excluded pursuant to Part 8 of MI 61-101.

Your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote "AGAINST" the merger proposal. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the merger proposal.

Effects of the Merger

Pursuant to the terms of the Merger Agreement, if the Merger Agreement is approved by CounterPath's stockholders and the other conditions to the closing are either satisfied or waived, at the effective time of the Merger, Merger Sub will be merged with and into CounterPath, with CounterPath surviving the Merger as a wholly owned subsidiary of Alianza. As a consequence of the Merger, CounterPath will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation and will instead be entitled to receive the Merger Consideration.

At the effective time of the Merger, (i) each share of common stock, par value $0.00101 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time of the Merger will be converted into one fully paid and non-assessable share of common stock, par value $0.00101 per share, of the surviving corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the surviving corporation, (ii) each share of CounterPath common stock owned by CounterPath (or held in CounterPath's treasury) shall automatically be canceled and no consideration shall be delivered in exchange therefor, (iii) each share of CounterPath common stock owned directly by Alianza or Merger Sub, if any, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor, and (iv) each share of CounterPath common stock issued and outstanding immediately prior to the effective time of the Merger (other than the shares to be cancelled or converted into shares of the surviving corporation in accordance with (ii) or (iii) which are referred to herein as "excluded shares") will immediately be converted into the right to receive the per share purchase price of $3.49, without interest and net of any withholding taxes, which is referred to herein as the "Merger Consideration".

At the effective time of the Merger, each vested option to purchase CounterPath common stock that is outstanding and vested immediately prior to the effective time of the Merger will be canceled in exchange for the right of the holder thereof to receive from the Company an amount in cash payable as soon as practicable following the effective time of the Merger equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such option and (ii) the number of shares of CounterPath common stock subject to such option, reduced by any required tax withholding.  Each unvested option to purchase CounterPath common stock and each option to purchase CounterPath common stock with a per share exercise price equal to or greater than the Merger Consideration shall be canceled without consideration as of the effective time of the Merger.

At the effective time of the Merger, each CounterPath deferred share unit shall be canceled and converted into the right of the holder thereof to receive a cash payment from the Company payable as soon as practicable following the effective time of the Merger equal to the product of (i) the Merger Consideration and (ii) the number of shares of CounterPath common stock subject to such deferred share unit, reduced by any required tax withholding.

Background of the Merger

On October 9, 2018, the board of directors of CounterPath held a meeting in which the board discussed various options for CounterPath including a sale of CounterPath. David Karp, Interim Chief Executive Officer and Steven Bruk, a director of CounterPath, agreed that they would interview potential advisors to advise CounterPath on a possible strategic or financing transaction.  These calls occurred between October 10, 2018 and October 15, 2018.  One of the advisors interviewed was America's Growth Capital, LLC, which is referred to in this proxy statement as "AGC Partners".

 On October 30, 2018, the board of directors of CounterPath, resolved to engage AGC Partners to act as its financial advisor with respect to CounterPath's review of certain strategic and financial alternatives, including a possible strategic or financing transaction involving CounterPath or any of its affiliates.  The scope of the engagement included assisting CounterPath in (i) analyzing and evaluating the business, operations and financial position of CounterPath and its strategic alternatives; (ii) preparing descriptive materials regarding CounterPath for distribution and presentation to potential partners; (iii) the preparation and implementation of a plan to have discussions with prospective partners; (iv) identifying and screening interested prospective partners; (v) coordinating potential partners' due diligence investigations; (vi) evaluating proposals received from potential partners; and (vii) structuring and negotiating the financial aspects of any strategic transaction or financing transaction; and if requested, rendering an opinion as to the fairness, from a financial point of view, to CounterPath's stockholders of the consideration to be paid pursuant to any strategic transaction. In the weeks following the engagement, AGC Partners worked with CounterPath management and prepared a list of potential partners and prepared descriptive materials regarding CounterPath for distribution and presentation to potential partners.

On November 28, 2018, during a meeting of CounterPath's board of directors, the board resolved to establish a special transaction committee of the board comprised entirely of independent directors to conduct an analysis of the relevant facts and issues relating to any proposed transactions that result from the strategic alternative process, to analyze whether any such transactions would be in the best interests of CounterPath and to provide recommendations to the board. Bruce Joyce, Chris Cooper and Larry Timlick were appointed as independent directors to the special transaction committee.  Rob Buxton, Partner of AGC Partners, outlined AGC Partners' views on strategic alternatives and recommendations on how CounterPath should be presented in a strategic transaction or financing transaction to maximize shareholder value.  Mr. Buxton described how AGC Partners would conduct the strategic alternative process including the process, timing and an initial list of potential partners of CounterPath that could be targeted.  The board resolved that CounterPath be authorized to commence the strategic alternative process as outlined by AGC Partners in accordance with the timetable as presented by AGC Partners.

 Beginning on December 1, 2018, AGC Partners commenced contacting prospective buyers or strategic partners of CounterPath.  Interested parties were provided a PDF copy of a summary of CounterPath's business (without indicating that the business was CounterPath) and were asked to execute a non-disclosure agreement with CounterPath if they were interested in obtaining more information.

 Between December 2018 and May 2019, approximately 90 companies were contacted by AGC Partners to gauge their interest in a strategic transaction with CounterPath.  A non-confidential summary of CounterPath was sent to approximately 32 companies, of which approximately 15 executed non-disclosure agreements and received additional information regarding CounterPath.  Of these companies which signed non-disclosure agreements, several companies subsequently expressed an interest in learning more about CounterPath through management presentations and information requests.

Beginning on December 7, 2018, AGC Partners and CounterPath's management scheduled weekly conference calls to provide updates regarding the strategic process, review the status of the contacted parties and prepare for any upcoming meetings with interested parties.

On December 14, 2018, December 21, 2018, January 18, 2019, January 28, 2019, and February 4, 2019, members of CounterPath's management, including Mr. Karp, and Todd Carothers, Vice President Sales and Marketing, held audio conference calls with senior management of an interested party, which we refer to in this proxy statement as the "first interested party," where Mr. Karp and Mr. Carothers presented company information and addressed questions of the first interested party. CounterPath's management provided additional information to the first interested party throughout January and early February 2019 based on a detailed request list from the first interested party.

On January 15, 2019, Mr. Karp and Mr. Carothers held an audio conference call with senior management of an interested party, which we refer to in this proxy statement as the "second interested party," where Mr. Karp and Mr. Carothers presented company information and addressed questions of the second interested party.  Between January 15, 2019 and January 31, 2019, CounterPath's management provided additional information requested by the second interested party.

On January 17, 2019, Mr. Karp and Mr. Carothers held an audio conference call with senior management of an interested party, which we refer to in this proxy statement as the "third interested party," where Mr. Karp and Mr. Carothers presented company information and addressed questions of the third interested party.

On January 23, 2019, Mr. Karp and Mr. Carothers held an audio conference call with senior management of an interested party, which we refer to in this proxy statement as the "fourth interested party," where Mr. Karp and Mr. Carothers presented company information and addressed questions of the fourth interested party.

On February 8, 2019, CounterPath was informed by AGC Partners that the first interested party would not be pursuing a transaction with CounterPath.

On February 8, 2019, Mr. Karp and Mr. Carothers held an audio conference call with senior management of an interested party, which we refer to in this proxy statement as the "fifth interested party," where Mr. Karp and Mr. Carothers presented company information and addressed questions of the fifth interested party.

On February 11, 2019, CounterPath was informed by AGC Partners that the second interested party would not be pursuing a transaction with CounterPath.

On February 28, 2019, CounterPath opened a virtual data room to provide additional information to certain interested parties.

On March 5, 2019, CounterPath management met with the management of the third interested party in Toronto, Ontario, Canada.  On March 8, 2019, AGC Partners sent a "Bid Process Note" to the third interested party requesting a response from the third interested party by March 25, 2019.  Between March 5, 2019 and April 2019, CounterPath's management provided additional information requested by the third interested party.

On March 14, 2019, Mr. Karp and Mr. Carothers held an audio conference call with senior management of an interested party, which we refer to in this proxy statement as the "sixth interested party," where Mr. Karp and Mr. Carothers presented company information and addressed questions of the sixth interested party.

On April 2, 2019, CounterPath was informed by AGC Partners that the fourth interested party would not be pursuing a transaction with CounterPath because it determined that CounterPath's products and services did not align with its strategic goals. On the same date, CounterPath was informed by AGC Partners that the fifth interested party would not be pursuing a transaction with CounterPath as the size of proposed transaction of acquiring CounterPath was too small compared to the strategic value to be received from proceeding with the transaction.

On April 15, 2019, Mr. Karp of CounterPath, and Mr. Buxton and Kirten Patel of AGC Partners, had a conference call with the third interested party to discuss CounterPath's financial model.

On May 3, 2019, independent of the strategic process being conducted by AGC Partners, Mr. Carothers learned through a telephone discussion with Clint Peck, Chief Technology Officer of Alianza, that Alianza may have strategic interest in CounterPath, and Mr. Peck requested a meeting with CounterPath's management to explore high level strategic options between the companies.  Alianza and CounterPath were familiar with each other having entered into a Master Service Agreement on April 11, 2018 under which Alianza agreed to supply CounterPath with communication services.

On May 12, 2019, CounterPath was informed by AGC Partners that the third interested party would not be pursuing a transaction with CounterPath.

On May 14, 2019, Mr. Karp, Mr. Carothers, Jim O'Brien, Vice President of Server Engineering and IT, and Rahim Rehmat, Vice President, Client Engineering of CounterPath, met with the management of the sixth interested party in Atlanta, Georgia.  Between May 14, 2019 through July 2019, CounterPath provided additional information about CounterPath requested by the sixth interested party.

On May 15, 2019, Mr. Karp, Mr. Carothers and Mr. O'Brien met with senior management of Alianza (excluding Brian Beutler, Chief Executive Officer of Alianza) through a video conference call and discussed shared backgrounds on each company.

On May 16, 2019, Mr. Beutler e-mailed information regarding Alianza to Mr. Karp as a follow-up to the Alianza management team's call with CounterPath the previous day.

On May 19, 2019, Mr. Karp e-mailed additional information regarding CounterPath to Mr. Beutler.

On June 12, 2019, Mr. Beutler and Mr. Karp had a telephone conversation wherein Mr. Beutler expressed Alianza's interest in exploring strategic options between Alianza and CounterPath. CounterPath informed AGC Partners of interest expressed by Alianza. Later on June 12, 2019, Alianza and CounterPath executed a non-disclosure agreement.

On June 13 and June 14, 2019, Mr. Karp had telephone calls with Mr. Joyce of the special transaction committee to update the special transaction committee with respect to potential interest from the sixth interested party for an acquisition of CounterPath for $15 million on a cash free, debt free basis, as well as informing him of the potential interest from Alianza.

On June 14, 2019, Alianza was provided access to the CounterPath virtual data room.

On June 20, 2019, Alianza's management team (Mr. Beutler, Mr. Peck, Justin Cooper and Kevin Dundon) travelled to Vancouver, B.C. for a dinner meeting, followed by a meeting in CounterPath's offices with CounterPath's management team (Mr. Karp, Mr. Carothers, Mr. O'Brien and Mr. Rehmat) throughout the day on June 21, 2019.

On June 24, 2019, Mr. Beutler emailed Mr. Karp and Mr. Buxton continuing to express interest in CounterPath and requested additional information.

On July 2, 2019, Mr. Beutler and Kevin Dundon, Vice President of Sales, Alianza and Mr. Karp and Mr. Carothers of CounterPath, with Mr. Buxton and Mr. Patel of AGC Partners, held a conference call to discuss restructuring scenarios and potential synergies of a combined company.

On July 9, 2019, AGC Partners presented to the special transaction committee and CounterPath's board of directors, indicating that there were three remaining potentially interested parties from approximately 90 companies that had been contacted as part of the strategic process, being Alianza, the sixth interested party and one other party.

On July 11, 2019, CounterPath received a letter of intent from the sixth interested party for an acquisition of CounterPath for $16.5 million on a cash free, debt free basis.

On July 15, 2019, Mr. Carothers and Mr. O'Brien held a technical information webex call with Mr. Peck of Alianza.

On July 16, 2019, the CounterPath's board of directors met with David Karp to discuss the key terms of the letter of intent received from the sixth interested party.  The board unanimously agreed it was in the best interests of the Company to enter into the non-binding letter of intent substantially in its current form.

On July 19, 2019, Mr. Karp sent an email to the board advising that the sixth interested party was satisfied with its due diligence to that point, and that Alianza would not be proceeding with a letter of intent at that time, as it was still evaluating the combination of the companies.

On July 30, 2019, CounterPath entered into a non-binding letter of intent with the sixth interested party to purchase all of the issued and outstanding shares of CounterPath under a 45-day exclusivity period for a purchase price of $16.5 million on a cash free, debt free basis. Discussions with Alianza were put on hold in accordance with the exclusivity provisions contained in the letter of intent. Additional audio conference calls occurred on August 1, 2019 and August 14, 2019 between CounterPath's management and the management of the sixth interested party to review CounterPath's sales and continue due diligence.

On August 27, 2019, CounterPath was informed by AGC Partners that the sixth interested party would not be moving forward with a definitive agreement to acquire CounterPath because the sixth interested party determined it had other competing strategic initiatives that were a higher priority than pursuing a transaction with CounterPath.

On September 3, 2019, the first interested party re-engaged and provided to the Company a list of information to be updated for the period from February 2019 to September 2019.  Subsequent to this re-engagement, the first interested party informed the Company that it would not be pursuing a transaction with CounterPath.

On September 12, 2019, Mr. Carothers met with Mr. Beutler and Myron Wallace (consultant to Alianza) at the Cloud Comms Summit Washington 2019 at the Lansdowne Resort and Spa in Leesburg, Virginia to discuss the opportunity of a CounterPath and Alianza combination.

On September 20, 2019, Mr. Beutler and Mr. Karp had a telephone call wherein Mr. Karp provided an update on CounterPath's business to Mr. Beutler.

On September 25, 2019, Mr. Karp travelled to Alianza's offices in Utah to meet with Mr. Beutler and further share CounterPath updates and discuss potential synergies between the companies.

On January 24, 2020, Mr. Beutler and Mr. Karp had a telephone call to discuss developments regarding CounterPath's business.  Mr. Beutler asked for access to the CounterPath virtual data room on January 30, 2020.

On February 5, 2020, Mr. Beutler and Mr. Dundon met with Mr. Karp and Mr. Bruk in Vancouver, British Columbia to discuss a potential transaction and Alianza's views about the capabilities of the combined companies.

On February 6, 2020, Mr. Beutler and Mr. Dundon, met with Mr. Karp and Mr. Carothers and their respective advisers in Vancouver, British Columbia, where an updated CounterPath corporate presentation, financial forecast and potential synergies were discussed.

On February 14, 2020, Alianza e-mailed a presentation to Mr. Bruk and Mr. Karp and suggested a transaction in which Alianza would make a $17 million cash offer (on a cash-free, debt-free basis) to acquire CounterPath, implying an approximate offer price of $1.80 per share of CounterPath common stock.

On February 21, 2020, Mr. Karp re-engaged with the fifth interested party to discuss a direct investment or an acquisition.  On March 3, 2020, the fifth interested party was granted access to CounterPath's virtual data room.  Additional information was exchanged between March 3, 2020 and April 6, 2020.

On March 10, 2020, Mr. Karp and Mr. Beutler had a call during which Mr. Karp reported to Mr. Beutler that CounterPath's special transaction committee and board of directors were having difficulty considering the interest expressed by Alianza in acquiring CounterPath on the terms discussed, given the higher trading share price of CounterPath's common stock.

On April 6, 2020, CounterPath was informed that the fifth interested party had decided not to pursue an acquisition at this time given other business priorities.

On April 24, 2020, Mr. Karp, at the request of Alianza, shared an updated financial forecast with Alianza.

On April 29, 2020, Mr. Beutler,  Mr. Karp and their respective advisers had a conference call during which the parties discussed an approximately $22.5 million cash offer (on a cash-free, debt-free basis) to acquire CounterPath, implying an approximate $2.58 price per share of CounterPath common stock.

On May 4, 2020, a letter and a term sheet were presented to Mr. Karp, by Mr. Beutler, which we refer to in this proxy statement as the "May term sheet."  The May term sheet was a non-binding offer by Alianza to acquire CounterPath for $22.5 million cash (on a cash-free, debt-free basis), implying an offer of approximately $2.58 price per share of CounterPath common stock.  The May term sheet called for a 45-day exclusive period of negotiation to reach a definitive agreement. CounterPath and Alianza negotiated various terms of the May term sheet, including the basis on which the purchase price would be adjusted, certain restrictive covenants required of CounterPath, and the addition of customary fiduciary out provisions and a representation that Alianza has the cash on hand or immediate funds available to consummate the transaction.  CounterPath would obtain the requisite board and key stockholder approval for the acquisition after the execution of a definitive agreement.

On May 5, 2020 CounterPath's board of directors met with its legal and financial advisers, during which meeting CounterPath's advisers made a presentation summarizing the key terms of the May term sheet, including discussions regarding calculations of the enterprise value offered by Alianza, the fact that Alianza's $22.5 million offer represented an implied offer price of $2.69 per share of CounterPath common stock based on certain assumptions, and comparisons of the offered price per share to the Company's historical trading ranges and to the median of the selected public comparable companies and selected comparable precedent merger and acquisition transactions. The board unanimously agreed it was in the best interests of the Company to enter into the non-binding May term sheet substantially in its current form.

Between May 6 and May 12, 2020, the parties continued to negotiate terms of the May term sheet, including the addition of certain break fees.

On May 12, 2020, the revised May term sheet was circulated to CounterPath's board of directors.  On May 13, 2020, CounterPath and Alianza entered into the May term sheet.

Between May 17, 2020 and June 2, 2020, Alianza conducted additional due diligence on CounterPath.

From May 22, 2020 to June 2, 2020, Alianza and CounterPath worked directly together on a draft of the merger agreement and voting agreement.

On May 26, 2020, the special transaction committee engaged Evans & Evans to conduct a fairness review of the proposed transaction with Alianza and Evans & Evans was given access to CounterPath's virtual data room.

On June 3, 2020, Alianza and CounterPath decided to terminate all strategic discussions and cease all ongoing due diligence efforts and other work related to drafting the merger agreement. Rather than pursuing the merger, CounterPath determined to pursue a separate private placement transaction that would allow CounterPath to remain in compliance with the Nasdaq Capital Markets listing requirements, and Alianza determined to license software from CounterPath as a customer.

On June 4, 2020, CounterPath and Alianza entered into a mutual written agreement to terminate the May term sheet.

On July 7, 2020, CounterPath and Alianza entered into a commercial arrangement under which Alianza purchased a 36-month software subscription and certain related professional services from CounterPath.

Between April 2020 and September 2020, CounterPath contacted certain companies that had been approached earlier in the sale process or were new to determine whether such companies had any interest in a strategic transaction with CounterPath.

On November 6, 2020, Mr. Beutler contacted Mr. Karp to discuss developments regarding CounterPath's business and financial position.

On November 10, 2020, Mr. Beutler presented a new term sheet to Mr. Karp (the "November term sheet").  The November term sheet was a non-binding offer by Alianza to acquire CounterPath for $25 million cash (on a cash-free, debt-free basis), implying an approximate offer of $3.49 per share of CounterPath common stock.  The November term sheet called for an exclusive period of negotiation ending December 14, 2020.

On November 11, 2020 at a meeting of CounterPath's board of directors, the board unanimously agreed it was in the best interest of CounterPath to enter into the non-binding November term sheet substantially in its current form.

On November 16, 2020, the special transaction committee engaged Evans & Evans to provide a fairness opinion to CounterPath.  Evans & Evans was given access to CounterPath's virtual data room.

Alianza conducted due diligence on CounterPath between November 12, 2020 and December 6, 2020.

On November 19, 2020, Mr. Joyce arranged for retention of independent legal counsel on behalf of special transaction committee to review the draft merger agreement and to assess the deal terms against market precedents.

On November 20, 2020, the draft merger agreement was revised to include the modification reflecting a fixed $3.49 per share price rather than a fixed consideration of $25 million, which implied a market value for CounterPath's common stock of $25.7 million.

On November 22, 2020, the special transaction committee engaged independent counsel to review the draft merger agreement and to assess the deal terms against market precedents.

On November 30, 2020, Mr. Karp and Mr. Beutler and Eve Werner of Alianza held a video conference call to review CounterPath's current and projected working capital and other financial matters.

On December 2, 2020, Mr. Joyce met with Jen Lucas of Evans & Evans to discuss the fairness opinion.

On December 3, 2020, the special transaction committee met to review a draft of the fairness opinion prepared by Evans & Evans.  Mr. Joyce, chair of the special transaction committee, circulated a draft of the fairness opinion to CounterPath's board of directors.

On December 4, 2020, CounterPath's board held a meeting where the special transaction committee presented its review of the proposed transaction.  Ms. Lucas of Evans & Evans was in attendance and provided an overview of the fairness opinion. The special transaction committee gave its recommendation to approve transaction to the board of directors.

On December 6, 2020, the special transaction committee unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, CounterPath and the stockholders of CounterPath, (ii) recommended to CounterPath's board of directors that the board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions contained in the Merger Agreement and that the board determine that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, CounterPath and the stockholders of CounterPath and (iii) recommended, and has recommended the board to recommend, that CounterPath's stockholders approve and vote in favor of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions contained therein.

On December 6, 2020 CounterPath's board of directors deemed it to be advisable and in the best interest of CounterPath to enter into the Merger Agreement.

On December 6, 2020, Alianza, CounterPath and Merger Sub entered into the Merger Agreement, dated as of December 6, 2020. In addition, certain stockholders of CounterPath executed the voting agreement and restrictive covenant agreements with Alianza.

Reasons for the Merger

Special Transaction Committee

The special transaction committee evaluated, with the assistance of certain members of CounterPath's senior management and CounterPath's legal and financial advisors, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. In reaching its decision to approve the Merger Agreement and to recommend that CounterPath's stockholders vote for the approval of the Merger Agreement, the special transaction committee considered a variety of factors, including the following material factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

  The current and historical market prices of CounterPath common stock, including the market performance of CounterPath common stock relative to those of other participants in CounterPath's industry and general market indices, and the fact that the expected Merger Consideration of $3.49 per share to be received by the holders of CounterPath common stock in the Merger represents a premium over the market price at which CounterPath common stock traded on the NASDAQ prior to the announcement of the execution of the Merger Agreement, including the fact that the Merger Consideration of  $3.49 per share represents an approximate premium of:

  20.0% based on the closing price per share of  $2.9092 on December 3, 2020, the third-to-last full trading day before Evans & Evans delivered the fairness opinion to the special transaction committee (in its capacity as such);

  25.1% based on the volume-weighted average closing price per share of  $2.790 over the 10-day period ending December 3, 2020;

  25.5% based on the volume-weighted average closing price per share of  $2.782 over the 30-day period ending December 3, 2020;

  2.9% based on the volume-weighted average closing price per share of  $3.390 over the 90-day period ending December 3, 2020; and

  13.6% based on the volume-weighted average closing price per share of  $3.07 over the 180-day period ending December 3, 2020.

  the fact that the per share price of  $3.49 represents a valuation of CounterPath at a multiple of 1.93 times CounterPath's revenues for the last twelve month period as of July 31, 2020 as more fully described in the Section entitled "Proposal 1: Approval of the Merger Agreement - Opinion of CounterPath's Financial Advisor" beginning on page 42 of this proxy statement;

  the financial analyses reviewed and discussed with the special transaction committee and the CounterPath board of directors by representatives of Evans & Evans in connection with the consideration by the special transaction committee and the CounterPath board of directors of CounterPath's strategic alternatives and in connection with the Merger, as well as the oral opinion of Evans & Evans provided on December 3, 2020 to the special transaction committee (which was subsequently confirmed in writing by delivery of Evans & Evans's written fairness opinion to the special transaction committee dated December 3, 2020) that, based on and subject to the various considerations, limitations and other matters set forth in its opinion, the Merger is fair, from a financial point of view, to the holders of CounterPath common stock, as more fully described in the section entitled "Proposal 1: Approval of the Merger Agreement - Opinion of CounterPath's Financial Advisor" beginning on page 42 of this proxy statement;

  the financial advice and perspectives reviewed and discussed with the special transaction committee and CounterPath board of directors by a representative of Evans & Evans in connection with the consideration by the special transaction committee and the CounterPath board of directors of CounterPath's strategic alternatives;

  the fact that the special transaction committee and the CounterPath board of directors met, along with CounterPath's financial and legal advisors, in person, via videoconference and telephonically several times over the course of Alianza's due diligence between May, 2019 and the date the Merger Agreement was signed, as described above under "Proposal 1: Approval of the Merger Agreement - Background of the Merger" beginning on page 31 of this proxy statement;

  the fact that the proposed Merger Consideration is all cash, which provides stockholders certainty of value and liquidity for their shares of CounterPath common stock, while eliminating long-term business and execution risk;

  the fact that all vested options to purchase CounterPath common stock outstanding immediately prior to the effective time of the Merger will be canceled in exchange for the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price of such option, less any applicable withholding taxes;

  the belief of the special transaction committee that the Merger Consideration of  $3.49 per share was more favorable to CounterPath's stockholders than the potential value that might result from the alternatives reasonably available to CounterPath (including, but not limited to, the alternative of remaining a stand-alone public company, pursuing an alternative sales process and other strategic or recapitalization strategies that might be pursued as a stand-alone public company) in light of a number of factors, including the risks and uncertainty associated with those alternatives;

  after lengthy meetings with management, the special transaction committee's consideration of CounterPath's business, strategy, assets, financial condition, capital requirements, results of operations, competitive position and historical and projected financial performance, and the nature of the industry and regulatory environment in which CounterPath competes, and the risks and upside potential relating thereto and the potential impact of those factors on the trading price of CounterPath common stock (which cannot be quantified numerically);

  the current industry, economic and market conditions and the risks and prospective competitive position of CounterPath on a stand-alone basis in a competitive UC software industry experiencing recent and ongoing merger activity within the United States and, to a lesser extent, internationally, as well as CounterPath's management's view of the strategic alternatives reasonably expected to be available to CounterPath if it did not pursue the Merger with Alianza;

  after reviewing available financial information with respect to Alianza with the assistance of legal and financial advisors, the special transaction committee's assessment that Alianza would have at closing adequate financial resources to pay the aggregate Merger Consideration;

  the significant experience and understanding of the special transaction committee of CounterPath's business, operations, financial condition, earnings, prospects, competitive position and the nature of the industry in which CounterPath competes, including the risks, uncertainties and challenges facing CounterPath and such industry, including in connection with CounterPath execution of its performance plan;

  the fact that CounterPath engaged an investment banker in late 2018 to undertake a strategic process whereby offers to purchase or invest in CounterPath were solicited from strategic and financial buyers/investors, which continued for most of calendar 2019, and the only offer (from the sixth interested party) was substantially lower than Alianza's offer of $3.49 per share;

  the terms and conditions of the Merger Agreement and related transaction documents, in addition to those described above, including:

  the limited and otherwise customary conditions to the parties' obligations to complete the Merger, including the commitment by Alianza to use its reasonable best efforts to obtain applicable regulatory approvals and the absence of any financing conditions;

  the requirement that, in the event the Merger is not consummated because Alianza does not pay the Merger Consideration, Alianza may be required to pay to CounterPath a termination fee of $1,500,000;

  the customary nature of the other representations, warranties and covenants of CounterPath in the Merger Agreement;

  the special transaction committee's assessment that the financial and other terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied and also provide flexibility to operate CounterPath's business during the pendency of the Merger;

  the special transaction committee's assessment, following consultation with counsel and CounterPath's management, that the termination date under the Merger Agreement is likely to allow for sufficient time to consummate the Merger;

  the risks and uncertainties associated with maintaining CounterPath's existence as an independent company and the opportunities presented by the Merger, including the risks and uncertainties with respect to:

  achieving CounterPath's growth plans in light of the current and foreseeable competitive market dynamics and future market conditions, including the risks and uncertainties in the U.S. and the global economy generally and the UC software industry specifically;

  the general risks and market conditions that could affect the price of CounterPath common stock; and

  the "risk factors" set forth in CounterPath's Annual Report on Form 10-K for the fiscal year ended April 30, 2020 and subsequent reports filed with the SEC;

  the inherent uncertainty of attaining management's internal financial projections, including the fact that CounterPath's actual financial results in future periods could differ materially and adversely from the projected results;

  the negotiation process with Alianza, which was conducted at arm's length, and the fact that CounterPath's senior management, legal and financial advisors were involved in the negotiations and updated the special transaction committee directly and regularly, which provided the special transaction committee with additional perspectives on the negotiations in addition to those of management;

  the evaluation by the special transaction committee of the likely time period necessary to complete the Merger; and

  the fact that the Merger is not subject to approval by Alianza's stockholders.

The special transaction committee also considered and balanced against the potentially positive factors enumerated above a variety of risks and other potentially negative factors, including the following:

  the deal protection measures in the Merger Agreement, including the fact that if CounterPath terminates the Merger Agreement to enter into an alternative transaction relating to a superior proposal or if the CounterPath board of directors changes its recommendation to CounterPath stockholders with respect to the Merger Agreement proposal, CounterPath would owe Alianza a termination fee of  $1.5 million. This risk was mitigated by the special transaction committee's belief, after reviewing the termination fee with the assistance of its legal and financial advisors, that the termination fee (equal to approximately 5.8% of the equity value of the transaction) was within a reasonable range for such fees in similar transactions;

  the fact that the completion of the Merger will generally preclude CounterPath's stockholders from having any ongoing equity participation in CounterPath and, as such, current stockholders of CounterPath will cease to participate in CounterPath's future earnings or growth, if any, or to benefit from increases, if any, in the value of CounterPath's or Alianza's common stock, including benefits that may be attributable to the potential opening of new markets, and will not participate in any potential future sale of CounterPath or Alianza to a third party;

  the risk that the Merger may not be consummated despite the parties' efforts or that consummation may be unduly delayed, even if the requisite approval is obtained from CounterPath stockholders, including the possibility that conditions to the parties' obligations to complete the Merger may not be satisfied, and the potential resulting disruptions to CounterPath's business, the diversion of management and employee attention, potential employee attrition and the potential effect on customer and other business relationships;

  the potential negative effect of the pendency of the Merger on CounterPath's business and relationships with employees, customers, providers, suppliers, regulators and the communities in which it operates, including the risk key employees might choose not to remain employed with CounterPath prior to the completion of the Merger, regardless of the completion of the Merger;

  the Merger Agreement's restrictions on the conduct of CounterPath's business prior to the completion of the Merger, generally requiring CounterPath to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent CounterPath from undertaking business opportunities that may arise pending completion of the Merger;

  the fact that CounterPath has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the Merger is consummated;

  the fact that the receipt of cash by CounterPath stockholders in exchange for shares of CounterPath common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders and may also be a taxable transaction to foreign holders under applicable local and/or foreign income or other tax laws; and

  the matters described in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 22 of this proxy statement.

After considering the foregoing potentially negative and potentially positive factors, the special transaction committee concluded that the potentially positive factors relating to the Merger Agreement and the Merger substantially outweighed the potentially negative factors.

Board of Directors

As described in the section entitled "Proposal 1: Approval of the Merger Agreement - Background of the Merger" beginning on page 31 of this proxy statement, prior to and in reaching its decision at its meeting on December 6, 2020 to approve the Merger Agreement and the transactions contemplated thereby, including the Merger the CounterPath board of directors consulted with the special transaction committee, CounterPath's management, CounterPath's financial advisors and legal advisors and considered a variety of factors that it believed supported its determinations, including, but not limited to, (i) the factors considered by the special transaction committee which are listed in the section entitled "Proposal 1: Approval of the Merger Agreement - Reasons for the Merger" beginning on page 37 of this proxy statement and (ii) the following:

  the special transaction committee's determinations relating to the Merger; and

  the unanimous recommendations of the special transaction committee, including the recommendations that the CounterPath board of directors adopt a resolution approving, and declaring the advisability of, the Merger Agreement and the other transactions contemplated thereby, including the Merger, and recommend that the Company's stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

The CounterPath board of directors also considered a variety of risks and other potentially negative factors concerning the Merger and a variety of factors relevant to the Merger, including, but not limited to, (i) the factors considered by the special transaction committee that are listed in the section titled "Reasons for the Merger - Special Transaction Committee."

The foregoing discussion of the information and factors considered by the special transaction committee and the CounterPath board of directors is not exhaustive but is intended to reflect the material factors considered by the special transaction committee and the CounterPath board of directors in their consideration of the Merger. In view of the complexity, and the large number, of the factors considered, the special transaction committee, and CounterPath board of directors both individually and collectively, did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights to the specific factors they considered in reaching their decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the special transaction committee and the CounterPath board of directors. Rather, the special transaction committee and the CounterPath board of directors based their recommendations on the totality of the information available to the special transaction committee and the CounterPath board of directors, including discussions with, and questioning of, CounterPath's management and of CounterPath's financial and legal advisors. In addition, individual members of the special transaction committee and the CounterPath board of directors may have given different weights to different factors.

The foregoing discussions of the information and factors considered by the special transaction committee and the CounterPath board of directors are forward-looking in nature. This information should be read in light of the factors described under the section entitled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 22 of this proxy statement.

Recommendations of the Special Transaction Committee and Our Board of Directors

The special transaction committee monitored the negotiation of, and carefully reviewed and considered the terms and conditions of, the Merger Agreement and the transactions contemplated by the Merger Agreement. The special transaction committee has unanimously determined, among other things, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of CounterPath and its stockholders. The special transaction committee also recommended that our board of directors approve and declare the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that our stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Our board of directors, after careful consideration and acting after having received the unanimous recommendation of the special transaction committee, has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of CounterPath and its stockholders, and unanimously approved the Merger Transaction (the "Company recommendation"). Our board of directors made its determination based in part on the unanimous recommendation of the special transaction committee and after consultation with independent legal and financial advisors, and in part after consideration of a number of other factors that the special transaction committee and the CounterPath board of directors deemed relevant.

The material factors considered by the special transaction committee and the CounterPath board of directors in reaching its decision to approve the Merger Agreement and the Merger can be found in the section entitled "Proposal 1: Approval of the Merger Agreement - Reasons for the Merger" beginning on page 37 of this proxy statement.

The special transaction committee unanimously recommends and the CounterPath board of directors also unanimously recommends (after having received the unanimous recommendation of the special transaction committee) that CounterPath stockholders vote "FOR" the proposal to approve the Merger Transaction , and "FOR" the adjournment proposal.

Opinion of CounterPath's Financial Advisor

Evans & Evans was engaged by the special transaction committee on May 26, 2020, to act as financial advisor to CounterPath for purposes of issuing an opinion as to the fairness of the Merger, from a financial standpoint, to the holders of CounterPath common stock as at December 3, 2020, which is referred to in this proxy statement as the "date of review" and the fairness opinion is referred to in this proxy statement as the "Opinion." On December 3, 2020, Evans & Evans rendered its oral opinion, subsequently confirmed in writing, to the special transaction committee to the effect that, as of the date of review, and based upon and subject to various factors, assumptions, qualifications and limitations on the review undertaken set forth in the written Opinion, the Merger is fair, from a financial point of view, to the holders of CounterPath common stock.

The full text of the written Opinion of Evans & Evans, dated December 3, 2020 which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken in connection with the Opinion, is included as Exhibit D to this proxy statement and is incorporated herein by reference. Holders of shares of CounterPath common stock are encouraged to and should read the Opinion carefully and in its entirety. Evans & Evans's opinion was provided to the special transaction committee in connection with its evaluation of the Merger from a financial point of view. The Opinion of Evans & Evans does not address any other aspect of the Merger transaction and does not constitute a recommendation to the CounterPath board of directors, any holder of CounterPath common stock or any other person as to how to act or vote in connection with the Merger transaction or any other matter. The summary of the opinion of Evans & Evans set forth in this proxy statement is qualified in its entirety by reference to the full text of such Opinion.

In connection with preparing the Opinion, Evans & Evans has reviewed and relied upon, or carried out, among other things, the following:

  Interviewed management on several occasions to understand the current position of the Company, short-term expectations and the rationale for the Merger.  The interviews also included a review of the strategic process the Company has undertaken since October 2018.

  Reviewed the Company's website www.counterpath.com.

  Reviewed the term sheet dated November 10, 2020 between CounterPath and Alianza.

  Reviewed the draft Merger Agreement.

  Reviewed the Company's management-prepared forecasts by quarter for fiscal year 2021 and fiscal year 2022.

  Reviewed management's estimate of cash and debt as for the months ended November 30, 2020 to March 31, 2021.

  Reviewed the Company's prospectus supplement dated August 28, 2020 with respect to its "at the market" offering of common stock.

  Reviewed the Company's Form 10-K Annual Reports for the fiscal years ended April 30, 2018 to 2020.

  Reviewed the Company's Form 10-Q quarterly report for the three months ended July 31, 2020 and the associated management-prepared financial statements contained therein.

  Reviewed the Company's audited financial statements for the fiscal years ended April 30, 2017 to 2020.

  Reviewed a breakdown of the Company's by customer revenue and by type for FYs 2018 to 2020.

  Reviewed the Company's Certificate of Amended and Restated Articles dated October 15, 2020 regarding an increase in the allowable number of common shares issued and outstanding.

  Reviewed management-prepared listings of the Company's domains, trademarks and patents.

  Reviewed the subscription agreements related to the Company's most recent financing for shares at $3.51 per common share.

  Reviewed information on previous transactions considered by the Company.

  Reviewed a Board Update dated May 5, 2020 relating to the terms contemplated in a previous offer made by Alianza to CounterPath.

  Conducted a review of the Company's products through various online sources.

  Reviewed the trading price of the Company on the NASDAQ and the TSX for the four years preceding the date of the Opinion.

  Reviewed information on mergers & acquisitions involving companies in the UC and telecommunications space.

  Reviewed stock market trading data and financial information on the following companies: 2U Inc. (NASDAQ: TWOU); 8x8 Inc. (NYSE: EGHT); Box Inc. (NYSE: BOX); Five9 Inc. (NASDAQ: FIVN); Limelight Networks Inc. (NASDAQ: LLNW); LivePerson Inc. (NASDAQ: LPSN); Ooma Inc. (NYSE: OOMA); Ribbon Communications Inc. (NASDAQ: RBBN); RingCentral Inc. (NYSE: RNG); Synchronoss Technologies Inc. (NASDAQ: SNCR); Zix Corp. (NASDAQ: ZIXI); Zuora Inc. (NYSE: ZUO); Sangoma Technologies Corporation (TSXV: STC); and, eGain Corp. (NASDAQ: EGAN).

  Reviewed information on the Company's market from a variety of sources.

Assumptions

In preparing the Opinion, Evans & Evans has made several assumptions, certain of which are summarized below, and which are fully described in the complete text of the Opinion, a copy of which is included as Exhibit D to this proxy statement.

Evans & Evans relied upon, and assumed the completeness, accuracy and fair presentation of, all financial information, business plans, forecasts and other information, data, advice, opinions and representations obtained by it from public sources or provided by the Company or its affiliates or any of their respective officers, directors, consultants, advisors or representatives, referred to in this section of this proxy statement as the "Information." Except as expressly described in the Opinion, Evans & Evans has not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

Senior officers of CounterPath represented to Evans & Evans that, among other things: (i) the Information (other than estimates or budgets) provided orally by an officer or employee of CounterPath or in writing by CounterPath to Evans & Evans relating to CounterPath, its affiliates or the Merger, at the date the Information was provided to Evans & Evans, fairly and reasonably presented and complete, true and correct in all material respects, and did not, and does not, contain any untrue statement of a material fact in respect of CounterPath, its affiliates or the Merger and did not and does not omit to state a material fact in respect CounterPath, its affiliates or the Merger that is necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; (ii) with respect to portions of the Information that constitute financial estimates or budgets, they have been fairly and reasonably presented and reasonably prepared on bases reflecting the best currently available estimates and judgments of management of CounterPath or its associates and affiliates as to the matters covered thereby and such financial estimates and budgets reasonably represent the views of management of CounterPath; and (iii) since the dates on which the Information was provided to Evans & Evans, except as disclosed in writing to Evans & Evans, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its affiliates and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Opinion.

Evans & Evans assumed that all final or executed versions of documents will conform in all material respects to the drafts provided to it, all of the conditions required to implement the Merger will be met, all consents, permissions, exemptions or orders of relevant third parties or regulating authorities will be obtained without adverse condition or qualification, the procedures being followed to implement the Merger are valid and effective and that the disclosure provided or (if applicable) incorporated by reference in any documents provided to shareholders with respect to CounterPath and the Merger will be accurate in all material respects and will comply with the requirements of applicable law. Evans & Evans also made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of Evans & Evans and any party involved in the Merger.

Evans & Evans assumed that the Company and all of its related parties and their principals had no contingent liabilities, unusual contractual arrangements, or substantial commitments, other than in the ordinary course of business, nor litigation pending or threatened, nor judgments rendered against, other than those disclosed by management and included in the Opinion that would affect the evaluation or comment. It has also assumed that, as at July 31, 2020 all assets and liabilities of CounterPath, have been recorded in their accounts and financial statements and follow U.S. Generally Accepted Accounting Principles, and that there were no material changes in the financial position of the Company between the date of their financial statements and the date of review, unless noted in the Opinion.

Although Evans & Evans believes that the assumptions used in preparing the Opinion are appropriate in the circumstances, some or all of these assumptions may nevertheless prove to be incorrect.

Analysis

The following is a summary of the material financial analyses presented by Evans & Evans to the special transaction committee in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Evans & Evans. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evans & Evans. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before the date of review, and is not necessarily indicative of current market conditions.

In arriving at its conclusions, Evans & Evans assumed a Merger Consideration of $3.49 per common share, implying an equity purchase price of approximately $25.7 million.  As at the date of review, the Company had no interest-bearing debt.  The expected cash balance, following severance costs and transactions expenses, at closing is approximately $550,000, implying an enterprise value ("EV") of approximately $25.1 million.

In assessing the fairness of the Merger, Evans & Evans considered the following analyses and factors, amongst others: (i) guideline company analysis; (ii) precedent transaction analyses; (iii) historical financings and current trading price; and (iv) other considerations.

Guideline Company Analysis

Evans & Evans assessed the reasonableness of the implied $25.1 million EV by comparing certain of the related valuation metrics to the metrics indicated for referenced guideline public companies.  The identified guideline companies selected were considered reasonably comparable to CounterPath.

In the table below Evans & Evans have summarized the EV to trailing 12-month ("TTM") revenues and EV to TTM earnings before interest, taxes, depreciation and amortization ("EBITDA") of selected public companies.

EV to TTM Revenues	Min	Max	Median	Mean
SaaS Companies	2.83 x	58.57 x	13.73 x	4.55 x
Non-SaaS Companies	1.06 x	2.94 x	1.96 x	1.92 x

The Merger pricing implies an EV / TTM revenues (to July 31, 2020) of 1.93 x which is similar to the mean and median of the non-SaaS companies.  In assessing the reasonableness of the above, Evans & Evans considered the following:

  historically only 11% to 26% of the Company's revenues are SaaS-based and accordingly the non-SaaS companies are more comparable to CounterPath in the view of Evans & Evans;

  there are a limited number of directly comparable public companies, when one considers differentiating factors such as size and market niche;

  no company considered in the analysis is identical to CounterPath;

  an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in the financial and operating characteristics of CounterPath, the Merger and other factors that could affect the trading value and aggregate transaction values of the companies to which they are being compared; and

  CounterPath is experiencing positive year-over-year revenue growth to date in fiscal year 2021 and had growth of 12.4% in fiscal year 2020 over fiscal year 2019.  However, growth has not been consistent and revenues have contracted in two of the last five fiscal years.  Over the past five fiscal years, the Company's revenues have been in the range of $10.5 to $13 million.  There is no certainty the Company will be able to continue on its current growth trajectory.  There remains uncertainty with respect to how anticipated vaccines to protect against COVID-19 will impact the global workforce and the demand for the Company's services.

Given the above-noted factors and its analysis of the observed multiples of selected public companies, Evans & Evans considered this approach with the precedent transaction analysis and a review of investor interest in the sector in making the final determination of the reasonableness of the consideration and the fairness of the Merger.

Precedent Transactions Analysis

Evans & Evans also assessed the reasonableness of the implied $25.1 million EV by comparing certain of the related valuation metrics to the metrics indicated by transactions involving the acquisition of UC companies and companies offering collaboration tools.  Evans & Evans identified 14 transactions.

Evans & Evans found that EV to revenue multiples ranged from 0.4 x to 4.77 x with an average of 1.95 x and a median of 1.51 x.  The EV to revenue multiple implied by the Merger lies between the mean and the median which is appropriate in the view of Evans & Evans.

Given the above-noted factors and its analysis of the observed multiples of acquisitions, Evans & Evans considered this approach and a review of investor interest in the sector in making the final determination of the reasonableness of the consideration and the fairness of the Merger.

Historical Financings and Current Trading Price

Evans & Evans assessed the reasonableness of the implied $25.7 million equity value based on the last round of financing secured by the Company.  On June 10, 2020, the Company issued an aggregate of 284,902 shares of common stock under a non-brokered private placement at a price of $3.51 per share for total gross proceeds of $1,000,006.  As at the time of the financing, financing price reflected the share price.  As of the date of review (based on trading data to November 30, 2020), the 10-day average closing trading price of the Company's common shares was $2.73.  Overall, the Company's share price has declined by approximately 22% since the last round of financing.

Evans & Evans assessed the reasonableness of the $3.49 per common share based on a review of the trading price of the Company's shares on the NASDAQ.  While the Company's common shares trade on both the NASDAQ and the TSX, the majority of trading occurs on NASDAQ and as such, Evans & Evans focused the analysis on NASDAQ trading data.

As can be seen from the following table, the Company's average closing share price has been declining over the past 180-trading days preceding the date of review.

Trading Price (relative to the date of review)	Minimum	Average	Maximum
10-days preceding	$2.51	$2.73	$2.91
30-days preceding	$2.51	$2.75	$3.05
90-days preceding	$2.51	$3.34	$4.63
180-days preceding	$1.90	$3.41	$5.55

The Merger Consideration implies a premium of approximately 25% to the trading price as of the date of review. In the view of Evans & Evans, such a premium is reasonable.

As at the date of review	CounterPath	Consideration	Premium to Volume Weighted Price
10-days preceding	$2.790	$3.49	25.1%
30-days preceding	$2.782	$3.49	25.5%
90-days preceding	$3.390	$3.49	2.9%

Evans & Evans also reviewed the ability of the holders of CounterPath common stock to receive an amount equal or greater than the Merger Consideration in the market.  As can be seen from the table below in the 60 trading days preceding the date of review, shares of CounterPath did not trade above $3.49 per share.  Thus, the ability of the holders of CounterPath common stock to receive value in the market commensurate with the Merger Consideration is limited.

Implied Consideration $3.490	# of Days Closing Price Exceeded Implied Consideration	Shares Traded at Implied Consideration or Higher	% of Shares Outstanding
10-days preceding	0	0	0.0%
30-days preceding	0	0	0.0%
60-days preceding	0	0	0.0%
90-days preceding	30	1,522,500	20.7%
180-days preceding	63	4,487,900	61.1%

Fairness Conclusions

Based upon and subject to the foregoing and such other matters as Evans & Evans considered relevant, it is the opinion of Evans & Evans, as of the date of review, that the Merger is fair, from a financial point of view, to the holders of CounterPath common stock.

In arriving at its conclusion, Evans & Evans considered the following:

  the implied value of CounterPath is supported by precedent transactions;

  the implied value of CounterPath under the guideline company analysis is reasonable;

  the implied price per share is a premium to the trading price of the CounterPath common stock over the 30 trading days preceding the date of review;

  the ability of holders of CounterPath common stock to receive greater than the Merger Consideration in the market is limited over the past 60 trading days; and

  that CounterPath engaged an investment banker in late 2018 to undertake a strategic process whereby offers to purchase or invest in CounterPath were solicited from strategic and financial buyers/investors, which continued for most of calendar 2019, and while CounterPath did enter the due diligence stage with other potential interested parties, no formal offers were considered that exceeded the consideration implied by the Merger - in essence CounterPath was exposed to the market and no offers were received that exceeded the Merger Consideration, and generally, when a formal process has been undertaken, the offers received are reflective of the market value of the asset.

Certain Conditions and Limitations of the Opinion

The Opinion should not be construed as a formal valuation or appraisal of CounterPath or its securities or assets. Evans & Evans, has, however, conducted such analyses as it considered necessary in the circumstances.

In preparing the Opinion, Evans & Evans relied upon and assumed, without independent verification, the truthfulness, accuracy and completeness of the information and the financial data provided by the Company. Publicly available information deemed relevant for the purpose of the analyses contained in the Opinion has also been used. In preparing the Opinion, Evans & Evans relied upon a letter from management of CounterPath confirming to Evans & Evans in writing that the information and management's representations made to Evans & Evans in preparing the Opinion are accurate, correct and complete, and that there are no material omissions of information that would affect the conclusions contained in the Opinion.

The Opinion was based on: (i) Evans & Evans' interpretation of the information which CounterPath, as well as its representatives and advisers, supplied to the date of the Opinion; (ii) Evans & Evans' understanding of the terms of the Merger; and (iii) the assumption that the Merger will be consummated in accordance with the expected terms.

Evans & Evans expressed no opinion (i) with respect to the price at which any securities of CounterPath will trade on any stock exchange at any time, or (ii) as to whether any alternative transaction might have been more beneficial to the holders of CounterPath common stock.

Evans & Evans based its Opinion upon a variety of factors. Accordingly, Evans & Evans believes that its analyses must be considered as a whole. Selecting portions of its analyses or the factors considered by Evans & Evans, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. Evans & Evans' conclusions as to the fairness, from a financial point of view, to the holders of CounterPath common stock of the Merger were based on its review of the Merger taken as a whole, in the context of all of the matters described under "Scope of Review" in the Opinion, rather than on any particular element of the Merger or the Merger outside the context of the matters described under "Scope of Review". The Opinion, is included as Exhibit D to this proxy statement, and should be read in its entirety.

Evans & Evans was not requested to, and did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of or merger with the Company. The Opinion also does not address the relative merits of the Merger as compared to any alternative business strategies or transactions that might exist for the Company, the underlying business decision of the Company to proceed with Merger, or the effects of any other transaction in which the Company will or might engage.

Evans & Evans expressed no opinion or recommendation as to how any holder of CounterPath common stock should vote or act in connection with the Merger, any related matter or any other transactions. Evans & Evans are not experts in, nor do they express any opinion, counsel or interpretation with respect to, legal, regulatory, accounting or tax matters. Evans & Evans have assumed that such opinions, counsel or interpretation have been or will be obtained by the Company from the appropriate professional sources. Furthermore, Evans & Evans have relied, with the Company's consent, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting and tax matters with respect to the Company and the Merger, and accordingly Evans & Evans are not expressing any opinion as to the value of the Company's tax attributes or the effect of the Merger thereon.

Delisting and Deregistration of Our Common Stock

CounterPath common stock is registered as a class of equity securities under the Exchange Act and is quoted on NASDAQ under the symbol "CPAH" and on the TSX under the symbol "PATH". As a result of the Merger, we will become a wholly owned subsidiary of Alianza, with no public market for our common stock. After the Merger, our common stock will cease to be traded on NASDAQ and the TSX and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, we anticipate applying to cease to be a reporting issuer in all jurisdictions in which CounterPath is a reporting issuer in Canada after which we will no longer be required to file periodic reports with the SEC or Canadian regulatory authorities after the effective time of the Merger with respect to our common stock.

No Financing Condition; Fees and Expenses

The Merger is not conditioned on Alianza obtaining the proceeds of any financing. We anticipate that the total amount of funds necessary to complete the Merger and the other transactions contemplated by the Merger Agreement will be approximately $25.7 (excluding fees and expenses). These funds include the funds needed to pay our stockholders (including equity award holders) the amount due under the Merger Agreement.

We anticipate that the customary fees and expenses to be incurred by CounterPath in connection with the transactions contemplated by the Merger Agreement will be approximately $255,000.

Interests of CounterPath's Directors and Executive Officers in the Merger

In considering the recommendation of the special transaction committee and the CounterPath board of directors with respect to the Merger, CounterPath stockholders should be aware that the directors and executive officers of CounterPath have certain interests in the Merger that may be different from, or in addition to, the interests of CounterPath stockholders generally. The special transaction committee and the CounterPath board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger and making its recommendation that CounterPath stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger. These interests are described below.

Options

At the effective time of the Merger, and with the consent of each option holder, each vested option to purchase CounterPath common stock held by an executive officer that is outstanding and vested immediately prior to the effective time of the Merger will be canceled in exchange for the right of the holder thereof to receive from the Company an amount in cash payable as soon as practicable following the effective time of the Merger equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such option and (ii) the number of shares of CounterPath common stock subject to such option, reduced by any required tax withholding.  Each unvested option to purchase CounterPath common stock and each option to purchase CounterPath common stock with a per share exercise price equal to or greater than the Merger Consideration shall be canceled without consideration as of the effective time of the Merger.

Deferred Share Units

At the effective time of the Merger, and with the consent of each deferred share unit holder, each CounterPath deferred share unit held by a director or executive officer shall be canceled and converted into the right of the holder thereof to receive a cash payment from the Company payable as soon as practicable following the effective time of the Merger equal to the product of (i) the Merger Consideration and (ii) the number of shares of CounterPath common stock subject to such deferred share unit, reduced by any required tax withholding.

Summary Table

The following table shows, for each director and executive officer of CounterPath, as applicable, (i) the number of shares subject to vested options and deferred share units held by him or her, (ii) the cash consideration that he or she will receive for such vested options and deferred share units, as applicable, following the effective time of the Merger in each case as of an assumed Merger closing date of  February 28, 2021 (the assumed date of the closing of the Merger solely for purposes of this cash-out payment disclosure), based on applicable holdings on January 11, 2021 and assuming continued employment or service through the assumed Merger closing date of  February 28, 2021.

Name	Total Vested Options Outstanding as of February 28, 2021	Cash-Out Payment for Options ($)	Total DSUs Outstanding as of February 28, 2021	Cash-Out Payment for DSUs ($)	Total Cash-Out Payments ($)
Executive Officers
David Karp	70,000	$51,800	203,198.0	$709,161	$760,961
Karen Luk	7,032	$10,283	-	-	$10,283
Todd Carothers	50,000	$30,000	94,824.0	$330,936	$360,936
Directors
Terence Matthews	-	-	81,157.2	$283,239	$283,239
Owen Matthews	-	-	71,116.7	$248,197	$248,197
Chris Cooper	-	-	83,642.2	$291,911	$291,911
Bruce Joyce	-	-	70,653.3	$246,580	$246,580
Larry Timlick	-	-	78,792.1	$274,984	$274,984
Steven Bruk	-	-	22,842.0	$79,719	$79,719

Executive Officer Severance and Employment Arrangements

David Karp, our President and Chief Executive Officer entered into an employment agreement with our company dated April 14, 2020, which replaced an employment agreement dated September 11, 2006, as amended.  Effective April 1, 2020, Mr. Karp's current annual salary is CDN$310,000. During the period from November 1, 2019 to March 31, 2020, Mr. Karp's annual salary was CDN$297,800. During fiscal year 2019 and the period from May 1, 2019 to October 31, 2019, Mr. Karp's annual salary under the employment agreement dated September 11, 2006, as amended, was CDN$287,800. In addition, Mr. Karp may earn a bonus of up to 50% of his annual salary based upon the achievement of pre-determined objectives that may be earned and paid quarterly. Mr. Karp is also entitled to a monthly expense allowance of CDN$800.

During fiscal years 2020 and 2019, Mr. Karp received total cash bonuses of $80,414 and $49,034, respectively, which were determined by our Compensation Committee primarily based upon our company's quarterly achievement of predetermined financial objectives including revenue, operating costs, operating profitability and cash position.  During fiscal years 2020 and 2019, our Board granted Mr. Karp 50,000 deferred share units and 62,830 deferred share units, respectively, pursuant to our deferred share unit plan. The deferred share units are redeemable into shares of CounterPath common stock on a one for one basis and vest over three years.  Our Board determined that it was in our company's interest to grant the deferred share units to Mr. Karp in order to allow Mr. Karp to participate in the long term success of our company and to promote a greater alignment of interests between our senior officers and shareholders.

If Mr. Karp's employment agreement is terminated without cause by our company, or by Mr. Karp within 12 months following a change in control of the company as defined in the employment agreement, we agree to provide to Mr. Karp (a) a lump sum cash payment equal to 18 months' base salary and monthly expense allowance plus one additional month of base salary and monthly expense allowance for each additional year of service after April 1, 2020 including pro rata amount for partial years worked (the "Severance Period"); (b) compensation for loss of the bonus in the amount of 30% of the Mr. Karp's base salary multiplied by the Severance Period; (c) continuation of eligible employee benefits for the Severance Period; and (d) vesting of all unvested stock options and deferred share units.

Ms. Luk, our Vice President of Finance entered into an employment agreement with our company dated May 17, 2018, as amended on September 23, 2019. Effective October 1, 2019, Ms. Luk's current annual salary is CDN$135,000. During the period from May 1, 2019 to September 30, 2019 and during fiscal year 2019, Ms. Luk's annual salary was CDN$125,000. During fiscal years 2020 and 2019, our Board granted Ms. Luk 7,500 stock options and 7,500 stock options, respectively pursuant to our employee stock option plan. The option awards generally vest in the amount of 12.5% on the date which is six months from the date of grant and then beginning in the seventh month at 1/42 per month for 42 months, at which time the options are fully vested. Our Board determined that it was in our company's interest to grant the stock options to Ms. Luk in order to allow Ms. Luk to participate in the long term success of our company and to promote a greater alignment of interests between our senior officers and shareholders

Mr. Carothers, our Chief Revenue Officer entered into an employment agreement with our company dated January 1, 2019, as amended April 14, 2020. Effective April 1, 2020, Mr. Carothers' current annual salary is $231,000. During the period from October 1, 2019 to March 31, 2020, Mr. Carothers' annual salary was $225,000. From May 1, 2019 to September 30, 2019 and during fiscal year 2019, Mr. Carothers' annual salary was $210,000. In addition, Mr. Carothers may earn a bonus of between 0.0% and 0.70% of our total billings (revenue plus change in deferred revenue) per fiscal quarter based upon the achievement of pre-determined revenue objectives. Mr. Carothers is also entitled to a monthly expense allowance of $500. During fiscal years 2020 and 2019, Mr. Carothers received total cash bonuses of $72,300 and $28,000, respectively, which were determined by our Chief Executive Officer primarily based upon our company's quarterly achievement of predetermined financial objectives including revenue.  During fiscal years 2020 and 2019, our Board granted Mr. Carothers 31,000 deferred share units and 40,000 deferred share units, respectively, pursuant to our deferred share unit plan. The deferred share units are redeemable into shares of CounterPath common stock on a one for one basis and vest over three years.  Our Board determined that it was in our company's interest to grant the deferred share units to Mr. Carothers in order to allow Mr. Carothers to participate in the long term success of our company and to promote a greater alignment of interests between our senior officers and shareholders.

If Mr. Carothers' employment agreement is terminated without cause by our company, or by Mr. Carothers within 12 months following a change in control of the company as defined in the employment agreement, we agree to provide to Mr. Carothers (a) a lump sum cash payment equal to one year base salary and continuation of eligible employee benefits for one year; and (d) vesting of all unvested stock options and deferred share units.

Director and Officer Indemnification

In accordance with the NRS, our amended and restated articles of incorporation and amended and restated bylaws provide for mandatory indemnification of any person, including directors and officers, made a party to a proceeding by reason of such person's former or current official capacity under certain circumstances. In addition, pursuant to the terms of the Merger Agreement, directors and officers of CounterPath have rights to indemnification and directors' and officers' liability insurance that will survive completion of the Merger. For more information, see the section entitled "Terms of the Merger Agreement - Directors' and Officers' Indemnification and Insurance" beginning on page 76 of this proxy statement.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the Merger and that will or may become payable to each such named executive officer at the effective time of the Merger or on a qualifying termination of employment in connection with the Merger. The "named executive officers" are the individuals listed as such in the Company's most recent annual proxy statement.

The estimated potential payments in the table below are based on (i) Merger Consideration of $3.49, unless otherwise noted; (ii) base salary, target bonus levels, and equity award holdings as of February 28, 2021; (iii) the Merger closing on February 28, 2021 (the assumed date of the closing of the Merger solely for purposes of this golden parachute compensation disclosure); and (iv) a termination of each executive officer by the Company without "cause" or by the executive within thirty days following the consummation of the Merger. Depending on when the Merger occurs, certain equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards based on the completion of continued service with the Company, independent of the Merger. The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before completion of the Merger. As a result, the actual amounts, if any, to be received by an executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

Name	Cash ($)	Cash-Out Payment for Options ($)	Cash-Out Payment for DSUs ($)	Other ($)	Total ($)
Executive Officers
David Karp	$500,822	$51,800	$709,161	-	$1,261,783
Karen Luk	-	$10,283	-	-	$10,283
Todd Carothers	-	$30,000	$330,936	-	$360,936

Canadian Securities Laws Matters

MI 61-101

CounterPath is a reporting issuer (or the equivalent) under applicable Canadian securities laws in the provinces of British Columbia, Alberta and Ontario and is, among other things, subject to the provisions of MI 61-101. MI 61-101 is intended to regulate certain transactions to ensure equality of treatment among securityholders, including by requiring, in certain specified circumstances, and subject to certain exceptions, enhanced disclosure, approval by a majority of securityholders excluding interested or related parties, and independent valuations. The protections afforded by MI 61-101 apply to, among other transactions, "business combinations" (as defined in MI 61-101), which are certain transactions that can result in the interests of holders of equity securities of an issuer being terminated without their consent.

If any "related party" (as defined in MI 61-101) of CounterPath is entitled to receive, directly or indirectly, as a consequence of the Merger, a "collateral benefit" (as defined in MI 61-101), the Merger will constitute a "business combination" for the purposes of MI 61-101 and will require "minority approval" in accordance with MI 61-101. The Merger is a business combination for CounterPath under MI 61-101, as certain senior officers of CounterPath may be receiving a collateral benefit.  Certain senior officers and directors of CounterPath will receive benefits as more particularly described in the Section "Interests of CounterPath's Directors and Executive Officers of the Merger". As such, the Merger must be approved by a majority of the votes cast by holders of CounterPath Common Stock at the special meeting, excluding those votes attached to shares of CounterPath common stock that are beneficially owned, or over which control or direction is exercised, by (i) CounterPath, (ii) the related parties of CounterPath who can be considered to be receiving a collateral benefit, (iii) related parties of such related parties and (iv) "joint actors" (as defined in MI 61-101) of persons referred to in (ii) or (iii) above. This approval is in addition to the requirement under the NRS that the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, be approved by the affirmative vote of the holders of a majority of CounterPath common stock outstanding and entitled to vote thereon.

CounterPath is not required to obtain a formal valuation under MI 61-101 as no "interested party" (as defined in MI 61-101) is, as a consequence of the Merger, directly or indirectly acquiring CounterPath or its business or combining with CounterPath, whether alone or with joint actors, and no interested party is party to a "connected transaction" (as defined in MI 61-101) to the Merger that is a "related party transaction" (as defined in MI 61-101) for which CounterPath would be required to obtain a formal valuation. To the knowledge of the directors and senior officers of CounterPath, there have been no prior valuations in respect of CounterPath (as contemplated in MI 61-101) in the 24 months prior to the date of the Merger Agreement, and, except as discussed in this proxy statement under the section captioned "Proposal 1: Approval of the Merger Agreement - Background of the Merger," no bona fide prior offer (as contemplated in MI 61-101) that relates to the transactions contemplated by the Merger has been received by CounterPath during the 24 months before the execution of the Merger Agreement.

Excluded Votes

Pursuant to Part 8 of MI 61-101, an aggregate of 278,792 votes attached to shares of CounterPath common stock will be excluded in determining "minority approval" of the Merger. The votes attached to shares of CounterPath common stock beneficially owned, or over which control or direction is exercised, by CounterPath and the following related parties of CounterPath will be excluded in determining whether minority approval of the Merger has been obtained under MI 61-101. To the knowledge of CounterPath, any interested party and the directors and senior officers of CounterPath, after reasonable inquiry, the share ownership of such persons as of the date of this proxy statement is shown in the table below:

Name	Shares of CounterPath Common stock	Percentage of Total Outstanding CounterPath Common Stock
Owen Matthews	227,747	3.5%
David Karp	32,826	0.5%
Todd Carothers	18,219	0.3%
Bruce Joyce	1,000	0.02%

Under MI 61-101, a benefit to be received by a related party of an issuer as a consequence of a transaction will not be a "collateral benefit" if, among other things, it is received solely in connection with the related party's services as an employee, director or consultant of the issuer, an affiliated entity of the issuer or a successor to the business of the issuer where, among other things: (i) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transaction; (ii) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (iii) full particulars of the benefit are disclosed in the disclosure document for the transaction; and (iv)(A) at the time the transaction is agreed to, the related party and its associated entities beneficially own or exercise control or direction over less than 1% of the outstanding securities of each class of equity securities of the issuer, or (B) if the transaction is a business combination for the issuer or a bid for securities of the issuer (I) the related party discloses to an independent committee of the issuer the amount of consideration that the related party expects it will be beneficially entitled to receive, under the terms of the transaction, in exchange for the equity securities beneficially owned by the related party, (II) the independent committee, acting in good faith, determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value referred to in subclause (I), and (III) the independent committee's determination is disclosed in the disclosure document for the  transaction.

The special transaction committee determined, after review of the benefits to be received by each related party pursuant to the Merger, that the persons shown in the table above are the only related parties who will receive a collateral benefit pursuant to the Merger by virtue of the fact that the aggregate cash consideration that the related party will receive for the vested options and deferred share units held by such related party exceeds 5% of the value of the CounterPath common stock beneficially owned by such related party. Accordingly, the votes attached to shares of CounterPath common stock held by such directors and senior officers will be excluded in determining minority approval of the merger under MI 61-101.

None of the other directors or senior officers of CounterPath are party to a connected transaction to the Merger, receiving different consideration in the Merger than the general body of holders of CounterPath common stock, or receiving a collateral benefit. Accordingly, the votes attached to shares of CounterPath common stock held by such other directors and senior officers will not be excluded in determining minority approval of the Merger under MI 61-101.

Regulatory Approvals

Antitrust Filings

If applicable, the HSR Act and the regulations promulgated thereunder require that we file notification and report forms with respect to the Merger and related transactions with the Antitrust Division and the FTC. The parties thereafter are required to observe a waiting period before completing the Merger. At this time, we and Alianza do not believe that we are required to make such notification. However, we may be required to make such notification at some time prior to the completion of the Merger.

At any time before or after the completion of the Merger, the Antitrust Division or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, to rescind the Merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.

Investment Canada Act

Under the Investment Canada Act (Canada) ("Investment Canada Act"), all "acquisitions of control" of Canadian businesses by non-Canadians, whether direct or indirect, are subject to either notification, or review, subject to certain exceptions. If specified monetary thresholds are exceeded, a transaction involving the acquisition of control of a Canadian business by a non-Canadian will be subject to review and cannot be implemented unless the responsible minister(s) under the Investment Canada Act is satisfied or deemed to be satisfied that the transaction is likely to be of "net benefit" to Canada (a "Reviewable Transaction"). Any acquisition of control of a Canadian business by a non-Canadian which does not exceed the applicable review threshold is merely notifiable.

We do not expect the transactions contemplated by the Merger Agreement constitute a Reviewable Transaction under the Investment Canada Act. It is a condition to the completion of the merger that Alianza shall have received a letter from the Director of Investments under the Investment Canada Act advising that the Merger is not a Reviewable Transaction. Pursuant to the merger Agreement and the Investment Canada Act, Alianza submitted a notice of the Merger to the Director of Investments on December 16, 2020. As of the date of this proxy statement, Alianza has not yet received a letter from the Director of Investments advising that the merger is not a Reviewable Transaction.

Other Matters with Respect to Regulatory Approvals

Alianza has the principal responsibility, after prior, good faith consultation with CounterPath and after considering, in good faith, the views and comments of CounterPath, for devising and implementing the strategy for obtaining any of the antitrust or Investment Canada Act approvals and shall take the lead in all meetings and communications with, or proceedings involving, any governmental entity in connection with obtaining the antitrust or Investment Canada Act approvals. However, the consent of each of CounterPath and Alianza is required prior to the taking of any action (including the failure to take any such action) in connection with obtaining any antitrust or Investment Canada Act approvals if such action (or failure to act) would be reasonably likely to materially delay, or materially impair the likelihood of obtaining, any such approvals.

Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the Merger, there is no assurance that all applicable waiting periods will expire, that Alianza will obtain all required regulatory approvals or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on us or, after completion of the transaction, Alianza.

Other than the filings described above, we are not aware of any mandatory regulatory filings to be made, approvals to be obtained or waiting periods to expire, in order to complete the Merger. If any approval or action is needed, however, we may not be able to obtain it or any of the other necessary approvals. Even if we could obtain all necessary approvals, and the Merger Agreement is approved by our stockholders, conditions may be placed on the Merger, our business or that of Alianza that could cause the parties to fail to consummate the Merger.

Litigation Relating to the Merger

Other than as described below, CounterPath is not aware of any pending litigation relating to or challenging the Merger as of the date of this proxy statement.

On January 7, 2021, a putative class action complaint was filed in the Supreme Court of the State of New York, County of New York, captioned Chakra Chamala v. CounterPath Corporation, et al., NYCSC Index No. 650111/2021, against CounterPath and its directors.  The complaint alleges that CounterPath's directors breached their fiduciary duties by purportedly failing to engage in a sufficiently robust sales process prior to the Merger, allegedly failing to obtain sufficient consideration for CounterPath's stockholders in connection with the Merger, and purportedly failing to make adequate disclosures in the preliminary proxy statement regarding the Merger.  The Company cannot predict the outcome of or estimate the possible loss or range of loss from this matter.

Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders

The following is a summary of material U.S. federal income tax consequences of the Merger to "U.S. holders" (as defined below) of our common stock. This summary is based on the Internal Revenue Code, the U.S. Treasury Department regulations promulgated under the Internal Revenue Code, published rulings by the Internal Revenue Service, which we refer to as the "IRS," and judicial authorities and administrative decisions, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the Merger.

For purposes of this summary, the term "U.S. holder" means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the United States;

  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  a trust (i) if the administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  an estate the income of which is subject to U.S. federal income tax regardless of its source.

This summary does not address or consider all of the U.S. federal income tax consequences that may be applicable to U.S. holders of our common stock in light of their particular circumstances. For example, this summary does not address the alternative minimum tax. In addition, this summary does not address the U.S. federal income tax consequences of the Merger to holders who are subject to special treatment under U.S. federal income tax rules, including, for example, banks and other financial institutions; insurance companies; mutual funds; real estate investment trusts; personal holding companies; regulated investment companies; securities or currency dealers; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; S corporations; holders classified as or that hold their shares through partnerships or other flow-through entities under the Internal Revenue Code; holders who hold their shares of our common stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment; holders whose functional currency is not the U.S. dollar; holders who acquired their shares of our common stock through the exercise of employee stock options or otherwise as compensation; tax-deferred or other retirement accounts; certain U.S. expatriates; certain former citizens or residents of the United States; and holders who do not hold their shares of our common stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). In addition, this summary does not address any aspects of foreign, state, local, estate, gift, or other tax laws that may be applicable to a particular holder in connection with the Merger.

The tax consequences of the Merger to stockholders who hold their shares of our common stock through a partnership or other flow-through entity will generally depend on the status of the stockholder and the activities of the partnership or other flow-through entity. Partners in a partnership (or other flow-through entity) holding shares of our common stock should consult their tax advisors regarding the tax consequences of the Merger to them.

Further, this summary does not address any tax consequences of the Merger to U.S. holders of options or deferred share units whose options or deferred share units are canceled in exchange for cash or other consideration pursuant to the Merger. Such option holders and deferred share unit holders should consult their tax advisors regarding the tax consequences of the Merger to them.

Exchange of Common Stock for Cash

A U.S. holder's receipt of the Merger Consideration in exchange for shares of our common stock will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. The amount of gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered by the U.S. holder in the Merger. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder's holding period for such shares is more than one year at the effective time of the Merger. Long-term capital gains recognized by individual and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. A U.S. holder's ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting on all cash payments to which such U.S. holder is entitled in connection with the Merger and may be subject to U.S. federal backup withholding on such payments, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. In addition, if the paying agent is not provided with a U.S. holder's correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Each U.S. holder should complete and sign the Form W-9 that will be included as part of the letter of transmittal and timely return it to the paying agent in order to avoid backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a U.S. holder's U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

This summary is provided for general information only and is not tax advice. Holders of our common stock should consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular situations, as well as any potential tax consequences of the Merger arising under foreign, state, local, estate, gift, and other tax laws.

Dissenters' Rights

Dissenters' Rights under Nevada Law

Under Nevada law, CounterPath stockholders who do not wish to accept the Merger Consideration have a statutory right to dissent from the Merger and demand payment of the fair value of their CounterPath shares (excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion of any appreciation or depreciation would be inequitable). The fair value of the shares may be more or less than the amount CounterPath stockholders will receive pursuant to the Merger Agreement.

Chapter 92A (Section 300 through 500 inclusive) of the NRS (the "dissent provisions") provides that a CounterPath stockholder may elect to have CounterPath purchase the CounterPath shares held by such CounterPath stockholder for a cash price that is equal to the "fair value" of such shares, as determined by agreement of CounterPath and such stockholder or, if they cannot agree, in a judicial proceeding in accordance with the dissent provisions. The fair value of the CounterPath shares means the value of such shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the dissent provisions is attached as Exhibit E hereto. If an CounterPath stockholder wishes to exercise his, her or its dissenters' rights or preserve the right to do so, he, she or it should carefully review Exhibit E hereto. IF A COUNTERPATH STOCKHOLDER FAILS TO COMPLY WITH THE PROCEDURES SPECIFIED IN THE DISSENT PROVISIONS IN A TIMELY MANNER, HE, SHE OR IT MAY LOSE HIS, HER OR ITS DISSENTERS' RIGHTS. BECAUSE OF THE COMPLEXITY OF THOSE PROCEDURES, COUNTERPATH STOCKHOLDERS SHOULD SEEK THE ADVICE OF COUNSEL IF THEY ARE CONSIDERING EXERCISING THEIR DISSENTERS' RIGHTS.

CounterPath stockholders who perfect their dissenters' rights by complying with the procedures set forth in the dissent provisions, and who cannot agree with CounterPath on the fair value of their shares, will have the fair value of their shares determined by a Nevada state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the value of the consideration to be paid in connection with the Merger. In addition, CounterPath stockholders who invoke dissenters' rights will be entitled to receive payment of interest from the effective time of the Merger on the amount determined to be the fair value of their shares.

Under NRS Section 92A.420(3) and 92A.440(5), CounterPath stockholders who fail to comply with the statutory procedures for the exercise of dissenter's rights will not be entitled to demand payment or receive the fair value for their shares as provided under Nevada law. Instead, such CounterPath stockholders will receive the same consideration as the CounterPath stockholders who do not exercise dissenter's rights.

Within 10 days after the effective date of the Merger, CounterPath will deliver a written dissenter's notice to all stockholders entitled to assert dissenters' rights, and each such stockholder will have the period of time stated in such dissenter's notice (which will be not less than 30 or more than 60 days from delivery of such notice) in which to make a demand for payment if the stockholder wishes to exercise its dissenters' rights. Pursuant to NRS Section 92A.460, within 30 days after receipt of a demand for payment, CounterPath must pay each dissenter who complied with the provisions of the dissent provisions the amount CounterPath estimates to be the fair value of such shares, plus interest from the effective date of the Merger. The payment must be accompanied by the following: (a) CounterPath's balance sheet as of the end of either 2019 or 2020, a statement of income for such year, a statement of changes in the stockholders' equity for such year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any; (b) a statement of CounterPath's estimate of the fair value of the shares; (c) an explanation of how interest was calculated, and (d) a statement of the dissenter's rights to demand payment under NRS Section 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder will be deemed to have accepted such payment in full satisfaction of the corporation's obligations under Chapter 92A of the NRS.

Under NRS Section 92A.470(1), CounterPath is entitled to withhold payment from a dissenter unless the dissenter was the beneficial owner before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed corporate action. If CounterPath chooses to withhold payment, it is required, within 30 days after receiving demand for payment, to notify the dissenter: (a) of CounterPath's balance sheet as of the end of either 2019 or 2020, a statement of income for such year, a statement of changes in the stockholders' equity for such year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any; (b) of CounterPath's estimate of the fair value of the shares; (c) that the dissenter may accept CounterPath's estimate of the fair value, plus interest, in full satisfaction of her demand or demand appraisal; (d) that if the dissenter wishes to accept the offer, the dissenter must notify CounterPath of acceptance within 30 days after receiving of the offer; and (e) that if the dissenter does not satisfy the requirements for demanding appraisal, the dissenter will be deemed to have accepted CounterPath's offer.

If CounterPath does not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce under NRS Section 92A.460(1) the dissenter's rights by commencing an action in Clark County, Nevada.

If a dissenting stockholder disagrees with the amount of CounterPath's payment under NRS Section 92A.460 or offer under Section 92A.470, then the dissenting stockholder may, pursuant to NRS Section 92A.480, within 30 days of such payment, (i) notify CounterPath in writing of the dissenting stockholder's own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by CounterPath under NRS 92A.460, or (ii) reject the offer by CounterPath under NRS 92A.470 if the dissenting stockholder believes that the amount offered by CounterPath is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated and notify CounterPath in writing of the dissenting stockholder's own estimate of the fair value of the dissenting shares and/or the amount of interest due, and demand payment of such estimate. If a dissenting stockholder submits a written demand as set forth above and CounterPath accepts the offer to purchase the CounterPath shares at the offered price and interest, then such dissenting stockholder will be sent a check for the full purchase price of the CounterPath, plus interest, shares within 30 days of acceptance.

If a demand for payment remains unsettled, CounterPath must commence a proceeding in the Clark County, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding will be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by CounterPath. If a proceeding is commenced to determine the fair value of the CounterPath shares, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, will be assessed against CounterPath, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable (i) against CounterPath if the court finds that CounterPath did not comply with the dissent provisions or (ii) against either CounterPath or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the dissent provisions.

If CounterPath fails to commence such a proceeding, it would be required by NRS Section 92A.490(1) to pay the amount demanded to each dissenter whose demand under NRS 92A.480 remains unsettled.

Under Section 92A.490(4) of the NRS, the district court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to such order. In any such court proceeding, the dissenters are entitled to the same discovery rights as parties in other civil proceedings.

In order to receive the benefits of any applicable dissenters' rights, a person having a beneficial interest in CounterPath shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters' rights of appraisal. If the CounterPath shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the written demand for dissenters' rights of appraisal must be executed by or for the record owner. If CounterPath shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds CounterPath shares as a nominee for others, will be able to exercise dissenters' rights of appraisal with respect to the CounterPath shares held for all or less than all of the beneficial owners of those CounterPath shares as to which such person is the record owner. In such case, the written demand must set forth the number of CounterPath shares covered by the demand. Where the number of CounterPath shares is not expressly stated, the demand will be presumed to cover all CounterPath shares outstanding in the name of such record owner.

Under NRS Section 92A.380(2), a stockholder who is entitled to dissent and obtain payment pursuant to NRS Section 92A.300 to 92A.500, inclusive, may not challenge the Merger unless it is unlawful or fraudulent with respect to the stockholder or CounterPath. The board of directors of CounterPath was not required under NRS Section 78.138(5) to consider the proposed effect of the Merger upon any particular group having an interest in the corporation as a dominant factor, such as the unaffiliated stockholders, and the board of directors of CounterPath did not appoint an independent committee to consider the proposed effect of the Merger on the stockholders of CounterPath separate from any other factors or constituencies considered by the special transaction committee.

The foregoing summary of the rights of dissenting stockholders under the dissent provisions does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any dissenters' rights of appraisal rights available under NRS. The preservation and exercise of dissenters' rights of appraisal require strict adherence to the applicable provisions of NRS, and the foregoing summary is qualified in its entirety by reference to Exhibit E hereto. CounterPath stockholders should carefully read Chapter 92A (Sections 300 through 500 inclusive) of the NRS, particularly the procedural steps required to perfect appraisal rights, because failure to strictly comply with the procedural requirements set forth in Chapter 92A (Sections 300 through 500 inclusive) of the NRS will result in a loss of appraisal rights. COUNTERPATH STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN ATTORNEY REGARDING AVAILABLE DISSENTERS' RIGHTS, AND THE PROCESS TO PERFECT THEIR DISSENTERS' RIGHTS UNDER CHAPTER 92A (SECTIONS 300 THROUGH 500 INCLUSIVE) OF THE NRS.

Dissenters' Rights under our Bylaws

In addition to stockholders rights under the dissent provisions of the NRS, under our bylaws, our stockholders are entitled, after complying with certain requirements of our bylaws, to dissent from approval of the merger proposal and to be paid the "fair value" of their shares of CounterPath Common Stock, determined as of the close of business on the date before the proposal is approved. We will require strict compliance with the procedures set out in our bylaws.

The following is intended as a brief summary of the material provisions of procedures required to be followed by a stockholder in order to dissent from the merger proposal:

1. A dissenting stockholder must send to our company, at or before the Meeting, a written objection to the merger proposal. Failing to vote against the merger proposal will not constitute a waiver of the dissent rights, but voting against or failing to vote for the merger proposal by itself does not constitute filing of the written objection. In addition, a dissenting stockholder must not vote in favor of the merger proposal. A vote in favor of the merger proposal will constitute a waiver of the dissent rights in respects of the shares of our common stock so voted and will nullify any previously filed written objection. Submission of a blank proxy will constitute a vote in favor of the merger proposal since all signed proxies which contain no direction on voting are automatically voted in favor of the proposals.

2. We must, within 10 days after our stockholders approve the merger proposal, send to each stockholder who has filed the written objection a notice that the proposal has been approved. Such notice is not required to be sent to any stockholder who voted for the merger proposal or who has withdrawn their objection.

3. A dissenting stockholder must, within 20 days after receiving our notice of approval of the merger proposal or, if the dissenting stockholder does not receive such notice, within 20 days after learning that the merger proposal has been approved, send to our company a written notice containing:

(a) the stockholder's name and address;

(b) the number and class of shares in respect of which the stockholder dissents; and

(c) a demand for payment of the fair value of such shares.

A dissenting stockholder may only claim the dissent rights with respect to all the shares of our common stock held on behalf of any beneficial owner and registered in the name of the dissenting stockholder.

4. A dissenting stockholder must, within 30 days after sending a notice demanding payment, send the share certificate(s) representing the shares in respect of which the stockholder dissents to our company or our transfer agent.

5. We must, not later than 7 days after the later of (i) the day on which the amendment of our articles of incorporation is effective or (ii) the day we receive the notice demanding payment, send to each dissenting stockholder who has sent such notice:

(a) a written offer to pay for their shares in an amount considered by our board of directors to be fair value, accompanied by a statement showing how the fair value was determined; or

(b) a notification that we are unable lawfully to pay dissenting stockholders for their shares (as described below).

6. If we are able lawfully to pay dissenting stockholders for their shares, we must pay for the shares of a dissenting stockholder within 10 days after our offer has been accepted, but any such offer lapses if we do not receive an acceptance within 30 days after the offer has been made.

7. If we failed to make an offer described above, or if a dissenting stockholder fails to accept our offer, we may, within 50 days after the amendment of our articles of incorporation is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting stockholder. If we fail to apply to a court in this case, a dissenting stockholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow.

We must not make a payment to a dissenting stockholder if such payment is prohibited by any applicable law or if there are reasonable grounds for believing that:

1. we are or would after the payment be unable to pay our liabilities as they become due; or

2. the realizable value of our assets would thereby be less than the aggregate of our liabilities.

On sending a notice demanding payment, a dissenting stockholder ceases to have any rights as a stockholder other than the right to be paid the fair value of their shares except where:

1. the dissenting stockholder withdraws that notice before we make an offer to pay for their shares;

2. we fail to make an offer to pay for their shares and the stockholder withdraws the notice; or

3. our directors revoke or do not proceed with the amendment of our articles of incorporation, in which case the stockholder's rights are reinstated as of the date the notice is sent.

If you hold your shares of our common stock in a brokerage account or in other nominee form and you wish to exercise dissent rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for payment by the broker or other nominee.

TERMS OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Exhibit A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that may be important to you. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement; Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding its terms and are not intended to provide any other factual information about CounterPath, Alianza, Merger Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings that we make with the SEC, as described in the section entitled "Where Stockholders Can Find Additional Information" beginning on page 87 of this proxy statement. The representations, warranties and covenants of each of the parties contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates and solely for the benefit of parties to the Merger Agreement and:

  are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

  have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

  may no longer be true as of a given date;

  may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

  may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a "material adverse effect").

Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CounterPath, Alianza, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CounterPath's public disclosures. Accordingly, the representations and warranties and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section entitled "Where Stockholders Can Find Additional Information" beginning on page 87 of this proxy statement.

Terms of the Merger; Merger Consideration

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the NRS, at the effective time of the Merger, Merger Sub will be merged with and into CounterPath, whereupon the separate existence of Merger Sub will cease, and CounterPath will continue as the surviving corporation and a wholly-owned subsidiary of Alianza.

At the effective time of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement:

  each share of common stock, par value $0.00101 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time of the Merger will be converted into one fully paid and non-assessable share of common stock, par value $0.00101 per share, of the surviving corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the surviving corporation;

  each share of CounterPath common stock owned by CounterPath (or held in CounterPath's treasury) shall automatically be canceled and no consideration shall be delivered in exchange therefor;

  each share of CounterPath common stock owned directly by Alianza or Merger Sub, if any, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

  each share of CounterPath common stock issued and outstanding immediately prior to the effective time of the Merger (other than the shares to be cancelled or converted into shares of the surviving corporation as set forth above, which are referred to herein as "excluded shares") will immediately be converted into the right to receive the per share purchase price of $3.49, without interest and net of any withholding taxes, which is referred to herein as the "Merger Consideration".

After the effective time of the Merger, shares of CounterPath common stock outstanding prior to the effective time will no longer be outstanding and will cease to exist, and each certificate that represented shares of CounterPath common stock prior to the effective time of the Merger will represent only the right to receive the Merger Consideration as described above.

In the event that, from the date of the Merger Agreement until the effective time of the Merger, the number of outstanding shares of CounterPath common stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then the per share purchase price and the Merger Consideration will be appropriately adjusted to provide to the holders of CounterPath common stock the same economic effect as contemplated by the Merger Agreement prior to such event.

Articles of Incorporation; Bylaws; Directors and Officers

At the effective time of the Merger, the articles of incorporation of CounterPath will be amended and restated in their entirety to read as set forth on Exhibit A to the Merger Agreement and, as so amended and restated, will be the articles of incorporation of the surviving corporation. At the effective time of the Merger, the bylaws of the surviving corporation will be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to such time, except that references to the name of Merger Sub will be replaced by references to the name of the surviving corporation. In addition, as of the effective time of the Merger, the directors and officers of Merger Sub immediately prior to the effective time of the Merger will be the directors and officers of the surviving corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Closing of the Merger

The closing of the Merger will take place remotely within three business days following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the closing conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions at the closing), or at such other place, time and date as shall be agreed in writing between the Company and Parent.

Effective Time

Concurrently with the closing of the Merger, the parties shall file with the Nevada Secretary of State the articles of merger relating to the Merger, executed in accordance with the relevant provisions of the NRS. The Merger shall become effective at the time that the articles of merger have been duly filed with the Nevada Secretary of State, or at such later time as the Company and Parent shall agree and cause the Company and Merger Sub to specify in the articles of merger, with the time the Merger becomes effective being the "effective time".

Treatment of Stock Options and Deferred Share Units

The treatment of all CounterPath equity awards, including those held by CounterPath's directors and executive officers is summarized below.

Options

At the effective time of the Merger, each vested option to purchase CounterPath common stock that is outstanding and vested immediately prior to the effective time of the Merger will be canceled in exchange for the right of the holder thereof to receive from the Company an amount in cash payable as soon as practicable following the effective time of the Merger (but not later than the first regular payroll date to occur following the fifteenth day after the closing of the Merger) equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such option and (ii) the number of shares of CounterPath common stock subject to such option, reduced by any required tax withholding.  Each unvested option to purchase CounterPath common stock and each option to purchase CounterPath common stock with a per share exercise price equal to or greater than the Merger Consideration shall be canceled without consideration as of the effective time of the Merger.

Deferred Share Units

At the effective time of the Merger, and with the consent of each deferred share unit holder, each CounterPath deferred share unit shall be canceled and converted into the right of the holder thereof to receive a cash payment from the Company payable as soon as practicable following the effective time of the Merger (but not later than the first regular payroll date to occur following the fifteenth day after the closing of the Merger) equal to the product of (i) the Merger Consideration and (ii) the number of shares of CounterPath common stock subject to such deferred share unit, reduced by any required tax withholding.

Exchange of Shares in the Merger

Prior to the effective time of the Merger, Alianza will appoint Computershare Trust Company of Canada to act as paying agent for the holders of CounterPath common stock and to receive the aggregate Merger Consideration to which such holders are entitled. Immediately prior to the effective time of the Merger, Alianza will deposit with the paying agent all of the cash sufficient to pay the aggregate Merger Consideration. At any time after the effective time of the Merger, shares of CounterPath common stock, other than the excluded shares (all of which will be cancelled at the consummation of the Merger), will represent only the right to receive the Merger Consideration as described above.

Attached as Exhibit C to this proxy statement is a form of the letter of transmittal which was mailed to the holders of CounterPath common stock with this proxy statement specifying that delivery will be effected, and risk of loss and title to any CounterPath common stock certificates will pass, only upon delivery of such certificates to the paying agent and including a customary agent's message in respect of book-entry shares, and providing instructions for effecting the surrender of CounterPath common stock certificates or book-entry shares in exchange for the Merger Consideration. Upon surrender to the paying agent of the CounterPath common stock certificates (or affidavits of loss in lieu thereof as described below, if applicable) together with such letter of transmittal, or, in the case of shares of CounterPath common stock held in book-entry form, the receipt by the paying agent of an "agent's message", in each case together with and such other documents as may reasonably be required by the paying agent, the holder of such certificates or book-entry shares will be entitled to receive in exchange therefor the Merger Consideration for each share of CounterPath common stock formerly evidenced by such certificates or book-entry shares, and such certificates and book-entry shares will then be cancelled.

CounterPath stockholders should not return stock certificates with the enclosed proxy card, and CounterPath stockholders should not forward stock certificates to the paying agent without a letter of transmittal.

After the effective time of the Merger, shares of CounterPath common stock outstanding prior to the effective time will no longer be outstanding and will cease to exist, and each certificate that represented shares of CounterPath common stock prior to the effective time of the Merger will represent only the right to receive the Merger Consideration as described above.

Following the date that is 12 months after the effective time of the Merger, any portion of the funds held by the paying agent that remain unclaimed by our former stockholders or former holders of options not subject to tax withholding that are entitled to receive a portion of the Merger Consideration, including the proceeds from investment thereof, shall be returned to the surviving corporation or an affiliate thereof. Thereafter, our former stockholders may look only to the surviving corporation (subject to abandoned property, escheat or other similar laws) for delivery of the Merger Consideration, without interest and net of applicable withholding of taxes, in respect of such stockholder's surrender of their certificates formerly representing shares of CounterPath common stock.

From and after the effective time of the Merger, there shall be no further registration of transfers on the stock transfer books of the surviving corporation of shares of CounterPath common stock that were outstanding immediately prior to the effective time of the Merger. If, after the effective time of the Merger, any certificates formerly representing shares of CounterPath common stock (or shares of CounterPath common stock held in book-entry form) are presented to Alianza or the paying agent for any reason, they shall be canceled and exchanged for the Merger Consideration in accordance with the Merger Agreement.

No interest will be paid or will accrue on any cash payable upon surrender of any CounterPath common stock certificate or book-entry share.

Lost, Stolen or Destroyed Certificates

If any CounterPath common stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the paying agent shall, in exchange for such lost, stolen or destroyed certificate, pay the Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement; provided, however, that Merger Sub may, in its sole discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as indemnity against any claim that may be made against Alianza, Merger Sub, the surviving corporation or the paying agent with respect to the certificates alleged to have been lost, stolen or destroyed.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by CounterPath to Alianza and customary representations and warranties made by Alianza to CounterPath. These representations and warranties are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the Merger Agreement. In particular, certain of the representations and warranties that CounterPath made in the Merger Agreement are qualified by certain confidential disclosures that CounterPath delivered to Alianza concurrently with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to stockholders, may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a "material adverse effect"), or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. See also the definition of "material adverse effect" beginning on page 67 of this proxy statement. Investors are not third-party beneficiaries under the Merger Agreement and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any description thereof were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of CounterPath, Alianza or Merger Sub, or any of their respective subsidiaries or affiliates. For the foregoing reasons, the representations and warranties given by the parties in the Merger Agreement or any description thereof should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that CounterPath publicly files with the SEC.

CounterPath's representations and warranties under the Merger Agreement relate to, among other things:

  corporate matters, such as due organization, organizational documents, good standing, qualification, corporate power and authority of CounterPath and each of its subsidiaries;

  the existence, and the ownership of the capital stock, of its subsidiaries;

  the absence of restrictions or encumbrances with respect to the capital stock of CounterPath and its subsidiaries;

  the capitalization of CounterPath, including the number of shares of common stock, preferred stock, options and deferred share units outstanding and the shares of common stock reserved for issuance under CounterPath's employee stock purchase plan;

  the authority of CounterPath to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against CounterPath;

  the approval and recommendation by CounterPath's board of directors of the Merger Agreement and the transactions contemplated by the Merger Agreement;

  receipt by the special transaction committee of CounterPath board of directors of an opinion of CounterPath's financial advisor as to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of shares of CounterPath common stock, upon the consummation of the Merger;

  required consents and approvals, and no violations of organizational documents, contracts or applicable legal requirements as a result of the transactions contemplated by the Merger Agreement;

  compliance with SEC and Canadian securities authorities (collectively the "CSA") filing requirements for CounterPath's SEC and SEDAR filings since May 1, 2018, including the accuracy of information contained in such documents and compliance with U.S. GAAP and the rules and regulations of the SEC and CSA with respect to the consolidated financial statements contained therein;

  the absence of certain undisclosed liabilities;

  compliance with the rules and regulations of the NASDAQ and the TSX;

  adequacy of disclosure controls and internal controls over financial reporting;

  the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

  the absence of certain changes and events since May 1, 2018 that have had a "material adverse effect";

  tax matters;

  employee benefit plans, including ERISA compliance and certain related matters;

  the absence of certain legal proceedings and governmental orders since May 1, 2018;

  compliance with applicable laws and licenses since May 1 2018;

  the possession of and compliance with required licenses, permits, authorizations and other similar governmental approvals necessary for the conduct of CounterPath's business and the businesses of each of CounterPath's subsidiaries and to own, lease or otherwise hold and operate their respective assets;

  material contracts and the performance of obligations and the absence of breach or default thereunder;

  real property matters;

  intellectual property matters;

  data privacy and security matters;

  labor and employment matters;

  environmental matters;

  the absence of restrictions under any anti-takeover statute or regulation;

  insurance policies and claims;

  compliance with anti-corruption and anti-bribery laws;

  compliance with international trade and sanctions laws;

  CounterPath's material customers and suppliers;

  the absence of certain transactions between CounterPath and related parties;

  brokers' and financial advisors' fees related to the Merger;

  "collateral benefits" under MI 61-101 to be received as a consequence of the Merger;

  CounterPath's general eligibility for the use of a short form prospectus under National Instrument 44-101 - Short Form Prospectus Distributions of the Canadian Securities Administrators; and

  Investment Canada Act and Competition Act (Canada) matters.

The Merger Agreement also contains customary representations and warranties made by Alianza that are subject to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Alianza and Merger Sub to CounterPath under the Merger Agreement, relate to, among other things:

  Alianza's and Merger Sub's due organization, valid existence, good standing and corporate power;

  the authority of Alianza and Merger Sub to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against Alianza and Merger Sub;

  required consents and approvals, and no violations of organizational documents, contracts or applicable law as a result of the transactions contemplated by the Merger Agreement;

  the accuracy of information supplied to CounterPath by Alianza and Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;

  the absence of certain legal proceedings and governmental orders;

  brokers' and financial advisors' fees related to the Merger;

  solvency of Alianza and the surviving corporation at and immediately following the Merger; and

  Alianza's status under the Investment Canada Act.

The representations and warranties of each of the parties to the Merger Agreement will expire upon completion of the Merger.

Many of the representations and warranties in the Merger Agreement are qualified by a "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct would, or would reasonably be expected to, result in a material adverse effect).

For purposes of the Merger Agreement, a "material adverse effect" means, with respect to CounterPath, any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or financial condition of CounterPath and its subsidiaries, taken as a whole; except that the definition of "material adverse effect" excludes the following from constituting or being taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect for purposes of the foregoing:

  (a) conditions affecting the Canadian and United States economy, or any other national or regional economy or the global economy generally;

  (b) political conditions in Canada or the United States or any other country or region in the world, acts of war, sabotage, terrorism or epidemics, pandemics or natural disasters (including any escalation or general worsening of any of the foregoing) in Canada or the United States or any other country or region of the world;

  (c) changes in the financial, credit, banking or securities markets in Canada or the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index);

  (d) changes required by GAAP or other accounting standards (or interpretation or enforcement thereof);

  (e) changes in any laws or orders issued by any governmental entity (or interpretation or enforcement thereof);

  (f) changes generally affecting the industries in which CounterPath and its subsidiaries operate;

  (g) any failure by CounterPath to meet any internal or published projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of CounterPath common stock, as well as any changes in credit ratings and any changes in any analysts' recommendations or ratings with respect to CounterPath or any of its subsidiaries (provided that the underlying causes of any such failure or decline may be considered in determining whether a material adverse effect has occurred to the extent not otherwise excluded by another exception);

  (h) the public announcement (including as to the identity of the parties) or pendency of the Merger or any of the other transactions contemplated by the Merger Agreement, including by reason of the identity of Alianza or any communication by Alianza or any of its affiliates regarding the plans or intentions of Alianza with respect to the conduct of the business of CounterPath, including the impact of the foregoing on any relationships with customers, suppliers, vendors, employees or regulators; or

  (i) the availability or cost of equity, debt or other financing to Alianza, Merger Sub or the surviving corporation,

provided, however, that, any fact, circumstance, occurrence, effect, change, event or development referred to in each of the foregoing clauses (a), (b), (c), (d), (e) or (f) may be taken into account in determining whether a material adverse effect has occurred to the extent materially disproportionately affecting CounterPath and its subsidiaries, taken as a whole, relative to other companies of a similar size in the industries in which CounterPath and its subsidiaries operate.

For purposes of the Merger Agreement, a "material adverse effect" with respect to Alianza or Merger Sub means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger on or before May 31, 2021.

Access and Investigation Prior to the Merger

From the date of the Merger Agreement until the earlier of the effective time of the Merger and the termination of the Merger Agreement pursuant to its terms, upon reasonable advance notice, CounterPath will, and will cause its subsidiaries to, provide Alianza and Alianza's representatives reasonable access during normal business hours, upon reasonable advance notice, to all their respective properties, books and records and, during such period, CounterPath will, and will cause each of its subsidiaries to, furnish reasonably promptly to Alianza all other information concerning its business, properties and personnel as Alianza may reasonably request for any reasonable business purpose related to the consummation of the transactions contemplated by the Merger Agreement and subject to customary exceptions and limitations.

Covenants Regarding Conduct of Business by CounterPath Pending the Merger

CounterPath has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the effective time of the Merger. In general, CounterPath has agreed that, from the date of the Merger Agreement until the earlier of the effective time of the Merger and the termination of the Merger Agreement pursuant to its terms, except as expressly provided by the Merger Agreement as required by applicable legal requirements, as consented to in writing by Alianza (which consent may not be unreasonably withheld, conditioned or delayed) or as disclosed prior to execution of the Merger Agreement in certain confidential disclosures that CounterPath delivered to Alianza concurrently with the execution of the Merger Agreement, it will, and will cause each of its subsidiaries to (i) conduct its business in the ordinary course consistent with past practice,  (ii) use commercially reasonable efforts to ensure that it preserves intact in all material respects its current business organization, assets and technology, keeps available the services of the employees of CounterPath and each of its subsidiaries in all material respects and maintains its relations and goodwill with material customers, suppliers, landlords, and other persons having material business relationships with CounterPath in all material respects, and (iii) incur only those attorneys, accountants, actuaries, consultants, experts and other professionals costs and expenses that are reasonably necessary to consummate the Merger.

CounterPath has also agreed that, except as expressly provided by the Merger Agreement, as required by applicable legal requirements, as consented to in writing by Alianza (which consent may not be unreasonably withheld, conditioned or delayed) or as disclosed prior to execution of the Merger Agreement in CounterPath's confidential disclosure schedule delivered to Alianza concurrently with the execution of the Merger Agreement, from the date of the Merger Agreement until the earlier of the effective time of the Merger or termination of the Merger Agreement, CounterPath will not, and will not permit any of its subsidiaries to:

  declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions solely between or among the Company and its wholly owned subsidiaries or between or among its wholly owned subsidiaries;

  split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;

  repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any of its subsidiaries, or any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of CounterPath common stock or other equity securities of the Company in connection with (i) the payment of the exercise price of stock options with CounterPath common stock (including in connection with "net exercises"), (ii) required tax withholding in connection with the exercise, vesting and settlement of Company stock awards and other awards pursuant to the Company's equity compensation plans, (iii) forfeitures of Company stock awards, or (iv) transactions solely between or among the Company and its wholly owned subsidiaries or between or among its wholly owned subsidiaries;

  issue, deliver, sell, grant, pledge or otherwise subject to any lien (other than liens imposed by applicable securities laws): (i) any shares of capital stock or other equity interests or voting securities of the Company or any of its subsidiaries other than (A) the issuance of CounterPath common stock (1) upon the due exercise, vesting or settlement of Company stock awards issued pursuant to the Company's equity compensation plans, in each case outstanding at the close of business on the date of the Merger Agreement and in accordance with their terms in effect at such time, or (2) prior the final offering prior to the date of the Merger Agreement pursuant to the Company's employee stock purchase plan, or (B) transactions solely between or among the Company and the wholly owned Company Subsidiaries or between or among its wholly owned subsidiaries; (ii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any of its subsidiaries; (iii) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; or (iv) any Company stock awards or other rights issued by the Company or any of its subsidiaries that are linked in any way to the price of any class of capital stock of the Company or any shares of capital stock of any of the Company's subsidiaries, the value of the Company, or any part of the Company or any of its subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any of its subsidiaries;

  (i) amend the Company's amended and restated articles of incorporation or the Company's amended and restated bylaws; (ii) amend the charter or organizational documents of any of the Company's subsidiaries, or (iii) amend any term of any securities in the Company or any of its subsidiaries, except, in the case of each of the foregoing clauses (i) and (ii), as may be required by law or the rules and regulations of NASDAQ;

  create any new subsidiary;

  make or adopt any material change in its accounting methods, principles or practices, except as may be required by a change in GAAP or law;

  directly or indirectly acquire, dispose of, sell, assign or abandon or agree to acquire, dispose of, sell, assign or abandon in any transaction any equity interest in or business or material assets of any person or division thereof, except acquisitions or dispositions with respect to transactions solely between or among the Company and its wholly owned subsidiaries or between or among its wholly owned subsidiaries;

  sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any lien (other than permitted liens), or otherwise dispose of any material properties or assets or any material interests therein other than: (i) pursuant to contracts in existence on the date of the Merger Agreement; or (ii) with respect to transactions between the Company, on the one hand, and any of its wholly owned subsidiaries, on the other hand, or between its wholly owned subsidiaries;

  incur any indebtedness, except that the Company shall be entitled to incur up to $100,000 in indebtedness in April 2021 and the Company shall be entitled to incur up to $100,000 in indebtedness in May 2021;

  except as required by the express terms of any benefit plan of the Company or collective agreement, in each case as in effect on the date hereof, (i) establish, adopt, amend or terminate any benefit plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a benefit plan of the Company if it were in existence as of the date of the Merger Agreement, other than any such amendments to existing benefit plans that do not materially increase the annual cost to the Company of maintaining such benefit plan; provided that no such amendment shall include or increase any severance or equity payments; (ii) increase in any manner the compensation (including severance, change in control, management exit and retention compensation) of any current or former employees of the Company or its subsidiaries, other than base salary increases for employees in connection with the Company's merit review process, provided that such merit review process is done in the ordinary course of business and at a time and manner consistent with the Company's past practices, and the aggregate amount of the increases does not exceed $50,000; (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation (whether cash, equity or equity-based), including any transaction-related bonuses, other than bonuses or incentive compensation paid under compensation plans prior to the date of the Merger Agreement; or (iv) accelerate the time of vesting or payment of any award under any benefit plan or otherwise;

  change the payment terms with any customer or supplier, including accelerating accounts receivable terms or invoices, or pre-selling transactions at a discount;

  hire any employee or engage any individual, or terminate the employment of any such employee other than for cause;

  except as permitted by the Merger Agreement, settle or compromise any litigation or claims, or release, dismiss or otherwise dispose of or make any payment with respect to any claim, liability, obligation or arbitration;

  encumber, convey title (in whole or in part), license or make a similar grant under any material Company Intellectual Property Rights owned by or exclusively licensed to the Company or any of its subsidiaries, other than non-exclusive licenses to customers in the ordinary course of business consistent with past practice;

  take any action or fail to take any action, if such action or failure to take such action would reasonably be likely to result in the loss, lapse, abandonment, invalidity or unenforceability of any intellectual property of the Company, except for intellectual property which, in the reasonable judgment of the Company or one of its subsidiaries is determined to not be material to its business, consistent with past practice;

  other than as required by applicable law or GAAP or in the ordinary course of business, make, change or revoke any material election with respect to taxes or any election pursuant to Section 7701 of the Internal Revenue Code of 1986 and the treasury regulations thereunder, file any material amended tax return, change any material accounting method for taxes, settle or compromise any material tax liability, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund;

  incur any individual capital expenditure in excess of $25,000;

  materially amend, modify, renew or terminate any real property lease or enter into any new material lease, sublease, license or other agreement for the use or occupancy of any real property;

  enter into a new line of business or abandon or discontinue any existing line of business;

  enter into, amend, accelerate, cancel, fail to exercise an expiring renewal option, grant a material waiver under or modify in any material respect, terminate or transfer to any person other than a subsidiary any material contract or any contract that would constitute a material contract if in effect as of the date of the Merger Agreement;

  adopt a plan of agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or file a petition in bankruptcy under any provisions of applicable bankruptcy law on its behalf, or consent to the filing of any bankruptcy petition against it under any similar applicable law;

  make or forgive any loan to any other person (other than (i) the advancement of expenses to its employees in connection with the performance of their duties in the ordinary course of business consistent with past practice or (ii) to any wholly owned subsidiary in the ordinary course of business consistent with part practice);

  enter into a transaction with any stockholder of record or beneficial stockholder, director or executive officer of the Company or its subsidiaries or any affiliate or associate of any such officer, director, holder of record or beneficial owner; or

  enter into any binding commitment to take any of the foregoing actions.

No Solicitation; Changes in Board Recommendation

No Solicitation of Alternative Proposals

Except as described below, CounterPath has agreed that it shall, and shall cause each of its subsidiaries (and shall instruct its and their respective directors, officers, managers, employees, consultants, legal counsel, financial advisors and agents and other representatives (collectively referred to herein as "representatives") to:

  following execution of the Merger Agreement, immediately cease any existing solicitations, discussions or negotiations with any persons that may be ongoing with respect to any inquiry, proposal, discussion, offer or request that constitutes or could reasonably be expected to lead to, or result in, an alternative proposal (as defined on page 73) (for the purposes of this section, an "inquiry");

  as promptly as reasonably practicable (and in any event within four business days) following the date of the Merger Agreement, request the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all confidential information previously furnished to any person (other than Alianza) that has, within the six-month period prior to the date of the Merger Agreement, made or indicated an intention to make an inquiry;

  enforce the provisions of any existing confidentiality or non-disclosure agreement entered into with respect to any inquiry; and

  until such time as the Merger Agreement is validly terminated pursuant to and in accordance with its terms, subject to the other provisions of the Merger Agreement, not, directly or indirectly,

    solicit, initiate, knowingly encourage or facilitate the submission of any inquiry or an alternative proposal,

    furnish non-public information to or afford access to the business, employees, officers, contracts, properties, assets, books and records of the Company and the its subsidiaries to any person in connection with an inquiry or an alternative proposal, or enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to an inquiry or an alternative proposal.

Notwithstanding the restrictions described above if at any time following the date of the Merger Agreement and prior to the earlier of the time the Company obtains the approval of its stockholders for the Merger and the date, if any, on which the Merger Agreement is validly terminated pursuant to and in accordance with its terms, the Company or any of its subsidiaries or any of their respective representatives receives a bona fide unsolicited written alternative proposal (which alternative proposal did not result from a material breach of the non-solicitation provisions of the Merger Agreement) by any person, the Company and its representatives may, if the Company's board of directors and the special transaction committee has determined in good faith (after consultation with its financial and/or outside legal advisors) that such alternative proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined on page 73 below) and that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law:

  furnish non-public information to and afford access to the business, employees, officers, contracts, properties, assets, books and records of the Company and the its subsidiaries to the person who made such alternative proposal and such person's representatives pursuant to (but only pursuant to) one or more acceptable confidentiality agreements (provided that the Company has previously furnished, made available or provided access to Alianza to any such non-public information or substantially concurrently (and in any event within twenty-four hours thereafter) does so); and

  enter into or otherwise participate in any discussions or negotiations with any person regarding such alternative proposal.

Reasonably promptly (but in no event more than twenty-four hours) following receipt of any alternative proposal from and after the date of the Merger Agreement, the Company is required to advise Alianza of the receipt of such alternative proposal, and the terms and conditions of such alternative proposal (including, in each case, the identity of the person making any such alternative proposal), and shall as reasonably promptly as practicable provide to Alianza a copy of such alternative proposal, if in writing, or a written summary of the material terms of such alternative proposal, if oral.  In addition, the Company is required to keep Alianza reasonably informed in all material respects on a reasonably current basis of the status and material terms (including material amendments or proposed material amendments to) of such alternative proposal.

Nothing in the Merger Agreement prohibits CounterPath from making any disclosure to CounterPath's stockholders that is required (after consultation with outside legal advisors) by applicable legal requirements, provided that the board of directors of CounterPath may not make an adverse recommendation change (as defined on page 74 below) except as described below.

For the purposes of the Merger Agreement, the term "alternative proposal" is defined as, any bona fide proposal or offer (whether in writing) with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company and a third party (including any "group" as defined pursuant to Section 13(d) of the Exchange Act); (B) sale, contribution or other disposition directly or indirectly of any business or assets of the Company or the Company's subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company's subsidiaries, taken as a whole; (C) issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or "group" of persons (as defined in Section 13(d)(3) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; (D) transaction in which any person (or the stockholders of any person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any "group" which beneficially owns or has the right to acquire beneficial ownership of, securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; or (E) any combination of the foregoing (in each case, other than the Merger or the other transactions contemplated by the Merger Agreement).

For the purposes of the Merger Agreement, the term "superior proposal" is defined as, any bona fide written proposal or offer with respect to an alternative proposal (with all percentages in the definition of alternative proposal increased to 100%) made by a person or "group", on terms which the Company's board of directors and the special transaction committee determine in its good faith (after consultation with its financial and outside legal advisors) to be more favorable to the holders of CounterPath common stock (solely in their capacity as such) from a financial point of view than the Merger, taking into account all the terms and conditions of such proposal and the Merger Agreement and taking into account all other financial, legal, regulatory and other aspects of such alternative proposal that the Company's board of directors and the special transaction committee consider in good faith to be appropriate (including the conditionality, and the timing and likelihood of consummation of such proposal).

Changes in Board Recommendation

As described above, and subject to the provisions described below, the board of directors of CounterPath has determined to recommend that the stockholders of CounterPath approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The board of directors of CounterPath has also agreed to include such board recommendation in this proxy statement.

Except as described below, until the Merger Agreement is validly terminated pursuant to and in accordance with its terms and subject to the other provisions of the Merger Agreement, CounterPath has agreed that it shall, and shall cause each of its subsidiaries, and shall instruct its and their respective representatives, to not, directly or indirectly:

  approve, agree to, accept, endorse, recommend or submit to a vote of its stockholders any alternative proposal,

  fail to make, or withdraw, qualify, modify or amend, in a manner adverse to Alianza and Merger Sub, the Company recommendation (or recommend an alternative proposal),

  take any action to exempt any person from business combination, anti-takeover and similar laws,

  make any public statement, filing or release inconsistent with the Company recommendation,

  fail to publicly reaffirm the Company recommendation within three business days after Alianza so requests in writing,

  approve, adopt or recommend any alternative proposal, or propose publicly to approve, adopt or recommend, any alternative proposal, (any of the foregoing clauses, an "adverse recommendation change"), or enter into any letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other similar contract relating to or providing for any alternative proposal or a potential alternative proposal or requiring, or reasonably expected to cause, the Company to abandon, terminate, materially delay or fail to consummate, or that would otherwise materially impede or interfere with, the Merger or any of the other transactions contemplated hereby.

Notwithstanding the restrictions described in the immediately preceding paragraph, the Merger Agreement provides that, prior to obtaining the approval of CounterPath's stockholders of the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, if:

  the Company receives a bona fide unsolicited written alternative proposal (which alternative proposal did not result from a material breach of the non-solicitation provisions of the Merger Agreement) that the Company's board and the special transaction committee determines in good faith, after consultation with its financial and/or outside legal advisors, constitutes a superior proposal and the Company determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law, then the Company's board of directors may make an adverse recommendation change or terminate the Merger Agreement to enter into a definitive agreement with respect to such superior proposal; and

  if in response to material events, changes or developments in circumstances, unrelated to an alternative proposal, that were not known to or reasonably foreseeable by the Company's board of directors and the special transaction committee as of or prior to the date hereof, the Company's board of directors and the special transaction committee have determined in good faith, after consultation with its financial and/or outside legal advisors, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law, then the Company's board and the special transaction committee may make an adverse recommendation change, provided that the Company's board of directors and the special transaction committee may not make an adverse recommendation change or terminate the Merger Agreement unless:

  the Company shall have first provided prior written notice to Alianza at least four business days in advance (the "notice period"), of the Company's intention to take any action permitted under the preceding paragraph which notice shall, if applicable, specify the reasons for the proposed adverse recommendation change and, if applicable, the material terms and conditions of any superior proposal (including the identity of the person making such superior proposal) and, if applicable, provide a copy of the relevant proposed transaction agreement; and

  prior to making an adverse recommendation change and/or terminating the Merger Agreement to enter into a definitive agreement with respect to a superior proposal, the Company shall, and shall use reasonable best efforts to cause its representatives to, during the notice period, negotiate with Alianza in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that any alternative proposal ceases to constitute a superior proposal and/or, the Company's board of directors and the special transaction committee determine in good faith, after consultation with outside counsel, that the failure to take such action would not be inconsistent with the directors' exercise of their fiduciary duties under applicable law.

In the event of any material revisions to an alternative proposal constituting a superior proposal, the Company shall be required to deliver a new written notice to Alianza and to comply with the foregoing requirements with respect to such new written notice, except that references to the four business day period above shall be deemed to be references to a two business day period.

Required CounterPath Stockholder Vote

No later than sixty days from the earlier of receipt by CounterPath from the SEC that the SEC has no comments on this proxy statement, that the SEC has no further comments on this proxy statement or the review period by the SEC with respect to this proxy statement expires without comment, CounterPath is obligated to establish a record date (with prior consultation with Parent) for, call, give notice of, convene and hold a special meeting of its stockholders to be held as soon as practicable thereafter for the purpose of voting upon the approval of the Merger Agreement. CounterPath shall solicit from its stockholders proxies in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and shall use its best efforts to secure the approval of its stockholders at the special meeting. CounterPath is obligated to keep Alianza promptly informed regarding its solicitation efforts and proxy tallies following the mailing of this proxy statement, including by allowing Alianza and its representatives to participate in meetings and discussions with CounterPath and any proxy solicitor retained by it and, if applicable, by directing such proxy solicitor to provide regular reports to Alianza.    As described above, subject to CounterPath's right to effect an adverse recommendation change and/or terminate the Merger Agreement, CounterPath is obligated to include in this proxy statement the recommendation of the CounterPath board of directors that CounterPath's stockholders vote in favor of the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Consents, Approvals and Filings

Governmental Approvals

CounterPath and Alianza have agreed to use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the Merger as reasonably promptly as practicable after the date of the Merger Agreement and in any event no later than May 31, 2021, including preparing all necessary applications, notices, petitions, filings, ruling requests and other documents and to obtain all governmental approval necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement and taking all steps as may be necessary to obtain all such governmental approvals.

In connection with the foregoing, each of CounterPath and Alianza will use its reasonable best efforts to: (i) cooperate in all respects with the other party in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the applicable governmental entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated the Merger Agreement; (iii) to the extent practicable, consult with each other in advance of any meeting or conference with any governmental entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by such governmental entity or other person, give the other party or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to such governmental entity.

Notwithstanding the foregoing, except where prohibited by applicable law, Alianza has the responsibility for determining the strategy for dealing with any governmental entity regarding all regulatory laws relating to antitrust matters, provided that Alianza shall consult with CounterPath in a reasonable manner and consider in good faith the views and comments of CounterPath in connection with such matters.

Investment Canada Act

Alianza is required to use commercially reasonable efforts to file, no later than fifteen business days after the execution and delivery of the Merger Agreement, a complete notice of investment in accordance with Section 12 of the Investment Canada Act in connection with the transactions contemplated by the Merger Agreement.  CounterPath and its subsidiaries are obligated to provide such relevant information and documentation to assist with such notice of investment as Alianza may consider necessary or desirable to comply with the Investment Canada Act.

Directors' and Officers' Indemnification and Insurance

The Merger Agreement provides that CounterPath shall, prior to the effective time of the Merger, obtain a fully-paid up extension of its current directors' and officers' liability insurance policy, which we refer to in this proxy statement as the "D&O tail insurance," covering CounterPath in an amount and scope at least as favorable as the coverage applicable to directors and officers as of the effective time of the Merger under CounterPath's current directors' and officers' liability insurance policy, with the premium to be paid by each of CounterPath and Alianza as to 50%.  The D&O tail insurance shall provide coverage for a period of six years from the effective time of the Merger for all losses in connection with any claim by reason of the fact that a person is or was a director, officer or employee of CounterPath, arising out of or pertaining to any acts or omissions occurring at or before the effective time of the Merger.

Employee Benefits Matters

Under the Merger Agreement, Alianza has agreed that for six months following the effective time of the Merger (or for as long as the employee is employed, if shorter), each employee of CounterPath or any of its subsidiaries who is selected to continue as an employee of the surviving corporation or any of Alianza's affiliates, which we refer to in this proxy statement as a "continuing employee," subject to each such continuing employee's execution of Alianza's customary restrictive covenant agreements, will be provided with an employment offer with an annual base salary and employee benefits that, with respect to such continuing employee, are substantially similar in the aggregate to the base salary, and employee benefits provided to such continuing employee immediately prior to the effective time of the Merger (excluding, in each case, any equity-based, long-term and transaction-related incentives).

Transaction Litigation

CounterPath has agreed to keep Alianza reasonably informed, but only to the extent that doing so would not, in the reasonable judgment of CounterPath's legal counsel, jeopardize attorney-client privilege, regarding any suit, action or other proceeding commenced or, to the knowledge of CounterPath, threatened against CounterPath or its current or former directors or officers by any stockholder of CounterPath relating to, arising out of or involving the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, which we refer to in this proxy statement as "transaction litigation."  CounterPath has agreed to consult with Alianza with respect to, and give Alianza the opportunity to participate (subject to a customary joint defense agreement, and at Alianza's expense) in, but not control, the defense and settlement of any transaction litigation and shall not compromise or settle in full or in part any such transaction litigation unless Alianza shall have consented in writing thereto (which consent shall not be unreasonably withheld, conditioned or delayed).

Stock Exchange Delisting and Deregistration

CounterPath has agreed, prior to the closing date of the Merger, to cooperate with Alianza and to use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under law and rules and policies of NASDAQ to cause the delisting of the CounterPath common stock from NASDAQ as promptly as practicable after the effective time of the Merger (provided that no such action shall be required to be effective prior to the effective time of the Merger) and the deregistration of the CounterPath common stock under the Exchange Act as promptly as practicable after such delisting.

Promptly following the effective time of the Merger, CounterPath shall cooperate with Alianza and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under law and rules and policies of TSX to cause the delisting of the CounterPath common stock from TSX as promptly as practicable after the effective time of the Merger (provided that no such action shall be required to be effective prior to the effective time of the Merger).

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants relating to:

  cooperation between Alianza and CounterPath in the preparation and filing of this proxy statement;

  the agreement of CounterPath and its subsidiaries to provide Alianza and its representatives reasonable access during normal business hours, upon reasonable advance notice, during the period prior to the effective time of the Merger, to all their respective properties, books and records;

  the agreement of CounterPath to (i) reasonably assist and reasonably cooperate with Alianza and its subsidiaries to facilitate planning for the post-closing integration of CounterPath and CounterPath's subsidiaries with Alianza and its subsidiaries, (ii) provide reasonable access to key personnel identified by Alianza to facilitate Alianza's efforts with respect to the post-closing retention of such key personnel and (iii) provide Alianza with reasonable periodic updates on activities relating to the integration of CounterPath's existing businesses;

  the agreement of each of CounterPath and Alianza to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and to make effective the other transactions contemplated by the Merger Agreement;

  the agreement of CounterPath to use its reasonable best efforts to give all notices to, and obtain, or cause to be obtained, all other third-party consents, approvals and authorizations that are reasonably requested by Alianza;

  the agreement of CounterPath and Alianza to promptly notify the other of   any notice or communication received from any governmental entity in connection with the transactions contemplated by the Merger Agreement or from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Merger Agreement;

  the agreement of CounterPath take such further actions, if any, as may be reasonably necessary or appropriate to exempt the disposition of equity securities by CounterPath's officers and directors under Section 16 of the Exchange Act;

  consultation between CounterPath and Alianza prior to public announcements relating to the Merger or related transactions (subject to certain specified exceptions);

  delivery to Alianza of the resignations of directors and officers of CounterPath and its subsidiaries, other than directors of CounterPath's subsidiaries whom Alianza determines shall continue to serve in such capacities following the completion of the Merger, together with written mutual releases of any claims against the Company and its subsidiaries by such directors and officers and any claims against such directors and officers by Alianza;

  the entry by (i) certain key employees into amended and restated employment agreements with CounterPath and Alianza, (ii) certain key non-employee stakeholders into restrictive covenant agreements with Alianza, (iii) certain key employee stakeholders into restrictive covenant agreements with Alianza within ten days of the date of the Merger Agreement, and (ii) the key stakeholders into the voting agreement; and

  confidentiality obligations of Alianza and CounterPath pursuant to customary terms set forth in a mutual non-disclosure agreement.

Conditions to Completion of the Merger

Conditions to the Parties' Obligations

The obligations of Alianza, Merger Sub and CounterPath to effect the Merger shall be subject to the satisfaction or mutual waiver (to the extent permitted by applicable legal requirements) by CounterPath and Alianza at or prior to the effective time of the Merger of the following conditions:

  no governmental entity of competent jurisdiction in any jurisdiction in which Alianza, CounterPath or their respective subsidiaries, taken as a whole, have material business operations shall have enacted, issued, promulgated, enforced or entered any applicable law or order which is then in effect and prevents, makes illegal or prohibits the consummation of the Merger, including a cease trade order, injunction or other prohibition or order at law or under applicable legislation; and

  the approval of the Merger Agreement by CounterPath stockholders.

Conditions to Alianza's Obligations

The respective obligations of Alianza and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable legal requirements) by Alianza at or prior to the effective time of the Merger of the following further conditions:

  the representations and warranties of CounterPath set forth in the Merger Agreement with respect to (i) the authority of CounterPath relative to the Merger Agreement, and (ii) the absence of certain changes or events being true and correct in all respects as of the date of the Merger Agreement and the effective time of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date);

  the representations and warranties of CounterPath set forth in the Merger Agreement with respect to the capitalization of CounterPath being accurate except for de minimis inaccuracies as of the date of the Merger Agreement and the effective time of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date);

  the representations and warranties of CounterPath set forth in the Merger Agreement with respect to (i) CounterPath's organization, standing and power, (ii) prior issuances of CounterPath's securities, (iii) anti-takeover provisions, (iv) brokers' fees and expenses and (v) indebtedness being true and correct in all material respects as of the date of the Merger Agreement and the effective time of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date);

  the other representations and warranties of CounterPath set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and the effective time of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date) (in each case without giving effect to any material adverse effect or materiality qualifications or limitations contained therein), except for failures of such representations and warranties to be true and correct to the extent that such failures would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on CounterPath;

  CounterPath having complied with or performed in all material respects each covenant and obligation under the Merger Agreement that it is required to comply with or to perform at or prior to the effective time of the Merger;

  CounterPath having delivered to Alianza a certificate signed by an executive officer of CounterPath and dated as of the effective time of the Merger specifying that the conditions set forth in the immediately preceding items have been satisfied;

  the Merger Agreement shall not have been validly terminated in accordance with its terms;

  since the date of the Merger Agreement, there has not occurred any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or financial condition of CounterPath and its subsidiaries, taken as a whole;

  all of the required consents and governmental approvals specified in certain confidential disclosures that CounterPath delivered to Alianza concurrently with the execution of the Merger Agreement shall have been obtained and delivered to Alianza;

  all statutes of limitations set forth in the regulations under the Investment Canada Act shall have expired and Alianza shall have received a receipt from the Director under the Investment Canada Act certifying the date on which (i) the complete notice given under the Investment Canada Act was received; and (ii) advising Alianza that the transactions contemplated by the Merger Agreement are not subject to net benefit review;

  CounterPath shall have received and provided to Alianza, from each person who will be owed amounts in respect of CounterPath's expenses related to the transaction, a written acknowledgement setting out the entire amount of transaction expenses that are required to be paid to such person;

  there shall not be shares of CounterPath common stock issued and outstanding immediately prior to the effective time of the Merger and held by a holder who has properly exercised and perfected such person's rights under the dissent provisions or our bylaws representing more than 4% of the outstanding CounterPath common stock;

  CounterPath shall have delivered to Alianza an affidavit by an officer of CounterPath certifying that CounterPath has not been a United States real property holding corporation (as the term is defined in the Internal Revenue Code and the treasury regulations promulgated thereunder) at any time during the five-year period ending on the closing date of the Merger, along with a notice to be mailed by Alianza (together with copies of the affidavit described above) to the Internal Revenue Service in accordance with the treasury regulations promulgated under the Internal Revenue Code; and

  the amended and restated employment agreements entered into between Alianza, CounterPath and certain key employees shall still be in full force and effect.

Conditions to CounterPath's Obligations

CounterPath's obligations to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable legal requirements) by CounterPath at or prior to the effective time of the Merger of the following further conditions:

  the representations and warranties of Alianza and Merger Sub set forth in the Merger Agreement with respect to the authority of Alianza and Merger Sub relative to the Merger Agreement being true and correct in all respects as of the date of the Merger Agreement and the effective time of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date);

  the representations and warranties of Alianza and Merger Sub set forth in the Merger Agreement with respect to (i) Alianza and Merger Sub's organization, standing and power, and (ii) brokers' fees and expenses being true and correct in all material respects as of the date of the Merger Agreement and the effective time of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date);

  the other representations and warranties of Alianza and Merger Sub set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and the effective time of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date) (in each case without giving effect to any material adverse effect or materiality qualifications or limitations contained therein), except for failures of such representations and warranties to be true and correct to the extent that such failures would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Alianza and Merger Sub;

  each of Alianza and Merger Sub having complied with or performed in all material respects each covenant and obligation under the Merger Agreement that it is required to comply with or to perform at or prior to the effective time of the Merger;

  Alianza having delivered to CounterPath a certificate signed by an executive officer of Alianza and dated as of the effective time of the Merger specifying that the conditions set forth in the immediately preceding items have been satisfied; and

  the Merger Agreement shall not have been validly terminated in accordance with its terms.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the Merger by mutual written consent of each of Alianza and CounterPath. In addition, either Alianza or CounterPath may terminate the Merger Agreement prior to the effective time of the Merger, if:

  the Merger has not been completed on or prior May 31, 2021, which we refer to in this proxy statement as the "end date"; provided, that this termination right will not be available to any party whose material breach of the Merger Agreement is the principal cause of or results in the Merger not being consummated by such date, (such termination is referred to in this proxy statement as an "end date termination"); or

  if a governmental body of jurisdiction in any jurisdiction in which Alianza, CounterPath or their respective subsidiaries, taken as a whole, have material business operations shall have enacted, issued, promulgated, enforced or entered any applicable law or order which is then in effect and prevents, makes illegal or prohibits the consummation of the Merger, which law or order shall have become final and non-appealable; provided that this termination right will not be available to any party whose material breach of the Merger Agreement is the principal cause of or results in the issuance of such final and non-appealable law or order.

Alianza's failure to pay the Merger Consideration by the end date will result in a right for CounterPath to effect an end date termination, but shall not constitute a breach of the Merger Agreement for which any remedy may be sought other than the termination fee (as defined on page 81 below).

The Merger Agreement may also be terminated by CounterPath at any time prior to the effective time:

  if there has been any breach or violation of any representation, warranty, covenant or agreement of Alianza or Merger Sub contained in the Merger Agreement, in each case, if such breach or violation would reasonably be expected to prevent Alianza or Merger Sub from consummating the Merger by the end date and such breach or violation is not capable of being cured, or is not cured by Alianza or Merger Sub on or before the earlier of (i) the end date and (ii) thirty days after delivery of written notice thereof by CounterPath; provided, however, that CounterPath may not terminate the Merger Agreement pursuant to the foregoing if CounterPath is then in material breach of any representation, warranty, covenant or agreement of the Company set forth in the Merger Agreement and Alianza's failure to pay the Merger Consideration by the end date shall not constitute a breach of the Merger Agreement; or

  in order to enter into a definitive written agreement providing for a superior proposal in accordance and compliance with the terms of the Merger Agreement (such termination is referred to in this proxy statement as a "CounterPath recommendation termination").

The Merger Agreement may also be terminated by Alianza at any time prior to the effective time if:

  there has been any breach or violation of any representation, warranty, covenant or agreement of CounterPath contained in the Merger Agreement which would give rise to the failure of a condition set forth in the preceding section with respect to the representations and warranties or covenants and obligations of CounterPath, and which such failure is not capable of being cured, or is not cured by CounterPath on or before the earlier of (i) the end date and (ii) thirty days after delivery of written notice thereof by Alianza; provided, however, that Alianza may not terminate the Merger Agreement pursuant to the foregoing if either if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the Merger Agreement; or

  the board of directors of CounterPath has effected an adverse recommendation change or if CounterPath shall have committed a willful breach of the non-solicitation provisions or the provisions related to the making of an adverse recommendation change contained in the Merger Agreement (such termination is referred to in this proxy statement as a "Alianza recommendation termination").

Termination Fees; Effect of Termination

Termination Fee

Under the Merger Agreement, CounterPath will be required to pay Alianza a termination fee equal to $1.5 million, which we refer to as the "termination fee" in this proxy statement, if:

  a CounterPath recommendation termination occurs;

  an Alianza recommendation termination occurs;

  (i) an alternative proposal has been made to CounterPath or CounterPath's stockholders generally after the date of the Merger Agreement and has become publicly known or announced prior to the termination of the Merger Agreement, and either an end date termination or a CounterPath recommendation termination occurs, and (ii) within nine months of such termination, CounterPath enters into a definitive agreement with respect to such alternative proposal or consummates an alternative proposal; provided that for purposes of determining if the termination fee is payable in such circumstances, the term "alternative proposal" as used in clause (ii) above shall have the meaning described on page 73 above, except that all references to "20%" will be deemed to be references to "50.1%.

Under the Merger Agreement, Alianza will be required to pay CounterPath the termination fee if an end date termination occurs solely due to Alianza's failure to pay the Merger Consideration pursuant to the Merger Agreement in full by the end date. The payment of the termination fee by Alianza to CounterPath is CounterPath's sole recourse for Alianza's failure to pay the Merger Consideration pursuant to the Merger Agreement in full by the end date when such failure results in an end date termination by CounterPath.

In the event of any termination that leads to Alianza or CounterPath paying the other party the termination fee, each party acknowledges that such termination fee is a payment of liquidated damages which is a genuine pre-estimate of the damages, which Alianza or CounterPath, as applicable, will suffer or incur as a result of the event giving rise to such payment and the resultant termination of the Merger Agreement and are not penalties, and each party irrevocably waives any right it may have to raise as a defense that any such liquidated damages are excessive or punitive. Alianza and CounterPath have agreed that the payment of the termination fee shall be the sole and exclusive remedy available to (i) CounterPath and its subsidiaries and any of their respective former, current or future stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing, referred to in this proxy statement as the "CounterPath related parties," has against Alianza, Merger Sub, and their respective affiliates, or any of their or their affiliates' respective, direct or indirect, former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing, referred to in this proxy statement as the "Alianza related parties," or (ii) the Alianza related parties has against the CounterPath related parties, as the case may be, for all losses suffered as a result of the event giving rise to such payment. Upon payment of the termination fee, the CounterPath related parties or the Alianza related parties, as applicable, shall have no further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby and the CounterPath related parties or the Alianza related parties, as applicable, shall be precluded from any other remedy against the other party at law or in equity or otherwise (including, without limitation, an order for specific performance), except in the event of fraud or any willful breach of any representation, warranty or covenant or agreement contained in the Merger Agreement (provided however, that any termination fee received by Alianza or CounterPath, as applicable, shall reduce the amount of any damages payable by CounterPath or Alianza, as applicable, if any, in respect of any such fraud or willful breach).

Effect of Termination

If the Merger Agreement is terminated pursuant to its terms, the Merger Agreement will become void and of have no effect, and there will be no further liability or obligation on the part of CounterPath, Alianza or Merger Sub following any such termination, subject to certain specified exceptions including, among others, that (i) certain specified provisions of the Merger Agreement will survive, including those described in this section entitled "Terms of the Merger Agreement - Termination Fees; Effect of Termination" above and (ii) the covenants and agreements set forth in the Merger Agreement governing the confidentiality obligations of CounterPath and Merger Sub will survive, provided however that, subject to the terms of the Merger Agreement, such termination shall not relieve any party of liability and each party shall remain liable for losses resulting from any fraud or willful breach of the Merger Agreement prior to or in connection with such termination.

Fees and Expenses

Except as otherwise provided in the Merger Agreement, all fees and expenses incurred by the parties in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses, whether or not the Merger is consummated.

Third Party Beneficiaries

The Merger Agreement is not intended to confer upon any person (other than the parties thereto) any rights or remedies, except for the right of CounterPath's stockholders and equity award holders to receive payment under the terms and conditions of the Merger Agreement, which shall be for the benefit of, and shall be enforceable by, each such holder following the effective time of the Merger.

Amendments

The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

THE VOTING AGREEMENT

This section describes the material terms of the voting agreement. The description of the voting agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached as Exhibit B to this proxy statement and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. We encourage you to read the voting agreement carefully and in its entirety.

Concurrently with and as a condition to Alianza's execution of the Merger Agreement, on December 6, 2020, the key stakeholders entered into the voting agreement. The key stakeholders own approximately 51.1% of the total shares of outstanding CounterPath common stock.

The voting agreement requires the key stakeholders to, among other things, vote their shares of CounterPath common stock (i) in favor of the adoption and approval of the Merger Agreement and all of the transactions contemplated thereby, including the Merger (and in favor of any actions and proposals required, or submitted for approval at any meeting of the Company stockholders, in furtherance thereof), (ii) against any proposal presented to the Company's stockholders for approval at any meeting of the Company's stockholders, or any written consent in lieu thereof, if the action, transaction or agreement that is the subject of such proposal could be reasonably likely, directly or indirectly, to result in a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement, and (iii) against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (a) any alternative proposal; (b) any nominee for election to the Company's board of directors other than a person nominated by the board of directors or any committee thereof; or (c) any other action or proposal to be voted upon by the Company's stockholders at any meeting of the Company's stockholders, or any written consent in lieu thereof, if such action or proposal is intended, or would be reasonably likely, to prevent, impede, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement.

Each of the key stakeholders has granted Alianza an irrevocable proxy (subject to the terms and conditions set forth in the voting agreement) to vote the shares of CounterPath common stock held by such key stakeholder in the manner and circumstances described above.

Additionally, each key stakeholder has agreed that, until the voting agreement is terminated in accordance with its terms, such stakeholder shall not, directly or indirectly, unless (i) specifically requested by Alianza in writing or (ii) expressly contemplated by the terms of the voting agreement or the Merger Agreement, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement with respect to, or consent to, a transfer of, any or all of the shares of CounterPath common stock owned by such key stakeholder, other than certain limited permitted transfers.

However, if the CounterPath board of directors changes its recommendation to approve the merger proposal, or if the Merger Agreement is terminated, in each case in accordance with the terms of the Merger Agreement, including in respect of CounterPath entering into an agreement in respect of a superior proposal, all stockholders party to the voting agreement will be relieved of their obligation to approve the merger proposal and all other voting obligations under the voting agreement. Accordingly, because they collectively own a majority of the outstanding CounterPath common stock, if the stockholders party to the voting agreement are not relieved of their voting obligations, the vote required to approve the merger proposal will be obtained and the Merger Agreement and the transactions contemplated thereby, including the Merger, will be approved at the Meeting.

Subject to the terms therein, the voting agreement will terminate upon the earlier to occur of  (i) the termination of the voting agreement by mutual written consent of Alianza and the key stakeholders, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the effective time of the Merger, or (iv) the occurrence of an adverse recommendation change (as defined on page 74 of this proxy statement), provided, that, if the voting agreement is terminated solely as a result of an adverse recommendation change, the voting agreement shall be reinstated and shall be in full force and effect if the Company reverses the adverse recommendation change. In addition, a key stakeholder shall have the right to terminate the voting agreement upon any reduction in or change in the form of the Merger Consideration, unless such key stakeholder has consented to such reduction or change, or if the end date of May 31, 2021 for the consummation of the Merger is extended, unless such key stakeholder has consented to such extension.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

CounterPath stockholders are being asked to approve a proposal, which we refer to as the "adjournment proposal" in this proxy statement, providing for the adjournment of the Meeting if necessary or appropriate in the view of the CounterPath board of directors to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve the merger proposal.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the Meeting, and any later adjournments, to another time and place. If CounterPath stockholders approve the adjournment proposal, we could adjourn the Meeting in any of the circumstances described above, and any adjourned session of the Meeting, to a later date and use the additional time to solicit additional proxies in favor of the Merger proposal, including the solicitation of proxies from holders of CounterPath common stock that have previously voted against the Merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger proposal, we could adjourn the Meeting without a vote on the Merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Merger Agreement.

The CounterPath board of directors believes that if the number of shares of CounterPath common stock present in person or represented at the Meeting and voting in favor of the Merger proposal is not sufficient to approve the merger proposal, it is in the best interests of the holders of CounterPath common stock to enable the board to continue to seek to obtain a sufficient number of additional votes to approve the merger proposal.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve the merger proposal. Accordingly, you may vote to approve the proposal to approve the merger proposal and vote not to approve the adjournment proposal and vice versa. Under our amended and restated bylaws, the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of any vote on the adjournment proposal, and shares not in attendance will have no effect on the outcome of any vote on the adjournment proposal.

If the Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

The CounterPath board of directors unanimously recommends that CounterPath stockholders vote "FOR" the adjournment proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding the CounterPath common stock beneficially owned on January 11, 2020 for (i) each stockholder we know to be the beneficial owner of 5% or more of the CounterPath common stock, (ii) each of our company's executive officers and directors, (iii) each of our named executive officers (as that term is defined in Item 402(a)(3) of SEC Regulation S-K), and (iv) all executive officers and directors as a group.  In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of January 15, 2021, the record date, we had 6,455,645 shares of our common stock issued and outstanding.  Accordingly, 6,455,645 shares are entitled to one (1) vote per share at the Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Terence Matthews 390 March Road, Suite 110 Kanata, Ontario Canada, K2K 0G7	1,730,269 (3)	26.5%
Steven Bruk Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	1,385,693 (4)	21.4%
Owen Matthews Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	298,863 (5)	4.6%
David Karp Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	211,331 (6)	3.2%
Larry Timlick Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	78,792 (7)	1.2%
Chris Cooper 1300-1030 West Georgia Vancouver, British Columbia Canada, V6E 2Y3	83,642 (8)	1.3%
Bruce Joyce Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	71,653 (9)	1.1%
Todd Carothers Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	98,626 (10)	1.5%
Karen Luk Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	7,188(11)	**
Directors and Executive Officers as a Group	3,966,058	55.6%

** Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Except as otherwise indicated, we believe that the beneficial owners of the CounterPath common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Percentage based on 6,455,645 shares of CounterPath common stock outstanding on January 11, 2020, including shares of CounterPath common stock subject to options, deferred share units or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 11, 2020 which are deemed outstanding for computing the percentage of the person holding such option, deferred share unit or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 1,649,112 shares of CounterPath common stock held by Wesley Clover International Corporation. Also includes 81,157 shares of CounterPath common stock subject to deferred share units.

(4) Includes 174,447 shares of CounterPath common stock held by Mr. Bruk and the spouse of Mr. Bruk and 1,188,404 shares of CounterPath common stock held by KMB Trac Two Holdings Ltd.  Mr. Bruk's spouse is the sole shareholder of KMB Trac Two Holdings Ltd.  Also includes 22,842 shares of CounterPath common stock subject to deferred share units.

(5) Includes 71,117 shares of CounterPath common stock subject to deferred share units held by Mr. Matthews.

(6) Includes 59,583 shares of CounterPath common stock subject to vested stock options of a total of 70,000 shares of CounterPath common stock subject to stock options and held by Mr. Karp that are exercisable within 60 days of December 21, 2020, including 20,000 shares of CounterPath common stock subject to vested stock options of a total of 20,000 stock options issued on July 15, 2016, that are exercisable at a price of $2.40 per share, expiring on July 15, 2021.  Also, includes 39,583 shares of CounterPath common stock subject to vested stock options of a total of 50,000 stock options issued on December 14, 2017 that are exercisable at a price of $2.89 per share of CounterPath common stock, expiring on December 14, 2022.  Also includes 118,921 shares of CounterPath common stock subject to vested deferred share units out of a total of 203,198 shares of CounterPath common stock subject to deferred share units.

(7) Includes 78,792 shares of CounterPath common stock subject to deferred share units.

(8) Represents 83,642 shares of CounterPath common stock subject to deferred share units.

(9) Includes 70,653 shares of CounterPath common stock subject to deferred share units.

(10) Includes 39,583 shares of CounterPath common stock subject to vested stock options of a total of 50,000 shares of CounterPath common stock subject to stock options and held by Mr. Carothers that are exercisable within 60 days of December 21, 2020, issued on December 14, 2017 that are exercisable at a price of $2.89 per share of CounterPath common stock, expiring on December 14, 2022.  Also includes 40,824 shares of CounterPath common stock subject to vested deferred share units out of a total of 94,824 shares of CounterPath common stock subject to deferred share units.

(11) Includes 7,188 shares of CounterPath common stock subject to vested stock options of a total of 15,000 shares of CounterPath common stock subject to stock options and held by Ms. Luk that are exercisable within 60 days of December 21, 2020, including 4,844 shares of CounterPath common stock subject to vested stock options of a total of 7,500 stock options issued on July 26, 2018 that are exercisable at a price of $2.51 per share of CounterPath common stock expiring July 26, 2023. Also includes 2,344 shares CounterPath common stock subject to vested stock options of a total of 7,500 stock options issued on December 12, 2019 that are exercisable at a price of $0.96 per share of CounterPath common stock expiring December 12, 2024.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Meeting of stockholders.  To be eligible for inclusion in our 2021 proxy statement, your proposal must be received by us no later than 120 days before August 20, 2021 and must otherwise comply with Rule 14a-8 under the Exchange Act. While our Board will consider stockholder proposals, we reserve the right to omit from our proxy statement relating to our 2021 Meeting stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

You may write to the Corporate Secretary of our company at our principal executive office by sending communications to "The Corporate Secretary of CounterPath Corporation", c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada, V7X 1M3, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER COMMUNICATIONS

You must include your name and address in any such written communication and indicate whether you are a shareholder of our company.

Our Corporate Secretary will compile all communications addressed to the Board, a committee of the Board or a specific director, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors or committee chair.  Complaints regarding accounting, internal controls or auditing will be forwarded to the chair of the Audit Committee. Our Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances to directors, but will instead forward them to the appropriate department within our company for resolution. Our Corporate Secretary will retain a copy of such communications for review by any director upon his or her request.

Any stockholder communication marked "confidential" will be logged by our Corporate Secretary as "received" but will not be reviewed, opened or otherwise held by our Corporate Secretary. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our Corporate Secretary.

Communications from an employee or agent of our company will be considered stockholder communications under this policy if made solely in his or her capacity as a stockholder.  No communications from a director or officer of our company will be considered stockholder communications under this policy. In addition, proposals submitted by stockholders for inclusion in our annual proxy statement, and proposals submitted by stockholders for presentation at our annual stockholders meeting, will not be considered stockholder communications under this policy. Written communications submitted by stockholders recommending the nomination of a person to be a member of our Board will be forwarded to the independent members of the Board.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent is Computershare Trust Company of Canada, 3rd Floor, 510 Burrard Street, Vancouver, B.C., V6C 3B9.

WHERE STOCKHOLDERS CAN FIND ADDITIONAL INFORMATION

Additional information relating to our company is available on SEDAR at www.sedar.com and on the SEC website at www.sec.gov.  Financial information relating to our company is provided in our company's comparative financial statements and management's discussion and analysis for the financial year ended April 30, 2020.  Stockholders may contact our company to request copies of financial statements and management's discussion and analysis at the following address:  "The Corporate Secretary of CounterPath Corporation", c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3.

OTHER MATTERS TO COME BEFORE THE MEETING

In addition to the matters to be voted upon by the stockholders, we will receive and consider both the Report of the Board to the stockholders, and the financial statements of our company for the years ended April 30, 2020 and April 30, 2019, together with the report of the independent registered public accounting firm thereon.  These matters do not require stockholder approval, and therefore stockholders will not be required to vote upon these matters.

Our Board knows of no other business that will be presented for consideration at the Meeting.  If other matters are properly brought before the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

By:

/s/ Terence Matthews
Terence Matthews
Chairman of the Board

Dated: January 20, 2021

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

COUNTERPATH CORPORATION,

ALIANZA, INC.

AND

COUNTERPATH MERGER SUB, INC.

DATED DECEMBER 6, 2020

Table of Contents

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "Agreement"), dated as of December 6, 2020, is by and among CounterPath Corporation, a Nevada corporation (the "Company"), Alianza, Inc., a Delaware corporation ("Parent"), and CounterPath Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent ("Merger Sub").  Capitalized terms not otherwise defined herein have the meanings ascribed to them in Schedule A.

RECITALS

A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. Upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), with the Merger to be effected pursuant to Chapter 92A of the Nevada Revised Statutes, as amended (the "NRS").

C. A special independent committee (the "Committee") of certain independent members of the board of directors of the Company (the "Company Board") has unanimously (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company and its stockholders, and (ii) has recommended to the Company Board that it approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions contained herein and recommend that, upon the terms and subject to the conditions contained herein, stockholders of the Company approve the Merger.

D. The Company Board, after receiving financial and legal advice and following the receipt and review of recommendations from the Committee, has unanimously (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions contained herein, (iii) resolved that the Merger shall be effected pursuant to Chapter 92A of the NRS, and (iv) determined, upon the terms and subject to the conditions contained herein, to recommend that stockholders of the Company approve the Merger.

E. The board of directors of Merger Sub (the "Board") has approved and declared advisable, and each of the board of directors of Parent and Parent, as the sole stockholder of Merger Sub, has approved or adopted, this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with Chapter 92A of the NRS.

F. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein and intending to be legally bound, the parties hereto agree as follows:

1. The Merger.

1.1 The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with Chapter 92A of the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company.  At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").  The Merger shall be effected pursuant to Chapter 92A of the NRS and shall have the effects set forth in the applicable provisions of Chapter 92A of the NRS.

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1.2 Closing.  The closing (the "Closing") of the Merger shall take place remotely within three Business Days following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Section 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions at the Closing), or at such other place, time and date as shall be agreed in writing between the Company and Parent.  The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

1.3 Effective Time.  Concurrently with the Closing, the parties shall file with the Nevada Secretary the articles of merger relating to the Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of Chapter 92A of the NRS.  The Merger shall become effective at the time that the Articles of Merger have been duly filed with the Nevada Secretary, or at such later time as the Company and Parent shall agree and cause the Company and Merger Sub to specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

1.4 Effects.  The Merger shall have the effects set forth in this Agreement and the applicable provisions of Chapter 92A of the NRS.

1.5 Articles of Incorporation and Bylaws.  The Articles of Incorporation of the Company shall, at the Effective Time, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Exhibit A and, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.  The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.

1.6 Directors and Officers of Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.  The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

2. Effect on the Capital Stock of the Constituent Entities.

2.1 Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, Parent, Merger Sub or any holder of shares of Company Common Stock or shares of common stock, par value $0.001 per share, of Merger Sub (the "Merger Sub Common Stock"):

(a) Conversion of Merger Sub Common Stock.  Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.  From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Cancellation of Treasury Stock; Cancellation of Parent-Owned Stock; Conversion of Subsidiary-Owned Stock.

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(i) Each share of Company Common Stock held by the Company (or held in the Company's treasury) immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Each share of Company Common Stock that is owned directly by Parent or Merger Sub immediately prior to the Effective Time, if any, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock.  Subject to Section 2.2 and Section 2.3, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or converted into shares of the Surviving Corporation in accordance with Section 2.1(b)) shall be converted into the right to receive the Per Share Purchase Price, without interest (the "Merger Consideration") and net of any withholding.  All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(d) Adjustments to the Per Share Purchase Price and Merger Consideration.  Without limiting the restrictions set forth in Section 5.1, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then the Per Share Purchase Price and the Merger Consideration will be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

2.2 Exchange of Certificates; Payment Fund.

(a) Paying Agent.  Prior to the Effective Time, Parent shall, at its sole cost and expense, appoint a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for the holders of Company Common Stock to receive the aggregate Merger Consideration to which such holders shall become entitled pursuant to Section 2.1(c).  Immediately prior to the Effective Time, Parent shall deposit with the Paying Agent, cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.1(c).  All such cash deposited pursuant to this Section 2.2(a) is hereinafter referred to as the "Payment Fund."

(b) Letter of Transmittal.  As a schedule to the Proxy Statement and together with the mailing of the Proxy Statement, Parent shall cause the Paying Agent to mail to each holder of record of Company Common Stock who is entitled to receive the Merger Consideration pursuant to Section 2.1(c) a form of letter of transmittal (the "Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall be in such form and have such other provisions (including customary provisions with respect to delivery of an "agent's message" with respect to shares held in book-entry form) as Parent may specify subject to the Company's reasonable approval, and shall be prepared prior to the Closing), together with instructions thereto.

(c) Merger Consideration Received in Connection with Exchange.  Upon (i) in the case of shares of Company Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Paying Agent together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, or (ii) in the case of shares of Company Common Stock held in book-entry form, the receipt of an "agent's message" by the Paying Agent, in each case together with such other documents as may reasonably be required by the Paying Agent, the holder of such shares shall be entitled to receive in exchange therefor the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.1(c).  In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be paid to a transferee if the Certificate representing such Company Common Stock (or, if such Company Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid.  Until surrendered as contemplated by this Section 2.2(c), each share of Company Common Stock, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon and net of any withholding, that the holders of shares of Company Common Stock are entitled to receive in respect of such shares pursuant to Section 2.1(c).  No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate (or shares of Company Common Stock held in book-entry form).

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(d) No Further Ownership Rights in Company Common Stock.  The Merger Consideration paid in accordance with the terms of this Section 2 upon conversion of any shares of Company Common Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.  From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time.  Subject to Section 2.2(e), if, after the Effective Time, any Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) are presented to Parent or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Section 2.

(e) No Liability.  Any portion of the Payment Fund (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) twelve months after the Effective Time will be returned to the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) for the Merger Consideration in accordance with Section 2.2(c) prior to such time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and net of applicable withholding of Taxes as provided in Section 2.2(g), in respect of such holder's surrender of their Certificates formerly representing shares of Company Common Stock; provided, that none of the Company, Parent, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Law.

(f) Investment of Payment Fund.  The Paying Agent shall invest any cash in the Payment Fund if and as directed by Parent; provided, that such investment shall be in obligations of, or guaranteed by, the United States of America, in commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $10 billion, or in mutual funds investing in such assets.  Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent.  No investment losses resulting from investment of the Payment Fund shall diminish the rights of any of the Company's stockholders to receive the Merger Consideration or any other payment as provided herein.  To the extent there are losses with respect to such investments or the Payment Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate Merger Consideration payable pursuant to Section 2.1(c), Parent shall reasonably promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such cash payments.

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(g) Withholding Rights.  Each of Parent, the Company and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock and any holder of an award described in Section 2.4 pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax Law.  Each such payor shall take all action that may be necessary to ensure that any such amounts so withheld are promptly and properly remitted to the appropriate taxing authority.  Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction or withholding was made.

(h) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall, in exchange for such lost, stolen or destroyed Certificate, pay the Merger Consideration deliverable in respect thereof pursuant to this Agreement; provided, however, that Merger Sub may, in its sole discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that holders thereof are entitled to dissenters rights under Chapter 92A of the NRS, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected such Person's demand for dissenters rights under Chapter 92A of the NRS (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration.  At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Chapter 92A of the NRS; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent and obtain payment of fair value under Chapter 92A of the NRS (whether occurring before, at or after the Effective Time), such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares.  From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.

(b) The Company shall give prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments, notices or demands served pursuant to Chapter 92A of the NRS received by the Company relating to appraisal demands, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.  Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

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2.4 Company Stock Awards; Company ESPP.

(a) No Assumption of Awards or Plans.  No Company Stock Options or Company Deferred Share Units shall be continued, converted, assumed or replaced by the Surviving Corporation in connection with the transactions contemplated hereby.  The Company will take all necessary and appropriate actions so that the Company Stock Plans shall be terminated immediately prior to the Effective Time.

(b) Company Stock Options.  Effective as of the Effective Time, the Company will have each holder of an unvested Company Stock Option enter into an agreement that each such Company Stock Option shall be canceled and each holder of a vested Company Stock Option enter into an agreement that each such Company Stock Option shall be canceled and converted into the right of the holder thereof to receive from the Company an amount in cash payable as soon as practicable following the Effective Time (but not later than the first regular payroll date to occur following the fifteenth day after the Closing Date) equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Company Stock Option and (ii) the number of shares of Company Common Stock subject to such Company Stock Option, reduced by any required tax withholding.  Each Company Stock Option with a per share exercise price equal to or greater than the Merger Consideration shall be canceled without consideration as of the Effective Time.

(c) Company Deferred Share Units.  Effective as of the Effective Time, the Company will have each holder of a Company Deferred Share Unit enter into an agreement that each such Company Deferred Share Unit shall be canceled and converted into the right of the holder thereof to receive a cash payment from the Company payable as soon as practicable following the Effective Time (but not later than the first regular payroll date to occur following the fifteenth day after the Closing Date) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company Deferred Share Unit, reduced by any required tax withholding.

(d) Company ESPP.  Prior to the Effective Time, the Company will take all necessary and appropriate actions to suspend the Company ESPP and the Company will obtain all necessary approvals such that (i) all outstanding purchase rights under the Company ESPP will automatically be exercised, in accordance with the terms of the Company ESPP, upon the earlier of (x) immediately prior to the Effective Time and (y) the last day of the Pay Period (as defined in the Company ESPP) in progress as of the date of this Agreement (the "Final Offering"), (ii) no employee who is not a participant in the Company ESPP as of the end of the Business Day immediately prior to the date hereof may become a participant in the Company ESPP and no current participant may increase the amount of his or her participation or payroll deduction election from that in effect on the date hereof, (iii) the Company ESPP shall be terminated immediately prior to the Effective Time and (iv) no further purchase rights are granted under the Company ESPP following the Final Offering.

(e) Section 409A.  To the extent that any award described in this Section 2.4 constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with this Agreement and the applicable award's terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.

(f) Board Actions.  Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering any Company Stock Plan) shall take all such actions as are necessary to approve and effectuate the foregoing provisions of this Section 2.4, including making any determinations and/or adopting resolutions of the Company Board or a committee thereof or any administrator of a Company Stock Plan as may be necessary.

2.5 Further Assurance.  Each of the Company, Parent and Merger Sub agree to take all commercially reasonable action to cause the Merger to become effective as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 7.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue, vest, perfect or confirm of record or otherwise the Surviving Corporation's right, title or interest in, to or under, or duty or obligation with respect to, any of the property, rights, privileges, powers or franchises, or any of the debts or liabilities, of the Company as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or liabilities, in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

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3. Representations and Warranties of Parent and Merger Sub.  Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

3.1 Organization, Standing and Power.  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority to conduct its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not have a Parent Material Adverse Effect.  Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Parent Material Adverse Effect.

3.2 Authority; Execution and Delivery; Enforceability.  Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings (including, for the avoidance of doubt, any stockholder approval) on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.  Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.

3.3 No Conflicts; Consents.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any provision of (i) the governing or organizational documents of Parent or Merger Sub; (ii) any written and legally binding contract, lease, license, indenture, note, bond, agreement, undertaking or other instrument (a "Contract") to which either Parent or Merger Sub is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 3.3(b), any judgment, decree, decision, injunction, ruling, writ or other similar order ("Order") or statute, law, ordinance, rule, regulation, code, treaty, or other pronouncement having the effect of law, including common law and Canadian Securities Laws ("Law") enacted, issued, promulgated, enforced or entered by any Governmental Entity, in each case, applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

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(b) No consent, approval, clearance, waiver or order (each a "Consent") of or from, or registration, declaration, notice or filing made to or with any government, court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether federal, national, state, provincial or local and whether domestic, foreign or supranational (a "Governmental Entity"), is required to be obtained or made by or with respect to Parent or its Affiliates in connection with the execution and delivery of this Agreement by Parent or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) such Consents, registrations, declarations, notices or filings as are required to be made to or obtained from any Governmental Entity under any foreign Regulatory Laws, (ii) the filing of the Articles of Merger with the Nevada Secretary and (iii) such other matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

3.4 Information Supplied.  None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement and any other documents to be filed with the SEC by the Company in connection with the transactions contemplated hereby (and any amendment thereof or supplement thereto) shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5 Litigation.  There is no suit, action or other proceeding pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, would have a Parent Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, would have a Parent Material Adverse Effect.

3.6 Brokers' Fees and Expenses.  No broker, investment banker, financial advisor or other Person, other than Alantra, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or its affiliates.

3.7 Solvency.  Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any Company Subsidiary.  Parent and Merger Sub are Solvent as of the date of this Agreement, and, assuming the satisfaction of the conditions to Parent's and Merger Sub's obligations to consummate the transactions contemplated by this Agreement, Parent, the Surviving Corporation and each of the Surviving Corporation's Subsidiaries will, after giving effect to all of the transactions contemplated by this Agreement (including the payment of the aggregate amounts payable pursuant to Section 2 and the payment of all fees, costs and expenses to be paid by Parent related to the transactions contemplated by this Agreement), be Solvent at and after the Closing.

3.8 Investment Canada Act.  Parent is a "trade agreement investor" or a "WTO investor" within the meaning of the Investment Canada Act.

4. Representations and Warranties of the Company.  The Company represents and warrants to Parent and Merger Sub that the statements contained in this Section 4 are true and correct except (a) as set forth in specific statements of historical fact contained in the Company SEC Documents furnished or filed and publicly available after May 1, 2019 and prior to the date of this Agreement (the "Filed Company SEC Documents") (excluding any disclosures in the Filed Company SEC Documents under the headings "Risk Factors" or "Forward-Looking Statements" and qualitative disclosures under the heading "Quantitative and Qualitative Disclosures About Market Risk" and other disclosures that are predictive, cautionary or forward looking in nature) (it being acknowledged that nothing disclosed in a Filed Company SEC Document will be deemed to modify or qualify the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5, the first sentence of Section 4.8 or Section 4.25) or (b) as set forth in the corresponding section or subsection of the Company Disclosure Schedules (and each other section or subsection of the Company Disclosure Schedules to the extent it is reasonably apparent on its face that such section or subsection is relevant to other statements in this Section 4).

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4.1 Organization, Standing and Power.  Each of the Company and each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except in the case of the Company Subsidiaries where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.  Each of the Company and the Company Subsidiaries has all requisite power and authority to conduct its businesses as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not have a Company Material Adverse Effect.  Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Company Material Adverse Effect.  The Company has delivered or made available to Parent, prior to execution of this Agreement, true and complete copies of the amended and restated Articles of Incorporation of the Company in effect as of the date of this Agreement (the "Company Charter") and the amended and restated bylaws of the Company in effect as of the date of this Agreement (the "Company Bylaws").

4.2 Company Subsidiaries.

(a) All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by a Company Subsidiary or by the Company and a Company Subsidiary, free and clear of all Liens, excluding Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests except as set forth in the Voting Agreement), except for restrictions imposed by applicable securities Laws.  Except as set forth in this Section 4.2(a), there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock or any securities of such Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, such Company Subsidiary, (ii) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire from such Company Subsidiary, or any other obligation of such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, such Company Subsidiary or (iii) any rights issued by, or other obligations of, such Company Subsidiary that are linked in any way to the price of any class of capital stock or voting securities of, or other equity interests in, such Company Subsidiary, the value of such Company Subsidiary or any part of such Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of or voting securities of, or other equity interests in, such Company Subsidiary.  Section 4.2(a) of the Company Disclosure Schedules contains a complete and accurate list as of the date of this Agreement of each of the Company Subsidiaries and their respective jurisdictions of organization.

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(b) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, none of the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any Person, in each case, other than securities held for investment by the Company or the Company Subsidiaries in the ordinary course of business.

(c) Neither the Company nor any of the Company Subsidiaries (i) owns any share capital of, or any equity interest of any nature in, any other Person, other than the Company Subsidiaries or (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Person.

4.3 Capital Structure; Rights to Payments.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, and 100,000,000 shares of Preferred Stock (the "Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock").  At the close of business on December 5, 2020 (the "Capitalization Date"), (i) 6,440,136 shares of Company Common Stock were issued and outstanding (of which none were subject to vesting restrictions pursuant to the Company Stock Plans); (ii) no shares of Company Common Stock were issued and held in treasury; (iii) no shares of Preferred Stock were issued and outstanding; (iv) 625,812 shares of Company Common Stock were issuable upon exercise of outstanding Company Stock Options; (v) 761,081 shares of Company Common Stock were subject to outstanding Company Deferred Share Units; and (vii) 131,544 shares of Company Common Stock were reserved for future issuance under the Company ESPP.  Since the Capitalization Date, the Company has not issued any Company Stock Options, Company Deferred Share Units or any other equity (other than shares of Company Common Stock under the Company ESPP) or equity-based awards.  Except as set forth in this Section 4.3(a), there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, (A) any capital stock or any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company, (B) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire from the Company, or any other obligation of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or (C) any rights issued by, or other obligations of, the Company that are linked in any way to the price of any class of Company Capital Stock, the value of the Company or any part of the Company or any dividends or other distributions declared or paid on any shares of capital stock of the Company.  Section 4.3(a) of the Company Disclosure Schedules sets forth an accurate list, as of the Capitalization Date, of each outstanding Company Stock Award, in each case specifying the employee ID of the holder, the type of award, the number of underlying shares of Company Common Stock, the date of grant, and, if applicable, the exercise price per share of Company Common Stock and the expiration date.

(b) All outstanding shares of Company Common Stock are, and, at the time of issuance, all such shares that may be issued (i) upon the exercise of Company Stock Options, (ii) upon the vesting or settlement of Company Deferred Share Units pursuant to the Company Stock Plans and applicable award agreements, or (iii) under the Company ESPP, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or bound.  All grants of equity awards or other rights with respect to shares of Company Common Stock to current or former directors, officers, employees, agents or consultants of the Company or any Company Subsidiary have been made in accordance with applicable Law, the terms of the applicable Company Stock Plans and award agreements thereunder or the Company ESPP, as applicable, and any policy of the Company or Company Board (including any committee thereof) relating to the grant of such awards or rights.  Except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (A) the payment of the exercise price of Company Stock Options with Company Common Stock (including in connection with "net exercises"), (B) required tax withholding in connection with the exercise of, vesting or settlement of Company Stock Awards, and (C) forfeitures of Company Stock Awards, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary.  There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company's stockholders may vote.  None of the Company or any of the Company Subsidiaries is a party to or otherwise bound by any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, the Company.  None of the Company or any of the Company Subsidiaries is a party to or otherwise bound by any agreement pursuant to which any Person (other than the holders of Company Stock Awards and the stockholders of the Company in their capacities as holders of Company Stock Awards or stockholders, as applicable) is entitled to receive a payment as a result of the transactions contemplated by this Agreement.

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4.4 Authority; Execution and Delivery; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, subject only to the approval and adoption of this Agreement by the holders of a majority of the Company Common Stock at a meeting held in accordance with the NRS and by the holders of a majority of the Company Common Stock held by the minority stockholders of the Company Common Stock as required by MI 61-101 (such meeting, the "Company Stockholder Meeting" and such approval, the "Company Stockholder Approval").  The Committee has recommended that the Company Board, and the Company Board has, by resolutions duly adopted by the requisite vote of the directors, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are (i) advisable and (ii)  in the best interests of the Company and its stockholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) unanimously resolved, upon and subject to the terms and conditions herein, to recommend that its stockholders approve the Merger (such recommendation, the "Company Recommendation").  The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.  The Committee has received an oral opinion to be subsequently confirmed in writing (the "Fairness Opinion") from Evans and Evans Inc., the financial advisor to Company, that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, the Merger Consideration is fair from a financial point of view to the Company's stockholders.  The fee payable to such financial advisor is a flat fee for delivery of the fairness opinion irrespective of the conclusions of the fairness opinion and no portion of any fee payable to the financial advisor is conditional on the closing of the Merger. The Company has been authorized by Evans and Evans Inc. to permit inclusion of the Fairness Opinion and references thereto in the Proxy Statement.

4.5 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company Bylaws or the governing or organizational documents of any Company Subsidiary; (ii) any Material Contract or material Permit; or (iii) subject to the filings and other matters referred to in Section 4.5(b), any Order or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

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(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) the Company Stockholder Approval; (ii) the filing with the SEC and the Canadian Securities Authorities of such reports, statements and documents under, and such other compliance with, the Exchange Act, the Securities Act and the Canadian Securities Laws, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents, registrations, declarations, notices or filings as are required to be made to or obtained from any Governmental Entity under any foreign Regulatory Laws (other than those contemplated under clause (ii)), which are set forth on Section 4.5(b) of the Company Disclosure Schedule; (iv) the filing of the Articles of Merger with the Nevada Secretary and appropriate documents with the relevant authorities of the other jurisdictions in which the Company and the Company Subsidiaries are qualified to do business; (v) compliance with NASDAQ and TSX policies, rules and regulations; and (vi) such other matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

4.6 Company SEC and SEDAR Documents; Undisclosed Liabilities.

(a) The Company has timely furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since May 1, 2018 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K, being collectively referred to as the "Company SEC Documents") and required to be furnished or filed by the Company with the Canadian Securities Authorities in accordance with Canadian Securities Laws on SEDAR since May 1, 2018 (such documents, together with any documents filed with the Canadian Securities Authorities during such period by the Company on a voluntary basis on SEDAR, being collectively referred to as the "Company SEDAR Documents") and required to be furnished or filed with NASDAQ and TSX.  The Company is not in default of any provision of the Exchange Act or the Securities Act, applicable Canadian Securities Laws or the rules and regulations of NASDAQ or TSX.  To the knowledge of the Company, neither the Company nor any of the Company SEDAR Documents and Company SEC Documents is the subject of an ongoing audit, review, comment or investigation by any securities commission or similar regulatory authority or TSX or NASDAQ. The Company is not subject to continuous disclosure or other public reporting requirements under any securities Laws outside of the US and Canada and none of the Company's Subsidiaries are subject to continuous disclosure or other disclosure requirements under any securities Laws.

(b) Each Company SEC Document (i) at the time filed, complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each of the consolidated financial statements of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end adjustments).

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(c) Each Company SEDAR Document as of their respective dates (and the dates of any amendments thereto): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and (ii) complied in all material respects with the requirements of applicable Canadian Securities Laws, and any amendments to the Company SEDAR Documents required to be made have been filed on a timely basis with the Canadian Securities Authorities.  The Company has not filed any confidential material change report with any Canadian Securities Authorities that at the date of this Agreement remains confidential.  There has been no change in a material fact or a material change (as such terms are defined under the Securities Act (BC)) in any of the information contained in the Company SEDAR Documents, except for changes in material facts or material changes that are reflected in a subsequently filed document included in the Company SEDAR Documents.  Each of the consolidated financial statements of the Company included in the Company SEDAR Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and was prepared in accordance with GAAP (except in the case of unaudited interim statements, are subject to normal period end adjustments and may omit notes which are not required by applicable Laws in the unaudited statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end adjustments).

(d) The Company has made available to Parent copies of all comment letters received by the Company from the SEC, Canadian Securities Authorities, NASDAQ and TSX since May 1, 2018 relating to the Company SEC Documents, the Company SEDAR Documents and/or any document filed with NASDAQ and TSX, together with all written responses of the Company thereto.  As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC, Canadian Securities Authorities, NASDAQ or TSX, and (ii) to the Knowledge of the Company, none of the Company SEC Documents, the Company SEDAR Documents or any document filed with NASDAQ or TSX are the subject of any ongoing review by the SEC, Canadian Securities Authorities, NASDAQ or TSX.

(e) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any transaction involving, or liabilities of, the Company or any of the Company Subsidiaries in the Company's or such Company Subsidiary's published financial statements or other Company SEC Documents or Company SEDAR Documents.

(f) Except (i) as reflected or reserved against in the Company's consolidated balance sheet as of April 30, 2020 (or the notes thereto) included in the Filed Company SEC Documents, (ii) for liabilities and obligations incurred in connection with or contemplated by this Agreement or the Merger, (iii) for liabilities and obligations that have been incurred in the ordinary course of business since April 30, 2020 and (iv) for liabilities and obligations that have been discharged or paid in full in the ordinary course of business, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are required to be recorded or reflected on a balance sheet, including the footnotes thereto, under GAAP.

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(g) The Company and the Company Subsidiaries have established and maintain a system of internal control over financial reporting that have been designed by, or under the supervision of, their principal executive officers, their principal financial officers and their principal accounting officers, sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP applied on a consistent basis, (ii) receipts and expenditures are executed in accordance with the authorization of management and (iii) any unauthorized use, acquisition or disposition of the Company's assets that would materially affect the Company's financial statements would be detected or prevented in a timely manner.  The Company has, in material compliance with Rule 13a-15 under the Exchange Act and National Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings, designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the principal and chief executive officer of the Company and the principal financial officer of the Company by others within those entities.  There has not been and is not (A) "significant deficiency" or "material weakness" (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act and National Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings) which would be reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or (B) fraud, whether material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.  The Company's auditors and the audit committee of the Company Board have not been advised of: (A) any deficiency, or a combination of deficiencies, in the design or operation of internal controls over financial reporting, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

(h) The Company's "disclosure controls and procedures" (as defined in Rules 13a 15(e) and 15d-15(e) under the Exchange Act and National Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings) are designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act and Canadian Securities Laws, including in its annual filings, and interim filings, is recorded, processed, summarized and reported to the individuals responsible for preparing such reports, including the chief executive officer and principal financial officer, within the time periods specified in the rules and forms of the SEC and Canadian Securities Laws to allow for timely decisions regarding disclosure; and (ii) all such information is accumulated and communicated to the Company's management, including the chief executive officer and principal financial officer, or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act and Canadian Securities Laws with respect to such reports.

(i) Since May 1, 2018, neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee with responsibility for bookkeeping or accounting functions, auditor or accountant of the Company or any of the Company Subsidiaries has received or otherwise had or obtained knowledge of any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures or methodologies of the Company or any of the Company Subsidiaries or their respective internal accounting controls, including any material written complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices.

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(j) The Company is in compliance in all material respects with all current listing and corporate governance requirements of NASDAQ and the TSX and trading on the NASDAQ and the TSX has not been suspended. The Company is a "reporting issuer" and not on the list of reporting issuers in default under applicable Canadian Securities Laws in British Columbia, Alberta and Ontario.  No delisting, suspension of trading in or cease trading order with respect to any securities of the Company  and, to the knowledge of Company, no inquiry or investigation (formal or informal) of any Canadian Securities Authority, the SEC, NASDAQ or the TSX, is in effect or ongoing or, to the knowledge of Company, expected to be implemented or undertaken with respect to the foregoing and the Company has not taken any action to cease to be a reporting issuer in British Columbia, Alberta and Ontario.

4.7 Information Supplied.  On the date of mailing thereof, none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall contain any misrepresentation or untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Proxy Statement will, when filed with the SEC or at any time it is amended or supplemented or at the time it is first published, comply as to form in all material respects with the provisions of the Exchange Act, Canadian Securities Laws and all other applicable Laws, and shall contain sufficient detail to permit holders of the Company Common Stock to form a reasoned judgment concerning the matters to be placed before them at the Company Stockholder Meeting.  The Proxy Statement, when filed with the SEC or at any time it is amended or supplemented or at the time it is first published, shall not contain any misrepresentation or untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.8 Absence of Certain Changes or Events.  From and after May 1, 2018, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had a Company Material Adverse Effect.  From May 1, 2018 to the date of this Agreement, each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course in all material respects.

4.9 Taxes.

(a) Each of the Company and each Company Subsidiary has: (i) timely filed or caused to be filed, taking into account any extensions, all income Tax Returns and all other material Tax Returns required to have been filed on or prior to the Closing Date and such Tax Returns are accurate and complete in all material respects; and (ii) paid all material Taxes required to have been paid by it on or prior to the Closing Date other than Taxes that are not yet due and payable or that are being contested in good faith in appropriate proceedings and have been adequately reserved under GAAP.

(b) No material deficiency for any Tax has been asserted or assessed in writing by a taxing authority against the Company or any Company Subsidiary which deficiency has not been paid or accrued for or is not being contested in good faith in appropriate proceedings and has been adequately reserved under GAAP nor has the Company or any Company Subsidiary executed any waiver or extension of any statute of limitations for the assessment or collection of any Tax.

(c) There are no audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or any Company Subsidiary, or as to which the Company or any Company Subsidiary has received written notice.

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(d) Each of the Company and each Company Subsidiary has complied with all applicable Tax Laws with respect to the withholding of Taxes with respect to payments made to or received from any employee, creditor, stockholder, customer or other third party.

(e) No Liens for Taxes have been filed or exist against the Company or any of the Company Subsidiaries, except for Permitted Liens.

(f) No claim has been received in writing by the Company or any Company Subsidiary from any taxing authority that the Company or any Company Subsidiary is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(g) For taxable years for which the applicable statute of limitations for an assessment of Taxes has not expired, none of the Company or any Company Subsidiary (i) has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of local, state or foreign Law), as a transferee or successor, by contract, or otherwise (other than pursuant to agreements entered into in the ordinary course of business the primary purpose of which is not related to Taxes) or (ii) has been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.  Neither the Company nor any Company Subsidiary will have any liability to make any payment pursuant to Section 965 of the Code after the Closing.

(h) Neither the Company nor any Company Subsidiary has any "extraordinary disposition account" in respect of any share of stock (or other instrument treated as equity for U.S. tax purposes) in a "controlled foreign corporation" (including another Company Subsidiary) and no "extraordinary reduction" has occurred with respect to any such share of stock or other instrument, in each case as defined in Treasury Regulations Section 1.245A-5T, and there is no "hybrid deduction account" with respect to any such share of stock or other instrument as defined in Treasury Regulations Section 1.245A(e)-1.

(i) Neither the Company nor any Company Subsidiary (i) has any application pending with the IRS requesting permission for any changes in accounting methods; or (ii) will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date under any provision of federal, state, local or foreign Tax Law or by agreement with any Governmental Entity as a result of (A) an installment sale or open transaction disposition made on or prior to the Closing Date, (B) a closing agreement (whether under Section 7121 of the Code or under any corresponding provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (C) the utilization of dual consolidated losses described in Treasury Regulation issued under Section 1503(d) of the Code on or prior to the Closing Date (or any corresponding or similar provision or administrative rule of state, local or foreign Tax Law), or (D) any intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 or any excess loss account within the meaning of Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision or administrative rule of state, local or foreign Tax Law).  Section 4.9 of the Company Disclosure Schedules lists any "gain recognition agreement" described in Treasury Regulations issued under Section 367 of the Code (or any corresponding or similar provision or administrative rule of state, local or foreign Tax Law) entered into by the Company or any Company Subsidiary that remains in effect.

(j) None of the Company or any Company Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than such an agreement or arrangement (i) solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries or (ii) entered into in the ordinary course of business the primary purpose of which is not related to Taxes.

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(k) None of the Company or any Company Subsidiary (i) is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group of which the Company or a Company Subsidiary is or was the common parent) or (ii) has been required to reduce any tax attributes under Treasury Regulations Section 1.1502-36(d).

(l) Since May 1, 2018, none of the Company or any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(m) None of the Company or any Company Subsidiary has participated in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4 (b)(2).

(n) Section 4.9 of the Company Disclosure Schedules identifies each Subsidiary for which an election has been made under Treasury Regulation Section 301.7701-3 as well as the U.S. federal tax status of such entity and the effective date of such election.

(o) The Company and each Company Subsidiary is in compliance in all material respects with all transfer pricing requirements in all jurisdictions in which the Company or such Company Subsidiary, as the case may be, does business.  None of the transactions between the Company or any Company Subsidiary and other related Persons is subject to any material adjustment, apportionment, allocation or recharacterization under any Law, and all such transactions have been effected on an arm's length basis.

(p) The unpaid Taxes of the Company and the Company Subsidiaries (i) did not, as of April 30, 2020, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company's consolidated balance sheet as of April 30, 2020 (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns.  Since April 30, 2020, neither the Company nor any Company Subsidiary has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP.

(q) Each of the Company and each Company Subsidiary has complied with all escheat and unclaimed property Laws with respect to funds or property received or held in connection with operating its business.

(r) None of the Company or any Company Subsidiary has, with respect to any Tax matter, granted a power of attorney that is currently in effect.  None of the Company or any Company Subsidiary has received any letter ruling from the Internal Revenue Service (or any comparable ruling from any other taxing authority).

(s) None of the Company or any Company Subsidiary has a permanent establishment (within the meaning of an applicable Tax treaty), office or other fixed place of business in a country other than the country in which it is organized.  Each of the Company and each Company Subsidiary is in compliance with the requirements for any applicable Tax holidays or incentives and none of the Tax holidays or incentives will be jeopardized by the transactions contemplated by this Agreement.

(t) No Tax asset of the Company or any Company Subsidiary is limited by Sections 269, 382, 383, 384 or 1502 of the Code or the Treasury Regulations issued thereunder (or any corresponding or similar provision of state, local or non-U.S. applicable Law).

(u) None of the Company or any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(v) The Company and each Company Subsidiary has duly and timely collected all amounts on account of any sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by Law to be remitted by it. All input tax credits claimed by the Company and each Company Subsidiary for purposes of the goods and services tax and harmonized sales tax were calculated in accordance with applicable Law. The Company and each Company Subsidiary has complied with all registration, reporting, payment, collection and remittance requirements in respect of the goods and services tax and harmonized sales tax (and, where applicable, any similar provincial or foreign Tax).

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(w) None of sections 15, 78, 80, 80.01, 80.02, 80.03 or 80.04 of the ITA, or any equivalent provision of the Tax legislation of any province or any other jurisdiction, have applied or will apply to the Company and each Company Subsidiary at any time up to and including the Closing Date, and there are no circumstances existing which could result in the application of such provisions to the Company and each Company Subsidiary.

(x) The Company and each Company Subsidiary is not subject to liability for Taxes of any other person. The Company and each Company Subsidiary has not acquired property from a non-arm's length Person, within the meaning of the ITA, for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under section 160 of the ITA. The Company and the Company Subsidiaries have not entered into any agreement with, or provided any undertaking or indemnity to, any person pursuant to which it has assumed liability for the payment of Taxes owing by such person.

4.10 Benefits Matters; ERISA Compliance.

(a) Section 4.10 of the Company Disclosure Schedules sets forth a list identifying all material Company Benefit Plans.  The Company has delivered or made available to Parent (if applicable) copies of (i) all Company Benefit Plans; (ii) the most recent annual report on Form 5500 (or similar filing under applicable Law) filed with the United States Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan; (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required; (iv) each trust agreement, group annuity contract or other funding mechanism relating to any Company Benefit Plan; and (v) all determination letters or opinion letters in respect of any Company Benefit Plan issued by the IRS.  For purposes of this Agreement, "Company Benefit Plans" means, collectively, all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other pension, retirement, bonus, incentive compensation, deferred compensation, equity or equity-based compensation, employment, severance, retention, change in control, management exit, disability, death benefit, hospitalization or medical plans, programs, arrangements, agreements or contracts maintained, sponsored or contributed to by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary is a party or with respect to which the Company or any Company Subsidiary has any obligation to contribute.

(b) Each Company Benefit Plan which is intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code has received a favorable determination letter or opinion letter from the IRS to that effect, and no such determination letter or opinion letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened.

(c) No Company Benefit Plan is, and none of the Company, any Company Subsidiary or any of their respective ERISA Affiliates, during the six years prior to the date hereof has maintained, contributed to, been required to contribute to or otherwise had any liability with respect to (i) any plan that is or was subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code; (ii) a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; and (iii) none of the Company and the Company Subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.  Neither the Company nor any Company Subsidiary has any liability under Title IV of ERISA or on account of at any time being considered a single employer under Section 414 of the Code with any other Person.

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(d) No Company Benefit Plan provides health, medical or other welfare benefits after retirement or other termination of employment other than for continuation coverage required under Section 4980(B)(f) of the Code or similar applicable Law.

(e) Each Company Benefit Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and is in material compliance with ERISA (if applicable), the Code and all other applicable Laws.  All contributions required to be made to any Company Benefit Plan by applicable Law, regulation, or any plan document, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof have been timely made or paid in full.

(f) Except as expressly provided by the terms of this Agreement, neither the execution or delivery of this Agreement nor the consummation of the Merger will, either alone or in conjunction with any other event, (i) entitle any current or former director, officer or employee of the Company or any Company Subsidiary to severance pay or any other payment; (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, officer or employee; or (iii) accelerate the time of payment or vesting of amounts due any such director, officer or employee.  The Company has provided Parent with calculations setting forth, with respect to each "disqualified individual" (within the meaning of Section 280G of the Code), an accurate reasonable estimate of any payments (whether in cash or property or the vesting of property) that would reasonably be expected to, individually or in combination with any other such payment, constitute "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code).  Neither the Company nor any Company Subsidiary has any obligation to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(g) Each Company Benefit Plan maintained by the Company or any Company Subsidiary that is, in any part, a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(h) With respect to each Company Benefit Plan that is a Non-U.S. Plan, each such Company Employee Benefit Plan required to be registered pursuant to applicable Law is registered and has been maintained in good standing with the applicable Governmental Entity (including, without limitation, qualification for any special Tax treatment and meeting all applicable funding requirements) and has been approved by applicable taxation authorities to the extent such approval is required.

4.11 Litigation.  There is no, and since May 1, 2018 there has been no, suit, action, arbitration, audit, examination, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary or any present or former officer or director of the Company, nor is there any Order outstanding against or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary.

4.12 Compliance with Applicable Laws.  Since May 1, 2018, the business of the Company and the Company Subsidiaries has been conducted in material compliance with all Laws applicable thereto.  Since May 1, 2018, the business of the Company and the Company Subsidiaries has at all times maintained and been in material compliance with all franchises, licenses, permits, authorizations, variances, exemptions or approvals required by all Laws applicable thereto.  Neither the Company nor any of the Company Subsidiaries has received any written notice from a Governmental Entity since May 1, 2018 alleging that the Company or any of the Company Subsidiaries is not in material compliance with any Law applicable to the Company or such Company Subsidiary, as applicable.

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4.13 Material Permits.  The Company and each of the Company Subsidiaries possesses all material Permits that are necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its business and operations as now conducted, each of which is listed on Section 4.13 of the Company Disclosure Schedules.  All such Permits are in full force and effect, and no event has occurred that would reasonably be expected to result in material default (with or without notice or lapse of time or both) under, or the revocation, cancellation, non-renewal or adverse modification of, any such Permit, nor has the Company received any written notice thereof.

4.14 Contracts.

(a) As of the date of this Agreement, none of the Company or any Company Subsidiary is a party to any Contract required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or under Canadian Securities Laws (a "Filed Company Contract") that has not been so filed.

(b) Section 4.14(b) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete list, and the Company has made available to Parent true and complete copies, of:

(i) each Contract to which the Company or any of the Company Subsidiaries is a party that purports to restrict in any material respect the ability of the Company or any Company Subsidiaries to (A) compete in any line of business or geographic area or (B) solicit any customers or individuals for employment, in each case that is material to the Company and the Company Subsidiaries, taken as a whole;

(ii) each Contract that relates to the creation, incurrence, assumption or guarantee of Indebtedness of the Company or any of the Company Subsidiaries that is outstanding or may be incurred by its terms;

(iii) each partnership, joint venture or similar Contract to which the Company or any of the Company Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the Company Subsidiaries or securities held for investment by the Company or the Company Subsidiaries in the ordinary course of business;

(iv) each Contract between the Company or any Company Subsidiary, on the one hand, and, on the other hand, (A) any present or former executive, officer or director of either the Company or any of the Company Subsidiaries or (B) any affiliate of any such executive, officer or director (other than the Company or any of the Company Subsidiaries), in each case, other than any Company Benefit Plan;

(v) any labor, collective bargaining agreement or similar agreement with any collective bargaining representative, works council or industry trade group;

(vi) each Contract relating to the disposition or acquisition by the Company or any of the Company Subsidiaries of any material business or any material amount of assets (A) with obligations remaining to be performed or material liabilities continuing after the date of this Agreement and (B) involving consideration in excess of $50,000 in the aggregate;

(vii) each Contract pursuant to which the Company or any of the Company Subsidiaries (A) assigns, licenses or grants any right to any Person with respect to any Intellectual Property Rights or Technology (collectively, "Outbound Intellectual Property Contracts") or (B) receives any assignment, license, permission, or grant of any right from any Person with respect to any Intellectual Property Rights or Technology (collectively, "Inbound Intellectual Property Contracts," and together with the Outbound Intellectual Property Contracts, the "Intellectual Property Contracts"), excluding any Contract pursuant to which the Company or any Company Subsidiary receives any license to use any Off-the-Shelf Software or any non-exclusive licenses entered into with customers in the ordinary course of business;

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(viii) the Contributor Agreements;

(ix) each research or development agreement (whether related to singular or joint research and/or development);

(x) each Contract with a third party (other than employees of the Company or a Company Subsidiary) to which the Company or any Company Subsidiary is a party that would reasonably be expected to involve aggregate payments by the Company or such Company Subsidiary during calendar year 2020 or any subsequent twelve-month period of at least $25,000;

(xi) each Contract with a third party to which the Company or any Company Subsidiary is a party that would reasonably be expected to involve aggregate payments to the Company or such Company Subsidiary during calendar year 2020 of at least $50,000;

(xii) any Contract pursuant to which the Company or any Company Subsidiary grants any third party any "most favored nation" or similar most favored customer status, or rights of first or last offer, negotiation or refusal to which the Company or any Company Subsidiary is a party, provided that the Company only has to set forth such Contracts from which it has received revenues in the three years prior to the date of this Agreement;

(xiii) any Contract that requires or otherwise relates to any future capital expenditures by the Company or any of the Company Subsidiaries in excess of $25,000 individually or $50,000 in the aggregate;

(xiv) any Contract between the Company or any Company Subsidiary and a U.S. or Canadian federal, state or provincial Governmental Entity of which the Company has Knowledge, pursuant to which the Company or any Company Subsidiary provides any goods or services;

(xv) any Contract with a third party that provides for indemnification or assumption of liability by the Company or any Company Subsidiary without limit as to aggregate amount but excluding any such Contract with resellers, customers or suppliers;

(xvi) any hedging, swap, derivative or similar Contract; and

(xvii) any Contract that involves any resolution or settlement of any actual or threatened suit, action or proceeding.

Each Contract described in this Section 4.14(b) and each Filed Company Contract, in each case, is referred to herein as a "Material Contract."

(c) Each Material Contract is in full force and effect and a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.  None of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.  As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received any written notice regarding any actual or possible violation or breach of or default under, or intention to cancel or modify to the detriment of the Company or the Company Subsidiaries, any Material Contract.

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4.15 Properties.

(a) Neither the Company nor any Company Subsidiary currently owns, or has ever owned, any real property.

(b) Section 4.15(b) of the Company Disclosure Schedules contains, as of the date of this Agreement, a true and complete list of all real property that is leased, subleased, sub-subleased, or licensed to, or otherwise occupied by, the Company and the Company Subsidiaries, as applicable (such property, the "Leased Real Property"), and sets forth a list of any and all leases, subleases, sub-subleases, licenses, sublicenses, occupancy agreements, rights of first refusal, parking and access rights, rights to expand premises, renewal rights and extension options, easements and purchase options for the use of the Leased Real Property to which the Company or any Company Subsidiary is a party with respect thereto (collectively, including all modifications, amendments, guarantees and indemnities with thereto, the "Real Estate Leases").  The Company and/or one of the Company Subsidiaries, as the case may be, have and own good, valid and subsisting leasehold interests in the Leased Real Property under each Real Estate Lease.  The Company and/or one of the Company Subsidiaries, as the case may be, enjoys quiet, peaceful and undisturbed possession of the Leased Real Property.  True and complete copies of all Real Estate Leases have been made available to Parent.

(c) Each Real Estate Lease (i) is in full force and effect and a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto,; (ii) has not been amended or modified in any respect except as reflected in the modifications, amendments, supplements and side letters thereto made available to Parent; and (iii)  has not been subleased, assigned or licensed in any manner by the Company or any of the applicable Company Subsidiaries.

(d) There is no existing default or event of default by the Company or any of the Company Subsidiaries, or, to the Knowledge of the Company, any other party thereto, under any Real Estate Lease, nor, to the Knowledge of the Company, any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary (as applicable) or any other party thereto. The Company and/or one of the Company Subsidiaries, as the case may be, has paid all rent due and payable under each Real Estate Lease. The Real Estate Leases will not be affected by, nor will be in default as a result of, the completion of the transactions contemplated under this Agreement

(e) The Leased Real Property constitutes all of the real property occupied or otherwise used by the Company and the Company Subsidiaries as of the date hereof.  The Leased Real Property is in good operating condition and in a state of good and working maintenance and repair, ordinary wear and tear excepted, and is adequate and suitable for its current uses and purposes.  There are no physical conditions or defects on any part of the Leased Real Property that would impair or would be reasonably expected to impair the continued operation of the business of the Company and the Company Subsidiaries as presently conducted at such Leased Real Property.

(f) The Company and the Company Subsidiaries have not received any written notice of (i) violations of building codes and/or zoning by-laws or other governmental or regulatory laws affecting the Leased Real Property, (ii) existing, pending or threatened expropriation proceedings affecting the Leased Real Property, or (iii) existing, pending or threatened zoning, building code or other proceedings, or similar matters that would impair or would be reasonably expected to impair the continued operation of the business of the Company and the Company Subsidiaries as presently conducted at such Leased Real Property.

(g) The Company and the Company Subsidiaries have not pledged, mortgaged, or otherwise granted any Liens on their leasehold interests in any Leased Real Property.

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4.16 Intellectual Property Rights.

(a) Section 4.16(a) of the Company Disclosure Schedules sets forth a complete and accurate list, as of the date hereof, of (i) all registrations and applications for registration for (1) Patents, (2) Trademarks, (3) Copyrights, (4) Domain Names, and (5) any other Intellectual Property Rights owned the Company or any Company Subsidiary (collectively, the "Company Intellectual Property Registrations"), specifying in each case as applicable, the title, status, application and registration numbers, jurisdiction and record owner and, if different, the legal owner and beneficial owner, thereof, (ii) any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to the Company Intellectual Property Registrations, (iii) any actions that must be taken within one hundred eighty days after the Closing Date for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Company Intellectual Property Registrations, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates, and (iv) any material unregistered Trademarks and Copyrights owned or purported to be owned by, or exclusively licensed  to or purported to be exclusively licensed to, the Company or any Company Subsidiary.

(b) Section 4.16(b) of the Company Disclosure Schedules set forth a complete and accurate list, as of the date hereof, of all products and service offerings, including Software products, software-as-a-service offerings, applications, and mobile apps, and all Software, excluding Off-the-Shelf Software owned by any other Person, used to provide the same, including (as applicable) the title and most current version and release number thereof, in each case, owned, purported to be owned, made, marketed, distributed, licensed, sold or otherwise provided by or on behalf of the Company or any Company Subsidiary and that the Company or any Company Subsidiary intends to market, sell, distribute or otherwise provide, including any products or service offerings under development, and including any such products or services that form the basis, in whole or in part, of any revenue or business projection publicly disclosed by the Company or any Company Subsidiary, or provided by the Company or any Company Subsidiary in connection with the negotiation of this Agreement (collectively, the "Company Products").

(c) Each item of the Company Intellectual Property Registrations is, as of the date hereof, subsisting and, to the Knowledge of the Company, valid and enforceable and all necessary registration, maintenance and renewal fees currently due in connection with such Company Intellectual Property Registrations have been made and all necessary documents, recordations and certificates in connection therewith have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or foreign jurisdictions, as the case may be, for the purposes of prosecuting, perfecting and maintaining such Company Intellectual Property Registrations in the name of the Company or any Company Subsidiary, as applicable.  Except as set out in Section 4.16(c) of the Company Disclosure Schedules, no issuance or registration obtained and no application filed by the Company or any Company Subsidiary in connection with the Company Intellectual Property Registrations has been cancelled, abandoned, allowed to lapse or not renewed.

(d) The Company or a Company Subsidiary owns or otherwise has the valid and continuing right to use all Intellectual Property Rights and Technology (i) incorporated into, or used in the development, delivery, provision, hosting or distribution of, the Company Products and (ii) used or held for use in the conduct of the business of the Company and the Company Subsidiaries as currently conducted and, to the Knowledge of the Company, as currently contemplated to be conducted (subsections (i) and (ii), collectively, "Company's IP and Technology"), and, to the Knowledge of the Company, will continue to own or otherwise have the valid and continuing right to use Company's IP and Technology.  The Company or a Company Subsidiary is the sole and exclusive owner of, and has good title to, or is the exclusive licensee of, all Company Intellectual Property, in each case free and clear of all Liens other than Permitted Liens.  Without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary has transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Company Intellectual Property, to any other Person.

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(e) Neither the Company nor any Company Subsidiary has (i) except as set out in the Section 4.16(e) of the Company's Disclosure Schedule, permitted any rights in any Company Intellectual Property to lapse or enter the public domain, or (ii) received, since May 1, 2018, any written, or to the Knowledge of the Company, unwritten, charge, complaint, claim, demand, or notice challenging the ownership, validity, or enforceability of any of the Company Intellectual Property.

(f) No Company Intellectual Property is subject to any proceeding or outstanding Order or stipulation or Contract restricting in any material manner, the use, transfer, licensing, or other exploitation thereof by the Company or any Company Subsidiary, or which may materially affect the ownership, validity, use or enforceability of such Company Intellectual Property.

(g) Company's IP and Technology includes all Intellectual Property Rights and Technology necessary and sufficient to enable the Company and the Company Subsidiaries to engage in, and otherwise covering the, conduct of the business of the Company and the Company Subsidiaries as currently conducted and, to the Knowledge of the Company, as currently contemplated to be conducted.

(h) The operation of the businesses of the Company and the Company Subsidiaries as currently conducted does not and, to the Knowledge of the Company, the operation of the businesses of the Company and the Company Subsidiaries as currently contemplated to be conducted will not, infringe, misappropriate, dilute or otherwise violate, and, to the Knowledge of the Company, has not infringed, misappropriated, diluted or otherwise violated any Intellectual Property Right or Technology of any Person, and there is no suit, action or other proceeding pending or, to the Knowledge of the Company, threatened that alleges that the use of Company's IP and Technology by the Company or a Company Subsidiary infringes, misappropriates or otherwise violates any Intellectual Property Rights of any Person.

(i) To the Knowledge of the Company, no Company Intellectual Property is being infringed, misappropriated or otherwise violated by any Person.  No such claims are pending or threatened against any Person by the Company or any Company Subsidiary.

(j) All use and distribution of Company Products  by or through the Company or any Company Subsidiary is in full compliance with all Open Source Licenses applicable thereto, including without limitation all copyright notice, license notice and attribution requirements, and all requirements to offer access to corresponding source code. Neither the Company nor any Company Subsidiary has used Copyleft Materials in a manner that requires any Company Product or Software developed or owned by the Company and the Company Subsidiaries, or any portion thereof, to be subject to any Copyleft License.

(k) Neither the Company nor any of the Company Subsidiaries has (i) disclosed, delivered, or licensed (or has agreed to disclose, deliver, or license) any Company Source Code to any Person that is not an Affiliate, (ii) permitted the disclosure, delivery, or license to any escrow agent or other Persons that are not Affiliates of the Company any Company Source Code, or (iii) any duty or obligation to deliver, license, or make available, any Company Source Code to any escrow agent or other Persons (other than, in each case, disclosure, delivery, or licensing of Company Source Code to employees, consultants, or other service providers of the Company or any Company Subsidiary whose rights to use Company Source Code are limited to use for the benefit of the Company or the Company Subsidiaries and subject to reasonable confidentiality restrictions ("Permitted Source Code Disclosures")). Section 4.16(k) of the Company Disclosure Schedules sets forth a complete and accurate list of all Permitted Source Code Disclosures. The Company Source Code contains customary annotations and programmer's comments, and otherwise has been documented in a professional manner that is both consistent with customary code annotation conventions and standard practices in the software industry. No event has occurred that (with or without notice or lapse of time, or both) has or would reasonably be expected to result in the disclosure, delivery, or license by the Company or any of the Company Subsidiaries of any Company Source Code to any Person that is not an Affiliate of the Company or any of the Company Subsidiaries.

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(l) Each Person (including each employee and vendor of the Company or a Company Subsidiary) (i) that is or was involved in the authorship, invention, creation, conception, development, modification, or improvement of any Intellectual Property Rights or Technology for or on behalf of or in contemplation of the Company or a Company Subsidiary or (ii) from which the Company or a Company Subsidiary has otherwise acquired or purported to acquire ownership of any Intellectual Property Rights or Technology, including all Company Intellectual Property owned or purported to be owned by the Company or a Company Subsidiary (whether or not incorporated into or embodied in any Company Product) (each such Person, a "Contributor"), has entered into a valid and enforceable written agreement (x) sufficient to irrevocably assign to the Company or such Company Subsidiary all right, title and interest that such Contributor may be deemed to have therein, (y) containing a waiver of moral rights to the extent not prohibited under applicable Law, and (z) containing confidentiality provisions protecting all Proprietary Information relating to such Intellectual Property Rights and Technology (the "Contributor Agreements").  Without limiting the foregoing, to the Knowledge of the Company, no Contributor owns, or has any right, claim, interest or option (including the right to further remuneration or consideration) with respect to, any Company Intellectual Property owned or purported to be owned by the Company or a Company Subsidiary.

(m) No government funding or facilities of a university, college, other educational institution or research center or funding from Persons was used in the development of any Company Product or Company Intellectual Property owned or purported to be owned by the Company or a Company Subsidiary. To the Knowledge of the Company, no Contributor has performed services for the government, university, college, or other educational institution or research center during a period of time during which such Contributor was also performing services for the Company or any Company Subsidiary.

(n) The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of any Intellectual Property Contract. Following the Effective Time, Parent will be permitted to exercise all of the Company's and the Company Subsidiaries' rights under Company's IP and Technology and all Intellectual Property Contracts, to the same extent the Company and the Company Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments which the Company or any Company Subsidiary would otherwise be required to pay had such transactions contemplated hereby not occurred.

(o) Neither this Agreement nor the transactions contemplated by this Agreement will result in (i) any Person being granted rights or access to, or the placement in or release from escrow, of any Software source code or other Technology, (ii) Parent or any of its Affiliates granting to any Person any right or license in or to any Intellectual Property Right or Technology, (iii) Parent or any of its Affiliates being bound by, or subject to, any non-compete or other restriction on the operation or scope of its business, or (iv) Parent or any of its Affiliates being obligated to pay any royalties or other amounts to any Person for use of Company's IP and Technology in excess of those payable by Parent prior to the Closing.

(p) All of the Company's and the Company Subsidiaries' IT Systems are in good working order and condition and are sufficient for the purposes for which they are used in and, to the Knowledge of the Company, currently anticipated to be needed to be used in the businesses of the Company and the Company Subsidiaries including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner.  The Company and each of the Company Subsidiaries has established and maintains appropriate disaster recovery plans consistent in all material respects with: (i) customary industry practice in the event of any disaster, emergency or persistent equipment or telecommunications failure affecting the Company and/or any of the Company Subsidiaries or its or their customer(s), (ii) all applicable Laws, (iii) all Material Contracts (including customer contracts), and (iv) all policies of the Company and the Company Subsidiaries relating to IT Systems security. The Company and each of the Company Subsidiaries carries out periodic audits and tests of its disaster recovery plans and is otherwise in compliance with its disaster recovery plans in all material respects.  From and after the Closing Date, the Company and the Company Subsidiaries will have and be permitted to exercise the same rights with respect to the IT Systems as the Company and the Company Subsidiaries would have had and been able to exercise had this Agreement not been entered into and the transactions contemplated hereby not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties, or payments which the Company or any Company Subsidiary would otherwise have been required to pay.

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(q) To the Knowledge of the Company, none of the Company Products or Software products (or any Software therein) used or held for use in the conduct of the business of the Company and the Company Subsidiaries, including IT Systems (collectively, "Company Software"), (i) contain any computer virus, unauthorized disabling or erasing mechanism, worm, unauthorized software lock, drop dead device, Trojan horse, back door, time bomb or similar contaminant, (ii) contain any bug, defect, vulnerability or error that materially and adversely affects the use, functionality, security or performance of the same or any product or system containing or used in conjunction with the Company Software, (iii) fail to comply with any applicable warranty or other contractual commitment relating to the use, functionality, security or performance of the same or any product or system containing or used in conjunction with the Company Software, or (iv) perform any the following functions without the knowledge of the owner or user of a computer system or device on or with which the Company Software is operating, including any Company or Company Subsidiary customer: (1) sends information of a user to another Person without the user's consent or collects Personal Data stored on the computer system or device without the user's knowledge or consent; (2) interferes with the owner's or an authorized user's control of the computer system or device; (3) changes or interferes with settings, preferences, or commands already installed or stored on the computer system or device other than such changes as may be performed in direct relation to the intended functionality of such Company Software; (4) changes or interferes with data that is stored, accessed or accessible on any computer system or device in a manner that obstructs, interrupts or interferes with lawful access to or use of that data by the owner or an authorized user of the computer system or device; (5) causes the computer system or device to communicate with another computer system or device, other than such communication as may be performed in direct relation to the intended functionality of such Company Software; (6) installs a computer program that may be activated by a Person other than the owner or an authorized user of the computer system or device; (7) records a user's actions without the user's knowledge; or (8) employs a user's Internet connection without the user's knowledge to gather or transmit information regarding the user or the user's behavior, other than such gathering and transmission as may be performed in direct relation to the intended functionality of such Company Software.

(r) (i) The Company and the Company Subsidiaries have been, since May 1, 2018, in material compliance with all applicable Laws, all applicable contractual obligations and all policies of the Company and the Company Subsidiaries relating to privacy, data protection, and the collection, use and disclosure of Personal Data processed by the Company and the Company Subsidiaries, (ii) the Company and the Company Subsidiaries maintain commercially reasonable policies, procedures, training and auditing practices, security measures and data recovery measures with respect to the physical and electronic security and privacy of Personal Data, (iii) there has been no unauthorized collection, access to, use, exfiltration, destruction, loss, alteration, damage, disclosure or theft of any Personal Data processed by the Company or any of the Company Subsidiaries nor any material breach, disruption or misuse of IT Systems, (iv) the Company and the Company Subsidiaries have not received any request for Personal Data or any written notice, complaint or claim alleging a violation of any Privacy Law, contractual obligations relating to privacy or Personal Data or any policy of the Company or any of the Company Subsidiaries relating to privacy or Personal Data,(v) none of the information contained in any policy relating to privacy, data protection, and the collection, use and disclosure of Personal Data processed by the Company and the Company Subsidiaries is inaccurate, misleading, deceptive or in violation of any Privacy Law, and (vi) the Company and the Company Subsidiaries have obtained written contracts from all third-party service providers to whom the Company and the Company Subsidiaries have provided or disclosed Personal Data that satisfy all applicable Privacy Law requirements, and bind the third-party service providers to at least the same restrictions and conditions that apply to the Company and the Company Subsidiaries with respect to such Personal Data. Neither (i) the execution, delivery or performance of this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement will result in a violation of any applicable Privacy Law or privacy policy.

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(s) The Company and the Company Subsidiaries have implemented reasonable measures to maintain the confidentiality of their trade secrets and other Proprietary Information that the Company and the Company Subsidiaries intend to maintain as trade secrets or confidential information, and any trade secrets or other Proprietary Information of a Person provided to the Company or any Company Subsidiary under an obligation of confidentiality.  Without limiting the foregoing, the Company and the Company Subsidiaries have required each of their respective employees and contractors to execute a proprietary information/confidentiality agreement in the Company's and the Company Subsidiaries' standard form as provided to Parent and all current and former employees and contractors of the Company and the Company Subsidiaries and  have executed such an agreement.  There has not been any intentional, or to the Knowledge of the Company, unintentional disclosure or other release of any trade secrets or other Proprietary Information of the Company and the Company Subsidiaries to any third party in a manner that has resulted or is likely to result in the loss of trade secret or rights in and to such information that the Company and the Company Subsidiaries intend to maintain as trade secrets.

4.17 Labor Matters.  None of the Company or the Company Subsidiaries is party to any collective bargaining or works council agreement (each a "Collective Agreement") covering any of its employees.  With respect to employees of the Company or any Company Subsidiary: (a) there are no labor-related strikes, walkouts, lockouts, unfair labor practices charges, or other material work stoppages pending or, to the Knowledge of the Company, threatened; and (b) no labor union or group of employees has made a presently pending written demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.  The Company and the Company Subsidiaries are in material compliance with all applicable Laws respecting labor and employment, fair employment practices, terms and conditions of employment, applicant and employee background checking, immigration, workers' compensation, occupational safety and health requirements, plant closings, wages and hours, worker classification, withholding of Taxes, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues, affirmative action and unemployment insurance and related matters.  Since May 1, 2018, there have not been any litigation matters or administrative charges filed or pending or, to the Knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary, in each case, involving allegations of discrimination, harassment, wrongful termination, or similar claims.  None of the Company or the Company Subsidiaries has, since May 1, 2018, entered into a settlement agreement with a current or former officer, director or employee of the Company or any Company Subsidiary resolving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any Company Subsidiary at the level of Vice President or above, and there are no, and since May 1, 2018, there have not been any litigations or administrative charges filed or pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, in each case, involving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any Company Subsidiary at the level of Vice President or above. Schedule 4.17 of the Company Disclosure Schedules lists all severance and similar agreements to which the Company or any of the Company Subsidiaries are a party and that describes the terms of severance.

4.18 Environmental Matters.  The Company and the Company Subsidiaries are in material compliance with all applicable Environmental Laws, which compliance has included obtaining, maintaining and complying with any Permits required under all Environmental Law necessary to operate its business.  The Company and the Company Subsidiaries hold and comply in all material respects with all Environmental Permits necessary for the conduct of their respective businesses as currently conducted.  As of the date hereof, neither the Company nor any of the Company Subsidiaries has received any written notice of, or is the subject of, or to the Knowledge of the Company, is the subject of or threatened with, any claim or proceeding alleging non-compliance by the Company or such Company Subsidiary with any applicable Environmental Law or alleging liability of the Company or such Company Subsidiary under any Environmental Law.  To the Company's Knowledge, there has been no Release or presence of or exposure to any Hazardous Substance that would reasonably be expected to result in liability or a requirement for investigation, notification or remediation by the Company or any of the Company Subsidiaries under any Environmental Law.  Neither the Company nor any of its Subsidiaries has received notice of potential responsibility or liability relating to any waste generated by the Company or the Company Subsidiaries arising under or relating to any Environmental Law or any Hazardous Substance.  The Company has delivered to, or has otherwise made available for inspection by Parent, all material investigation reports, studies, audits, test results or similar documents in the possession, control or custody of the Company or any of its Subsidiaries relating to environmental, health or safety matters or Hazardous Substances.

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4.19 Anti-Takeover Provisions.

(a) No further action is required by the Company Board or any committee thereof or the stockholders of the Company to render inapplicable all business combination, anti-takeover and similar Laws as they relates to the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

(b) There is no other state or provincial anti-takeover statute or regulation, any takeover-related provision in the Company Charter or the Company Bylaws, or any stockholder rights plan or similar agreement applicable to Parent, this Agreement or the Merger that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger on the terms set forth herein, or otherwise impose adverse consequences upon Parent upon the Company's execution of this Agreement or consummation of the transactions contemplated hereby.

4.20 Insurance.  The Company and the Company Subsidiaries maintain insurance policies in such amounts and against such risks as the management of the Company and the Company Subsidiaries has determined to be prudent in accordance with industry practices or as required by applicable Law.  The Company and the Company Subsidiaries have paid, or caused to be paid, all premiums due under such policies and have not received written notice that they are in default with respect to any obligations under such policies.  Neither the Company nor any Company Subsidiary has received any written notice of cancellation or termination with respect to any existing insurance policy that is held by, or for the benefit of, the Company or any Company Subsidiary.  There are no material claims by the Company or any Company Subsidiary pending as of the date of this Agreement under any insurance policy as to which coverage has been denied or disputed or, to the Knowledge of the Company, threatened to be denied or disputed.

4.21 Anti-Corruption Laws.  Since May 1, 2018, the Company and its Company Subsidiaries, and or any of their respective officers, directors or employees acting on behalf of the Company or any of its Subsidiaries, are and have been in compliance with the U.S. Foreign Corrupt Practices Act, the Corruption of Foreign Public Officials Act (Canada) and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) relating to foreign corrupt practices, or any applicable Law of similar effect, and in material compliance with all applicable Anti-Corruption Laws, and to the Knowledge of the Company and there are no allegations otherwise.  The Company and the Company Subsidiaries have established, implemented and continue to maintain internal controls and procedures reasonably designed to ensure material compliance with Anti-Corruption Laws, including controls and procedures designed to ensure that the employees and agents of the Company or any of the Company Subsidiaries do not make payments in violation of Anti-Corruption Laws.

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4.22 International Trade Compliance.

(a) Since May 1, 2018, the Company and the Company Subsidiaries are and have been in material compliance with, and have not engaged in any conduct that would reasonably be expected to be sanctionable under, all applicable Sanctions Laws, and there are not now, nor have there been since May 1, 2018, any formal or informal proceedings, allegations, or inquiries pending, expected or, to the Knowledge of the Company, threatened against the Company, any of the Company Subsidiaries concerning violations or potential violations of, or conduct sanctionable under any applicable Sanctions Law.

(b) None of the Company, the Company Subsidiaries or Company Board members, officers or directors of the Company or the Company Subsidiaries, is a Sanctioned Person.  To the Knowledge of the Company, no Sanctioned Person or group of Sanctioned Persons beneficially owns more than 5% of the Company.

(c) Neither the Company nor any of the Company Subsidiaries (i) is engaging in any transactions or other activity, directly or, to the Knowledge of the Company, indirectly, with any Sanctioned Person or any Person located, organized or resident in a Sanctioned Country nor (ii) since May 1, 2018, has exported, reexported, or retransferred any article, item, component, software, technology, service or technical data or taken any other act in material violation of any applicable export control Laws, including the U.S. International Traffic in Arms Regulations and the U.S. Export Administration Regulations.

4.23 Material Customers and Suppliers.  Section 4.23 of the Company Disclosure Schedules sets forth a correct and complete list, as of the date of this Agreement, of (a) the top twenty third-party suppliers and service providers (by spend) of the Company and the Company Subsidiaries, taken as a whole, for the twelve-month period ended on April 30, 2020 (each, a "Major Supplier") and the amount of consideration paid to each Major Supplier by the Company and the Company Subsidiaries during such period and (b) the top twenty (by revenue) customers of the Company and the Company Subsidiaries, taken as a whole, for the twelve-month period ended on April 30, 2020 (each a "Major Customer") and the amount of consideration paid to the Company and the Company Subsidiaries by each Major Customer during such period.  Except as set forth in Section 4.23 of the Company Disclosure Schedules, (i) there has been no material dispute with any Major Customer, Major Supplier or material customer of a Major Customer that is a reseller, (ii) there has been no termination or material modification (including any material price reduction or increase, as applicable, or failure to renew) of the business relationship between the Company and the Company Subsidiaries and any Major Customer, Major Supplier or material customer of a Major Customer that is a reseller, and (iii) the Company and the Company Subsidiaries have not received written notice from any Major Customer or Major Supplier, and no Major Customer that is a reseller, to the Company's Knowledge, has received written notice from any material customer of such Major Customer, in each case, to the effect that any such Major Customer, Major Supplier or material customer of such Major Customer that is a reseller will materially and negatively alter its relationship with the Company or any of the Company Subsidiaries or a Major Customer that is a reseller, as applicable, or will otherwise materially change its pricing terms, which when taken in the aggregate would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

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4.24 Interested Party Transactions.  Since January 31, 2020, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.  Except as disclosed in the Company SEDAR Documents and Company SEC Documents, there are no Contracts or other transactions currently in place between the Company or any of its Company Subsidiaries, on the one hand, and: (i) any officer or director of the Company or any of its Company Subsidiaries; (ii) any holder of record or beneficial owner of 10% or more of the Company Capital Stock; and (iii) any affiliate or associate of any such officer, director, holder of record or beneficial owner, on the other hand. The Company does not have any agreement, arrangement or understanding (whether written or oral) with any: (i) shareholder of Parent; (ii) interested party of Parent; (iii) related party of any interested party of Parent; or (iv) any joint actor with any such persons, (and for this purpose, the terms "interested party", "related party" and "joint actor" shall each have the meaning ascribed to such terms in MI 61-101), in respect of Parent or any of its securities, businesses or operations.

4.25 Brokers' Fees and Expenses.  No broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates, other than Evans and Evans Inc.

4.26 Collateral Benefit.  Schedule 4.26 of the Company Disclosure Schedules lists all "collateral benefits" (within the meaning of MI 61-101) entitled to be received by related parties (within the meaning of MI 61-101) of the Company as a consequence of the Merger and the transactions herein.

4.27 Use of Short Form Prospectus.  The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 - Short Form Prospectus Distributions of the Canadian Securities Administrators.

4.28 Investment Canada Act.  Neither the Company nor any Company Subsidiary has engaged in any of the following activities as set out in the definition of "cultural business" contained in subsection 14.1(6) of the Investment Canada Act, as part of or in connection with a Canadian business: (a) the publication, distribution or sale of books, magazines, periodicals or newspapers in print or machine readable form, other than the sole activity of printing or typesetting of books, magazines, periodicals or newspaper; (b) the production, distribution, sale or exhibition of film or video recordings; (c) the production, distribution, sale or exhibition of audio or video music recordings; (d) the publication, distribution or sale of music in print or machine readable form; or (e) radio communication in which the transmissions are intended for direct reception by the general public, any radio, television and cable television broadcasting undertakings and any satellite programming and broadcast network services.

4.29 Competition Act.  Neither the book value of the Company and the Company Subsidiaries' assets in Canada, nor the annual gross revenues from sales in or from Canada generated by those assets, exceeded C$96 million, as determined in accordance with the Competition Act and the Notifiable Transactions Regulations thereunder.

4.30 Indebtedness.  Neither the Company nor any Company Subsidiary has any Indebtedness.

5. Covenants Relating to Conduct of Business

5.1 Conduct of Business by the Company.  Except (i) as set forth in Section 5.1 of the Company Disclosure Schedules; (ii) as expressly required by this Agreement; (iii) as required by applicable Law; or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) from the date of this Agreement to the Effective Time, (A) the Company shall, and shall cause each Company Subsidiary to, (1) conduct the business of the Company and each Company Subsidiary in the ordinary course of business consistent with past practice and (2) use commercially reasonable efforts to ensure that it preserves intact in all material respects its current business organization, assets and technology, keeps available the services of the employees of the Company and each Company Subsidiary (each, a "Company Employee") in all material respects and maintains its relations and goodwill with material customers, suppliers, landlords, and other Persons having material business relationships with the Company in all material respects, (B) the Company shall, and shall cause each Company Subsidiary to, exercise its and their best efforts to incur only those attorneys, accountants, actuaries, consultants, experts and other professionals costs and expenses that are reasonably necessary to consummate the transactions contemplated by this Agreement and to conduct the business of the Company and each Company Subsidiary in the ordinary course of business consistent with past practices and (C) the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

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(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries; (ii) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities; or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (A) the payment of the exercise price of Company Stock Options with Company Common Stock (including in connection with "net exercises"), (B) required tax withholding in connection with the exercise, vesting and settlement of Company Stock Awards and other awards pursuant to the Company Stock Plans, (C) forfeitures of Company Stock Awards, or (D) transactions solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries;

(b) issue, deliver, sell, grant, pledge or otherwise subject to any Lien (other than Liens imposed by applicable securities Laws): (i) any shares of capital stock or other equity interests or voting securities of the Company or any Company Subsidiary other than (A) the issuance of Company Common Stock (1) upon the due exercise, vesting or settlement of Company Stock Awards issued pursuant to the Company Stock Plans, in each case outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time, or (2) prior the Final Offering, pursuant to the Company ESPP, or (B) transactions solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries; (ii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (iii) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; or (iv) any Company Stock Awards or other rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Capital Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary;

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(c) (i) amend the Company Charter or the Company Bylaws; (ii) amend the charter or organizational documents of any Company Subsidiary, or (iii) amend any term of any securities in the Company or any of its Subsidiaries, except, in the case of each of the foregoing clauses (i) and (ii), as may be required by Law or the rules and regulations of NASDAQ;

(d) create any Company Subsidiary;

(e) make or adopt any material change in its accounting methods, principles or practices, except as may be required by a change in GAAP or Law;

(f) directly or indirectly acquire, dispose of, sell, assign or abandon or agree to acquire, dispose of, sell, assign or abandon in any transaction any equity interest in or business or material assets of any Person or division thereof, except acquisitions or dispositions with respect to transactions solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries;

(g) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any Lien (other than Permitted Liens), or otherwise dispose of any material properties or assets or any material interests therein other than: (i) pursuant to Contracts in existence on the date of this Agreement; or (ii) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;

(h) incur any Indebtedness, except that the Company shall be entitled to incur up to $100,000 in Indebtedness in April 2021 and the Company shall be entitled to incur up to $100,000 in Indebtedness in May 2021;

(i) except as required by the express terms of any Company Benefit Plan or Collective Agreement, in each case as in effect on the date hereof, (i) establish, adopt, amend or terminate any Company Benefit Plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, other than any such amendments to existing Company Benefit Plans that do not materially increase the annual cost to the Company of maintaining such Company Benefit Plan; provided that no such amendment shall include or increase any severance or equity payments; (ii) increase in any manner the compensation (including severance, change in control, management exit and retention compensation) of any current or former employees of the Company or its Subsidiaries, other than base salary increases for employees in connection with the Company's merit review process, provided that such merit review process is done in the ordinary course of business and at a time and manner consistent with the Company's past practices, and the aggregate amount of the increases does not exceed $50,000; (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation (whether cash, equity or equity-based), including any transaction-related bonuses, other than bonuses or incentive compensation paid under compensation plans prior to the date of this Agreement; or (iv/) accelerate the time of vesting or payment of any award under any Company Benefit Plan or otherwise;

(j) change the payment terms with any customer or supplier, including accelerating accounts receivable terms or invoices, or pre-selling transactions at a discount;

(k) (i) hire any employee or engage any individual; or (ii) terminate the employment of any such employee other than for cause;

(l) except as permitted by Section 2.3(b) or Section 6.7, settle or compromise any litigation or claims or release, dismiss or otherwise dispose of or make any payment with respect to any claim, liability, obligation or arbitration, now existing or arising after the date of this Agreement;

(m) encumber, convey title (in whole or in part), license or make a similar grant under any material Company Intellectual Property Rights owned by or exclusively licensed to the Company or any Company Subsidiary, other than non-exclusive licenses to customers in the ordinary course of business consistent with past practice;

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(n) take any action or fail to take any action, if such action or failure to take such action would reasonably be likely to result in the loss, lapse, abandonment, invalidity or unenforceability of any Company Intellectual Property, except for Company Intellectual Property which, in the reasonable judgment of the Company or a Company Subsidiary is determined to not be material to its business, consistent with past practice;

(o) other than as required by applicable Law or GAAP or in the ordinary course of business, make, change or revoke any material election with respect to Taxes or any election pursuant to Section 7701 of the Code and the Treasury Regulations thereunder, file any material amended Tax Return, change any material accounting method for Taxes, settle or compromise any material Tax liability, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

(p) incur any individual capital expenditure in excess of $25,000;

(q) materially amend, modify, renew or terminate any Real Estate Lease or enter into any new material lease, sublease, license or other agreement for the use or occupancy of any real property;

(r) enter into a new line of business or abandon or discontinue any existing line of business;

(s) enter into, amend, accelerate, cancel, fail to exercise an expiring renewal option, grant a material waiver under or modify in any material respect, terminate or transfer to any Person other than a Company Subsidiary any Material Contract or any contract that would constitute a Material Contract if in effect as of the date of this Agreement;

(t) adopt a plan of agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or file a petition in bankruptcy under any provisions of applicable bankruptcy law on its behalf, or consent to the filing of any bankruptcy petition against it under any similar applicable Law;

(u) make or forgive any loan to any other Person (other than (i) the advancement of expenses to its employees in connection with the performance of their duties in the ordinary course of business consistent with past practice or (ii) to any wholly-owned Subsidiary in the ordinary course of business consistent with part practice);

(v) enter into a transaction with any stockholder of record or beneficial stockholder, director or executive officer of the Company or the Company Subsidiaries or any affiliate or associate of any such officer, director, holder of record or beneficial owner; or

(w) enter into any binding commitment to take any of the foregoing actions.

5.2 No Control.  Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or any Company Subsidiaries' operations prior to the Effective Time.  Prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

5.3 No Solicitation by the Company; Company Recommendation

(a) Except as expressly permitted by this Section 5.3, the Company shall, and shall cause each of the Company Subsidiaries (and shall instruct its and their respective directors, officers, managers, employees, consultants, legal counsel, financial advisors and agents and other representatives (collectively, "Representatives")) to: (i) following execution of this Agreement, immediately cease any existing solicitations, discussions or negotiations with any Persons that may be ongoing with respect to any inquiry, proposal, discussion, offer or request that constitutes or could reasonably be expected to lead to, or result in, an Alternative Proposal (an "Inquiry"); (ii) (A) as promptly as reasonably practicable (and in any event within four Business Days) following the date hereof, request the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all confidential information previously furnished to any Person (other than Parent) that has, within the six-month period prior to the date of this Agreement, made or indicated an intention to make an Inquiry and (B) enforce the provisions of any existing confidentiality or non-disclosure agreement entered into with respect to any Inquiry; (iii) until such time as this Agreement is validly terminated pursuant to and in accordance with Section 8, subject to the other provisions of this Section 5.3, not, directly or indirectly, (A) solicit, initiate, knowingly encourage or facilitate the submission of any Inquiry or an Alternative Proposal, (B) furnish non-public information to or afford access to the business, employees, officers, contracts, properties, assets, books and records of the Company and the Company Subsidiaries to any Person in connection with an Inquiry or an Alternative Proposal or (C) enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to an Inquiry or an Alternative Proposal; and (iv) until this Agreement is validly terminated pursuant to and in accordance with Section 8, subject to the other provisions of this Section 5.3, not, directly or indirectly, (A) approve, agree to, accept, endorse, recommend or submit to a vote of its stockholders any Alternative Proposal, (B) fail to make, or withdraw, qualify, modify or amend, in a manner adverse to Parent and Merger Sub, the Company Recommendation (or recommend an Alternative Proposal), (C) take any action to exempt any Person from business combination, anti-takeover and similar Laws, (D) make any public statement, filing or release inconsistent with the Company Recommendation, (E) fail to publicly reaffirm the Company Recommendation within three Business Days after Parent so requests in writing, (F) approve, adopt or recommend any Alternative Proposal, or propose publicly to approve, adopt or recommend, any Alternative Proposal, (any of the foregoing clauses (A) through (F) in this subsection (iv), an "Adverse Recommendation Change"), or (G) enter into any letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other similar Contract relating to or providing for any Alternative Proposal or a potential Alternative Proposal or requiring, or reasonably expected to cause, the Company to abandon, terminate, materially delay or fail to consummate, or that would otherwise materially impede or interfere with, the Merger or any of the other transactions contemplated hereby.  It is agreed that any Willful Breach of the restrictions set forth in this Section 5.3(a) by any Affiliate of the Company or any Representative of the Company or any of its Affiliates shall be deemed a Willful Breach of this Agreement by the Company.

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(b) Notwithstanding anything to the contrary in Section 5.3(a), if at any time following the date hereof and prior to the earlier of the time the Company Stockholder Approval is obtained and the date, if any, on which this Agreement is validly terminated pursuant to and in accordance with Section 8, the Company or any Company Subsidiary or any of their respective Representatives receives a bona fide unsolicited written Alternative Proposal (which Alternative Proposal did not result from a material breach of this Section 5.3) by any Person, the Company and its Representatives may, if the Company Board and the Committee has determined in good faith (after consultation with its financial and/or outside legal advisors) that such Alternative Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable Law: (i) furnish non-public information to and afford access to the business, employees, officers, contracts, properties, assets, books and records of the Company and the Company Subsidiaries to the Person who made such Alternative Proposal and such Person's Representatives pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (provided that the Company has previously furnished, made available or provided access to Parent to any such non-public information or substantially concurrently (and in any event within twenty-four hours thereafter) does so); and (ii) enter into or otherwise participate in any discussions or negotiations with any Person regarding such Alternative Proposal.

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(c) Reasonably promptly (but in no event more than twenty-four hours) following receipt of any Alternative Proposal from and after the date of this Agreement, the Company shall advise Parent of the receipt of such Alternative Proposal, and the terms and conditions of such Alternative Proposal (including, in each case, the identity of the Person making any such Alternative Proposal), and the Company shall as reasonably promptly as practicable provide to Parent: (i) a copy of such Alternative Proposal, if in writing;; or (ii) a written summary of the material terms of such Alternative Proposal, if oral.  In addition, the Company shall keep Parent reasonably informed in all material respects on a reasonably current basis of the status and material terms (including material amendments or proposed material amendments to) of such Alternative Proposal.

(d) Notwithstanding anything herein to the contrary, at any time prior to the earlier of the time the Company Stockholder Approval is obtained and the date, if any, on which this Agreement is validly terminated pursuant to and in accordance with Section 8, (1) if (x) the Company receives a bona fide unsolicited written Alternative Proposal (which Alternative Proposal did not result from a material breach of this Section 5.3) that the Company Board and the Committee determines in good faith, after consultation with its financial and/or outside legal advisors, constitutes a Superior Proposal and (y) the Company determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable Law, then the Company Board may make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(d) to enter into a definitive agreement with respect to such Superior Proposal; and (2) if in response to material events, changes or developments in circumstances, unrelated to an Alternative Proposal, that were not known to or reasonably foreseeable by the Company Board and the Committee as of or prior to the date hereof, the Company Board and the Committee have determined in good faith, after consultation with its financial and/or outside legal advisors, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable Law, then the Company Board and the Committee may make an Adverse Recommendation Change; provided, that the Company Board and the Committee may not make an Adverse Recommendation Change or terminate this Agreement pursuant to this Section 5.3(d) unless:

(i) the Company shall have first provided prior written notice to Parent (which notice shall not constitute an Adverse Recommendation Change or termination of this Agreement), at least four Business Days in advance (the "Notice Period"), of the Company's intention to take any action permitted under this Section 5.3(d), which notice shall, if applicable, specify the reasons for the proposed Adverse Recommendation Change and, if applicable, the material terms and conditions of any Superior Proposal (including the identity of the Person making such Superior Proposal) and, if applicable, provide a copy of the relevant proposed transaction agreement; and

(ii) prior to making an Adverse Recommendation Change and/or terminating this Agreement to enter into a definitive agreement with respect to a Superior Proposal, the Company shall, and shall use reasonable best efforts to cause its Representatives to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that, (A) in the case of Section 5.3(d)(1), such Alternative Proposal ceases to constitute a Superior Proposal and (B) in the case of Section 5.3(d)(1) or Section 5.3(d)(2), the Company Board and the Committee determine in good faith, after consultation with outside counsel, that the failure to take such action would not be inconsistent with the directors' exercise of their fiduciary duties under applicable Law.  In the event of any material revisions to an Alternative Proposal constituting a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d) with respect to such new written notice, except that references to the four Business Day period above shall be deemed to be references to a two Business Day period.

For the avoidance of doubt, if Parent, within four Business Days (or two Business Days, in the event of a new written notice following material revisions to a Superior Proposal) following its receipt of a Superior Proposal notice makes an offer that, as determined in good faith by the Company Board and the Committee (after consultation with its financial and/or outside legal advisors), results in the applicable Alternative Proposal no longer being a Superior Proposal, then the Company shall have no right to terminate this Agreement pursuant to Section 8.1(d) as a result of such Alternative Proposal.

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(e) Nothing contained in this Agreement shall prevent the Company or the Company Board from making any disclosure to the Company's stockholders required (after consultation with outside legal advisors) under applicable Law; provided, that this Section 5.3(e) shall not permit the Company or the Company Board to make an Adverse Recommendation Change except as expressly set forth in this Section 5.3.

(f) For purposes of this Agreement:

(i) "Alternative Proposal" means any bona fide proposal or offer (whether in writing) with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company and a third party (including any "group" as defined pursuant to Section 13(d) of the Exchange Act); (B) sale, contribution or other disposition directly or indirectly of any business or assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole; (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or "group" of Persons (as defined in Section 13(d)(3) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; (D) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any "group" which beneficially owns or has the right to acquire beneficial ownership of, securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; or (E) any combination of the foregoing (in each case, other than the Merger or the other transactions contemplated by this Agreement).

(ii) "Superior Proposal" means any bona fide written proposal or offer with respect to an Alternative Proposal (with all percentages in the definition of Alternative Proposal increased to 100%) made by a Person or "group", on terms which the Company Board and the Committee determine in its good faith (after consultation with its financial and outside legal advisors) to be more favorable to the holders of Company Common Stock (solely in their capacity as such) from a financial point of view than the Merger, taking into account all the terms and conditions of such proposal and this Agreement and taking into account all other financial, legal, regulatory and other aspects of such Alternative Proposal that the Company Board and the Committee consider in good faith to be appropriate (including the conditionality, and the timing and likelihood of consummation of such proposal).

(iii) "Acceptable Confidentiality Agreement" means a confidentiality agreement containing terms that are not materially less restrictive of, and not materially more favorable to, a third party or "group" that is a party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement are to Parent and its Affiliates and Representatives, including with respect to standstill provisions; provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of this Section 5.3.

6. Additional Agreements

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6.1 Proxy Statement.  As promptly as practicable, and in no event later than twenty days after the execution and delivery of this Agreement, the Company shall prepare and cause to be filed with the SEC the preliminary proxy statement (the "Preliminary Proxy Statement") to be sent to the stockholders of the Company relating to the Company Stockholder Meeting.  Upon receipt by the Company from the SEC that the SEC has no comments on the Preliminary Proxy Statement, that the SEC has no further comments on the Preliminary Proxy Statement or the review period by the SEC expires without comment, the Company will file the definitive proxy statement (the "Proxy Statement") with the SEC and the Canadian Securities Authorities.  The Company shall give Parent the opportunity to review and comment on the Proxy Statement and the Company shall consider Parent's reasonable comments with respect to the same.  The Company will cause the Proxy Statement to be mailed to the stockholders of the Company as of the record date (determined in accordance with Section 6.2).  Without limiting the generality of the foregoing, each of the Company and Parent shall, and shall instruct their respective Representatives to, reasonably cooperate with the other party hereto and its respective Representatives in the preparation of the Proxy Statement, and shall furnish the other party hereto with all information concerning it and its Affiliates as the other party hereto may deem reasonably necessary or advisable in connection with the preparation and filing of the Proxy Statement.  The Proxy Statement shall include the Company Recommendation, and a copy or detailed description of the Fairness Opinion and shall state that the Committee has received the Fairness Opinion.  The Company shall also use commercially reasonable efforts to obtain any necessary consents from Evans and Evans, its auditors and any other person required under Canadian Securities Laws to the use of any financial or technical information required to be included in the Proxy Statement.  No amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without the prior review and approval of Parent and the Company (which approval shall not be unreasonably withheld, conditioned or delayed), except to the extent any disclosure contained therein relates to an Adverse Recommendation Change.  The Company shall cause the Proxy Statement to comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and Canadian Securities Laws, and shall provide stockholders of the Company with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Company Stockholder Meeting.  The information supplied or to be supplied by either party hereto for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither party makes any such covenant with respect to information supplied by the other party.  Without limiting the generality of the foregoing, prior to the Effective Time, the Company and Parent shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Proxy Statement so that any such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and as promptly as practicable thereafter, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and the Canadian Securities Authorities and, to the extent required by applicable Law, the SEC or the Canadian Securities Authorities, disseminated to the stockholders of the Company.  The Company and Parent shall each notify the other as promptly as practicable after the receipt by such party of any written or oral comments of the SEC, the Canadian Securities Authorities or its their staff on, or of any written or oral request by the SEC, and the Canadian Securities Authorities or its their staff for amendments or supplements to, the Proxy Statement, and shall promptly supply the other with copies of all correspondence between it or any of its Representatives and the SEC and the Canadian Securities Authorities or its their staff with respect to any of the foregoing filings.  The Company shall make any other necessary filings with respect to the Merger under the Securities Act,  and the Exchange Act, and applicable Canadian Securities Laws and the rules and regulations thereunder and shall use reasonable best efforts to ensure that such filings after the date of this Agreement and prior to the Closing Date (and, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) will not contain any untrue statement of a material fact or omit (or will have omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither party makes any such covenant with respect to information supplied by the other party.

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6.2 Company Stockholder Meeting.  Subject to applicable Law, the rules and regulations of NASDAQ and TSX, the Company Charter and the Company Bylaws, the Company shall establish a record date (with prior consultation with Parent) for, call, give notice of, convene and hold the Company Stockholder Meeting no later than sixty days from the earlier of receipt by the Company from the SEC that the SEC has no comments on the Preliminary Proxy Statement, that the SEC has no further comments on the Preliminary Proxy Statement or the review period by the SEC with respect to the Preliminary Proxy Statement expires without comment.  Notwithstanding the foregoing, (a) if, on or before the date on which the Company Stockholder Meeting is scheduled or upon the opening of the Company Stockholder Meeting, the Company reasonably believes that, (i) there are insufficient Company Shares necessary to conduct business at the Company Stockholder Meeting or there is not a quorum present, or (ii) the Company has not received proxies representing a sufficient number of Company Shares to obtain the Company Stockholder Approval, the Company may open and immediately adjourn the Company Stockholder Meeting to a later date (in accordance with the Company Charter and the Company Bylaws and applicable Law); provided that in no event shall the Company adjourn the Company Stockholder Meeting pursuant to this Section 6.2 for more than fifteen days later than the most recently adjourned meeting or to a date more than thirty days after the original date of the Company Stockholder Meeting or, without consent of Parent, to a date that is on or after the End Date, (b) the Company may open and immediately adjourn (in accordance with the Company Charter and the Company Bylaws and applicable Law) the Company Stockholder Meeting to the extent (and only to the extent) the Company determines in good faith that such adjournment is required by applicable Law, including to comply with comments made by the SEC with respect to the Proxy Statement, and that such adjournment would not breach the Company Charter, the Company Bylaws or applicable Law; (c) the Company may open and immediately adjourn (in accordance with the Company Charter and the Company Bylaws and applicable Law) the Company Stockholder Meeting to ensure that any supplement or amendment to the Proxy Statement required under applicable Law is timely provided to the stockholders of the Company within a reasonable amount of time, in the good faith judgment of the Company (after consultation with its outside legal counsel), in advance of the Stockholder Meeting, and/or (d) the Company may open and immediately adjourn (in accordance with the Company Charter and the Company Bylaws and applicable Law) the Company Stockholder Meeting to the extent (and only to the extent) that Parent provides its prior written consent or Parent requests such an extension.  The Company shall solicit from stockholders of the Company proxies in favor of the adoption of this Agreement in accordance with the NRS and shall use its best efforts to secure the Company Stockholder Approval at the Company Stockholder Meeting.  The Company shall keep Parent promptly informed regarding its solicitation efforts and proxy tallies following the mailing of the Proxy Statement, including by allowing Parent and its Representatives to participate in meetings and discussions with the Company and any proxy solicitor retained by the Company and, if applicable, by directing such proxy solicitor to provide regular reports to Parent.  Once the Company has established a record date for the Company Stockholder Meeting, the Company will not change such record date or establish a different record date without the prior written consent of Parent.  Without the prior written consent of Parent, the approval of this Agreement will be the only matter (other than related procedural matters) that the Company will propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting.

6.3 Access to Information; Confidentiality; Cooperation.

(a) Subject to applicable Law, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and to the Representatives of Parent reasonable access during normal business hours, upon reasonable advance notice, during the period prior to the Effective Time, to all their respective properties, books and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish reasonably promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request for any reasonable business purpose related to the consummation of the transactions contemplated by this Agreement (in each case, in a manner so as to not interfere in any material respect with the normal business operations of the Company or any Company Subsidiary); provided, however, that the Company shall not be required to permit such access or make such disclosure, to the extent it determines, after consultation with outside counsel, that such disclosure or access would (i) violate the terms of any confidentiality agreement or other Contract with a third party (provided that the Company shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure); (ii) result in the loss of any attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); or (iii) violate any applicable Law (provided that the Company shall use its reasonable best efforts to provide such access or make such disclosure in a manner that does not violate Law).  Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 6.3 to the extent such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties.  All information exchanged pursuant to this Section 6.3 shall be subject to the Mutual Non-Disclosure Agreement, dated June 12, 2019 between Parent and the Company (the "Confidentiality Agreement").

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(b) Without limiting the generality of Section 6.3(a), during the period from the date until the date, if any, on which this Agreement is validly terminated pursuant to and in accordance with Section 8, the Company agrees to, and to cause the Company Subsidiaries to, subject to applicable Law and Section 6.3(a) (i) reasonably assist and reasonably cooperate with Parent and its Subsidiaries to facilitate planning for the post-Closing integration of the Company and the Company Subsidiaries with Parent and its Subsidiaries (including, at the request of Parent from time to time, reasonably assisting and cooperating with Parent and its Subsidiaries in the planning and development of a post-Closing integration plan), (ii) provide reasonable access to key personnel identified by Parent to facilitate Parent's efforts with respect to the post-Closing retention of such key personnel and (iii) provide Parent with reasonable periodic updates on activities relating to the integration of the Company's existing businesses.

6.4 Efforts to Consummate

(a) Subject to the terms and conditions herein provided, Parent and the Company shall use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective as reasonably promptly as practicable after the date hereof and in any event no later than the End Date the transactions contemplated by this Agreement, including (i) preparing as reasonably promptly as practicable all necessary applications, notices, petitions, filings, ruling requests and other documents and to obtain as reasonably promptly as practicable all Consents necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the "Governmental Approvals") and (ii) as reasonably promptly as practicable taking all steps as may be necessary to obtain all such Governmental Approvals.  In furtherance and not in limitation of the foregoing, each party hereto agrees to (A) make an appropriate and complete filings in respect of the Governmental Approval(s) listed on Section 6.4(a) of the Company Disclosure Schedules pursuant to applicable Regulatory Law with respect to the transactions contemplated hereby, in each case within ten Business Days following the date of this Agreement, (B) make all other filings pursuant to other Regulatory Laws that are necessary, proper, or advisable to permit consummation of the transactions contemplated hereby as reasonably promptly as practicable, and (C) not enter into any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior written consent of Parent.  Each of Parent and the Company shall supply as reasonably promptly as practicable any additional information or documentation that may be requested pursuant to any Regulatory Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under any Regulatory Law as soon as possible and in any event no later than the End Date.

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(b) Each of Parent and the Company shall, in connection with the actions referenced in Section 6.4(a) to obtain all Governmental Approvals under any Regulatory Laws, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party and/or its counsel informed of any communication received by such party from, or given by such party to, the applicable Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) to the extent practicable, consult with each other in advance of any meeting or conference with any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such Governmental Entity or other Person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to such Governmental Entity; provided that materials may be redacted to remove references concerning the valuation of the businesses of the Company and the Company Subsidiaries.  Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 6.4(b) as "Counsel Only Material."  Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel.

(c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.4(a) and Section 6.4(b), Parent and the Company shall use their respective reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the End Date, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of the Company or the Company Subsidiaries, and (ii) otherwise taking or committing to take actions that after the Closing may limit the Company's and the Company Subsidiaries' freedom of action with respect to, or its or their ability to operate and/or retain, one or more of the businesses, product lines or assets of the Company and/or the Company Subsidiaries; provided, however, any action contemplated by clauses (i) and (ii) is conditioned upon the consummation of the transactions contemplated by this Agreement; provided, further, that notwithstanding anything to the contrary in this Agreement, none of Parent or any of its Affiliates (including Merger Sub) shall be required to and, without the prior written consent of Parent, neither the Company nor any Company Subsidiary may, (A) litigate with or otherwise participate in any legal proceeding with any Governmental Entity in connection with obtaining any consent or approval required in connection with this Agreement or to consummate the transactions contemplated by this Agreement or (B) accept or agree to any limitation on ownership or operations, or to dispose of or hold separate any portion of the business or assets of Parent, the Company or any of their respective Affiliates, or otherwise undertake any action or enter into any agreement pursuant to this Section 6.4.

(d) Parent shall have, except where prohibited by applicable Law, responsibility for determining the strategy for dealing with any Governmental Entity, regarding all Regulatory Laws relating to antitrust matters; provided, that, Parent shall consult with the Company in a reasonable manner and consider in good faith the views and comments of the Company in connection with the foregoing.

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(e) Notwithstanding anything in Section 6.4, Parent shall use commercially reasonable efforts to file, no later than fifteen Business Days after the execution and delivery of this Agreement, a complete notice of investment in accordance with Section 12 of the Investment Canada Act in connection with the transactions contemplated by this Agreement.  The Company and the Company Subsidiaries shall provide such relevant information and documentation to assist with such notice of investment as Parent may consider necessary or desirable to comply with the Investment Canada Act.  Parent and the Company and the Company Subsidiaries shall furnish promptly to the requesting authority any additional information reasonably requested pursuant to the Investment Canada Act in connection with such notice of investment.

6.5 Third-Party Consents.  If reasonably requested by Parent, the Company shall use its reasonable best efforts to give all notices to, and obtain, or cause to be obtained, all consents, approvals and authorizations that are reasonably requested by Parent, but excluding consents of Governmental Entities, which are governed by Section 6.4, except that obtaining the Required Consents shall be conditions to closing as set forth in Section 7.2(f).  For the avoidance of doubt, obtaining any such consents, approvals or authorizations, other than the Required Consents, shall not be a condition to closing.

6.6 Insurance.  Before the Effective Time, the Company shall obtain a fully-paid up extension of its current directors' and officers' liability insurance policy (the "D&O Tail Insurance") covering the Company in an amount and scope at least as favorable as the coverage applicable to directors and officers as of the Effective Time under the Company's current directors' and officers' liability insurance policy, with the premium to be paid by each of the Company and the Parent as to 50% (such amount of the premium for the D&O Tail Insurance, the "D&O Tail Insurance Premium").  The D&O Tail Insurance shall provide coverage for a period of six years from the Effective Time for all losses, claims, damages, costs, expenses, Liabilities or judgments or amounts that are paid in settlement, including court and attorney's costs and expenses (the "Company Indemnified Liabilities") of or in connection with any claim, action, suit, proceeding or investigation by reason of the fact that such Person is or was a director, officer or employee of the Company, arising out of or pertaining to any acts or omissions occurring at or before the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed before, or at or after the Effective Time and all Company Indemnified Liabilities based on, or relating to this Agreement or the transactions contemplated hereby (to the extent that such losses, claims, damages, costs, expenses, Liabilities or judgments or amounts arose from or are related to this Agreement or the transactions contemplated hereby).  The portion of the D&O Tail Insurance Premium paid by the Company shall be deemed to be a Company Transaction Expense.

6.7 Notification of Certain Matters; Transaction Litigation.

(a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Entity in connection with the this Agreement, the Merger or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent.

(b) The Company shall keep Parent reasonably informed, but only to the extent that doing so would not, in the reasonable judgment of the Company's legal counsel, jeopardize attorney-client privilege, regarding any suit, action or other proceeding commenced or, to the Knowledge of the Company, threatened against the Company or its current or former directors or officers by any stockholder of the Company relating to, arising out of or involving this Agreement, the Merger or any of the other transactions contemplated hereby ("Transaction Litigation").  The Company shall consult with Parent with respect to, and give Parent the opportunity to participate (subject to a customary joint defense agreement, and at Parent's expense) in, but not control, the defense and settlement of any Transaction Litigation and shall not compromise or settle in full or in part any such Transaction Litigation unless Parent shall have consented in writing thereto (which consent shall not be unreasonably withheld, conditioned or delayed).  Notwithstanding anything to the contrary in this Section 6.7(b), any suit, action or other proceeding relating to Dissenting Shares shall be governed by Section 2.3.

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6.8 Section 16 Matters.  Prior to the Effective Time, the Company may take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

6.9 Stock Exchange De-listing.  Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Law and rules and policies of NASDAQ to cause the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time (provided that no such action shall be required to be effective prior to the Effective Time) and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.  Promptly following the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Law and rules and policies of TSX to cause the delisting of the Company Common Stock from TSX as promptly as practicable after the Effective Time (provided that no such action shall be required to be effective prior to the Effective Time).

6.10 Public Announcements.  Except with respect to any Adverse Recommendation Change or announcement made with respect to any Alternative Proposal, Superior Proposal or related matters in accordance with the terms of this Agreement, or any dispute between the parties regarding this Agreement or the transactions contemplated hereby, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any rule of or listing agreement with any national securities exchange or national securities quotation system.  The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.  Nothing in this Section 6.10 shall limit the ability of any party hereto to make internal announcements to their respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

6.11 Director and Officer Resignations.  At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of the directors and officers of the Company and the Company Subsidiaries (other than directors of the Subsidiaries whom Parent determines shall continue to serve in such capacities following the Effective Time), together with written mutual releases of any and all claims against the Company and the Company Subsidiaries by such directors and officers and any and all claims against such directors and officers by the Parent, the Company and the Company Subsidiaries, effective at the Effective Time.

6.12 Employment and Company Benefits.

(a) During the six month period immediately following the Closing Date, Parent shall, or shall cause the Surviving Corporation to, provide to each Continuing Employee, for so long as such Continuing Employee remains so employed by the Surviving Corporation or any other Affiliate of Parent and subject to such Continuing Employee executing Parent's customary restrictive covenant agreements, an employment offer with an annual base salary and employee benefits that, with respect to such Continuing Employee, are substantially similar in the aggregate to the base salary, and employee benefits provided to such Continuing Employee immediately prior to the Closing Date (excluding, in each case, any equity-based, long-term and transaction-related incentives).  "Continuing Employee" means a Company Employee who is selected by the Company and Parent to remain employed with the Surviving Corporation or any other Affiliate of Parent following the Closing.  The Company, Parent and Surviving Corporation do not believe the Worker Adjustment and Retraining Notification Act applies here or requires any notice to Company Employees.

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(b) The provisions of this Section 6.12 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 6.12, express or implied, shall (i) create any right in any employee of the Company to continued employment by Parent, the Company or the Surviving Corporation or any of their respective Affiliates, or preclude the ability of Parent, the Company or the Surviving Corporation or any of their respective Affiliates to terminate the employment of any employee at any time for any reason; (ii) require Parent, the Company or the Surviving Corporation to continue any Company Benefit Plans or prevent the amendment, modification or termination thereof after the Closing Date; (iii) confer upon any Company Employee or legal representative or beneficiary thereof or any other Person any third party beneficiary rights or other rights or remedies under or by reason of this Agreement; or (iv) amend or modify, be deemed to amend or modify or be treated as an amendment or modification to any Company Benefit Plan, Collective Agreement or any other employee benefit plan, program, agreement or arrangement of Parent, the Company, any Company Subsidiary, the Surviving Corporation or any of their respective Affiliates.

6.13 Reserved.

6.14 Voting and Other Agreements.

(a) Parent and each Key Employee have entered into an amended and restated employment agreement with the Company in a form approved by Parent, which agreement will be effective as of the Effective Time (the "Amended and Restated Employment Agreements").

(b) Parent and the Key Non-Employee Stakeholders have entered into the restrictive covenant agreements in forms approved by Parent and the Key Non-Employee Stakeholders, which restrictive covenant agreements will be effective on the Effective Time.

(c) Parent and the Key Employee Stakeholders will enter into restrictive covenant agreements in forms approved by Parent and the Key Employee Stakeholders within ten days of the date hereof, which restrictive covenant agreements will be effective on the Effective Time.

(d) Parent, the Key Non-Employee Stakeholders and each of Todd Carothers and David Karp have entered into the voting agreement in a form approved by Parent, the Key Non-Employee Stakeholders, Todd Carothers and David Karp (the "Voting Agreement").

6.15 Privacy and Personal Data.  In performing this Agreement and consummating the transactions contemplated by this Agreement, the Company and the Company Subsidiaries shall not violate any applicable Privacy Law or privacy policy.  Without limiting the generality of the foregoing:

(a) The Company and the Company Subsidiaries shall only disclose Personal Data to Parent and the Surviving Corporation that is necessary for the Surviving Corporation to carry on the business or activity that is the object of the transactions contemplated by this Agreement.

(b) The Company and the Company Subsidiaries shall only disclose Personal Data to Parent and the Surviving Corporation for which they have received consent to disclosure from the individual to whom the Personal Data relates, unless the Company and the Company Subsidiaries are permitted by Privacy Laws to disclose the Personal Data to Parent and the Surviving Corporation without the knowledge or consent of the individual.

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(c) Parent and the Surviving Corporation shall use or disclose the disclosed Personal Data only for those purposes for which it was collected, used or disclosed by the Company and the Company Subsidiaries.

(d) Parent and the Surviving Corporation shall protect the disclosed Personal Data using security safeguards that are appropriate to the sensitivity of the disclosed Personal Data.

(e) Parent and the Surviving Corporation shall give effect to any withdrawals of consent to its collection, use, or disclosure of disclosed Personal Data requested by an individual to whom the disclosed Personal Data relates.

(f) The Surviving Corporation shall notify all affected individuals, including but not limited to employees, customers, directors, officers and shareholders, that the Closing has taken place and that their Personal Data has been disclosed to Parent and the Surviving Corporation.

6.16 Closing Statement.  No later than five days prior to the Closing Date, the Company shall deliver to Parent a statement setting forth the Company's good faith estimate of the Company Transaction Expenses.

7. Conditions Precedent.

7.1 Conditions to Each Party's Obligation to Effect the Merger.  The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:

(a) no Governmental Entity of competent jurisdiction in any jurisdiction in which Parent, the Company or their respective Subsidiaries, taken as a whole, have material business operations shall have enacted, issued, promulgated, enforced or entered any applicable Law or Order which is then in effect and prevents, makes illegal or prohibits the consummation of the Merger, including a cease trade order, injunction or other prohibition or order at Law or under applicable legislation; and

(b) the Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Articles and the Company Bylaws.

7.2 Conditions to Parent's and Merger Sub's Obligations to Effect the Merger.  The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or (to the extent permitted by applicable Law) waiver by Parent on or prior to the Effective Time of the following conditions:

(a) (i) each of the representations and warranties of the Company contained in Section 4.4 (Authority; Execution and Delivery; Enforceability) and the first sentence of Section 4.8 (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date made and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), (ii) each of the representations and warranties of the Company contained in Section 4.3(a) (Capital Structure) shall be accurate except for de minimis inaccuracies as of the date made and as of the Effective Time as though made on and as of the Effective Time (except those representations and warranties which address matters only as of a particular date need only be accurate as of such date), (iii) each of the representations and warranties contained in Section 4.1 (Organization, Standing and Power), Section 4.3(b) (Capital Structure), Section 4.19 (Anti-Takeover Provisions), Section 4.25 (Brokers' Fees and Expenses), and Section 4.30 (Indebtedness) shall be true and correct in all material respects as of the date made and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and (iv) any other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date made and as of the Effective Time (without giving effect to any references to any "Company Material Adverse Effect" or other "materiality" qualifications) as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date) except where failure to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect;

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(b) the Company shall have complied with or performed in all material respects each covenant and obligation that the Company is required to comply with or to perform at or prior to the Effective Time;

(c) the Company shall have delivered to Parent a certificate signed by an executive officer of the Company and dated as of the Effective Time to the effect that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied;

(d) this Agreement shall not have been validly terminated in accordance with Section 8;

(e) since the date of this Agreement, no Company Material Adverse Effect shall have occurred;

(f) the Company shall have obtained and delivered to Parent the Required Consents and the Governmental Approval(s) listed on Section 6.4(a) of the Company Disclosure Schedules;

(g) all statutes of limitations set forth in the regulations under the Investment Canada Act shall have expired and Parent shall have received a receipt from the Director under the Investment Canada pursuant to Section 13 of the Investment Canada Act, certifying the date on which (i) the complete notice given under Section 12 was received by the Director under the Investment Canada Act; and (ii) advising Parent that the transactions contemplated by this Agreement are not subject to net benefit review;

(h) the Company shall have received and provided to Parent written acknowledgement from each Person to whom Company Transaction Expenses are required to be paid the entire amount of Company Transactions Expenses payable to such Person;

(i) there shall not be Dissenting Shares representing more than 4% of the outstanding Company Common Stock;

(j) the Company shall have delivered to Parent an affidavit by an officer of the Company in accordance with Treasury Regulation Section 1.1445-2(c)(3) certifying that the Company has not been a United States real property holding corporation (as the term is defined in the Code and the Treasury Regulations) at any time during the five-year period ending on the Closing Date, along with a notice prepared in accordance with Treasury Regulation Section 1.897-2(h) to be mailed by Parent (together with copies of the affidavit described above) to the Internal Revenue Service in accordance with Treasury Regulation Section 1.897-2(h); and

(k) the Amended and Restated Employment Agreements shall still be in full force and effect.

7.3 Conditions to the Company's Obligations to Effect the Merger.  The obligations of the Company to consummate the Merger are further subject to the satisfaction or (to the extent permitted by applicable Law) waiver by the Company on or prior to the Effective Time of the following conditions:

(a) (i) each of the representations and warranties of Parent and Merger Sub contained in Section 3.2 (Authority; Execution and Delivery; Enforceability) shall be true and correct in all respects as of the date made and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), (ii) each of the representations and warranties contained in Section 3.1 (Organization, Standing and Power) and Section 3.6 (Brokers' Fees and Expenses) shall be true and correct in all material respects as of the date made and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and (iii) any other representations and warranties of Parent or Merger Sub contained in this Agreement shall be true and correct as of the date made and as of the Effective Time (without giving effect to any references to any "Parent Material Adverse Effect" or other "materiality" qualifications) as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date) except where failure to be so true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect;

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(b) each of Parent and Merger Sub shall have complied with or performed in all material respects each covenant and obligation that it is required to comply with or to perform at or prior to the Effective Time;

(c) Parent shall have delivered to the Company a certificate signed by an executive officer of the Company and dated as of the Effective Time to the effect that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied;

(d) this Agreement shall not have been validly terminated in accordance with Section 8.

7.4 Frustration of Conditions.  None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or the other transactions or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such party's material breach of any provision of this Agreement.

8. Termination, Amendment and Waiver

8.1 Termination.  This Agreement may be terminated at any time prior to the Effective Time (except to the extent expressly provided in this Section 8.1):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Closing shall not have occurred on or before on or before May 31, 2021 (the "End Date"); provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose material breach of any provision of this Agreement is the principal cause of or results in the failure of the Closing to be consummated by the End Date and for the sake of clarity the Parent's failure to pay the Merger Consideration by the End Date will result in a right for the Company to terminate this Agreement under this subsection but it shall not constitute a breach of this Agreement for which any remedy may be sought other than the Termination Fee in accordance with the terms of Section 8.3; or

(ii) if a Governmental Entity of competent jurisdiction in any jurisdiction in which Parent, the Company or their respective Subsidiaries, taken as a whole, have material business operations shall have enacted, issued, promulgated, enforced or entered any applicable Law or Order which is then in effect and prevents, makes illegal or prohibits the consummation of the Merger, which Law or Order shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose material breach of this Agreement is the principal cause of or results in the issuance of such final and non-appealable Law or Order;

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(c) by the Company at any time prior to the Effective Time, if there has been any breach or violation of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement, in each case, if such breach or violation would reasonably be expected to prevent Parent or Merger Sub from consummating the Merger by the End Date and such breach or violation is not capable of being cured, or is not cured by Parent or Merger Sub on or before the earlier of (i) the End Date and (ii) thirty days after delivery of written notice thereof by the Company; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(c) if the Company is then in material breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement and Parent's failure to pay the Merger Consideration by the End Date shall not constitute a breach of this Agreement;

(d) by the Company at any time prior to the Effective Time, in order to enter into a definitive written agreement providing for a Superior Proposal in accordance and compliance with Section 5.3(d);

(e) by Parent, at any time prior to the Effective Time, if there has been any breach or violation of any representation, warranty, covenant or agreement of the Company contained in this Agreement which would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and which such failure is not capable of being cured, or is not cured by the Company on or before the earlier of (i) the End Date and (ii) thirty days after delivery of written notice thereof by Parent; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if either if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in this Agreement; or

(f) by Parent, at any time prior to the Effective Time, if an Adverse Recommendation Change shall have occurred or if the Company shall have committed a Willful Breach of Section 5.3 (or be deemed pursuant to the terms thereof to have committed a Willful Breach of Section 5.3).

8.2 Effect of Termination.  In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, written notice thereof shall be given to the other party or parties specifying the provisions of Section 8.1 pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of the Company, Parent or Merger Sub, other than the final sentence of Section 6.3(a), this Section 8.2, Section 8.3 and Section 9, which provisions shall survive such termination; provided, however, that except as set forth in, and subject to the terms and conditions of, Section 8.3, such termination shall not relieve any party of liability and each party shall remain liable for losses resulting from any Fraud or Willful Breach of this Agreement prior to or in connection with such termination.

8.3 Fees and Expenses.  Except as specifically provided for herein, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether such transactions are consummated or not.

(a) The Company shall pay to Parent the Termination Fee if:

(i) the Company terminates this Agreement pursuant to Section 8.1(d) or Parent terminates this Agreement pursuant to Section 8.1(f); or

(ii) (A) an Alternative Proposal shall have been made to the Company or to the Company's stockholders generally after the date of this Agreement, and become publicly known or announced (and not publicly withdrawn prior to termination of this Agreement as described in this clause (ii)) prior to the date this Agreement is terminated and (1) this Agreement is terminated pursuant to Section 8.1(b)(i); or (2) this Agreement is terminated pursuant to Section 8.1(d); and (B) within nine months of such termination, the Company enters into a definitive agreement with respect to such Alternative Proposal or an Alternative Proposal is consummated; provided, however, that for purposes of this Section 8.3(a)(ii), the references to 20% in the definition of "Alternative Proposal" shall be deemed to be references to 50.1%.

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Any Termination Fee due under this Section 8.3(a) shall be paid by wire transfer of immediately available funds to an account designated by Parent (x) in the case of clause (i) above, on the Business Day immediately following the date of termination of this Agreement (or simultaneously with such termination, in the case of termination pursuant to Section 8.1(d)) and (y) in the case of clause (ii) above, within two Business Days of the earlier of the date of entry into a definitive agreement and the date of consummation of an Alternative Proposal.  In no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(b) Parent shall pay to the Company the Termination Fee if this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(i) solely due to Parent's failure to pay the Merger Consideration pursuant to Section 2 in full by the End Date (and Parent and the Company agree that Parent's failure to pay the Merger Consideration pursuant to Section 2 in full shall not constitute a breach of this Agreement).  The Company agrees that the payment of the Termination Fee pursuant to this Section 8.3(b) shall be the Company's sole recourse for the Parent's failure to pay the Merger Consideration in full by the End Date and the Company's or Parent's termination of this Agreement pursuant to Section 8.1(b)(i) as a result thereof.

Any Termination Fee due under this Section 8.3(b) shall be paid by wire transfer of immediately available funds to an account designated by the Company within three Business Days following the date of termination of this Agreement.  In no event shall Parent be obligated to pay the Termination Fee on more than one occasion.

(c) The parties acknowledge and agree that the agreements contained in Section 8.3(a) and Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement.  Each party acknowledges that all of the payment amounts set out in Section 8.3(a) and Section 8.3(b) are payments of liquidated damages which are a genuine pre-estimate of the damages, which Parent or the Company, as applicable, will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each of the Parent and the Company irrevocably waive any right it may have to raise as a defense that any such liquidated damages are excessive or punitive. Notwithstanding any other provision of this Agreement, including Section 9.10, the parties agree that the payment of the Termination Fee shall be the sole and exclusive remedy available to the Parent Related Parties against the Company Related Parties or the Company Related Parties against the Parent Related Parties for all Losses suffered as a result of the event giving rise to such payment, and, upon payment of the Termination Fee, the Company Related Parties or the Parent Related Parties, as applicable, shall have no further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and the Company Related Parties or the Parent Related Parties, as applicable, shall be precluded from any other remedy against the other Party at law or in equity or otherwise (including, without limitation, an order for specific performance), except in the event of Fraud or any Willful Breach of any representation, warranty or covenant or agreement contained herein; provided, however, that any Termination Fee received by Parent or the Company, as applicable, shall reduce the amount of any damages payable by the Company or Parent, as applicable, if any, in respect of any such Fraud or Willful Breach.

(d) Except as otherwise provided in Section 2.2(c), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne by Parent and expressly shall not be a liability of the Company or the holders of Company Common Stock.  Parent shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees.

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8.4 Amendment.  This Agreement may be amended by the parties at any time prior to the Effective Time, but only by an instrument in writing signed on behalf of each of the parties.

8.5 Extension; Waiver.  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained in this Agreement; or (d) waive the satisfaction of any of the conditions contained in this Agreement as provided herein.  No extension or waiver, or termination of this Agreement, by the Company shall require the approval of the Company's stockholders unless such approval is required by Law.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party to be bound thereby.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

9. Miscellaneous

9.1 Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 9.1 shall not limit Section 8.2 or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.2 Acknowledgment of Disclaimer of Other Representations and Warranties.

(a) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3 and any certificate delivered hereunder, (i) neither Parent nor Merger Sub makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and the Company is not relying on any representation or warranty except for those expressly set forth in Section 3, and (ii) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and, if made, such representation or warranty must not be relied upon by the Company as having been authorized by such entity.

(b) Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 4 and any certificate delivered hereunder, (i) neither the Company nor any Company Subsidiary makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Section 4, (ii) no Person has been authorized by the Company or any Company Subsidiary to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and, if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such entity, and (iii) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Affiliates or their respective Representatives, including any materials or information made available in the data room in connection with the transactions contemplated hereby, via confidential information memorandum or in connection with presentations by the Company's management or otherwise, whether made prior to or after the date hereof, are not and shall not be deemed to be or include representations or warranties unless, and then solely to the extent that, any such materials or information is the subject of any representation or warranty set forth in Section 4.

9.3 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by electronic mail; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

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If to the Company, to:

CounterPath Corporation
Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, British Columbia, Canada V7X 1M3
Attention:  David Karp
Email:

with a copy (which shall not constitute notice) to:

Clark Wilson LLP
900 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Attention: Virgil Hlus
Email:

If to Parent or Merger Sub, to:

Alianza Corporation
1064 S. North County Boulevard, Suite 500

Pleasant Grove, Utah 84062
Attention: Brian Beutler

Email:

with a copy (which shall not constitute notice) to:

Holland & Hart LLP
222 South Main Street
Suite 2200
Salt Lake City, Utah 84101
Attention: Marc Porter
Email:

9.4 Interpretation.  When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section or an Exhibit of or to this Agreement unless otherwise indicated.  The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement.  Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."  The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term "or" is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require.  Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.  Unless otherwise specifically indicated, all references to "dollars" and "$" will be deemed references to the lawful money of the United States of America.  The phrases "provided to", "furnished to", "made available", and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the party to which such information or material is to be provided in the virtual data room set up by the Company in connection with this Agreement prior to the date hereof or directly to Parent or any of its Representatives.

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9.5 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.5 with respect thereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.6 Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

9.7 Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the Company Disclosure Schedules and the Exhibits hereto), taken together with the Confidentiality Agreement and the other documents delivered in connection with this Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the Merger and the other transactions contemplated by this Agreement.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies; provided that the rights of the Company's stockholders to receive the Merger Consideration and of the holders of the Company's equity and equity-based awards to receive the applicable consideration set forth in Section 2.2, as the case may be, following the Effective Time, each of which shall be for the benefit of, and shall be enforceable by, each such holder following the Effective Time.

9.8 Governing Law; Consent to Jurisdiction

(a) This Agreement and all proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the State of Nevada, or any federal court sitting in the State of Nevada, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the state courts of the State of Nevada, or any federal court sitting in the State of Nevada, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement and (v) agrees that each of the other parties shall have the right to bring any proceeding for enforcement of a judgment entered by the state courts of the State of Nevada or any federal court sitting in the State of Nevada.  Each of Parent, Merger Sub and the Company agrees that a final judgment in any proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.8(b) in any such proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.3.  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

9.9 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

9.10 Specific Performance.  The parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy at law or in equity.  The parties further agree not to assert that a remedy of injunctive relief, specific performance or other equitable relief is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.  Each of the parties hereby waives (a) any defenses in any action for injunctive relief, specific performance or other equitable relief, including the defense that a remedy at law would be adequate, and (b) any requirement under law to post a bond or other security as a prerequisite to obtaining such relief.  The election of the Company to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit the Company from seeking to terminate this Agreement and/or damages for liability of Parent or Merger Sub for Willful Breach as provided in Section 8.1 and Section 8.3.  Except as otherwise set forth in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.  Notwithstanding anything to the contrary in this Section 9.10, the parties agree that the payment of a Termination Fee pursuant to Section 8.3 shall be the sole and exclusive remedy available to the Parent Related Parties against the Company Related Parties or the Company Related Parties against the Parent Related Parties for all Losses suffered as a result of the event giving rise to such payment, and, upon payment of the Termination Fee, the Company Related Parties or the Parent Related Parties, as applicable, shall have no further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, except in the event of Fraud or any Willful Breach of any representation, warranty or covenant or agreement contained herein; provided, however, that any Termination Fee received by Parent or the Company, as applicable, shall reduce the amount of any damages payable by the Company or Parent, as applicable, if any, in respect of any such Fraud or Willful Breach.

9.11 Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against (a) Parent and Merger Sub (and not any other Parent Related Party) or (b) the Company (and not any other Company Related Party), then in each case only with respect to the specific obligations set forth herein with respect to such party.  Except to the extent a named party (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no Parent Related Party or Company Related Party, as the case may be, shall have any liability for any obligations or liabilities of Parent or Merger Sub, on the one hand, or the Company, on the other hand, for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, any failure of the transactions contemplated by this Agreement to be consummated or any breach or failure to perform hereunder.

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9.12 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.

(Remainder of Page Intentionally Left Blank)

56

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have duly executed this Agreement, all as of the date first written above.

COMPANY:

COUNTERPATH CORPORATION

Signature: /s/ David Karp
 Print Name: David Karp
 Print Title: Chief Executive Officer

PARENT:

ALIANZA, INC.

Signature: /s/ Brian Beutler
 Print Name: Brian Beutler
 Print Title: Chief Executive Officer

MERGER SUB:

COUNTERPATH MERGER SUB, INC.

Signature: /s/ Brian Beutler
 Print Name: Brian Beutler
 Print Title: President

(Signature Page to Agreement and Plan of Merger)

SCHEDULE A

"Acceptable Confidentiality Agreement" has the meaning set forth in Section 5.3(f)(iii).

"Adverse Recommendation Change" has the meaning set forth in Section 5.3(a).

An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

"Agreement" has the meaning set forth in the Preamble.

"Alantra means Alantra, LLC.

"Alternative Proposal" has the meaning set forth in Section 5.3(f)(i).

"Amended and Restated Employment Agreements" has the meaning set forth in Section 6.13.

"Anti-Corruption Laws" means the Foreign Corrupt Practices Act of 1977, as amended, Corruption of Foreign Public Officials Act (Canada), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) relating to foreign corrupt practices, or any other anti-corruption or anti-money laundering or campaign finance applicable Law.

"Articles of Merger" has the meaning set forth in Section 1.3.

"BCSC" means the British Columbia Securities Commission.

"Business Day" means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions are authorized or required by Law to be closed in Las Vegas, Nevada or Vancouver, British Columbia.

"Canadian Securities Authorities" means the BCSC and the applicable securities commissions and other securities regulatory authorities in each of the other provinces and territories of Canada.

"Canadian Securities Laws" means the Securities Act (BC), together with all other applicable provincial securities laws, rules and regulations and published policies thereunder, as now in effect and as they may be promulgated or amended from time to time.

"Capitalization Date" has the meaning set forth in Section 4.3.

"Certificate" has the meaning set forth in Section 2.1(c).

"Closing" has the meaning set forth in Section 1.2.

"Closing Date" has the meaning set forth in Section 1.2.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collective Agreement" has the meaning set forth in Section 4.17.

"Committee" has the meaning set forth in the Recitals.

"Company" has the meaning set forth in the Preamble.

"Company Benefit Plan" has the meaning set forth in Section 4.10(a).

"Company Board" has the meaning set forth in the Recitals.

"Company Bylaws" has the meaning set forth in Section 4.1.

"Company Capital Stock" has the meaning set forth in Section 4.3(a).

"Company Common Stock" means the shares of common stock of the Company.

"Company Charter" has the meaning set forth in Section 4.1.

"Company Deferred Share Unit" means any Deferred Share Unit granted under the Company Deferred Share Unit Plan.

"Company Deferred Share Unit Plan" means the Deferred Share Unit Plan of the Company.

"Company Disclosure Schedules" means the Disclosure Schedules delivered by the Company to Parent on the date hereof regarding certain exceptions to the representations and warranties set forth in Section 4 and certain other matters provided by this Agreement; it being understood and agreed that any disclosure set forth in one section or subsection of Section 4 of the Company Disclosure Schedules shall be deemed to be disclosed by the Company for any other section or subsection of Section 4 to the extent it is reasonably apparent on its face that such disclosure is relevant to such other section or subsection of Section 4.

"Company Employee" has the meaning set forth in Section 5.1.

"Company ESPP" means the Company's Employee Share Purchase Plan, as may be amended from time to time.

"Company Indemnified Liabilities" has the meaning set forth in Section 6.6.

"Company Intellectual Property" means all Intellectual Property Rights and Technology that are owned or purported to be owned by or exclusively licensed or purported to be exclusively licensed to the Company or any of the Company Subsidiaries.  For purposes of clarity, the reference in the immediately preceding sentence to Technology "owned" or "exclusively licensed" by the Company or any of the Company Subsidiaries refers to ownership or exclusive license of Intellectual Property Rights in and to such Technology, and not mere ownership of a copy.  By way of example, a book purchased from a Person by the Company would not constitute "Company Intellectual Property."

"Company Intellectual Property Registrations" has the meaning set forth in Section 4.16(a).

"Company Material Adverse Effect" means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole; provided, however, that solely with respect to the preceding clause, any fact, circumstance, occurrence, effect, change, event or development to the extent arising from or related to: (a) conditions affecting the Canadian and United States economy, or any other national or regional economy or the global economy generally; (b) political conditions in Canada or the United States or any other country or region in the world, acts of war, sabotage, terrorism or epidemics, pandemics or natural disasters (including any escalation or general worsening of any of the foregoing) in Canada or the United States or any other country or region of the world; (c) changes in the financial, credit, banking or securities markets in Canada or the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index); (d) changes required by GAAP or other accounting standards (or interpretation or enforcement thereof); (e) changes in any Laws or Orders issued by any Governmental Entity (or interpretation or enforcement thereof); (f) changes generally affecting the industries in which the Company and the Company Subsidiaries operate; (g) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of the Company Common Stock, as well as any changes in credit ratings and any changes in any analysts' recommendations or ratings with respect to the Company or any of the Company Subsidiaries (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (h) the public announcement (including as to the identity of the parties hereto) or pendency of the Merger or any of the other transactions contemplated hereby, including by reason of the identity of Parent or any communication by Parent or any of its Affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company, including the impact of the foregoing on any relationships with customers, suppliers, vendors, employees or regulators; or (i) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation, shall not be taken into account in determining whether a Company Material Adverse Effect has occurred; provided, however, that, any fact, circumstance, occurrence, effect, change, event or development referred to in each of the foregoing clauses (a), (b), (c), (d), (e) or (f) may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent materially disproportionately affecting the Company and the Company Subsidiaries, taken as a whole, relative to other companies of a similar size in the industries in which the Company and the Company Subsidiaries operate.

"Company Products" has the meaning set forth in Section 4.16(b).

"Company Recommendations" has the meaning set forth in Section 4.4.

"Company Related Parties" means, collectively, the Company and the Company Subsidiaries and any of their respective former, current or future stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing.

"Company SEC Documents" has the meaning set forth in Section 4.6(a).

"Company SEDAR Documents" has the meaning set forth in Section 4.6(a).

"Company Software" has the meaning set forth in Section 4.16(q).

"Company Source Code" means any source code for any Software used in the conduct of the businesses of the Company or any of the Company Subsidiaries that is owned by the Company or any of the Company Subsidiaries.

"Company Stock Award" means each Company Stock Option and each Company Deferred Share Unit issued under any Company Stock Plan.

"Company Stockholder Approval" has the meaning set forth in Section 4.4.

"Company Stockholder Meeting" has the meaning set forth in Section 4.4.

"Company Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

"Company Stock Option Plan" means the Company's 2010 Stock Option Plan and any predecessor plans included in such 2010 Stock Option Plan under which there are continuing Company obligations.

"Company Stock Plans" means the Company's equity-based compensation plans, including the Company Stock Option Plan and the Company Deferred Share Unit Plan, in each case, as may be amended from time to time.

"Company Subsidiary" means any Subsidiary of the Company.

"Company Transaction Expenses" means (a) all transaction fees, payments and expenses, (b) all fees of the Paying Agent, (c) 50% of the D&O Tail Insurance Premium, (d) management exit payments, change in control payments, employee bonuses and similar payments paid for work on completing the transactions contemplated hereby or payable upon the consummation of the transactions contemplated hereby (excluding payments that may be due to certain Key Employees and David Karp following the Closing Date under the terms of their employment agreements with the Company), (e) any other change in control or similar payment required to be made in connection with the consummation of the transactions contemplated hereby; (f) all payments made or required to be made in connection with the termination of any Company Employees and (g) payments to all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Company or any Company Subsidiary in connection with this Agreement and the transactions contemplated hereby, in each case incurred or accrued at or before the date of this Agreement or the Effective Time, as the context requires in this Agreement, and payable by or on behalf of the Company or any Company Subsidiary.

"Company's IP and Technology" has the meaning set forth in Section 4.16(d).

"Competition Act" means the Competition Act (Canada), as amended.

"Confidentiality Agreement" has the meaning set forth in Section 6.3(a).

"Consent" has the meaning set forth in Section 3.3(b).

"Continuing Employee" has the meaning set forth in Section 6.12(a).

"Contract" has the meaning set forth in Section 3.3(a).

"Contributor" has the meaning set forth in Section 4.16(l).

"Contributor Agreement" has the meaning set forth in Section 4.16(l).

"Copyleft License" means any license that requires, as a condition of use, modification or distribution of Copyleft Materials, that such Copyleft Materials, or other software or content incorporated into, derived from, used, or distributed with such Copyleft Materials: (a) in the case of software, be made available to any third-party recipient in a form other than binary (e.g., source code) form, (b) be made available to any third-party recipient under terms that allow preparation of derivative works, (c) in the case of software, be made available to any third-party recipient under terms that allow software or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than to the extent any contrary restriction would be unenforceable under law), or (d) be made available to any third-party recipient for no license fee.  Copyleft licenses include without limitation the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License, and all Creative Commons "sharealike" licenses.

"Copyleft Materials" means any Software or content subject to a Copyleft License.

"Dissenting Shares" has the meaning set forth in Section 2.3(a).

"D&O Tail Insurance" has the meaning set forth in Section 6.6.

"D&O Tail Insurance Premium" has the meaning set forth in Section 6.6.

"Effective Time" has the meaning set forth in Section 1.3.

"End Date" has the meaning set forth in Section 8.1(b)(i).

"Environmental Laws" means applicable Laws imposing liability or standards of conduct for, or relating to, regulating or governing pollution or protection of the environment, human health, or safety, (including ambient air, surface water, ground water, wetlands, land surface or subsurface strata, wildlife, aquatic species, vegetation and natural resources), including applicable Laws governing production, use, storage, treatment, transportation, disposal, handling, emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances or the investigation, clean-up or remediation of Hazardous Substances.

"Environmental Permits" means Permit required by Environmental Laws for the business of the Company and the Company Subsidiaries.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

"ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Fairness Opinion" has the meaning set forth in Section 4.4.

"Filed Company Contract" has the meaning set forth in Section 4.14(a).

"Filed Company SEC Documents" has the meaning set forth in Section 4.

"Final Offering" has the meaning set forth in Section 2.4(d).

"Fraud" means fraud committed by a party hereto in the making of such party's representations and warranties expressly set forth in Section 3 (with respect to Parent and Merger Sub) and Section 4 (with respect to the Company) and requires: (a) a party to make a material false representation herein with knowledge or belief that such representation is false and an intention to deceive or mislead the other party, (b) the other party to act or not act in reliance upon such false representation, and (c) the other party to have suffered damage by reason of such reliance.

"GAAP" has the meaning set forth in Section 4.6(b).

"Governmental Approvals" has the meaning set forth in Section 6.4(a).

"Governmental Entity" has the meaning set forth in Section 3.3(b).

"Hazardous Substances" means any pollutant, contaminant, chemical, petroleum (including any fraction, derivatives, by-products thereof and petroleum hydrocarbons), asbestos or asbestos-containing material, polychlorinated biphenyls, or industrial, solid, toxic, radioactive, ignitable, corrosive, reactive, infectious, disease-causing or hazardous or deleterious substance, material, waste, chemicals or agent, including all substances, materials, wastes, chemicals or agents which are identified, regulated, the subject of liability or requirements for investigation or remediation under, or otherwise subject to, any Environmental Law.

"Inbound Intellectual Property Contracts" has the meaning set forth in Section 4.14(b)(vii).

"Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) obligations under letters of credit, bank guarantees and other similar contractual obligations entered into by or on behalf of such Person, (d) leases that are required to be capitalized in accordance with GAAP under which such Person is the lessee, (e) the deferred purchase price of goods or services (other than trade payables or accruals in the ordinary course of business consistent with past practice), including any "earn-out" payments, contingent payments, seller notes or other similar obligations in connection with the acquisition of a business, (f) net liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, or (g) any guarantee of (or similar commitment regarding) any of the foregoing.

"Inquiry" has the meaning set forth in Section 5.3(a).

"Intellectual Property Contracts" has the meaning set forth in Section 4.14(b)(vii).

"Intellectual Property Rights" means all intellectual property rights which may exist or be created, whether registered or unregistered, of every kind and description throughout the world, including common law and statutory rights in and to (a) patents, patent applications, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof (collectively, "Patents"); (b) trademarks, service marks, trade names, logos, slogans, trade dress, design rights and other similar designations of source or origin, together with the goodwill associated with any of the foregoing (collectively, "Trademarks"); (c) copyrights and copyrightable subject matter, including moral rights (collectively, "Copyrights"); (d) rights in Software (whether in source code, object code or other form), algorithms, databases, works or other materials, manuals, compilations and data; (e) trade secrets and all other confidential and proprietary information, ideas, know-how, marketing and technical information, product specifications, compositions, inventions, processes, formulae, models and methodologies, whether patentable (collectively, "Proprietary Information"); (f) social media accounts and handles, domain names and uniform resource locators (collectively, "Domain Names"); (g) all moral and economic rights of authors and inventors, however denominated, (h) all rights in the foregoing and other proprietary rights in Technology or other intangible assets, including the right to enforce and recover damages for infringement or misappropriation; and (i) all rights in or relating to applications, registrations, renewals, extensions, combinations, divisions, continuations and reissues for the foregoing.

"Investment Canada Act" means the Investment Canada Act, as amended.

"IRS" has the meaning set forth in Section 4.10(a).

"IT Systems" means all Software, firmware, hardware (including computers, servers, databases, peripheral devices and telecommunications devices), networks, interfaces, platforms and related systems, in each case, whether owned, leased, licensed or used by or in the custody of the Company or any of the Company Subsidiaries.

"ITA" means the Income Tax Act (Canada).

"Key Employee Stakeholders" means Todd Carothers, Jim O'Brien, Rahim Rehmat and David Karp.

"Key Employees" means Todd Carothers, Jim O'Brien and Rahim Rehmat.

"Key Non-Employee Stakeholders" means Wesley Clover International Corporation, Owen Matthews, Steven Bruk, Karen Bruk, KMB Trac Two Holdings Ltd., David Karp, Todd Carothers, Jim O'Brien and Rahim Rehmat.

"Knowledge" means, with respect to any matter in question, (a) in the case of the Knowledge of the Company, the actual knowledge of the acting Chief Executive Officer, the Vice President of Finance, the Chief Revenue Officer, the Vice President of Technology, the Vice President of Client Development and Vice President of Server Engineering, Operations and IT, and (b) in the case of the Knowledge of Parent or Merger Sub, the actual knowledge of Brian Beutler, in each case, after reasonable inquiry.

"Law" has the meaning set forth in Section 3.3(a).

"Leased Real Property" has the meaning set forth in Section 4.15(b).

"Letter of Transmittal" has the meaning set forth in Section 2.2(b).

"Liens" means any pledge, lien, easement, right-of-way, encroachment, restriction, charge, mortgage, encumbrance, right of first refusal, preemptive right, transfer restriction, security interest or other right or restriction of any nature.

"Major Customer" has the meaning set forth in Section 4.23.

"Major Supplier" has the meaning set forth in Section 4.23.

"Material Contract" has the meaning set forth in Section 4.14(b).

"Merger" has the meaning set forth in the Recitals.

"Merger Consideration" has the meaning set forth in Section 2.1(c).

"Merger Sub" has the meaning set forth in the Preamble.

"Merger Sub Common Stock" has the meaning set forth in Section 2.1.

"MI 61-101" means Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions.

"Multiemployer Plan" has the meaning set forth in Section 4.10(c).

"NASDAQ" means The NASDAQ Stock Market LLC.

"Nevada Secretary" means the Secretary of State of the State of Nevada.

"Non-U.S. Plan" means any Company Benefit Plan established or maintained in a jurisdiction other than the United States.

"Notice Period" has the meaning set forth in Section 5.3(d)(i).

"NRS" has the meaning set forth in the Recitals.

"Off-the-Shelf Software" means any Software that is commercially available on standard terms in object code form or as software-as-a-service available for less than $10,000 in the aggregate.

"Open Source License" means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including but not limited to any license approved by the Open Source Initiative, or any Creative Commons License. For avoidance of doubt, Open Source Licenses include Copyleft Licenses.

"Open Source Materials" means any Software or content that is subject to an Open Source License.

"Order" has the meaning set forth in Section 3.3(a).

"Outbound Intellectual Property Contracts" has the meaning set forth in Section 4.14(b)(vii).

"Parent" has the meaning set forth in the Preamble.

"Parent Material Adverse Effect" means, with respect to Parent or Merger Sub, any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger on or before the End Date.

"Parent Related Parties" means, collectively, Parent, Merger Sub and their respective Affiliates, or any of their or their Affiliates' respective, direct or indirect, former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing.

"Paying Agent" has the meaning set forth in Section 2.2(a).

"Payment Fund" has the meaning set forth in Section 2.2(a).

"Per Share Purchase Price" means $3.49, subject to adjustment pursuant to Section 2.1(d).

"Permits" means licenses, permits, certificates, consents, franchises (including similar authorizations or permits), exemptions, variances, qualifications, accreditations, and other approvals and authorizations of any Governmental Entity.

"Permitted Liens" means, collectively, (a) suppliers', mechanics', carriers', workmen's, repairmen's, materialmen's, warehousemen's, construction and other similar Liens arising or incurred by operation of Law or otherwise incurred in the ordinary course of business consistent with past practice (i) that are for amounts not due and payable or that are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP and (ii) that are not, individually or in the aggregate, material to the business of the Company and the Company Subsidiaries; (b) Liens for Taxes, utilities and other governmental charges that are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (c) requirements and restrictions of zoning, building and other applicable Laws and municipal bylaws, and development, site plan, subdivision or other agreements with municipalities that do not materially interfere with the market value or marketability of the impacted property or the business of the Company and the Company Subsidiaries and the Company Subsidiaries as currently conducted; (d) non-exclusive licenses granted to customers under Intellectual Property Rights in the ordinary course of business consistent with past practice; (e) statutory Liens of landlords for amounts not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (f) deposits made in the ordinary course of business to secure payments of worker's compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising, in each case, in the ordinary course of business; (g) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; (h) Liens resulting from securities Laws; (i) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar financing arrangements; (j) recorded or unrecorded easements, rights of way, covenants and other similar encumbrances or defects or imperfections of title that do not in any instance secure an obligation to pay money and do not materially impair the use, operation or occupancy of the Leased Real Property by the Company or applicable Company Subsidiary or materially detract from the value or marketability of such property based upon its current use; (k) Liens that affect the underlying fee interest of the Leased Real Property; and (l) Liens discharged at or prior to the Effective Time.

"Permitted Source Code Disclosures" has the meaning set forth in Section 4.16(k).

"Person" means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

"Personal Data" means any data or information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular consumer or household, or any other data or information that constitutes personal data or personal information under any applicable Privacy Law or any policy of the Company or any of the Company Subsidiaries relating to privacy.

"Preferred Stock" has the meaning set forth in Section 4.3(a).

"Privacy Laws" means all Laws worldwide relating to the privacy and/or security of Personal Data and all binding guidance thereunder issued by a Governmental Entity, including the Personal Information Protection and Electronic Documents Act (Canada) and substantially similar provincial legislation in Canada, Section 5 of the Federal Trade Commission Act, the CAN-SPAM Act, the EU General Data Protection Regulation (EU) 2016/679 and all laws implementing it, the California Consumer Privacy Act of 2018 (upon and after its entry into effect), Children's Online Privacy Protection Act, state data breach notification Laws, state data security Laws and state social security number protection Laws.

"Proxy Statement" has the meaning set forth in Section 6.1.

"Real Estate Leases" has the meaning set forth in Section 4.15(b).

"Regulatory Laws" means the HSR Act, the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, as amended, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

"Release" means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).

"Representatives" has the meaning set forth in Section 5.3(a).

"Required Consents" means written consents to the transactions contemplated by this Agreement from the counterparties to the agreements set forth on Schedule 6.5 of the Company Disclosure Schedules.

"Sanctioned Country" means any country or territory with which dealings are broadly and comprehensively prohibited by any country or territory-wide Sanctions Laws (currently Crimea, Cuba, Iran, North Korea and Syria).

"Sanctioned Person" means any Person (a) subject to Sanctions Laws imposed by the United States, Canada, the United Kingdom, the European Union, or the United Nations; (b) any Person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country and (c) any Person directly or indirectly 50% or greater owned or controlled by a Person described in (a) or (b).

"Sanctions Laws" means all national and supranational laws, regulations, decrees, orders, or other acts with force of law of the United States, Canada, the United Kingdom, or the European Union, or United Nations Security Council resolutions concerning trade and economic sanctions, including embargoes, the freezing or blocking of assets of targeted Persons, other restrictions on exports, imports, investment, payments, or other transactions targeted at particular Persons or countries, including any Laws threatening to impose such trade and economic sanctions on any Person for engaging in proscribed or targeted behavior.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Act (BC)" means the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time.

"SEDAR" means the System for Electronic Document Analysis and Retrieval described in National Instrument 13-101 - System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators and available for public view at www.sedar.com.

"Software" means computer programs, including implementations of algorithms, models and methodologies, whether in source code or object code form; all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, including user interfaces, report formats, firmware, development tools, scripts, templates, menus, buttons and icons; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

"Solvent" means that, as of any date of determination and with respect to any Person: (a) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole; (b) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (c) such Person and its Subsidiaries, taken as a whole, do not have or intend to incur debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business; provided, however, for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

"Surviving Corporation" has the meaning set forth in Section 1.1.

A "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which that is sufficient to elect at least a majority of its board of directors or other governing person or body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person (either alone or through or together with any other Subsidiary).

"Superior Proposal" has the meaning set forth in Section 5.3(f)(ii).

"Tax Law" means any Law relating to Taxes.

"Tax Returns" means all Tax returns, declarations, statements, reports, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax (including in each case any amendments thereto and any schedule or statement thereto), and any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such return, declaration, statement, report, schedule, form, information return or other document.

"Taxes" means all federal, state, local, and foreign taxes, withholdings, charges, fees, levies or other assessments or similar charges of any kind whatsoever imposed by any Governmental Entity, including any income, excise, gross receipts, gross income, ad valorem, profits, gains, property, escheat, unclaimed property, capital, sales, transfer, use, payroll, employment, withholding, franchise, value added, stamp, occupation, licensing, recording, documentary, environmental, windfall profit and other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges including taxes, charges or other assessments imposed pursuant to Treasury Regulation Section 1.1502-6, or any similar provision of state, local or foreign Law, as a result of membership in an affiliated, consolidated, combined or unitary group, or under contract, as a transferee or successor or otherwise by operation of Law), together with all interest, penalties and additions imposed with respect to such amounts.

"Technology" means discoveries and inventions (whether patentable or not and whether or not reduced to practice), improvements, trade secrets, proprietary information, know how, databases and data collections, invention disclosures, technical data, research and development, customer lists, Software, user interfaces, application programing interfaces (APIs), designs, schematics, apparatus, formulae, algorithms, specifications, processes, procedures, methods, techniques, programs, subroutines, tools, business plans, product roadmaps, published and unpublished works of authorship (whether copyrightable or not), network configurations and architectures, materials, information and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, including documentation and any other form or media and whether or not specifically listed herein).

"Termination Fee" means $1,500,000.

"Transaction Litigation" has the meaning set forth in Section 6.7(b).

"Treasury Regulations" means the temporary and final regulations promulgated under the Code by the United States Department of Treasury.

"TSX" means the Toronto Stock Exchange.

"Voting Agreement" has the meaning set forth in Section 6.14(c).

"Willful Breach" (or any variation thereof) means a material breach of this Agreement by a party hereto (or, solely with respect to Section 5.3, by an Affiliate of the Company or a Representative of the Company or any of its Affiliates) that is the consequence of an action undertaken or omission by the breaching party (or, if applicable, the breaching Representative or Affiliate), with the actual knowledge that the taking of such action or omission would, or would reasonably be expected to, cause such material breach of this Agreement.

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

EXHIBIT B

VOTING AGREEMENT

VOTING AGREEMENT

This Voting Agreement (this "Agreement") is entered into as of December 6, 2020, by and among Alianza, Inc., a Delaware corporation ("Parent") and the undersigned stockholders (the "Stockholders") of CounterPath Corporation, a Nevada corporation (the "Company").  Defined terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated as of December 6, 2020, by and among the Company, Parent and CounterPath Merger Sub, Inc., a Nevada corporation (as may be amended from time to time, the "Merger Agreement").

RECITALS

A. As of the date hereof, the Stockholders "beneficially own" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) the number of shares of Common Stock, par value $0.001 per share (the "Company Shares"), of the Company set forth on Schedule A (such Company Shares, together with any other shares of Common Stock of the Company the voting power over which is directly or indirectly acquired by the Stockholder until the termination of this Agreement pursuant to the terms hereof, are collectively referred to herein as the "Stockholders Owned Shares").

B. Simultaneously herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the "Merger").

C. The Company's Board of Directors (the "Board"), in approving the Merger and the Merger Agreement, also approved the execution, delivery and performance of this Agreement by the parties hereto, such that the provisions of Sections 78.411-78.444 of the Nevada Revised Statutes are inapplicable to the execution, delivery and performance of this Agreement by the parties hereto.

D. As a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Stockholders are executing this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Voting Agreement and Grant of Irrevocable Proxy

1.1 Agreement to Vote the Stockholders Owned Shares

(a) From and after the date hereof, at any meeting of the Company's stockholders (or any adjournment or postponement thereof), however called, each Stockholder shall vote (or cause to be voted) in person or by proxy all of the Stockholders Owned Shares owned by such Stockholder:

(i) in favor of the adoption and approval of the Merger Agreement and all of the transactions contemplated by the Merger Agreement, including the Merger (and in favor of any actions and proposals required, or submitted for approval at any meeting of the Company stockholders, in furtherance thereof);

(ii) against any proposal presented to the Company's stockholders for approval at any meeting of the Company's stockholders, or any written consent in lieu thereof, if the action, transaction or agreement that is the subject of such proposal could be reasonably likely, directly or indirectly, to result in a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement; and

(iii) against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (A) any Alternative Proposal; (B) any nominee for election to the Board other than a Person nominated by the Board or any committee thereof; or (C) any other action or proposal to be voted upon by the Company's stockholders at any meeting of the Company's stockholders, or any written consent in lieu thereof, if such action or proposal is intended, or would be reasonably likely, to prevent, impede, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement.

(b) Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate or be inconsistent with the provisions and agreements set forth in this Section 1.

1.2 Irrevocable Proxy

(a) In furtherance of the Stockholders' agreements in Section 1.1, each Stockholder hereby appoints Parent and Parent's designees, and each of them individually, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the such Stockholder, to vote all Stockholders Owned Shares owned by such Stockholder (at any meeting of the Company's stockholders (or any adjournment or postponement thereof), however called), or to execute one or more written consents in respect of the Stockholders Owned Shares owned by such Stockholder with respect to the matters described in Section 1.1(a).  If any Stockholder fails for any reason to be counted as present or to vote (including by written consent, if applicable) any of the Stockholders Owned Shares in accordance with the requirements of Section 1.1(a), then Parent shall have the right to cause to be present or vote such Stockholders Owned Shares in accordance with the provisions of Section 1.2(a).

(b) Such proxy shall be valid and irrevocable until the valid termination of this Agreement in accordance with (or as otherwise provided in) Section 4.  Each Stockholder represents to Parent that any and all other proxies and powers of attorney heretofore given in respect of the Stockholders Owned Shares owned by such Stockholder are revocable, and that such other proxies have been revoked.  Each Stockholder affirms to Parent that the foregoing proxy is: (i) given in connection with the execution of the Merger Agreement and to secure the performance of such Stockholder's duties under this Agreement, (ii) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (iii) intended to be irrevocable prior to valid termination of this Agreement or as otherwise provided in Section 4.  All authority herein conferred shall survive the death or incapacity of each Stockholder and shall be binding upon the heirs, estate, administrators, personal representatives, successors and assigns of such Stockholder.  Subject to the other terms and provisions of this Agreement, each Stockholder shall retain the right to vote all of the Stockholders Owned Shares owned by such Stockholder on all matters not described in Section 1.1(a).

2. Transfer of Stockholders Owned Shares and Other Actions

2.1 Transfer of Stockholders Owned Shares.  Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement, such Stockholder shall not, directly or indirectly, unless (i) specifically requested by Parent in writing or (ii) expressly contemplated by the terms of this Agreement or the Merger Agreement, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer"), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Stockholders Owned Shares owned by such Stockholder; provided that this Section 2.1 shall not limit or preclude such Stockholder's right to Transfer any Stockholders Owned Shares to any Affiliate of such Stockholder or any immediate family member of such Stockholder or any trust for the benefit of such Stockholder or any member of such Stockholder's immediate family (each a "Permitted Transferee"), provided that, (A) such Stockholder provides prompt written notice to Parent of such transfer (including providing such other information and documentation related to the proposed Permitted Transferee as Parent may reasonably request) and (B) such Permitted Transferee unconditionally agrees in a written agreement to hold such Stockholders Owned Shares pursuant to, and to be bound by, the terms and conditions of this Agreement as a "Stockholder" hereunder, and to make each of the representations and warranties hereunder in respect of the Stockholders Owned Shares transferred as such Stockholder shall have made hereunder; provided, further, any proposed transfer that does not comply with the obligations imposed under this Section 2.1 shall be deemed null and void ab initio.

2.2 Dividends, Distributions, Etc. in Respect of Stockholders Owned Shares; Additional Stockholders Owned Shares. In the event of a share dividend or share distribution, or any change in the Company Shares by reason of any share dividend or share distribution, share split, recapitalization, combination, exchange of shares or the like, the term "Stockholders Owned Shares" shall be deemed to refer to and include the Stockholders Owned Shares as well as all such share dividends and share distributions and any securities into which or for which any or all of the Stockholders Owned Shares may be changed or exchanged or which are received in such transaction.  Each Stockholder hereby agrees, during the term of this Agreement, to promptly notify Parent of any new Company Shares acquired by such Stockholder, if any, after the execution of this Agreement.  Any such Company Shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date of this Agreement.

3. Representations and Warranties of the Stockholders.  Each Stockholder hereby represents and warrants to Parent as follows:

3.1 Authority; Binding Nature of Agreement.  Such Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder (including the proxy described in Section 1.2).  This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

3.2 Ownership of Shares.  As of the date hereof, such Stockholder beneficially owns the number of Company Shares set forth on Schedule A and, except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any of the Company Shares and there are no voting trusts or voting agreements with respect to the Company Shares.  Such Stockholder has the sole power to vote (or cause to be voted) such Company Shares and has good and valid title to such Company Shares, free and clear of any and all free and clear of all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever ("Encumbrances"), other than those created by this Agreement.  Such Stockholder does not beneficially own any shares of Common Stock of the Company other than the Company Shares.

3.3 No Conflicts.  Neither the execution and delivery of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, will conflict with, or result in or give rise to, a violation or breach of or a default (with or without notice or lapse of time or both) under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of the Stockholders Owned Shares owned by such Stockholder or such Stockholder's assets may be bound, or violate any applicable Law.

3.4 Reliance by Parent.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.  Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

4. Termination

4.1 Subject to Section 4.2, this Agreement shall terminate, without further action by any of the parties hereto, and neither Parent nor any Stockholder shall have any rights or obligations under this Agreement, immediately upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and the Stockholders, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the Effective Time or (iv) an Adverse Recommendation Change, provided, that, if this Agreement is terminated solely as a result of an Adverse Recommendation Change provided under this clause (iv), this Agreement shall be reinstated and shall be in full force and effect if the Company reverses the Adverse Recommendation Change.

In addition, a Stockholder shall have the right to terminate this Agreement upon any reduction in or change in the form of the Merger Consideration as in effect on the date hereof, unless such Stockholder has consented to such reduction or change.

In addition, a Stockholder shall have the right to terminate this Agreement if the End Date is extended, unless such Stockholder has consented to such extension.

4.2 Notwithstanding Section 4.1, termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's willful breach of any of the terms of this Agreement prior to the termination of this Agreement.

5. Miscellaneous

5.1 Dissenter's Rights. To the extent permitted by applicable Law, each Stockholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable Law.

5.2 Documentation and Information.

(a) Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder's identity and holdings of the Stockholders Owned Shares and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement, in any press release, the Proxy Statement or any other disclosure document required in connection with the Merger or any transactions contemplated by the Merger Agreement, and (ii) will use such Stockholder's best efforts to give to Parent and the Company, as promptly as practicable, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents.  Each Stockholder will use such Stockholder's best efforts to notify Parent and the Company, as promptly as practicable, of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information has become false or misleading in any material respect.

(b) Parent (i) consents to and authorizes the publication and disclosure by each Stockholder of Parent's identity and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement in any disclosure documents required in connection with the Merger or any transactions contemplated by the Merger Agreement, and (ii) will use Parent's best efforts to give to each Stockholder, as promptly as practicable, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents. Parent will use Parent's best efforts to notify each Stockholder, as promptly as practicable, of any required corrections with respect to any written information supplied by Parent specifically for use in any such disclosure document, if and to the extent Parent becomes aware that any such information has become false or misleading in any material respect.

5.3 Waivers. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.4 Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf attachment) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.5 Applicable Law; Enforcement of the Agreement; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any party in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the State of Nevada, or any federal court sitting in the State of Nevada, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the state courts of the State of Nevada, or any federal court sitting in the State of Nevada, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which such party may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement and (v) agrees that each of the other parties shall have the right to bring any proceeding for enforcement of a judgment entered by the state courts of the State of Nevada or any federal court sitting in the State of Nevada.  Each of the parties agrees that a final judgment in any proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 5.5(b) in any such proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.6.  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.5(D).

5.6 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by electronic mail; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent, to:

Alianza Corporation
1064 S. North County Boulevard, Suite 500
Pleasant Grove, Utah 84062
Attention: Chief Executive Officer
Email:

with a copy (which shall not constitute notice) to:

Holland & Hart LLP
222 South Main Street
Suite 2200
Salt Lake City, Utah 84101
Attention: Marc Porter
Email:

If to a Stockholder, to the address or email address set forth on Schedule A.

5.7 Entire Agreement; Assignment; Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, or among the parties with respect to the subject matter hereof.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the parties' rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the other parties' prior written consent shall be void and of no effect; provided, further, that Parent may assign this Agreement to an Affiliate thereof.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature.  This Agreement is intended to create a contractual relationship among the Stockholders, on the one hand, and Parent, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. Without limiting the generality of the foregoing, none of any Stockholder or Parent, by entering into this Agreement, intends to form a "group" for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with Parent or any other stockholder of the Company.

5.8 Severability.  If any term or provision of this Agreement is held by a court of competent jurisdiction or Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability or application of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a suitable and equitable term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.9 Certain Interpretations.  For purposes of this Agreement:

(a) Unless otherwise specified, all references in this Agreement to Sections shall be deemed to refer to Sections of this Agreement.

(b) The Section captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

(d) The words "include," "includes" and "including," when used herein shall be deemed in each case to be followed by the words "without limitation."

(e) The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

5.10 Fees and Expenses. Except as otherwise provided herein, whether the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.11 Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholders Owned Shares.  All rights, ownership and economic benefits of and relating to the Stockholders Owned Shares shall remain vested in and belong to the applicable Stockholder, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Stockholders Owned Shares, except as otherwise provided in this Agreement.

5.12 Capacity as a Stockholder.  Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit or restrict any Stockholder from acting in such Stockholder's capacity as a director or officer of the Company or in the same or a similar position with any intermediate entity through which such Stockholder owns an indirect interest nor shall it limit such Stockholder's actions in fulfilling the obligations of and complying with the fiduciary duties relating to such Stockholder's position as an officer or director of the Company or in a similar position in any intermediate entity to which fiduciary duties apply, including by voting, in his capacity as a director of the Company or any intermediate entity, as such Stockholder believes, in such Stockholder's sole judgment, is appropriate.  In this regard, such Stockholder shall not be deemed to make any agreement or understanding in this Agreement in such Stockholder's capacity as an officer or director of the Company or of any intermediate entity with respect to which he had fiduciary duties.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:

ALIANZA, INC.

Signature: /s/ Brian Q. Beutler
 Print Name: Brian Q. Beutler
 Print Title: CEO

STOCKHOLDERS:

WESLEY CLOVER INTERNATIONAL CORPORATION

Signature: /s/ Paul Chiarelli
 Print Name: Paul Chiarelli
 Print Title: President & C.O.O.

 OWEN MATTHEWS

Signature: Owen Matthews

 STEVEN BRUK

 Signature: /s/ Steven Bruk

 KAREN BRUK

Signature: /s/ Karen Bruk

KMB TRAC TWO HOLDINGS LTD.

Signature: /s/ Karen Bruk
 Print Name: Karen Bruk
 Print Title: President

DAVID KARP

Signature: /s/ David Karp

 TODD CAROTHERS

Signature: /s/ Todd Carothers

SCHEDULE A

STOCKHOLDERS OWNED SHARES

Stockholder and Contact Information	Number of Stockholders Owned Shares
Wesley Clover International Corporation	1,649,112 shares
Owen Matthews	227,746.7 shares 71,116.7 deferred share units
Steven Bruk	58,647 shares 22,842 deferred share units
Karen Bruk	115,800 shares
KMB Trac Two Holdings Ltd.	1,188,404 shares
David Karp	32,744.7295 shares 70,000 stock options 203,198 deferred share units
Todd Carothers	18,116.3028 shares 50,000 stock options 94,824.20 deferred share units
Total	3,290,570.7323 shares 120,000 stock options 391,980.9 deferred share units

EXHIBIT C

FORM OF LETTER OF TRANSMITTAL

The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

LETTER OF TRANSMITTAL

FOR SHARES OF COMMON STOCK

OF

COUNTERPATH CORPORATION

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates or Direct Registration System Advice(s) ("DRS advices") for shares of common stock (the "Common Shares") of CounterPath Corporation ("CounterPath") deposited in connection with the proposed acquisition by Alianza, Inc. ("Alianza") of CounterPath pursuant to that certain Agreement and Plan of Merger, dated as of December 6, 2020, pursuant to which CounterPath will merger with a subsidiary of Alianza with the Company continuing as the surviving corporation and a wholly owned subsidiary of Alianza (on and subject to the terms thereof) (the "Transaction"), that is being submitted for approval at the special meeting of shareholders of CounterPath to be held on February 22, 2021 (the "Meeting") as described in a proxy statement dated January 20, 2021(the "Circular").

Capitalized terms used but not defined in this Letter of Transmittal have the meanings set out in the Circular.

TO:              COUNTERPATH COMPANY

AND TO:    COMPUTERSHARE TRUST COMPANY OF CANADA. at its offices set out herein.

In connection with the Transaction being considered for approval at the Meeting, the undersigned delivers to you the enclosed certificate(s) or DRS advice(s) for Common Shares. The following are the details of the enclosed certificate(s) or DRS advice(s):

Certificate or DRS Holder ID Number(s)	Name in Which Registered	Number of Common Shares Deposited

The undersigned transmits herewith the certificate(s) and/or DRS advice(s) described above for cancellation upon the Transaction becoming effective. The undersigned acknowledges receipt of the Circular and represents and warrants that the undersigned has good and sufficient authority to deposit, sell and transfer the Common Shares represented by the enclosed certificate(s) or DRS advice(s) (the "Deposited Shares") and at the Effective Time, Alianza will acquire good title to the Deposited Shares (as the same are modified pursuant to the Transaction) free from all liens, charges, encumbrances, claims and equities and in accordance with the following: IN CONNECTION WITH THE TRANSACTION AND FOR VALUE RECEIVED at the Effective Time all of the right, title and interest of the undersigned in and to the Deposited Shares and in and to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests (collectively, "distributions") which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them as and from the effective date of the Transaction, as well as the right of the undersigned to receive any and all distributions shall have been assigned to Alianza. If, notwithstanding such assignment, any distributions are received by or made payable to or to the order of the undersigned, then (i) in the case of any such cash distribution that does not exceed the cash purchase price per Common Share, the consideration payable per Common Share pursuant to the Transaction will be reduced by the amount of any such dividend or distribution received in respect of that Common Share, and (ii) in the case of any such cash distribution in an amount that exceeds the cash purchase price per Common Share in respect of which the distribution is made, or in the case of any other distribution, the undersigned shall promptly pay or deliver the whole of any such distribution to Computershare Trust Company of Canada (the "Depositary") for the account of  Alianza, together with appropriate documentation of transfer.

The undersigned irrevocably constitutes and appoints each of Brian Beutler and Eve Werner, each of whom is an officer of Alianza, and any other person designated by Alianza in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Shares purchased in connection with the Transaction with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, (a) register or record the transfer of such Deposited Shares consisting of securities on the registers of CounterPath; and (b) execute and negotiate any cheques or other instruments representing any such distribution payable to or to the order of the undersigned.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any distributions other than as set out in this Letter of Transmittal and in any proxy granted for use at the Meeting. Other than in connection with the Meeting, no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or any distributions by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for in connection with the Transaction.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares and distributions effectively to Alianza.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned instructs Alianza and the Depositary, upon the Transaction becoming effective, to mail the cheques by first class mail, postage prepaid, or to hold such cheques for pick-up, in accordance with the instructions given below. Should the Transaction not proceed for any reason, the deposited certificates and other relevant documents shall be returned in accordance with the instructions in the preceding sentence.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Transaction as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage d'une lettre d'envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés d'avoir requis que tout contrat attesté par l'arrangement et son acceptation par cette lettre d'envoi, de même que tous les documents qui s'y rapportent, soient rédigés exclusivement en langue anglaise.

BOX A
ENTITLEMENT DELIVERY

All cash entitlement payments will be issued and mailed to your existing registration unless otherwise stated. If you would like your cash issued to a different name or address, please complete BOX B and refer to INSTRUCTIONS 2 & 3

❑ MAIL CHEQUE TO ADDRESS ON RECORD **(DEFAULT)**

❑ MAIL CHEQUE TO A DIFFERENT ADDRESS (MUST COMPLETE BOX B)

❑ HOLD CHEQUE FOR PICKUP AT COMPUTERSHARE OFFICE (CHECK LOCATION)

○ **TORONTO** ○ **MONTREAL** ○ **VANCOUVER** ○ **CALGARY**

SEE INSTRUCTION SECTION 9 FOR OFFICE ADDRESSES

❑ DELIVER FUNDS VIA WIRE* (COMPLETE BOX E)

BOX B
ISSUE PAYMENT IN THE NAME OF:*

❑ **CHECK BOX IF SAME AS EXISTING REGISTRATION (DEFAULT)**

(NAME)

(STREET NUMBER & NAME)

(CITY AND PROVINCE/STATE)

(COUNTRY AND POSTAL/ZIP CODE)

(TELEPHONE NUMBER (BUSINESS HOURS)

(SOCIAL INSURANCE/SECURITY NUMBER)

* IF THIS NAME OR ADDRESS IS DIFFERENT FROM YOUR REGISTRATION, PLEASE PROVIDE SUPPORTING TRANSFER REQUIREMENTS (SEE INSTRUCTION SECTION 2 & 3)

BOX C
CURRENCY ELECTION

ALL CASH PAYMENTS WILL BE ISSUED IN UNITED STATES CURRENCY UNLESS OTHERWISE ELECTED BELOW

❑ Issue my cash entitlement payment(s) in Canadian Dollars

By electing to receive payment in another currency, the undersigned acknowledges that (a) the exchange rate used will be the rate established by Computershare, in its capacity as foreign exchange service provider to CounterPath, on the date the funds are converted; (b) the risk of any fluctuation in such rate will be borne by the undersigned; and (c) Computershare may earn commercially reasonable spread between its exchange rate and the rate used by any counterparty from which it purchases the elected currency.

Failure to make an election will result in any cash payment under the arrangement being paid in United States currency.

BOX D
RESIDENCY DECLARATION

ALL COUNTERPATH SHAREHOLDERS ARE REQUIRED TO COMPLETE A RESIDENCY DECLARATION. FAILURE TO COMPLETE A RESIDENCY DECLARATION MAY RESULT IN A DELAY IN YOUR PAYMENT.

The undersigned represents that:

❑ The beneficial owner of the CounterPath common shares deposited herewith **is** a U.S. Shareholder.

❑ The beneficial owner of the CounterPath common shares deposited herewith **is not** a U.S. Shareholder.

A "**U.S. Shareholder**" is any CounterPath shareholder who is either (i) providing an address in Box "A" that is located within the United States or any territory or possession thereof, or (ii) a "U.S. person" for the United States federal income tax purposes as defined in Instruction 7 below. If you are a U.S person or acting on behalf of a U.S. person, then in order to avoid backup withholding of U.S federal income tax you must provide a complete IRS Form W-9 (enclosed) below or otherwise provide certification that the U.S. person is exempt from backup withholding, as provided in the instructions (see Part VIII). If you are not a U.S. Shareholder as defined in (ii) above, but you provide an address that is located within the United States, you must complete an appropriate Form W-8.

BOX E

*WIRE PAYMENT**

***PLEASE NOTE THAT THERE IS A $100 BANKING FEE ON WIRE PAYMENTS. ALTERNATIVELY, CHEQUE PAYMENTS ARE ISSUED AT NO ADDITIONAL COST**

***IF WIRE DETAILS ARE INCORRECT OR INCOMPLETE, COMPUTERSHARE WILL ATTEMPT TO CONTACT YOU AND CORRECT THE ISSUE. HOWEVER, IF WE CANNOT CORRECT THE ISSUE PROMPTLY, A CHEQUE WILL BE AUTOMATICALLY ISSUED AND MAILED TO THE ADDRESS ON RECORD. NO FEES WILL BE CHARGED**

Please provide email address and phone number in the event that we need to contact you for corrective measures:

EMAIL ADDRESS: ______________________________ **PHONE NUMBER:** ______________________

Beneficiary Name(s) that appears on the account at your financial institution – **this MUST be the same name and address that your shares are registered to

**Beneficiary Address (Note: PO Boxes will not be accepted) | **City | **Province/State | **Postal Code/Zip Code

**Beneficiary Bank/Financial Institution

**Bank Address | **City | **Province/State | **Postal Code/Zip Code

PLEASE ONLY COMPLETE THE APPLICABLE BOXES BELOW, AS PROVIDED BY YOUR FINANCIAL INSTITUTION. YOU ARE <u>NOT</u> REQUIRED TO COMPLETE ALL BOXES

**Bank Account No.

Bank No. & Transit No. (Canadian Banks)
(3 digits & 5 digits)

ABA/Routing No. (US Banks)
(9 digits)

SWIFT or BIC Code
(11 characters – if you only have eight, put 'XXX' for the last three)

IBAN Number

Sort Code (GBP)

Additional Notes and special routing instructions:

**** Mandatory fields**

SHAREHOLDER SIGNATURE(S)

Signature guaranteed by
(if required under Instruction 3)

______________________________________________
Authorized Signature

______________________________________________
Name of Guarantor (please print or type)

______________________________________________
Address of Guarantor (please print or type)

Dated: ______________________________, 2021

______________________________________________
Signature of Shareholder or authorized representative
(see Instructions 2 and 4)

______________________________________________
Address

______________________________________________
Name of Shareholder (please print or type)

______________________________________________
Telephone No

______________________________________________
Name of authorized representative, if applicable
(please print or type)

Form **W-9** (Rev. October 2018) Department of the Treasury Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification:

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ► ________

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions) ► ________

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside of the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

☐☐☐ - ☐☐ - ☐☐☐☐

or

Employer identification number

☐☐ - ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ►** **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and
4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
• Form 1099-S (proceeds from real estate transactions)
• Form 1099-K (merchant card and third party network transactions)

FATCA reporting? on page 2 for further information.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:
• An individual who is a U.S. citizen or U.S. resident alien;
• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
• An estate (other than a foreign estate); or
• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:
• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,
• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and
• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the "Limited Liability Company" box and enter "P" in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the "Limited Liability Company" box and in the space provided enter "C" for C corporation or "S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the "Limited Liability Company" box; instead check the first box in line 3 "Individual/sole proprietor or single-member LLC."

Line 4

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding.

- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2—The United States or any of its agencies or instrumentalities
3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4—A foreign government or any of its political subdivisions, agencies, or instrumentalities
5—A corporation
6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7—A futures commission merchant registered with the Commodity Futures Trading Commission
8—A real estate investment trust
9—An entity registered at all times during the tax year under the Investment Company Act of 1940 above, 1 through 13.

IF the payment is for . . .	**THEN the payment is exempt for . . .**
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B—The United States or any of its agencies or instrumentalities
C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)
E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)
F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G—A real estate investment trust
H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I—A common trust fund as defined in section 584(a)
J—A bank as defined in section 581
K—A broker
L—A trust exempt from tax under section 664 or described in section 4947(a)(1)
M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

10—A common trust fund operated by a bank under section 584(a)
11—A financial institution
12—A middleman known in the investment community as a nominee or custodian
13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

***Note**. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

INSTRUCTIONS

1. Use of Letter of Transmittal

The method used to deliver this Letter of Transmittal and any accompanying certificates or DRS advices representing Common Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received. Alianza recommends that the necessary documentation be hand delivered to the Depositary at its office(s) specified on the last page of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. A shareholder whose Common Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Common Shares.

2. Signatures

This Letter of Transmittal must be filled in and signed by the holder of Common Shares described above or by such holder's duly authorized representative (in accordance with Instruction 4).

(a) If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s) or DRS advice(s), such signature(s) on this Letter of Transmittal must correspond with the names(s) as registered or as written on the face of such certificate(s) or DRS advice(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) or DRS advice(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b) If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s) or DRS advice(s):

(i) such deposited certificate(s) or DRS advice(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii) the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) or DRS advice(s) and must be guaranteed as noted in Instruction 3 below.

3. Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if Deposited Shares not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of CounterPath, or if the payment is to be issued in the name of a person other than the registered owner of the Deposited Shares, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company in the United States, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc.  Medallion Signature Program (MSP).  Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4. Signed by a Representative

If this Letter of Transmittal is signed by a person in a representative capacity, such as (a) an executor, administrator, trustee or guardian, or (b) on behalf of a corporation, partnership, or association, then in each case such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).  Either Alianza or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

5. Miscellaneous

(a) If the space on this Letter of Transmittal is insufficient to list all certificates or DRS Holder ID numbers for Deposited Shares, additional certificate or DRS numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b) If Deposited Shares are registered in different forms (e.g. "John Doe" and "J. Doe") a separate Letter of Transmittal should be signed for each different registration.

(c) No alternative, conditional or contingent deposits will be accepted.

(d) The Transaction and any agreement in connection with the Transaction will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e) Additional copies of the Circular and this Letter of Transmittal may be obtained from the Depositary at any of its respective offices at the addresses listed below.

6. Lost Certificates

Option #1: If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss to the Depositary. The Depositary will respond with the replacement requirements.

Option #2: Alternatively, shareholders who have lost, stolen, or destroyed their certificate(s) may participate in Computershare's blanket bond program with Aviva Insurance Company of Canada by completing BOX F above, and submitting the applicable certified cheque or money order made payable to Computershare Trust Company of Canada.

7. Substitute Form W-9 - U.S. Shareholders

In order to avoid "backup withholding" of United States income tax on payments made on the Common Shares, a Shareholder that is a U.S. holder (as defined below) must generally provide the person's correct taxpayer identification number ("TIN") on the Substitute Form W-9 above and certify, under penalties of perjury, that such number is correct, that such Shareholder is not subject to backup withholding, and that such Shareholder is a U.S. person (including a U.S. resident alien). If the correct TIN is not provided or if any other information is not correctly provided, payments made with respect to the Common Shares may be subject to backup withholding of 24%. For the purposes of this Letter of Transmittal, a "U.S. holder" or "U.S. person" means: a beneficial owner of Common Shares that, for United States federal income tax purposes, is (a) a citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia, (c) an estate if the income of such estate is subject to United States federal income tax regardless of the source of such income, (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for United States federal income tax purposes or (ii) a United States court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (e) a partnership, limited liability company or other entity classified as a partnership for United States tax purposes that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia.

Backup withholding is not an additional United States income tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

Certain persons (including, among others, corporations, certain "not-for-profit" organizations, and certain non-U.S. persons) are not subject to backup withholding. A Shareholder that is a U.S. holder should consult his or her tax advisor as to the shareholder's qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

The TIN for an individual United States citizen or resident is the individual's social security number.

The "Awaiting TIN" box of the substitute Form W-9 may be checked if a Shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the "Awaiting TIN" box is checked, the Shareholder that is a U.S. holder must also complete the Certificate of Awaiting Taxpayer Identification Number found below the Substitute Form W-9 in order to avoid backup withholding. If a Shareholder that is a U.S. holder completes the Certificate of Awaiting Taxpayer Identification Number but does not provide a TIN within 60 days, such Shareholder will be subject to backup withholding at a rate of 24% until a TIN is provided.

Failure to furnish TIN - If you fail to furnish your correct TIN, you are subject to a penalty of U.S.$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Non-U.S. holders receiving payments in the U.S. should return a completed Form W-8BEN, a copy of which is available from the Depositary upon request.

8.  Privacy Notice

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you-from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, contact details (such as residential address, correspondence address, email address), social insurance number, survey responses, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes relating to our services. Computershare may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Where we share your personal information with other companies to provide services to you, we ensure they have adequate safeguards to protect your personal information. We also ensure the protection of rights of data subjects under the General Data Protection Regulation, where applicable. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, www.computershare.com, or by writing to us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

9.  Payment Entitlement Pickup Locations

Entitlements may be picked up at applicable Computershare office locations with Counter services.  Pick-up instructions must be selected in Box A.  Below are the applicable Computershare office locations:

Montreal	Toronto	Calgary	Vancouver
1500 Boulevard Robert-Bourassa, 7th Floor Montréal, QC H3A 3S8	100 University Ave 8th Floor, North Tower Toronto ON M5J 2Y1	Home Oil Tower 800, 324 - 8th Avenue SW Calgary AB T2P 2Z2	510 Burrard Street, 3rd Floor, Vancouver, BC V6C 3B9

The Depositary is:

COMPUTERSHARE TRUST COMPANY OF CANADA

By Hand or by Courier

100 University Avenue, 8th Floor, North Tower

Toronto, Ontario

M5J 2Y1

By Mail

P.O. Box 7021

31 Adelaide St E

Toronto, ON  M5C 3H2

Attention:  Corporate Actions

Toll Free: 1-800-564-6253

E-Mail: corporateactions@computershare.com

EXHIBIT D

FAIRNESS OPINION

EVANS & EVANS, INC.

1075 WEST GEORGIA STREET SUITE 1330 VANCOUVER, BRITISH COLUMBIA CANADA, V6E 3C9 Tel: (604) 408-2222 www.evansevans.com

December 3, 2020

COUNTERPATH CORPORATION

Suite 300, One Bentall Centre

505 Burrard Street

Vancouver, BC V7X 1M3

Attention: Bruce Joyce, Chair of the Special Committee of the Board of Directors

Dear Sirs / Mesdames:

Subject: Fairness Opinion

1.0 Introduction

1.01 Evans & Evans, Inc. (“Evans & Evans” or the “authors of the Opinion”) was engaged by the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of CounterPath Corporation (“CounterPath” or the “Company”) of Vancouver, British Columbia to prepare a Fairness Opinion (the “Opinion”) with respect to the planned sale of 100% of the issued and outstanding shares (“Proposed Transaction”) of CounterPath to Alianza, Inc., a Delaware corporation (the “Acquiror”) or a subsidiary thereof (the “Acquiror”).

Evans & Evans has been requested by the Committee to prepare the Opinion to provide an independent opinion as to the fairness of the Proposed Transaction, from a financial standpoint, to the shareholders of CounterPath (the “CounterPath Shareholders”) as at December 3, 2020 (the “Date of Review”).

CounterPath designs, develops and sells software and services that enable enterprises and telecommunication service providers to deliver unified communications & collaborations (“UCC”) solutions to their end users. The Company’s common stock is traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “CPAH” and the Toronto Stock Exchange (“TSX”) under the symbol “PATH”.

1.02 Unless otherwise noted, all monetary amounts referenced herein are United States dollars.

1.03 CounterPath was incorporated under the laws of the State of Nevada on April 18, 2003. The structure of the Company is outlined in the following chart.

COUNTERPATH CORPORATION

December 3, 2020

CounterPath’s offerings include softphones that support high definition voice/video calling, messaging, and presence from a wide range of call services and voice-over- Internet-Protocol services, as well as hosted services for team voice, messaging, presence, video conferencing and screen sharing functionality, over Internet Protocol based networks.

The Company’s solutions are offered under perpetual license agreements that generate one- time license revenue and under subscription license agreements that generate recurring license revenue. CounterPath’s solutions are available for sale through the Company’s online store, directly using the in-house sales team, original equipment manufacturers (“OEM”) partners, and through traditional value added reseller (“VAR”) and value added distributer (“VAD”) channel partners.

CounterPath’s solutions are comprised of software products and cloud based services. Software products include applications for desktop computers, mobile devices, and a Software Development Kit (“SDK”) for software developers seeking to add voice, video and messaging capabilities to their existing applications. The Company also offers server- based software solutions for provisioning, managing and supporting the Company’s Bria applications, and for deploying advanced messaging, video conferencing and collaboration services. Many of these software products are also available to customers in the form of cloud based hosted services.

Customers and partners of the Company include: (1) small, medium and large sized enterprises; (2) telecommunications service providers and Internet telephony service providers (“ITSP”); (3) channel partners, including OEMs, VADs and VARs, serving the telecommunication market; and (4) end users who purchase applications directly from the Company’s online store or from third party online stores. To date, CounterPath has sold software and services to more than 700 different customers (where each customer has purchased at least $10,000 of software and services) in over 73 countries.

The Company owns or holds the exclusive license to 20 U.S. patents with counterparts granted or pending in other jurisdictions around the world. In addition, CounterPath is pursuing one in-house developed patent application with counterparts pending in other jurisdictions around the world.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

As of April 30, 2020, CounterPath employed 76 people, comprised of 72 people employed full-time, 23 of whom are engaged in sales and marketing, 28 in research and development, 13 in services and support, and 8 in general and administration, and 4 individuals employed part-time in research and development. In addition, the Company has 24 contractors.

Capital Structure

As of the date of the Opinion, the Company had 6,440,136 common shares issued and outstanding. In addition, the Company has 761,082 deferred share units (“DSUs”) outstanding which are convertible into common shares of CounterPath on a one-to-one basis. Lastly, the Company has approximately 338,000 options which have vested as of the date of the Opinion.

On August 28, 2020, CounterPath filed a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”), pursuant to which it may offer and sell shares of its common stock having an aggregate offering price of up to $5,000,000 from time to time through an “at-the-market” equity offering program (the “ATM Program”).

Financial Results

The Company derives revenue from the sale of software licenses (perpetual and software as a service), software customization services, technical support services associated with the software licenses, implementation services, training services, and cloud-based services.

The majority of the Company’s operating expenses are primarily denominated in Canadian dollars while its revenues are primarily denominated in U.S. dollars.

CounterPath’s fiscal year (“FY”) ends on April 30. As can be seen from the following chart, for FYs 2016 to 2020 the Company’s revenues have ranged between $10.7 and $12.4 million. In the first quarter of FY 2021, revenues were approximately $3.4 million, up 33% from the same period in FY 2020.

The Company generated a cumulative loss of approximately $14.5 million for FYs 2016 to 2020. However, the loss was significantly reduced in FY 2020 and in the first quarter of FY 2021, the Company generated positive net income. The positive net income was a combination of efforts by management to reduce costs along with an increase in revenues.

EVANS & EVANS, INC.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

The Company has no material customer concentration issues. In FY 2020, the largest customer accounted for 6% of total revenue. In FY 2020, the top 10 customers accounted for 33% of revenues, a slight increase over the 29% in FY 2019.

The two largest sources of revenues for the Company are perpetual software licenses and annual support contracts. Software-as-a-Service (“SaaS”) revenues have represented 11% to 26% of total revenues over the past five fiscal years.

For FY 2021, the Company is projecting annual growth of approximately 15% in revenues over FY 2021. CounterPath is currently on pace for positive net income in FY 2021.

Financial Position

As at July 31, 2020, CounterPath had negative cash-free debt-free working capital and approximately $2.2 million debt. The Company’s balance sheet is summarized in the table below. Between July 31, 2020 and the date of the Opinion, the Company had repaid all outstanding debt and accrued interest and was debt-free.

	As of July 31,	For the fiscal years ending April 30,
(US Dollars)	2020	2020	2019	2018	2017	2016

Cash-Free Debt-Free Net Working Capital	-4,140,599	-3,482,381	-2,621,166	-1,368,684	-1,716,730	-421,782
% of LTM Revenue	-120.7%	-28.8%	-24.3%	-11.1%	-16.1%	-3.8%
Current Ratio	0.6 x	0.5 x	0.8 x	1.2 x	1.1 x	1.5 x
Long Term Debt to Equity Ratio	0.0 x	0.0 x	0.9 x	0.0 x	0.0 x	0.0 x
Total Debt to Equity	0.2 x	0.3 x	0.3 x	0.0 x	0.0 x	0.0 x

The negative working capital is largely driven by the short-term unearned revenue liability, which has been increasing as sales increase.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

1.04 As of the date of the Opinion, Evans & Evans had been provided with a draft Term Sheet and the draft Merger Agreement between the Company and the Acquiror which set out the key terms of the Proposed Transaction as outlined below. In addition, management of the Company provided verbal updates as to changes in the terms of the acquisition. As of the date of the Opinion, the Proposed Transaction had not been publicly announced.

• The Acquirer, or a subsidiary thereof, will acquire 100% of the issued and outstanding shares of CounterPath.

• The Purchase Price will be $3.49 per common share (the “Consideration”).

• The Purchase Price will be funded through a combination of the Acquirer’s existing cash on hand and through equity or debt provided by the Acquirer’s existing investors.

• The Acquirer expects to enter into at will employment or contractor offers with CounterPath’s CEO, CRO, Vice President of Server Engineering, Operations and IT and Vice President Client Engineering prior to executing the merger agreement.

• The Acquirer and CounterPath agreed to an exclusivity period from the signing of the Term Sheet through to December 14, 2020.

• The draft Arrangement Agreement outlines a mechanism should CounterPath receive a superior proposal following the announcement of the Proposed Transaction.

• The draft Arrangement Agreement outlines a mutual termination fee of $1.5 million payable under certain circumstances.

1.05 The Committee retained Evans & Evans to act as an independent advisor to the Committee and to prepare and deliver the Opinion to the Committee and the Board to provide an independent opinion as to the fairness of the Proposed Transaction, from a financial point of view, to the CounterPath Shareholders as at the Date of Review.

2.0 Engagement of Evans & Evans, Inc.

2.01 Evans & Evans was formally engaged by the Committee pursuant to an engagement letter signed May 26, 2020, as amended November 16, 2020 (the “Engagement Letter”) to prepare the Opinion.

2.02 The Engagement Letter provides the terms upon which Evans & Evans has agreed to provide the Opinion to the Committee. The terms of the Engagement Letter provide that Evans & Evans is to be paid a fixed professional fee for its services. In addition, Evans & Evans is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by CounterPath in certain circumstances. The fee established for the Opinion is not been contingent upon the opinions presented.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

2.03 Evans & Evans has no present or prospective interest in CounterPath or the Acquiror, or any entity that is the subject of this Opinion, and we have no personal interest with respect to the parties involved.

3.0 Scope of Review

3.01 In connection with preparing the Opinion, Evans & Evans has reviewed and relied upon, or carried out, among other things, the following:

• Interviewed management on several occasions to understand the current position of the Company, short-term expectations and the rationale for the Proposed Transaction. The interviews also included a review of the strategic process the Company undertook in calendar 2019.

• Reviewed the Company’s website www.counterpath.com.

• Reviewed the Term Sheet dated November 10, 2020 between CounterPath and the Acquirer.

• Reviewed the draft Merger Agreement.

• Reviewed the Company’s management-prepared forecasts by quarter for FY 2021 and FY 2022.

• Reviewed management’s estimate of cash and debt as for the months ended November 30, 2020 to March 31, 2021.

• Reviewed the Company’s Prospectus for the ATM Program.

• Reviewed the Company’s Form 10-K Annual Reports for the FYs ended April 30, 2018 to 2020.

• Reviewed the Company’s Form 10-Q quarterly report for the three months ended July 31, 2020 and the associated management-prepared financial statements contained therein.

• Reviewed the Company’s financial statements for the FYs ended April 30, 2017 to 2020 as audited by BDO Canada LLP of Vancouver, British Columbia.

• Reviewed a breakdown of the Company’s by customer revenue and by type for FYs 2018 to 2020.

• Reviewed the Company’s Certificate of Amended and Restated Articles dated October 15, 2020 regarding an increase in the allowable number of common shares issued and outstanding.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

• Reviewed management-prepared listings of the Company’s domains, trademarks and patents.

• Reviewed the subscription agreements related to the Company’s most recent financing for shares at $3.51 per common share.

• Reviewed information on previous transactions considered by the Company.

• Reviewed a Board Update dated May 5, 2020 relating to the terms contemplated in a previous offer made by the Acquirer to CounterPath.

• Conducted a review of the Company’s products through various online sources.

• Reviewed the trading price of the Company on the Nasdaq and the TSX for the four years preceding the date of the Opinion. In reviewing the data, Evans & Evans found CounterPath to be more actively traded on the Nasdaq. As can be seen from the chart below, the Company’s stock price rose in the first half of calendar 2020 and since July has been trending downwards.

• Reviewed information on mergers & acquisitions involving companies in the UCC and telecommunications space.

• Reviewed stock market trading data and financial information on the following companies: 2U Inc. (NASDAQ: TWOU); 8x8 Inc. (NYSE: EGHT); Box Inc. (NYSE: BOX); Five9 Inc. (NASDAQ: FIVN); Limelight Networks Inc. (NASDAQ: LLNW); LivePerson Inc. (NASDAQ: LPSN); Ooma Inc. (NYSE: OOMA); Ribbon Communications Inc. (NASDAQ: RBBN); RingCentral Inc. (NYSE: RNG); Synchronoss Technologies Inc. (NASDAQ: SNCR); Zix Corp. (NASDAQ: ZIXI); Zuora Inc. (NYSE: ZUO); Sangoma Technologies Corporation (TSXV: STC); and, eGain Corp. (NASDAQ: EGAN).

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

• Reviewed information on the Company’s market from a variety of sources.

• Limitation and Qualification: Evans & Evans did not visit the Company’s office.

4.0 Market Overview

4.01 In assessing the fairness of the Proposed Transaction as of the Date of Review, Evans & Evans did review the Company’s market.

4.02 On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. By April of 2020, over 306 million Americans were affected by stay-at-home orders, nearly 95% of the U.S. population1. As of December 1, 2020, the U.S. had a total of approximately 14.0 million cases of COVID-192. As of the date of the Opinion, the U.S. has now reported more than 100,000 infections every day for 26 consecutive days3.

Nearly 75% of the 3.4 million Canadians who began working from home at the start of the crisis were still working remotely in August, according to Labour Force Survey data released by Statistics Canada in August of 20204. In April, at the height of the COVID-19 economic shutdown, 3.4 million Canadians who worked their usual hours had adjusted to public health restrictions by beginning to work from home. The number fell each month between May and August, when the gradual easing of public health restrictions began, and reached 2.5 million in August.

A survey5 by ADP Canada and Maru/Blue found that 45% percent of working Canadians surveyed say they would prefer to work remotely at least three days a week and more than one quarter would prefer to work flex hours. Respondents, including managers and front- line employees, also said that remote work did not have a significant impact on productivity, quality of work and hours of work. Over half of employees surveyed (55%) say their employer has continued to allow remote and flexible work throughout COVID- 19.

A Gartner, Inc. survey6 on June 5, 2020 of 127 company leaders, representing HR, Legal and Compliance, Finance and Real Estate, revealed 82% of respondents intend to permit remote working some of the time as employees returned to the workplace. Nearly half (47%) said they intend to allow employees to work remotely full time going forward. For some organizations, flex time will be the new norm as 43% of survey respondents reported they will grant employees flex days, while 42% will provide flex hours.

______________________________

1 https://www.forbes.com/sites/louiscolumbus/2020/04/28/how-covid-19-is-transforming-e- commerce/#6b4adb93544f

2 https://www.worldometers.info/coronavirus/country/us/

3 https://www.cnn.com/2020/11/28/health/us-coronavirus-saturday/index.html

4 https://www150.statcan.gc.ca/n1/daily-quotidien/200904/dq200904a-eng.htm

5 https://www.newswire.ca/news-releases/the-future-of-work-is-flexible-adp-canada-study-870667518.html

6 https://www.gartner.com/en/newsroom/press-releases/2020-07-14-gartner-survey-reveals-82-percent-of-company-leaders-plan-to-allow-employees-to-work-remotely-some-of-the-time

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

4.03 Unified communication (“UC”) solutions help organizations provide their employees with real-time access to services such as conferencing, data sharing, messaging, and phone communications from several devices, thereby improving streamlining business processes.

There are various forms in which unified communications are available, these include video, telephony, conferencing, mobility, unified messaging, instant messaging (“IM”) and presence, and contact center.

Increased adoption of Internet of Things (“IoT”) has enabled organizations to integrate devices and data with analytical IoT tools, resulting in an autonomous work environment. For instance, in an organization’s meeting rooms, sensors can track room use, including the number of attendees and systems used as well as length of the meeting. These insights can help organizations determine the right mix of video and non-video enabled meeting rooms to optimize room spending.

4.04 According to market research firm Grand View Research, Inc. (“GVR”), the COVID-19 pandemic has forced organizations to review business continuity plans and remote working readiness. The crisis is expected to increase the demand for team collaboration software in order to support the workforce. GVR estimates the global unified communications market size was valued at $56.33 billion in 2018 and is expected to register a compound annual growth rate (“CAGR”) of 16.8% from 2019 to 2025.

GVR notes that large enterprises have witnessed rapid adoption of Unified Communication-as-a-Service (“UCaaS”) platform, a cloud delivery model that combines multiple channels of communication such as voice, text, chat, and e-mail, thereby offering a bundled solution. UCaaS bundles have proven to be cost-effective as compared to deploying a single UC solution. This has encouraged enterprises to opt for bundled services. The increasing need to reduce enterprise overhead costs and need to eliminate purchase of standalone systems have propelled the market over the past few years.

4.05 Market research firm Global Market Insights, Inc. (“GMI”), estimates the UCC market size exceeded $30 billion in 2019 and is estimated to grow at a CAGR of around 8% between 2020 and 2026. The growing penetration of smartphones and large-scale investments by telecom players for modernizing communication network infrastructure are expected to facilitate the consistent growth of the market.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

4.06 Worldwide UCC revenue grew 25.1% year over year and 12.4% quarter over quarter to $11.5 billion in the second quarter of 2020, according to the latest International Data Corporation (“IDC”) Worldwide Quarterly Unified Communications & Collaboration QView.

IDC notes that due to COVID-19, businesses and organizations were required to find secure, scalable communications and collaboration solutions, tools, and applications to support a sudden, significant rise in the number of work-from-home (“WFH”) employees.

4.07 As can be seen from the following chart7, the Company is competing against a number of much larger firms in the UCaaS market.

____________________________

7 https://zoom.us/docs/en-us/gartner-ucaas.html/?zcid=2476&creative=481366460117&keyword=unified%20communication&matchtype=p&network=g &device=c&gclid=CjwKCAiA8Jf-BRB EiwAWDtEGtUvImxRon1kblIqgaBYy9kfRnOAd1zPN80ODFcG8iaUzKpJkR8V5xoC1WsQAvD_BwE

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

5.0 Prior Valuations

5.01 CounterPath represented to Evans & Evans that there have been no formal valuations or appraisals relating to CounterPath or any affiliate or any of its material assets or liabilities made in the preceding three years which are in the possession or control of CounterPath.

6.0 Conditions and Restrictions

6.01 The draft Opinion is for the Committee’s internal use only. The draft Opinion may be shared with the Committee’s legal advisors, the Board and management of CounterPath at the discretion of the Committee. The final Opinion is intended for placement on CounterPath’s file. The final Opinion may be included in any materials provided to the Company’s shareholders.

6.02 The Opinion may not be issued to any international stock exchange and/or regulatory authority beyond the TSX and the SEC.

6.03 The Opinion may not be issued and/or used to support any type of value with any other third parties, legal authorities, nor stock exchanges, or other regulatory authorities, nor any tax authority. Nor can it be used or relied upon by any of these parties or relied upon in any legal proceeding and/or court matter.

6.04 Any use beyond that defined above is done so without the consent of Evans & Evans and readers are advised of such restricted use as set out above.

6.05 The Opinion should not be construed as a formal valuation or appraisal of CounterPath or its securities or assets. Evans & Evans, has, however, conducted such analyses as we considered necessary in the circumstances.

6.06 In preparing the Opinion, Evans & Evans has relied upon and assumed, without independent verification, the truthfulness, accuracy and completeness of the information and the financial data provided by the Company. Evans & Evans has therefore relied upon all specific information as received and declines any responsibility should the results presented be affected by the lack of completeness or truthfulness of such information. Publicly available information deemed relevant for the purpose of the analyses contained in the Opinion has also been used.

The Opinion is based on: (i) our interpretation of the information which CounterPath, as well as its representatives and advisers, have supplied to-date; (ii) our understanding of the terms of the Proposed Transaction; and (iii) the assumption that the Proposed Transaction will be consummated in accordance with the expected terms.

6.07 The Opinion is necessarily based on economic, market and other conditions as of the date hereof, and the written and oral information made available to us until the date of the Opinion. It is understood that subsequent developments may affect the conclusions of the Opinion, and that, in addition, Evans & Evans has no obligation to update, revise or reaffirm the Opinion.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

6.08 Evans & Evans denies any responsibility, financial, legal or other, for any use and/or improper use of the Opinion however occasioned.

6.09 Evans & Evans is expressing no opinion as to the price at which any securities of CounterPath will trade on any stock exchange at any time.

6.10 Evans & Evans is expressing no opinion as to whether any alternative transaction might have been more beneficial to the CounterPath Shareholders.

6.11 Evans & Evans reserves the right to review all information and calculations included or referred to in the Opinion and, if it considers it necessary, to revise part and/or its entire Opinion and conclusion in light of any information which becomes known to Evans & Evans during or after the date of this Opinion.

6.12 In preparing the Opinion, Evans & Evans has relied upon a letter from management of CounterPath confirming to Evans & Evans in writing that the information and management's representations made to Evans & Evans in preparing the Opinion are accurate, correct and complete, and that there are no material omissions of information that would affect the conclusions contained in the Opinion.

6.13 Evans & Evans has based its Opinion upon a variety of factors. Accordingly, Evans & Evans believes that its analyses must be considered as a whole. Selecting portions of its analyses or the factors considered by Evans & Evans, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. Evans & Evans’ conclusions as to the fairness, from a financial point of view, to the CounterPath Shareholders of the Proposed Transaction were based on its review of the Proposed Transaction taken as a whole, in the context of all of the matters described under “Scope of Review”, rather than on any particular element of the Proposed Transaction or the Proposed Transaction outside the context of the matters described under “Scope of Review”. The Opinion should be read in its entirety.

6.14 Evans & Evans was not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of or merger with the Company. Our opinion also does not address the relative merits of the Proposed Transaction as compared to any alternative business strategies or transactions that might exist for the Company, the underlying business decision of the Company to proceed with Proposed Transaction, or the effects of any other transaction in which the Company will or might engage.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

6.15 Evans & Evans expresses no opinion or recommendation as to how any CounterPath Shareholder should vote or act in connection with the Proposed Transaction, any related matter or any other transactions. We are not experts in, nor do we express any opinion, counsel or interpretation with respect to, legal, regulatory, accounting or tax matters. We have assumed that such opinions, counsel or interpretation have been or will be obtained by the Company from the appropriate professional sources. Furthermore, we have relied, with the Company’s consent, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting and tax matters with respect to the Company and the Proposed Transaction, and accordingly we are not expressing any opinion as to the value of the Company’s tax attributes or the effect of the Proposed Transaction thereon.

6.16 Evans & Evans and all of its Principal’s, Partner’s, staff or associates’ total liability for any errors, omissions or negligent acts, whether they are in contract or in tort or in breach of fiduciary duty or otherwise, arising from any professional services performed or not performed by Evans & Evans, its Principal, Partner, any of its directors, officers, shareholders or employees, shall be limited to the fees charged and paid for the Opinion. No claim shall be brought against any of the above parties, in contract or in tort, more than two years after the date of the Opinion.

7.0 Assumptions

7.01 In preparing the Opinion, Evans & Evans has made certain assumptions as outlined below.

7.02 With the approval of CounterPath and as provided for in the Engagement Letter, Evans & Evans has relied upon, and has assumed the completeness, accuracy and fair presentation of, all financial information, business plans, forecasts and other information, data, advice, opinions and representations obtained by it from public sources or provided by the Company or its affiliates or any of their respective officers, directors, consultants, advisors or representatives (collectively, the “Information”). The Opinion is conditional upon such completeness, accuracy and fair presentation of the Information. In accordance with the terms of the Engagement Letter, but subject to the exercise of its professional judgment, and except as expressly described herein, Evans & Evans has not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

7.03 Senior officers of CounterPath represented to Evans & Evans that, among other things: (i) the Information (other than estimates or budgets) provided orally by an officer or employee of CounterPath or in writing by CounterPath (including, in each case, affiliates and their respective directors, officers, consultants, advisors and representatives) to Evans & Evans relating to CounterPath, its affiliates or the Proposed Transaction, for the purposes of the Engagement Letter, including in particular preparing the Opinion was, at the date the Information was provided to Evans & Evans, fairly and reasonably presented and complete, true and correct in all material respects, and did not, and does not, contain any untrue statement of a material fact in respect of CounterPath, its affiliates or the Proposed Transaction and did not and does not omit to state a material fact in respect CounterPath, its affiliates or the Proposed Transaction that is necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; (ii) with respect to portions of the Information that constitute financial estimates or budgets, they have been fairly and reasonably presented and reasonably prepared on bases reflecting the best currently available estimates and judgments of management of CounterPath or its associates and affiliates as to the matters covered thereby and such financial estimates and budgets reasonably represent the views of management of CounterPath; and (iii) since the dates on which the Information was provided to Evans & Evans, except as disclosed in writing to Evans & Evans, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its affiliates and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Opinion.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

7.04 In preparing the Opinion, we have made several assumptions, including that all final or executed versions of documents will conform in all material respects to the drafts provided to us, all of the conditions required to implement the Proposed Transaction will be met, all consents, permissions, exemptions or orders of relevant third parties or regulating authorities will be obtained without adverse condition or qualification, the procedures being followed to implement the Proposed Transaction are valid and effective and that the disclosure provided or (if applicable) incorporated by reference in any documents provided to shareholders with respect to CounterPath and the Proposed Transaction will be accurate in all material respects and will comply with the requirements of applicable law. Evans & Evans also made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of Evans & Evans and any party involved in the Proposed Transaction. Although Evans & Evans believes that the assumptions used in preparing the Opinion are appropriate in the circumstances, some or all of these assumptions may nevertheless prove to be incorrect.

7.05 The Company and all of its related parties and their principals had no contingent liabilities, unusual contractual arrangements, or substantial commitments, other than in the ordinary course of business, nor litigation pending or threatened, nor judgments rendered against, other than those disclosed by management and included in the Opinion that would affect the evaluation or comment.

7.06 As at July 31, 2020 all assets and liabilities of CounterPath, have been recorded in their accounts and financial statements and follow U.S. Generally Accepted Accounting Principles.

7.07 There were no material changes in the financial position of the Company between the date of their financial statements and December 3, 2020 (i.e., the Date of Review) unless noted in the Opinion. Evans & Evans specifically draws attention to the decrease in debt between the Company’s quarter 1, FY 2021 financial statements and the Date of Review as referenced in section 1.03 of this Opinion.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

7.08 Representations made by the Company as to the number of shares outstanding and the share structure of the Company are accurate.

7.09 The Consideration will be paid in cash at closing of the Proposed Transaction.

8.0 Purchase Price

8.01 As outlined above, the Consideration is $3.49 per common share, implying an equity purchase price of approximately $25.7 million. As at the date of Review the Company had no interest-bearing debt. The expected cash balance, following severance costs and transactions expenses, at closing is approximately $550,000, implying an enterprise value (“EV”) of approximately $25.1 million.

9.0 Analysis of CounterPath

9.01 In assessing the fairness of the Proposed Transaction, Evans & Evans considered the following analyses and factors, amongst others: (1) guideline company analysis; (2) precedent transaction analyses; (4) historical financings and current trading price; and (3) other considerations.

9.02 Evans & Evans reviewed the financial position of CounterPath as of the Date of Review. CounterPath was in a negative working capital position, however it had significantly reduced its debt load. In the three months ended July 31, 2020, the Company had positive cash flow from operations and an overall increase in cash at the end of the period.

Overall, working capital amounts have remained negative given the growing balance of unearned revenue. Unearned revenue relates to cash received in advance of the service delivered such as annual software licenses paid in advance and maintenance contracts paid in advance.

The Company anticipates positive net income in FY 2021 and FY 2022 as revenues increase.

9.03 Evans & Evans assessed the reasonableness of the implied $25.7 million equity value based on the last round of financing secured by the Company. On June 10, 2020, the Company issued an aggregate of 284,902 shares of common stock under a non-brokered private placement at a price of $3.51 per share for total gross proceeds of $1,000,006. As at the time of the financing, financing price reflected the share price. As of the Date of Review8, the 10-day average closing trading price of the Company was $2.73. Overall, the Company’s share price has declined by approximately 22% since the last round of financing.

9.04 Evans & Evans assessed the reasonableness of the $3.49 per common share based on a review of the trading price of the Company’s shares on the NASDAQ. While the

______________________________

8 Trading data to November 30, 2020

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

Company’s common shares trade on both the NASDAQ and the TSX, the majority of trading occurs on NASDAQ and as such, Evans & Evans focused the analysis on NASDAQ trading data.

As can be seen from the following table, the Company’s average closing share price has been declining over the past 180-trading days preceding the Date of Review.

Trading Price	December 3, 2020
	Minimum	Average	Maximum
10-Days Preceding	$2.51	$2.73	$2.91
30-Days Preceding	$2.51	$2.75	$3.05
90-Days Preceding	$2.51	$3.34	$4.63
180-Days Preceding	$1.90	$3.41	$5.55

The Consideration implies a premium of approximately 25% to the trading price as of the Date of Review. In the view of Evans & Evans, such a premium is reasonable.

As at the Date of Review			Premium to
	CounterPath	Consideration	Volume Weighted Price
10 - Day Volume Weighted Price	$2.790	$3.49	25.1%
30 - Day Volume Weighted Price	$2.782	$3.49	25.5%
90 - Day Volume Weighted Price	$3.390	$3.49	2.9%

Evans & Evans also reviewed the ability of the CounterPath Shareholders to receive an amount equal or greater than the Consideration in the market. As can be seen from the table below in the 60 trading days preceding the Date of Review, shares of CounterPath did not trade above $3.49 per share. Thus, the ability of the CounterPath Shareholders to receive value in the market commensurate with the Consideration is limited.

Implied Consideration	# of Days Closing Price	Shares Traded at	% of Shares
$3.490	Exceeded Implied Consideration	Implied Consideration or Higher	Outstanding
10-Days Preceding	0	0	0.0%
30-Days Preceding	0	0	0.0%
60-Days Preceding	0	0	0.0%
90-Days Preceding	30	1,522,500	20.7%
180-Days Preceding	63	4,487,900	61.1%

9.04 Evans & Evans assessed the reasonableness of the implied $25.1 million EV by comparing certain of the related valuation metrics to the metrics indicated for referenced guideline public companies. The identified guideline companies selected were considered reasonably comparable to CounterPath.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

In the table below we have summarized the EV to trailing 12-month (“TTM”) revenues of selected public companies.

EV to TTM Revenues	Min	Max	Mean	Median

SaaS Companies	2.83 x	58.57 x	13.73 x	4.55 x
Non-SaaS Companies	1.06 x	2.94 x	1.96 x	1.92 x

The Proposed Transaction pricing implies an EV / TTM revenues9 of 1.93x which is which is similar to the mean and median of the non-SaaS companies. In assessing the reasonableness of the above, we considered the following:

• historically only 11% to 26% of the Company’s revenues are SaaS-based and accordingly the non-SaaS companies are more comparable to CounterPath in the view of Evans & Evans

• there are a limited number of directly comparable public companies, when one considers differentiating factors such as size and market niche

• no company considered in the analysis is identical to CounterPath

• an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in the financial and operating characteristics of CounterPath, the Company, the Proposed Transaction and other factors that could affect the trading value and aggregate transaction values of the companies to which they are being compared

• CounterPath is experiencing positive year-over-year revenue growth to date in FY 2021 and had growth of 12.4% in FY 2020 over FY 2019. However, growth has not been consistent and revenues have contracted in two of the last five FYs. Over the past five fiscal years, the Company’s revenues have been in the range of $10.5 to $13 million. There is no certainty the Company will be able to continue on its current growth trajectory. There remains uncertainty with respect to how anticipated vaccines to protect against COVID-19 will impact the global workforce and the demand for the Company’s services.

Given the above-noted factors and our analysis of the observed multiples of selected public companies, Evans & Evans considered this approach with the precedent transaction analysis and a review of investor interest in the sector in making the final determination of the reasonableness of the consideration and the fairness of the Proposed Transaction.

9.05 Evans & Evans assessed the reasonableness of the implied $25.1 million EV by comparing certain of the related valuation metrics to the metrics indicated by transactions involving the acquisition of UCC and companies offering collaboration tools. Evans & Evans identified 14 transactions.

__________________________________

9 TTM revenues to July 31, 2020

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

Evans & Evans found that EV to revenue multiples ranged from 0.4x to 4.77x with an average of 1.95x and a median of 1.51x. The EV to revenue multiple implied by the Proposed Transactions lies between the mean and the median which is appropriate in the view of Evans & Evans.

Average	1.95	(x)
Median	1.51	(x)
Low	.40	(x)
High	4.77	(x)

Given the above-noted factors and our analysis of the observed multiples of acquisitions, Evans & Evans considered this approach and a review of investor interest in the sector in making the final determination of the reasonableness of the consideration and the fairness of the Proposed Transaction.

10.0 Fairness Conclusions

10.01 In considering fairness, from a financial point of view, Evans & Evans considered the Proposed Transaction from the perspective of the CounterPath Shareholders as a group and did not consider the specific circumstances of any particular shareholder, including with regard to income tax considerations.

10.02 Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion, as of the Date of Review, that the Proposed Transaction is fair, from a financial point of view, to the CounterPath Shareholders. In arriving at this conclusion, Evans & Evans considered the following.

a. The implied value of CounterPath is supported by precedent transactions.

b. The implied value of CounterPath under the guideline company analysis is reasonable.

c. The implied price per share is a premium to the trading price of the Company over the 30 trading days preceding the Date of Review.

d. The ability of CounterPath Shareholders to receive greater than the Consideration in the market is limited over the past 60 trading days is limited.

e. The Company did engage an investment banker in late 2018 to undertake a strategic process whereby offers to purchase or invest in CounterPath were solicited from strategic and financial buyers / investors. The strategic review process continued for most of calendar 2019. While the Company did enter the due diligence stage with other potential interested parties, no other formal offers were considered that exceeded the consideration implied by the Proposed Transaction. In essence, CounterPath was exposed to the market and no offers were received that exceeded the Consideration. Generally, when a formal process has been undertaken, the offers received are reflective of the market value of the asset.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

11.0 Qualifications & Certification

11.01 The Opinion preparation was carried out by Jennifer Lucas and thereafter reviewed by Michael Evans.

Mr. Michael A. Evans, MBA, CFA, CBV, ASA, Principal, founded Evans & Evans, Inc. in 1988. For the past 34 years, he has been extensively involved in the financial services and management consulting fields in Vancouver, where he was a Vice-President of two firms, The Genesis Group (1986-1989) and Western Venture Development Corporation (1989-1990). Over this period, he has been involved in the preparation of over 2,500 technical and assessment reports, business plans, business valuations, and feasibility studies for submission to various Canadian stock exchanges and securities commissions as well as for private purposes. Formerly, he spent three years in the computer industry in Western Canada with Wang Canada Limited (1983-1986) where he worked in the areas of marketing and sales.

Mr. Michael A. Evans holds: a Bachelor of Business Administration degree from Simon Fraser University, British Columbia (1981); a Master’s degree in Business Administration from the University of Portland, Oregon (1983) where he graduated with honors; the professional designations of Chartered Financial Analyst (CFA), Chartered Business Valuator (CBV) and Accredited Senior Appraiser. Mr. Evans is a member of the CFA Institute, the Canadian Institute of Chartered Business Valuators (“CICBV”) and the American Society of Appraisers (“ASA”).

Ms. Jennifer Lucas, MBA, CBV, ASA, Partner, joined Evans & Evans in 1997. Ms. Lucas possesses several years of relevant experience as an analyst in the public and private sector in British Columbia and Saskatchewan. Her background includes working for the Office of the Superintendent of Financial Institutions of British Columbia as a Financial Analyst. Ms. Lucas has also gained experience in the Personal Security and Telecommunications industries. Since joining Evans & Evans Ms. Lucas has been involved in writing and reviewing over 1,500 valuation and due diligence reports for public and private transactions.

Ms. Lucas holds: a Bachelor of Commerce degree from the University of Saskatchewan (1993), a Masters in Business Administration degree from the University of British Columbia (1995). Ms. Lucas holds the professional designations of Chartered Business Valuator and Accredited Senior Appraiser. She is a member of the CICBV and the ASA.

11.02 The analyses, opinions, calculations and conclusions were developed, and this Opinion has been prepared in accordance with the standards set forth by the Canadian Institute of Chartered Business Valuators and the American Society of Appraisers.

EVANS & EVANS, INC.

COUNTERPATH CORPORATION

December 3, 2020

11.03 The authors of the Opinion have no present or prospective interest in the Company, or any entity that is the subject of this Opinion, and we have no personal interest with respect to the parties involved.

Yours very truly,

EVANS & EVANS, INC.

EVANS & EVANS, INC.

EXHIBIT E

DISSENT RIGHTS

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 "Beneficial stockholder" defined.  Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 "Corporate action" defined. Corporate action" means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 "Dissenter" defined.  Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 "Fair value" defined.  "Fair value," with respect to a dissenter's shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325 "Stockholder" defined.  "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 "Stockholder of record" defined.  "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 "Subject corporation" defined.  "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member's resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

(3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the stockholder's shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder's outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

3. Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814; 2019, 109)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1. There is no right of dissent pursuant to paragraph(a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter's rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3. Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a) Cash;

(b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c) Any combination of paragraphs (a) and (b).

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

6. There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter's rights.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285; 2019, 110, 2495)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter's rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter's rights.

2. If the corporate action creating dissenter's rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter's rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286; 2019, 111)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder's intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2. If a proposed corporate action creating dissenter's rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 and 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter's notice to all stockholders of record entitled to assert dissenter's rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter's rights pursuant to NRS 92A.400.

2. The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit the stockholder's certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder's shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder's certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation's principal office is located;

(b) If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares; and

(c) A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter's notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

3. Within 10 days after receiving the stockholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation's offer in full satisfaction of the stockholder's demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

(Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566; 2019, 276)

COUNTERPATH

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

000001

Mr A Sample
Designation (if any)
Add1
Add2
add3
add4
add5
add6

Security Class
COMMON SHARES

Holder Account Number

C1234567890 XXX

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Form of Proxy - Special Meeting of Stockholders to be held on Monday, February 22, 2021

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by CounterPath Corporation (the "Company") to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the board of directors.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. The securities represented by this proxy will be voted by the appointed proxyholder in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof as the proxyholder in his or her sole discretion sees fit.
8. This proxy should be read in conjunction with the accompanying documentation provided by the Company.

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Proxies submitted must be received by 2:00 P.M. (Vancouver Time), on February 18, 2021.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.
Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

01OJNB

CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE C1234567890

Appointment of Proxyholder

I/We being holder(s) of shares of CounterPath Corporation hereby appoint: David Karp, or failing him, Todd Carothers,

OR

Print the name of the person you are appointing if this person is someone other than David Karp and Todd Carothers.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the stockholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of Stockholders of CounterPath Corporation to be held on Monday, February 22, 2021 at 2:00 P.M. (Vancouver Time) at Suite 300 - 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3 and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

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Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY

L J B Q 311013 X X X X A R 0 999999999999

01OJOC